As filed with the Securities and Exchange Commission on March 11, 2021

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

1895 Bancorp of Wisconsin, Inc.

1895 Bancorp of Wisconsin 401(k) Plan

(Exact Name of Registrant as Specified in Its Charter)

Maryland	6036	Pending
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7001 West Edgerton Avenue

Greenfield, WI 53220

(414) 421-8200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Richard B. Hurd

Chief Executive Officer

1895 Bancorp of Wisconsin, Inc.

7001 West Edgerton Avenue

Greenfield, WI 53220

(414) 421-8200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Kip A. Weissman, Esq. Marc Levy, Esq. Luse Gorman, PC 5335 Wisconsin Avenue, N.W., Suite 780 Washington, D.C. 20015 (202) 274-2000	Michael K. Krebs, Esq. Nutter McLennon & Fish LLP 155 Seaport Blvd Boston MA 02210 (617) 439-2288

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	6,397,982 shares	$10.00	$63,979,820(1)	$6,981
Participation Interests	1,295,457 interests(2)			(2)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

The securities to be purchased by the PyraMax Bank, FSB 401(k) Plan are included in the amount shown for the common stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h) of the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the number of shares of common stock that may be purchased with the current assets of such Plan.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus Supplement

PYRAMAX BANK, FSB 401(K) SAVINGS PLAN

Offering of Participation Interests in up to Shares of

1895 Bancorp of Wisconsin, Inc. common stock

1895 Bancorp of Wisconsin, Inc., a new Maryland corporation that we refer to as “New 1895 Bancorp” throughout this prospectus supplement, is offering shares of common stock for sale at $10.00 per share in connection with the conversion of 1895 Bancorp of Wisconsin, Inc., a federal corporation that we refer to as “Old 1895 Bancorp” throughout this prospectus supplement, from the mutual holding company to the stock holding company form of organization. The shares being offered represent the ownership interest in Old 1895 Bancorp owned by 1895 Bancorp of Wisconsin, MHC. Old 1895 Bancorp’s common stock currently trades on the Nasdaq Capital Market under the trading symbol “BCOW.” We expect that New 1895 Bancorp’s common stock will be quoted on the Nasdaq Capital Market (NASDAQ) upon conclusion of the stock offering and we have applied to list the shares of New 1895 Bancorp common stock on the NASDAQ under the symbol “BCOW.”

The Bank has registered on behalf of the 401(k) Plan up to 1,295,457 participation interests so that the trustee of the 401(k) Plan could acquire up to 1,295,457 shares of New 1895 Bancorp common stock in the offering, at the purchase price of $10.00 per share and after the offering at the prevailing market price. Of the maximum that may be acquired by the 401(k) Plan, the shares available to purchase in the 401(k) Plan in the offering will be reduced by the number of shares of Old 1895 Bancorp currently held in the 401(k) Plan that will be exchanged for New 1895 Bancorp shares and the aggregate amount of participant loans outstanding. This prospectus supplement relates to the election of Plan participants to direct the trustee of the 401(k) Plan to invest up to 50% of their 401(k) Plan accounts in the 1895 Bancorp Stock Fund on the date of the stock offering.

The prospectus of New 1895 Bancorp, dated [DATE], accompanies this prospectus supplement. It contains detailed information regarding the stock offering of New 1895 Bancorp common stock and the financial condition, results of operations and business of PyraMax Bank, FSB. This prospectus supplement provides information regarding the 401(k) Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

For a discussion of risks that you should consider, see “Risk Factors” beginning on page 19 of the accompanying prospectus and “Notice of Your Rights Concerning Employer Securities” below.

The interests in the 401(k) Plan and the offering of the shares of New 1895 Bancorp common stock have not been approved or disapproved by the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation nor any other federal or state securities regulator. Any representation to the contrary is a criminal offense.

The securities offered in this prospectus supplement and in the prospectus are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This prospectus supplement may be used only in connection with offers and sales by New 1895 Bancorp of participation interests in shares of New 1895 Bancorp common stock pursuant to the 401(k) Plan. No one may use this prospectus supplement to re-offer or resell participation interests or shares of New 1895 Bancorp common stock acquired through the 401(k) Plan.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. New 1895 Bancorp, the Bank and the 401(k) Plan have not authorized anyone to provide you with information that is different.

This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of 1895 Bancorp common stock or participation interests representing an ownership interest in 1895 Bancorp common stock shall under any circumstances imply that there has been no change in the affairs of New 1895 Bancorp or any of its subsidiaries or the 401(k) Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

The date of this prospectus supplement is [DATE].

RISK FACTORS

In addition to considering the material risks disclosed under “Risk Factors” beginning on page 19 of the attached prospectus, you should also consider the following:

If you elect to purchase New 1895 Bancorp common stock using your 401(k) Plan account balance and the stock offering is oversubscribed, you will bear the risk of price changes in the investment funds of the 401(k) Plan.

If you elect to purchase New 1895 Bancorp common stock using your 401(k) Plan account balance, the 401(k) Plan trustee will sell the designated percentage of your designated investment funds (other than the 1895 Bancorp Stock Fund) within your 401(k) Plan account based on your investment election. If the stock offering is oversubscribed (i.e., there are more orders for New 1895 Bancorp common stock than shares available for sale in the stock offering) and the 401(k) Plan trustee cannot use any or all of the funds you allocate to purchase New 1895 Bancorp common stock, the funds that cannot be invested in New 1895 Bancorp common stock, and any interest earned on such funds, will be reinvested in your existing investment funds of the 401(k) Plan (other than the existing 1895 Bancorp Stock Fund), according to your then existing investment election (i.e., in proportion to your investment direction for future contributions). During the period from when the 401(k) Plan trustee sells a percentage of each of your investment funds until reinvestment of some or all of those funds back into your investment funds as a result of an oversubscription, you will bear the risk of price changes in the investment funds. It is possible that during this period some or all of the investment funds may have increased in value more than the amount of any interest you may have earned on the reinvested funds before reinvestment. See “The Offering – Purchases in the Offering and Oversubscriptions” in this prospectus supplement.

THE OFFERING

Securities Offered	New 1895 Bancorp is offering participants in the PyraMax Bank, FSB 401(k) Savings Plan (the “401(k) Plan”) the opportunity to purchase stock of New 1895 Bancorp through the 401(k) Plan by purchasing “participation interests,” through the Stock Offering Fund established under the 401(k) Plan in connection with the stock offering (“offering”). The 401(k) Plan may acquire up to 1,295,457 shares of New 1895 Bancorp common stock in the stock offering at the purchase price of $10.00 per share and after the offering at the prevailing market price. Your investment in New 1895 Bancorp common stock in connection with the stock offering through the Stock Offering Fund is subject to the purchase priorities contained in the Plan of Conversion and Reorganization of 1895 Bancorp of Wisconsin, Inc. (the “Plan of Conversion”).

Information with regard to the 401(k) Plan is contained in this prospectus supplement and information with regard to the financial condition, results of operations and business of New 1895 Bancorp is contained in the accompanying prospectus. The address of the principal executive office of New 1895 Bancorp and the Bank is 7001 West Edgerton Avenue, Greenfield, WI 53220. The Bank’s telephone number is (414) 421-8200.

All elections to purchase stock in the Stock Offering Fund in the stock offering under the 401(k) Plan and any questions about this prospectus supplement should be addressed to Monica Baker, Senior Vice President, Chief Brand Officer and Director, PyraMax Bank, FSB, 7001 West Edgerton Avenue, Greenfield, WI, 53220.

Stock Offering Fund	In connection with the conversion and stock offering, you may elect to designate a percentage of your 401(k) Plan account balance (up to 50 percent, reduced by the amount you then have invested in the 1895 Bancorp Stock Fund and any participant loan you have outstanding) to the Stock Offering Fund, to be used to purchase common stock of New 1895 Bancorp issued in the stock offering at $10 per share. In making this determination, you should carefully consider the information set forth on page S-18 of this prospectus supplement under “Notice of Your Rights Concerning Employer Securities — The Importance of Diversifying Your Retirement Savings.” The trustee of the Stock Offering Fund will purchase common stock of New 1895 Bancorp at $10.00 per share to be held as stock in accordance with your directions.

Purchase Priorities	401(k) Plan participants are eligible to direct a transfer of funds to the Stock Offering Fund. However, such directions are subject to the purchase priorities and purchase limitations in the Plan of Conversion, which provides for a subscription and community offering, as described below.

In the offering, the purchase priorities are as follows and apply in the case more shares are ordered than are available for sale (an “oversubscription”):

Subscription offering:

(1)   First, to depositors of PyraMax Bank, FSB with $50 or more as of December 31, 2019.

(2)   Second, to PyraMax Bank, FSB’s and New 1895 Bancorp’s tax-qualified plans, including the employee stock ownership plan and the 401(k) Plan.

(3)   Third, to depositors of PyraMax Bank, FSB with $50 or more on deposit as of [supplemental eligibility record date].

(4)   Fourth, to members of PyraMax Bank, FSB (as defined in the Bank’s charter and bylaws) as of [member record date] who do not qualify in one of the foregoing categories.

If there are shares remaining after all of the orders in the subscription offering have been filled, shares will be offered in a community offering with a preference to natural persons residing in the Wisconsin Counties of Milwaukee, Waukesha and Ozaukee.

If you fall into subscription offering categories (1), (3), or (4) above, you have subscription rights to purchase New 1895 Bancorp common stock in the subscription offering. You will separately receive offering materials in the mail, including a Stock Order Form. If you wish to purchase stock outside of the 401(k) Plan, you must complete and submit the Stock Order Form and payment, using the stock order reply envelope provided.

Additionally, or instead of placing an order outside of the 401(k) Plan through a Stock Order Form, as a 401(k) Plan participant, you may place an order for common stock through the 401(k) Plan, using the enclosed Special Investment Election Form, to be completed and submitted in the manner described below.

Purchases in the Offering and Oversubscriptions	The trustee of the 401(k) Plan will purchase New 1895 Bancorp common stock in the offering based on the designated percentage set forth in your Special Investment Election Form. Once you make your election, the amount that you elect to transfer from your existing investment options for the purchase of New 1895 Bancorp common stock in connection with the stock offering will be removed from your existing investment options and transferred to the Stock Offering Fund, which is an interest-bearing cash account in the 401(k) Plan, pending the formal closing of the stock offering, several weeks later. NOTE: any amount that you have invested in Old 1895 Bancorp common stock in the 1895 Bancorp Stock Fund will automatically convert to New 1895 Bancorp common stock pursuant to the exchange ratio that is determined in connection with the conversion.

After the end of the stock offering period, we will determine whether all or any portion of your order may be filled (based on your purchase priority as described above and whether the stock offering is oversubscribed). The amount that can be used toward your order will be applied to the purchase of participation interests and will be denominated in shares of New 1985 Bancorp common stock in the 401(k) Plan.

In the event the stock offering is oversubscribed, i.e. there are more orders for shares of New 1895 Bancorp common stock than shares available for sale in the stock offering, and the trustee is unable to use the full amount allocated by you to purchase shares of common stock in the stock offering, the amount that cannot be invested in shares of common stock, and any interest earned, will be reinvested in the other investment funds of the 401(k) Plan in accordance with your then existing investment election (in proportion to your investment direction for future contributions). If you do not have an existing election as to the investment of future contributions, then such amounts will be transferred to and invested in applicable Blackrock Lifepath Index Fund, based on your retirement age assumption, pending your reinvestment in another fund of your choice.

If you choose not to direct the investment of your account balances towards the purchase of any shares in the offering, your account balances will remain in the investment funds of the 401(k) Plan as previously directed by you.

At the conclusion of the offering, once the eligible assets in the Stock Offering Fund have been used to purchase New 1895 Bancorp common stock, the shares will be transferred to and held in the 1895 Bancorp Stock Fund. Your interests in the 1895 Bancorp Stock Fund will be referred to as participation interests and will be denominated in shares of 1895 Bancorp common stock.

Composition of 1895 Bancorp Stock Fund	The value of one participation interest will equal one share of common stock of New 1895 Bancorp, which will be initially valued at $10.

Following the stock offering, each day, the aggregate value of the New 1895 Bancorp Stock Fund will be determined by dividing the total market value of the New 1895 Bancorp Stock Fund at the end of the day by the total number of shares held in the 1895 Bancorp Stock Fund as of the previous day’s end. The change in share value reflects the day’s change in 1895 Bancorp common stock price, and the value of each participation interest should be the same as one share of New 1895 Bancorp common stock. Your account in the 1895 Bancorp Stock Fund will be reported to you on your regular 401(k) Plan participant statements. You can also go on-line at any time to principal.com or call 1-800-547-7754 to review your account balances.

Value of the 401(k) Plan Assets	As of December 31, 2020, the market value of the assets of the 401(k) Plan attributable to active and former employees of the Bank was approximately $12,954,570. The 401(k) Plan administrator informed each participant of the value of his or her account balance under the 401(k) Plan as of December 31, 2020, however participants can also go on-line and look at their account balances at any time.

In Order to Participate in the Offering	Enclosed is a Special Investment Election Form on which you can elect to transfer up to 50% of your account balance (reduced by amounts that you have invested in the existing 1895 Bancorp Stock Fund and any participant loan you have outstanding) in the 401(k) Plan to the Stock Offering Fund for the purchase of participation interests in New 1895 Bancorp common stock at $10 each in the stock offering. If you wish to use up to 50% of your account balance in the 401(k) Plan (reduced by amounts already invested in the 1895 Bancorp Stock Fund and any participant loan you have outstanding) to purchase New 1895 Bancorp common stock issued in the offering, you should indicate that decision on the Special Investment Election Form. In making this determination, you should carefully consider the information set forth on page S-18 of this prospectus supplement under “Notice of Your Rights Concerning Employer Securities — The Importance of Diversifying Your Retirement Savings.”

If you do not wish to purchase 1895 Bancorp common stock in the offering through the 401(k) Plan, you must still fill out the Special Investment Election Form and check Box D for “No Election” in Section D of the form and return the form to Monica Baker, Senior Vice President, Chief Brand Officer, PyraMax Bank, FSB, as indicated below.

How to Order Stock in the Offering	Enclosed is a Special Investment Election Form on which you can elect to purchase 1895 Bancorp common stock in connection with the stock offering. This is done by following the procedures designated below. Please note the following stipulations concerning this election:

•  Using your Special Investment Election Form, you can direct up to 50% (designated as a percentage) of your current account balance to the Stock Offering Fund.

•  Your election is subject to a minimum purchase of 25 shares which equates to $250.00.

•  Your election, plus any order you placed outside the 401(k) Plan, is subject to a maximum purchase of 40,000 shares which equates to $400,000.

•  The election period closes at [4:00] p.m., Eastern Time, [DEADLINE].

•  Following the offering period for the 401(k) Plan (“401(k) offering period”), the 401(k) Plan trustee will sell the applicable percentage of each of your investment funds that you have elected to sell in order to purchase shares in the Stock Offering Fund and will transfer the proceeds upon settlement to the Stock Offering Fund. The 401(k) Plan trustee will process such sales for all participants on a single day following the 401(k) offering period and before the close of the subscription offering period. After your election is accepted, it will be rounded down to the closest dollar amount divisible by $10.00. The difference will remain in the Stock Offering Fund until the offering closes and the shares are acquired by the 401(k) Plan.

•  At that time, the shares purchased in the Stock Offering Fund based on your election will be transferred to the 1895 Bancorp Stock Fund and any remaining funds from your account will be transferred out of the Stock Offering Fund for investment in the other funds under the 401(k) Plan, based on your election currently on file for future contributions. If you do not have an election on file for future contributions, any remaining funds will be transferred to the applicable Blackrock Lifepath Index Fund, based on your retirement age assumption, to be reinvested by you in your discretion.

•  During the stock offering period, you will continue to have the ability to transfer amounts not invested in the 1895 Bancorp Stock Fund among all the other investment funds on a daily basis. However, you will not be permitted to change the investment amounts that you designated to be transferred to the Stock Offering Fund.

•  The amount you elect to transfer to the purchase of 1895 Bancorp common stock needs to be segregated and held until the offering closes. Therefore, this money is not available for distributions, loans or withdrawals until the offering is completed, which is after the closing of the subscription offering period.

You are allowed only one election to transfer funds to the 1895 Bancorp Stock Fund. Follow these steps to elect to use all or part of your account balance in the 401(k) Plan to purchase shares in the stock offering:

•  Use the enclosed Special Investment Election Form to transfer up to 50% of your account balance to the Stock Offering Fund (reduced by amounts you presently have invested in the 1895 Bancorp Stock Fund and the amount of any participant loan you have outstanding) to purchase 1895 Bancorp common stock in the offering. Indicate next to each fund in which you are invested the percentage of that fund you wish to transfer to the 1895 Bancorp Stock Fund. If you do not wish to transfer an amount from a particular fund in which you have an investment, you do not have to indicate anything, or you can indicate -0-.

•  Please print your name and social security number on the Special Investment Election Form.

•  Please complete Section D of the Special Investment Election Form — Purchaser Information — indicating your individual purchase priority and provide the information requested on your accounts in PyraMax Bank, FSB.

•  Sign and date the Special Investment Election Form and return it by hand delivery, regular mail or fax to the person designated immediately below.

Order Deadline	If you wish to purchase New 1895 Bancorp common stock with up to 50% of your 401(k) Plan account balances (reduced by any amount you have invested in the 1895 Bancorp Stock Fund and any participant loan you have outstanding), your Special Investment Election Form must be received by Monica Baker; no later than [4:00] p.m., Eastern Time, on [DEADLINE]. To allow for processing, this deadline is prior to the subscription offering period deadline (which is [DATE]). If you have any questions with respect to the Special Investment Election Form, please contact Monica Baker, Senior Vice President, Chief Brand Officer.

Irrevocability of Transfer Direction	You may not revoke your Special Investment Election Form once it has been delivered to Monica Baker, Senior Vice President, Chief Brand Officer. You will, however, continue to have the ability to transfer amounts not directed towards the purchase of 1895 Bancorp common stock in the Offering (including amounts currently invested in the 1895 Bancorp Stock Fund among all of the other investment funds on a daily basis.

Other Purchases in Your Account During the Offering Period	Whether or not you choose to purchase New 1895 Bancorp common stock in the offering through the 401(k) Plan, you will at all times have complete access to those amounts in your account that you do not apply towards purchases in the offering. For example, you will be able to purchase other funds within the 401(k) Plan with that portion of your account balance that you do not apply towards purchases in the offering during the offering period. Such purchases will be made at the prevailing market price in the same manner as you make such purchases now, i.e., through telephone transfers and internet access to your account. You can only purchase New 1895 Bancorp common stock in the offering through the 401(k) Plan by returning your Special Investment Election Form to Monica Baker by the due date. You cannot purchase New 1895 Bancorp common stock in the offering by means of telephone transfers or the internet. That portion of your 401(k) Plan account balance that you elect to apply towards the purchase of New 1895 Bancorp common stock in the offering will be irrevocably committed to such purchase.

Additional Purchases of 1895 Bancorp Stock Fund Units after the Offering	After the offering closes, you will have the opportunity to direct the 401(k) Plan trustee to sell any shares that you purchased in the offering. You will also have the opportunity to purchase any additional shares in the open market, to the extent shares are available. New 1895 Bancorp common stock will be listed on the Nasdaq stock market. Special restrictions may apply to transfers directed to and from the 1895 Bancorp Stock Fund by the participants who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, relating to the purchase and sale of securities by officers, directors and principal shareholders of New 1895 Bancorp

Purchase Price of Common Stock in the Offering and After the Offering	The trustee will pay $10 per share of common stock in the offering, which will be the same price paid by all other persons for a share of common stock in the offering. No sales commission will be charged for common stock purchased in the offering. After the offering, any additional purchases will be made in the open market at the prevailing price. In addition, a brokerage commission of $0.05 per share of stock purchased will be charged

Nature of a Participant’s Interest in the Common Stock	The common stock acquired by the trustee at your direction will be allocated to your account and will be held in the 1895 Bancorp Stock Fund.

Voting Rights of Common Stock	You may direct the trustee as to how to vote your shares of New 1895 Bancorp common stock held in the 1895 Bancorp Stock Fund. If the trustee does not receive your voting instructions, the trustee will be directed by PyraMax Bank, FSB to vote your shares in the same proportion as the voting instructions received from other participants related to their shares of 1895 Bancorp common stock held by the 401(k) Plan, provided that such vote is made in accordance with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). All voting instructions will be kept confidential.

DESCRIPTION OF THE 401(k) PLAN

Introduction

PyraMax Bank, FSB originally adopted the 401(k) Plan effective as of February 13, 1989. The 401(k) Plan was last restated, effective July 1, 2017. In connection with the conversion of PyraMax Bank, FSB from the mutual to stock form of organization as the wholly owned subsidiary of Old 1895 Bancorp, PyraMax Bank amended the 401(k) Plan to allow participants to purchase common stock of Old 1895 Bancorp with their 401(k) Plan accounts. The 401(k) Plan is a tax-qualified plan with a cash or deferred compensation feature established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Bank intends that the 401(k) Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. The Bank will adopt any amendments to the 401(k) Plan that may be necessary to ensure the continuing qualified status of the 401(k) Plan under the Code and applicable Treasury Regulations.

Employee Retirement Income Security Act of 1974 (“ERISA”). The 401(k) Plan is an “individual account plan” other than a “money purchase pension plan” within the meaning of ERISA. As such, the 401(k) Plan is subject to all the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Code Relating to Retirement Plans) of ERISA, except the funding requirements contained in Part 3 of Title I of ERISA, which by their terms do not apply to an individual account plan (other than a money purchase plan). The 401(k) Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. The funding requirements contained in Title IV of ERISA are not applicable to participants or beneficiaries under the 401(k) Plan.

Reference to Full Text of 401(k) Plan. The following portions of this prospectus supplement summarize certain provisions of the 401(k) Plan. They are not complete and are qualified in their entirety by the full text of the 401(k) Plan. Copies of the 401(k) Plan are available to all employees by filing a request with the 401(k) Plan Administrator c/o PyraMax Bank, FSB, Attn: Monica Baker, Senior Vice President, Chief Brand Officer. You are urged to read carefully the full text of the 401(k) Plan.

Eligibility and Participation

As an employee of the Bank, you are eligible to become a participant in the 401(k) Plan by making elective deferral contributions on the first day of the calendar month, coincident or next following the date you attain age 18 and complete one month of service, measured from your date of hire, provided that you are an eligible employee at such time. Eligible employees will become participants with respect to profit sharing contributions on the next payroll date after attaining age 18 and completing six months of consecutive service. If you are an eligible employee, you will be eligible to receive a profit-sharing contribution if you have 1,000 hours of service during the plan year and are employed on the last day of the plan year. If you are an eligible employee, you will be eligible to receive “safe harbor contributions” (as defined below) on the next payroll date after you have completed six months of service. You are not an eligible employee if you are a member of the following classes of employees: (i) an employee who is included in a unit of employees covered by a collective bargaining agreement, if retirement benefits were the subject of good faith bargaining; (ii) any leased employee; (iii) any non-resident alien who received no earned income which constitutes income from services performed in the United States; and (iv) employees of South Milwaukee Investments, Inc. and “Temporary Employees” as classified by the Bank.

As of December 31, 2020, there were approximately 118 active and former employees with account balances in the 401(k) Plan.

Contributions under the 401(k) Plan

Elective Deferrals. You are permitted to defer on a pre-tax basis up to 100% of your Compensation, subject to certain restrictions imposed by the Code, and to have that amount contributed to the 401(k) Plan on your behalf. Your pre-tax deferrals are subject to certain restrictions imposed by the Code, and for 2021, you may defer up to $19,500 and you may defer an additional $6,500 if you qualify for catch-up contributions as described in the next paragraph. The Compensation of each participant taken into account under the 401(k) Plan is limited by the Code, and for 2021 the limit is $290,000 (this limit may change on an annual basis). Canceling or changing your contribution percentage can be accomplished either over the telephone or over the internet at any time.

If, after receiving a notice from the Bank, you do not make an elective deferral contribution election, you will be deemed to have made an election to defer 6% of your Compensation. This percentage election will increase each year by 1% until your elective deferral is 10%. You can prevent this automatic deferral contribution election if you turn in the applicable form to prevent such contributions. Similarly, you can withdraw contributions made without your consent for up to a brief period of time after the automatic contributions are first removed from your Compensation.

Roth Elective Deferrals. You may elect to designate all or a portion of your deferrals as Roth elective deferrals. Roth elective deferrals do not reduce your total taxable income or your current taxes. Because you pay taxes on Roth elective deferrals when they are made, these contributions will not be taxed later when received as a benefit and distributed as a qualified distribution. A distribution will be a qualified distribution if (i) the distribution is made on or after you attain age 59 1/2, on or after the date of your death, or as a result of you becoming disabled as defined by the Code; or (ii) the distribution is made after the end of the 5-taxable-year period beginning with the first taxable year in which you make a Roth elective deferral contribution to this plan.

Catch-up Contributions. If you have made the maximum amount of elective deferrals allowed by the 401(k) Plan or other legal limits and you have attained at least age 50 (or will reach age 50 prior to the end of the tax year, which is March 31), you are also eligible to make an additional catch-up contribution. In 2021, the maximum catch-up contribution is $6,500. You may authorize your employer to withhold a specified dollar amount of your compensation for this purpose.

Safe Harbor Matching Contributions. The Bank will make a safe harbor matching contribution to your account if you have satisfied the eligibility requirements and have made a “matched employee contribution during the plan year. A matched employee contribution is any elective deferral contribution or catch-up contribution that you may make. The safe harbor matching contribution is an amount equal to 100% of your matched employee contributions that are not in excess of six percent (6%) of your Compensation. The safe harbor matching contribution is subject to change from year to year, in the discretion of the Bank.

Profit Sharing Contributions. The Bank may, in its discretion, make profit sharing contributions to the accounts of eligible participants from time to time on a nondiscriminatory basis. The amount of any profit sharing contributions, if made, will be determined in the sole discretion of the Bank and will only be available to participants who have 1,000 hours of service during the plan year and are employed on the last of the plan year.

Qualified Non-Elective Contributions. In addition to the contributions described above, the Bank may make additional qualified non-elective contributions for the benefit of participants determined at the discretion of the Bank.

Rollover Contributions. The 401(k) Plan may accept a rollover contribution from another tax-qualified plan or eligible individual retirement account made on behalf of an eligible employee, regardless of whether such employee has met the age and service requirements of the Plan. An eligible employee who has not met the age and service requirements of the 401(k) Plan shall be considered a participant only with respect to the amount of his or her rollover contributions, if any.

Limitations on Contributions

Contribution Limits. For the tax year beginning January 1, 2021, the amount of your elective deferrals may not exceed $19,500 per calendar year, or $26,000 if you are eligible to make catch-up contributions. Contributions in excess of this limit are known as excess deferrals. If you defer amounts in excess of this limitation, your gross income for federal income tax purposes will include the excess in the year of the deferral. In addition, unless the excess deferral is distributed before April 15 of the following year, it will be taxed again in the year distributed. Income on the excess deferral distributed by April 15 of the immediately succeeding year will be treated, for federal income tax purposes, as earned and received by you in the tax year in which the contribution is made.

The total amount of contributions that you make and any contribution your employer makes on your behalf to your account in one year is limited to the lesser of 100% of your compensation or $58,000 (for 2021), or if applicable, $64,500 (for 2021) including catch-up contributions.

Rollovers. You may make a rollover contribution of an eligible rollover distribution from any other qualified retirement plan or an individual retirement arrangement (IRA). These funds will be maintained in a separate rollover account in which you will have a nonforfeitable vested interest.

Benefits under the 401(k) Plan

Vesting. At all times, you have a fully vested, nonforfeitable interest in your elective deferrals, including Roth elective deferrals, catch-up contributions, if any, safe harbor matching contributions, qualified non-elective contributions and rollover contributions.

Your profit sharing contributions, if any, will vest in accordance with the following:

Vesting Schedule
Profit Sharing Contributions

Period of Service	Vested Percentage
Less than 2 years	0%
2 years	20%
3 years	40%
4 years	60%
5 years or more	100%

Distribution at Termination of Employment. You will be entitled to receive a distribution of the vested amounts in your account when your employment terminates for any reason. Your benefit will be equal to the vested balance of your account. The 401(k) Plan will make involuntary cash-out distributions of vested account balances in accordance with the 401(k) Plan. If you are not a 5% or more owner of your employer, your required benefit commencement date is the April 1st following the close of the year in which the later occurs: you attain age 72 or you terminate employment.

Distribution after Death of Participant. In the event of your death, the value of your entire account will be payable to your beneficiary in accordance with the 401(k) Plan.

Investment of Contributions and Account Balances

All amounts credited to your accounts under the 401(k) Plan are held in the 401(k) Plan trust (the “Trust”), which is administered by the trustee of the 401(k) Plan. Prior to the effective date of the Offering, you were provided the opportunity to direct the investments of your account into one of the investment options described below.

Performance History

The following table provides performance data with respect to the investment funds in the 401(k) Plan:

	Average Annual Total Return (as of 12/31/2020 quarter end)
Investment Option Name	YTD	1-Year	3-Year	5-Year	10-Year	Incept Date
AB Large Cap Growth Z Fund		34.46	22.67	20.21	17.59	06/30/2015
American Beacon International Equity R5 Fund		1.60	0.32	4.79	4.45	08/07/1991
American Funds American Balanced R6 Fund		11.22	9.07	10.36	10.27	05/01/2009
American Funds EuroPacific Growth R6 Fund		25.27	10.74	12.47	8.14	05/01/2009
American Funds New World R6 Fund		25.30	12.19	14.41	7.43	05/01/2009
Baird Aggregate Bond Institutional Fund		8.63	5.84	5.04	4.68	09/29/2000
Carillion Eagle Mid-Cap Value R6 Fund		40.34	21.22	20.02	15.23	08/15/2011
Eaton Vance Floating Rate I Fund		2.36	3.37	5.09	3.96	01/30/2001
Fidelity 500 Index Fund		18.40	14.17	15.21	13.87	05/04/2011
Fidelity Mid Cap Index Fund		17.11	11.60	13.40	—	09/08/2011
Fidelity Small Cap Index Fund		19.99	10.36	13.43	—	09/08/2011
Fixed Income Guaranteed Option [1]		n/a	n/a	n/a	n/a
Goldman Sachs Small Cap Value Insights R6 Fund		0.35	3.46	9.40	8.75	07/31/2015
Goldman Sachs International Small Cap Insights Instl Fund		7.69	2.08	7.68	7.58	09/28/2007
Janus Henderson Multi-Sector Income N Fund		5.55	5.71	6.37	—	02/28/2014
Invesco Developing Markets R6 Fund		17.66	8.93	13.43	5.31	12/29/2011
MFS International Diversification R6 Fund		15.43	9.04	11.59	7.70	10/02/2017
PGIM Global Real Estate R6 Fund		(4.30)	4.51	5.17	6.34	08/23/2013
PIMCO Real Return Instl Fund		12.09	6.04	5.41	3.79	01/29/1997
Putnam Convertible Securities Y Fund		45.33	20.65	17.31	11.43	12/30/1998
Putnam Equity Income Y Fund		6.07	8.30	11.46	11.70	10/01/1998
Vanguard Explorer Admiral Fund		31.48	19.03	18.48	14.30	11/12/2001
Allianz Global Inv Fund Mgmt Virtus NFJ Mid-Cap Value Institutional Fund		1.32	3.28	10.41	10.14	12/30/1997
Western Asset Core Bond IS Fund		9.13	6.22	5.60	4.92	08/29/2008
BlackRock Lifepath Index Retirement K Fund		12.22	7.87	8.02	—	05/31/2011
BlackRock Lifepath Index 2025 K Fund		12.42	8.39	9.27	—	05/31/2011
BlackRock Lifepath Index 2030 K Fund		13.05	8.93	10.04	—	05/31/2011
BlackRock Lifepath Index 2035 K Fund		13.72	9.44	10.81	—	05/31/2011
BlackRock Lifepath Index 2040 K Fund		14.10	9.85	11.44	—	05/31/2011
BlackRock Lifepath Index 2045 K Fund		14.64	10.21	11.91	—	05/31/2011
BlackRock Lifepath Index 2050 K Fund		15.04	10.36	12.09	—	05/31/2011
BlackRock Lifepath Index 2055 K Fund		15.02	10.38	12.11	—	05/31/2011
BlackRock Lifepath Index 2060 K Fund		15.06	10.41	—	—	02/29/2016
BlackRock Lifepath Index 2065 K Fund		15.47	—	—	—	10/31/2019
1895 Bancorp Stock Fund		(7.61)	—	—	—	01/09/2019

[1]

The annual performance history of this Option is not tracked. Instead, Principal periodically revises the specified interest rate paid on the assets in the fund. Over the last 10 years, the interest rate has ranged from 2.85% per annum to 1.60% per annum. The interest rate is currently 1.60% per annum.

Description of the Investment Funds

The following is a description of each of the funds:

AB Large Cap Growth Z Fund. The investment seeks long-term growth of capital. The fund invests primarily in equity securities of a limited number of large, carefully selected, high quality U.S. companies. It invests primarily in the domestic equity securities of companies selected by the fund’s adviser for their growth potential within various market sectors. The fund emphasizes investments in large, seasoned companies. Under normal circumstances, the fund will invest at least 80% of its net assets in common stocks of large-capitalization companies. It may, at times, invest in shares of exchange-traded funds in lieu of making direct investments in securities.

American Beacon International Equity R5 Fund. The investment seeks long-term capital appreciation. The fund normally invests at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in common stocks and securities convertible into common stocks (collectively, “stocks”) of issuers based in at least three different countries located outside the United States. It primarily invests in countries comprising the MSCI EAFE Index®. The MSCI EAFE Index is designed to represent the performance of large- and mid-capitalization securities across 21 developed markets countries, including countries in Europe, Australasia and the Far East, and excluding the U.S. and Canada.

American Funds American Balanced R6 Fund. The investment seeks conservation of capital, current income and long-term growth of capital and income. The fund uses a balanced approach to invest in a broad range of securities, including common stocks and investment-grade bonds. It also invests in securities issued and guaranteed by the U.S. government and by federal agencies and instrumentalities. In addition, the fund may invest a portion of its assets in common stocks, most of which have a history of paying dividends, bonds and other securities of issuers domiciled outside the United States.

American Funds EuroPacific Growth R6 Fund. The investment seeks long-term growth of capital. The fund invests primarily in common stocks of issuers in Europe and the Pacific Basin that the investment adviser believes have the potential for growth. Growth stocks are stocks that the investment adviser believes have the potential for above-average capital appreciation. It normally will invest at least 80% of its net assets in securities of issuers in Europe and the Pacific Basin. The fund may invest a portion of its assets in common stocks and other securities of companies in emerging markets.

American Funds New World R6 Fund. The investment seeks long-term capital appreciation. The fund invests primarily in common stocks of companies with significant exposure to countries with developing economies and/or markets. Under normal market conditions, the fund invests at least 35% of its assets in equity and debt securities of issuers primarily based in qualified countries that have developing economies and/or markets.

Baird Aggregate Bond Institutional Fund. The investment seeks an annual rate of total return, before fund expenses, greater than the annual rate of total return of the Bloomberg Barclays U.S. Aggregate Bond Index. The fund normally invests at least 80% of its net assets in the following types of U.S. dollar-denominated debt obligations: U.S. government and other public-sector entities; asset-backed and mortgage-backed obligations of U.S. and foreign issuers; corporate debt of U.S. and foreign issuers.

Carillion Eagle Mid-Cap Value R6 Fund. The investment seeks long-term capital appreciation. The fund normally invests at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in the equity securities of mid-capitalization companies. The fund will invest primarily in the equity securities of companies that the portfolio managers believe have the potential for above-average earnings or sales growth, reasonable valuations and acceptable debt levels.

Eaton Vance Floating Rate I Fund. The investment seeks to provide a high level of current income. Under normal circumstances, the fund invests at least 80% of its total assets in income producing floating rate loans and other floating rate debt securities. It invests primarily in senior floating rate loans of domestic and foreign borrowers (“Senior Loans”). Senior Loans typically are of below investment grade quality and have below investment grade credit ratings, which ratings are associated with securities having high risk, speculative characteristics (sometimes referred to as “junk”).

Fidelity 500 Index Fund. The investment seeks to provide investment results that correspond to the total return performance of common stocks publicly traded in the United States. The fund normally invests at least 80% of assets in common stocks included in the S&P 500® Index, which broadly represents the performance of common stocks publicly traded in the United States. It lends securities to ern income.

Fidelity Mid Cap Index Fund. The investment seeks to provide investment results that correspond to the total return of stocks of mid-capitalization United States companies. The fund invests normally at least 80% of its assets in securities included in the Russell Midcap® Index. It lends securities to earn income.

Fidelity Small Cap Index Fund. The investment seeks to provide investment results that correspond to the total return of stocks of small-capitalization United States companies. The fund invests normally at least 80% of its assets in securities included in the Russell 2000® Index. It lends securities to earn income.

Fixed Income Guaranteed Option. This option is a guaranteed general account backed group annuity contract that has been issued by Principal Life Insurance Company (Principal Life) to Principal Trust Company as custodian. A rate of interest contractually guaranteed by Principal Life is credited to participant account balances. This net crediting rate is after the deduction of 0.00% for fees for administrative and recordkeeping services to the plan. Currently, this net crediting rate is a 1.6% effective annual rate, until May 31, 2021. The rate will be reset June 1, 2021, and semiannually thereafter. Over the last 10 year period, the rate has ranged between 2.85% and the current 1.6%.

Goldman Sachs Small Cap Value Insights Instl Fund. The investment seeks long-term growth of capital. The fund invests at least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) (“Net Assets”) in a broadly diversified portfolio of equity investments in small-cap U.S. issuers, including foreign issuers that are traded in the United States. For the purposes of this restriction, “small-cap U.S. issuers” have public stock market capitalizations of companies constituting the Russell 2000® Index.

Goldman Sachs International Small Cap Insights Instl Fund. The investment seeks long-term growth of capital. The fund invests, under normal circumstances, at least 80% of its net assets plus any borrowings for investment purposes (measured at the time of purchase) (“Net Assets”) in a broadly diversified portfolio of equity investments in small-cap non-U.S. issuers. The advisor uses a quantitative style of management in combination with a qualitative overlay that emphasizes fundamentally-based stock selection, careful portfolio construction and efficient implementation.

Janus Henderson Multi-Sector Income N. Fund. The investment seeks high current income with a secondary focus on capital appreciation. The fund pursues its investment objective by primarily investing, under normal circumstances, in a multisector portfolio of U.S. and non-U.S. debt securities of varying maturities that the portfolio managers believe have high income potential. It may invest up to 65% of its net assets in below investment grade securities.

Invesco Developing Markets R6 Fund. The investment seeks capital appreciation. The fund mainly invests in common stocks of issuers in developing and emerging markets throughout the world and at times it may invest up to 100% of its total assets in foreign securities. Under normal market conditions, it will invest at least 80% of its net assets, plus borrowings for investment purposes, in equity securities of issuers whose principal activities are in a developing market, i.e. are in a developing market or are economically tied to a developing market country, and in derivatives and other instruments that have economic characteristics similar to such securities.

MFS International Diversification R6 Fund. The investment seeks capital appreciation. The fund is designed to provide diversification within the international asset class by investing the majority of its assets in other mutual funds advised by the adviser, referred to as underlying funds. The adviser seeks to diversify the fund’s investments in terms of market capitalization (by including large, mid, and/or small cap underlying funds), by style (by including both growth and value underlying funds), and by geography (by including developed and emerging market underlying funds).

PGIM Global Real Estate R6 Fund. The investment seeks capital appreciation and income. The fund normally invests at least 80% of its investable assets (net assets plus any borrowings made for investment purposes) in equity-related securities of real estate companies, principally real estate investment trusts (REITs), and other real estate securities. Equity-related securities may also include common stock, convertible securities, nonconvertible preferred stock, American Depositary Receipts (ADRs), warrants and other rights that can be exercised to obtain stock, investments in various types of business ventures and similar securities.

PIMCO Real Return Instl Fund. The investment seeks maximum real return, consistent with preservation of capital and prudent investment management. The fund normally invests at least 80% of its net assets in inflation-indexed bonds of varying maturities issued by the U.S. and non-U.S. governments, their agencies or instrumentalities, and corporations, which may be represented by forwards or derivatives such as options, futures contracts or swap agreements.

Putnam Convertible Securities Y Fund. The investment seeks current income and capital appreciation; its secondary objective is conservation of capital. The fund invests mainly in convertible securities of U.S. companies. Convertible securities combine the investment characteristics of bonds and common stocks. Under normal circumstances, it invests at least 80% of the fund’s net assets in convertible securities. Convertible securities include bonds, preferred stocks and other instruments that can be converted into or exchanged for common stock or equivalent value. A significant portion of the convertible securities are below-investment-grade.

Putnam Equity Income Y Fund. The investment seeks capital growth and current income. The fund invests mainly in common stocks of midsize and large U.S. companies, with a focus on value stocks that offer the potential for capital growth, current income, or both. Value stocks are issued by companies that the adviser believes are currently undervalued by the market. The adviser may consider, among other factors, a company’s valuation, financial strength, growth potential, competitive position in its industry, projected future earnings, cash flows and dividends when deciding whether to buy or sell investments.

Vanguard Explorer Admiral Fund. This fund seeks to provide long-term capital appreciation. The fund invests mainly in the stocks of small and mid-size companies. These companies tend to be unseasoned but are considered by the fund’s advisors to have superior growth potential. Also, these companies often provide little or no dividend income. It uses multiple investment advisors.

Allianz Global Inv Fund Mgmt; Virtus NFJ Mid-Cap Value Institutional Fund. The investment seeks long-term growth of capital and income. The funds seeks to achieve its investment objective by normally investing at least 80% of its net assets (plus borrowings made for investment purposes) in common stock and other equity securities of companies with medium market capitalizations. It normally invests significantly in securities that the portfolio managers expect will generate income (for example, by paying dividends). The portfolio managers use a value investing style focusing on companies whose securities the portfolio managers believe are undervalued.

Western Asset Core Bond IS Fund. The investment seeks to maximize total return, consistent with prudent investment management and liquidity needs. The fund invests in a portfolio of fixed income securities of various maturities and, under normal market conditions, will invest at least 80% of its net assets in debt and fixed income securities. Although the fund may invest in debt and fixed income securities of any maturity, under normal market conditions the target dollar-weighted average effective duration for the fund is expected to range within 20% of the average duration of the domestic bond market as a whole as estimated by the fund’s sub-adviser.

BlackRock Lifepath Index Retirement K Fund. The investment seeks to provide for retirement outcomes based on quantitatively measured risk. The fund allocates and reallocates its assets among a combination of equity and bond index funds and money market funds (the “underlying funds”) in proportions based on its own comprehensive investment strategy. It will invest, under normal circumstances, at least 80% of its assets in securities or other financial instruments that are components of or have economic characteristics similar to the securities included in its custom benchmark index, the LifePath Index Retirement Fund Custom Benchmark.

BlackRock Lifepath Index 2025 K Fund. The investment seeks to provide for retirement outcomes based on quantitatively measured risk. The fund allocates and reallocates its assets among a combination of equity and bond index funds and money market funds (the “underlying funds”) in proportions based on its own comprehensive investment strategy. It will invest, under normal circumstances, at least 80% of its assets in securities or other financial instruments that are components of or have economic characteristics similar to the securities included in its custom benchmark index, the LifePath Index 2025 Fund Custom Benchmark.

BlackRock Lifepath Index 2030 K Fund. The investment seeks to provide for retirement outcomes based on quantitatively measured risk. The fund allocates and reallocates its assets among a combination of equity and bond index funds and money market funds (the “underlying funds”) in proportions based on its own comprehensive investment strategy. It will invest, under normal circumstances, at least 80% of its assets in securities or other financial instruments that are components of or have economic characteristics similar to the securities included in its custom benchmark index, the LifePath Index 2030 Fund Custom Benchmark.

BlackRock Lifepath Index 2035 K Fund. The investment seeks to provide for retirement outcomes based on quantitatively measured risk. The fund allocates and reallocates its assets among a combination of equity and bond index funds and money market funds (the “underlying funds”) in proportions based on its own comprehensive investment strategy. It will invest, under normal circumstances, at least 80% of its assets in securities or other financial instruments that are components of or have economic characteristics similar to the securities included in its custom benchmark index, the LifePath Index 2035 Fund Custom Benchmark.

BlackRock Lifepath Index 2040 K Fund. The investment seeks to provide for retirement outcomes based on quantitatively measured risk. The fund allocates and reallocates its assets among a combination of equity and bond index funds and money market funds (the “underlying funds”) in proportions based on its own comprehensive investment strategy. It will invest, under normal circumstances, at least 80% of its assets in securities or other financial instruments that are components of or have economic characteristics similar to the securities included in its custom benchmark index, the LifePath Index 2040 Fund Custom Benchmark.

BlackRock Lifepath Index 2045 K Fund. The investment seeks to provide for retirement outcomes based on quantitatively measured risk. The fund allocates and reallocates its assets among a combination of equity and bond index funds and money market funds (the “underlying funds”) in proportions based on its own comprehensive investment strategy. It will invest, under normal circumstances, at least 80% of its assets in securities or other financial instruments that are components of or have economic characteristics similar to the securities included in its custom benchmark index, the LifePath Index 2045 Fund Custom Benchmark.

BlackRock Lifepath Index 2050 K Fund. The investment seeks to provide for retirement outcomes based on quantitatively measured risk. The fund allocates and reallocates its assets among a combination of equity and bond index funds and money market funds (the “underlying funds”) in proportions based on its own comprehensive investment strategy. It will invest, under normal circumstances, at least 80% of its assets in securities or other financial instruments that are components of or have economic characteristics similar to the securities included in its custom benchmark index, the LifePath Index 2050 Fund Custom Benchmark.

BlackRock Lifepath Index 2055 K Fund. The investment seeks to provide for retirement outcomes based on quantitatively measured risk. The fund allocates and reallocates its assets among a combination of equity and bond index funds and money market funds (the “underlying funds”) in proportions based on its own comprehensive investment strategy. It will invest, under normal circumstances, at least 80% of its assets in securities or other financial instruments that are components of or have economic characteristics similar to the securities included in its custom benchmark index, the LifePath Index 2055 Fund Custom Benchmark.

BlackRock Lifepath Index 2060 K Fund. The investment seeks to provide for retirement outcomes based on quantitatively measured risk. The fund allocates and reallocates its assets among a combination of equity and bond index funds and money market funds (the “underlying funds”) in proportions based on its own comprehensive investment strategy. It will invest, under normal circumstances, at least 80% of its assets in securities or other financial instruments that are components of or have economic characteristics similar to the securities included in its custom benchmark index, the LifePath Index 2060 Fund Custom Benchmark.

BlackRock Lifepath Index 2065 K Fund. The investment seeks to provide for retirement outcomes based on quantitatively measured risk. The fund allocates and reallocates its assets among a combination of equity and bond index funds and money market funds (the “underlying funds”) in proportions based on its own comprehensive investment strategy. It will invest, under normal circumstances, at least 80% of its assets in securities or other financial instruments that are components of or have economic characteristics similar to the securities included in its custom benchmark index, the LifePath Index 2065 Fund Custom Benchmark.

An investment in any of the funds listed above is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. As with any mutual fund investment, there is always a risk that you may lose money on your investment in any of the funds listed above.

1895 Bancorp Stock Fund

In connection with the offering, you may, in the manner described earlier, elect to direct the trustee to invest up to 50% of your 401(k) Plan account (reduced by your existing investment in the 1895 Bancorp Stock Fund and any participant loans you have outstanding) in New 1895 Bancorp common stock. After the offering, the shares you purchased in the offering, as well as shares of Old 1895 Bancorp that you held in the 1895 Bancorp Stock Fund that are converted to New 1895 Bancorp common stock pursuant to the exchange ratio, will be held within the 401(k) Plan in the 1895 Bancorp Stock Fund. The 1895 Bancorp Stock Fund is neither a mutual fund nor a diversified or managed investment option. Rather it is merely a recordkeeping mechanism established by the 401(k) Plan custodian to track the shares purchased by participants through the 401(k) Plan.

As of the date of this prospectus supplement, there is no established market for New 1895 Bancorp common stock. Accordingly, there is no record of the historical performance of New 1895 Bancorp common stock. The performance of Old 1895 Bancorp common stock held in the 1895 Bancorp Stock Fund prior to the offering is set forth on page S-10 under “Description of the 401(k) Plan — Performance History”. Performance of New 1895 Bancorp common stock depends on a number of factors, including the financial condition and profitability of New 1895 Bancorp and PyraMax Bank and market conditions for shares of New 1895 Bancorp common stock generally.

Investments in 1895 Bancorp Stock Fund involve special risks common to investments in the shares of common stock of New 1895 Bancorp. In making a decision to invest all or a part of your account balance in the 1895 Bancorp Stock Fund, you should carefully consider the information set forth on page S-18 of this prospectus supplement under “Notice of Your Rights Concerning Employer Securities — The Importance of Diversifying Your Retirement Savings.”

For a discussion of material risks you should consider, see “Risk Factors” beginning on page 19 of the attached prospectus and the section of this prospectus supplement called “Notice of Your Rights Concerning Employer Securities” below.

Withdrawals from the 401(k) Plan

Applicable federal law requires the 401(k) Plan to impose substantial restrictions on the right of a 401(k) Plan participant to withdraw amounts held for his or her benefit under the 401(k) Plan prior to the participant’s termination of employment with the Bank. A substantial federal tax penalty may also be imposed on withdrawals made prior to the participant’s attainment of age 59 1/2, regardless of whether such a withdrawal occurs during his or her employment with the Bank or after termination of employment.

Withdrawal from your Account prior to Retirement. Once you have attained age 59 1/2, you may request distribution of all or part of the amounts credited to your accounts attributable to elective deferrals, nonelective contributions and matching contributions.

Hardship Withdrawals. If you incur a financial hardship, you may request a withdrawal from the portion of your account attributable to your pre-tax and after-tax elective deferrals.

Rollover Contributions. You may withdraw amounts you contributed to the 401(k) Plan as a rollover contribution at any time.

Loan. You may request a loan from your account pursuant to the procedures established in the 401(k) Plan.

Administration of the 401(k) Plan

The Trustee and Custodian. The trustee of the 401(k) Plan is Principal Trust Company, however, in connection with the offering, PyraMax Bank, FSB, will appoint a “special trustee” consisting of certain officers of PyraMax Bank, FSB, to manage the purchases in the offering and the Stock Offering Fund. After the offering has concluded, the special trustee will resign and Principal Trust Company will be the sole trustee of the 401(k) Plan.

Plan Administrator. Pursuant to the terms of the 401(k) Plan, the 401(k) Plan is administered by the 401(k) Plan administrator. The address of the 401(k) Plan administrator is PyraMax Bank, FSB, 7001 West Edgerton Avenue, Greenfield, WI 53220. The 401(k) Plan administrator is responsible for the administration of the 401(k) Plan, interpretation of the provisions of the 401(k) Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the 401(k) Plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the 401(k) Plan, preparation and filing of all returns and reports relating to the 401(k) Plan which are required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under Sections 104 and 105 of ERISA.

Reports to Plan Participants. The 401(k) Plan administrator will furnish a statement to you at least quarterly showing the balance in your account as of the end of that period, the amount of contributions allocated to your account for that period, and any adjustments to your account to reflect earnings or losses (if any). In addition, you can go on-line to principal.com or call [1-800-547-7754] at any time to review your account balances.

Amendment and Termination

It is the intention of the Bank to continue the 401(k) Plan indefinitely. Nevertheless, the Bank may terminate the 401(k) Plan at any time. If the 401(k) Plan is terminated in whole or in part, then regardless of other provisions in the 401(k) Plan, you will have a fully vested interest in your accounts. The Bank reserves the right to make any amendment or amendments to the 401(k) Plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that the Bank may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

Merger, Consolidation or Transfer

In the event of the merger or consolidation of the 401(k) Plan with another plan, or the transfer of the trust assets to another plan, the 401(k) Plan requires that you receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer.

Federal Income Tax Consequences

The following is a brief summary of the material federal income tax aspects of the 401(k) Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the 401(k) Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. Please consult your tax advisor with respect to any distribution from the 401(k) Plan and transactions involving the 401(k) Plan.

As a “tax-qualified retirement plan,” the Code affords the 401(k) Plan special tax treatment, including:

(1) the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the 401(k) Plan each year;

(2) participants pay no current income tax on elective deferrals, other than Roth deferrals, contributed by the employer on their behalf (Roth deferrals are taxed in the year deferred);

(3) earnings of the 401(k) Plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments; and

(4). Amounts distributed from the 401(k) Plan are generally taxed at ordinary income tax rates at the time of distribution.

Roth deferrals and earnings on Roth deferrals that are distributed in a qualifying distribution receive special tax treatment (see the discussion on Roth deferrals under the section on “Description of the 401(k) Plan—Contributions Under the 401(k) Plan”) In addition, special tax treatment is afforded to shares of common stock of New 1985 Bancorp distributed in a lump sum distribution after termination of employment. (See the discussion below under “Federal Income Tax Consequences—New 1895 Bancorp Common Stock Included in Lump-Sum Distribution.”)

The Bank will administer the 401(k) Plan to comply with the requirements of the Code as of the applicable effective date of any change in the law.

Lump-Sum Distribution. A distribution from the 401(k) Plan to a participant or the beneficiary of a participant will qualify as a lump-sum distribution if it is made within one taxable year, on account of the participant’s death, disability or separation from service, or after the participant attains age 59 1/2, and consists of the balance credited to participants under the 401(k) Plan and all other profit sharing plans (and in some cases all other stock bonus plans), if any, maintained by the Bank. The portion of any lump-sum distribution required to be included in your taxable income for federal income tax purposes consists of the entire amount of the lump-sum distribution, less the amount of after-tax contributions, if any, you have made to this 401(k) Plan and any other profit sharing plans maintained by the Bank, which is included in the distribution.

New 1895 Bancorp Common Stock Included in Lump-Sum Distribution. If a lump-sum distribution includes 1895 Bancorp common stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount may be reduced by the amount of any net unrealized appreciation with respect to 1895 Bancorp common stock, that is, the excess of the value of 1895 Bancorp common stock at the time of the distribution over its cost or other basis of the securities to the trust. The tax basis of 1895 Bancorp common stock, for purposes of computing gain or loss on its subsequent sale, equals the value of 1895 Bancorp common stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of 1895 Bancorp common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain, regardless of the holding period of 1895 Bancorp common stock. Any gain on a subsequent sale or other taxable disposition of 1895 Bancorp common stock, in excess of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed by regulations to be issued by the Internal Revenue Service.

Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the 401(k) Plan to another qualified plan or to an individual retirement account (IRA) in accordance with the terms of the other plan or account.

Notice of Your Rights Concerning Employer Securities

Because you may in the future have investments in 1895 Bancorp Stock Fund under the 401(k) Plan, you should take the time to read the following information carefully.

Your Rights Concerning Employer Securities. The 401(k) Plan must allow you to elect to move any portion of your account that is invested in the 1895 Bancorp Stock Fund from that investment into other investment alternatives under the 401(k) Plan. You may contact the 401(k) Plan Administrator shown above for specific information regarding this right, including how to make this election. In deciding whether to exercise this right, you will want to give careful consideration to the information below that describes the importance of diversification. All of the investment options under the 401(k) Plan are available to you if you decide to diversify out of the 1895 Bancorp Stock Fund.

The Importance of Diversifying Your Retirement Savings. To help achieve long-term retirement security, you should give careful consideration to the benefits of a well-balanced and diversified investment portfolio. Spreading your assets among different types of investments can help you achieve a favorable rate of return, while minimizing your overall risk of losing money. This is because market or other economic conditions that cause one category of assets, or one particular security, to perform very well often cause another asset category, or another particular security, to perform poorly. If you invest more than 20% of your retirement savings in any one company or industry, your savings may not be properly diversified. Although diversification is not a guarantee against loss, it is an effective strategy to help you manage investment risk.

In deciding how to invest your retirement savings, you should take into account all of your assets, including any retirement savings outside of the 401(k) Plan. No single approach is right for everyone because, among other factors, individuals have different financial goals, different time horizons for meeting their goals, and different tolerance for risk. Therefore, you should carefully consider the rights described here and how these rights affect the amount of money that you invest in 1895 Bancorp common stock through the 401(k) Plan.

It is also important to periodically review your investment portfolio, your investment objectives, and the investment options under the 401(k) Plan to help ensure that your retirement savings will meet your retirement goals.

Additional ERISA Considerations

The 401(k) Plan is subject to certain provisions of ERISA, including special provisions relating to control over the 401(k) Plan’s assets by participants and beneficiaries. The 401(k) Plan’s feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of Section 404(c) of ERISA relating to control over plan assets by a participant or beneficiary. The effect of this is two-fold. First, you will not be deemed a “fiduciary” because of your exercise of investment discretion. Second, no person who otherwise is a fiduciary, such as the Bank, the 401(k) Plan Administrator, or the 401(k) Plan’s trustee is liable under the fiduciary responsibility provision of ERISA for any loss which results from your exercise of control over the assets in your 401(k) Plan account.

Because you will be entitled to invest up to 50% of your account balance in the 401(k) Plan in New 1895 Bancorp common stock, the regulations under Section 404(c) of ERISA require that the 401(k) Plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with federal or state laws not preempted by ERISA. These regulations also require that your exercise of voting and similar rights with respect to the common stock be conducted in a way that ensures the confidentiality of your exercise of these rights.

Securities and Exchange Commission Reporting and Short-Swing Profit Liability

Section 16 of the Securities Exchange Act of 1934, as amended, imposes reporting and liability requirements on (i) officers, (ii) directors, and (iii) persons beneficially owning more than 10% of public companies such as New 1895 Bancorp Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership. Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of New 1895 Bancorp the individual must fill out a Form 3 reporting initial beneficial ownership and file it with the Securities and Exchange Commission. Changes in beneficial ownership, such as purchases, sales and gifts generally must be reported periodically, either on a Form 4 within two business days after the change occurs, or annually on a Form 5 within 45 days after the close of New 1895 Bancorp’s fiscal year. Discretionary transactions in and beneficial ownership of the common stock through the New 1895 Bancorp Stock Fund of the 401(k) Plan by officers, directors and persons beneficially owning more than 10% of the common stock of New 1895 Bancorp generally must be reported to the Securities and Exchange Commission by such individuals.

In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934, as amended, provides for the recovery by New 1895 Bancorp of profits realized by an officer, director or any person beneficially owning more than 10% of New 1895 Bancorp’s common stock resulting from non-exempt purchases and sales of New 1895 Bancorp common stock within any six-month period.

The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of Section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) persons.

Except for distributions of common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons affected by Section 16(b) are required to hold shares of common stock distributed from the 401(k) Plan for six months following such distribution and are prohibited from directing additional purchases within the New 1895 Bancorp Stock Fund for six months after receiving such a distribution.

Financial Information Regarding 401(k) Plan Assets

Financial information representing the assets available for plan benefits at December 31, 2020, is available upon written request to the 401(k) Plan Administrator at the address shown above.

LEGAL OPINION

The validity of the issuance of the common stock has been passed upon by Luse Gorman, PC, Washington, D.C., which firm acted as special counsel to New 1895 Bancorp in connection with New 1895 Bancorp’s stock offering.

PROSPECTUS

(Proposed Holding Company for PyraMax Bank, FSB)

Up to 3,542,000 Shares of Common Stock

1895 Bancorp of Wisconsin, Inc., a newly formed Maryland corporation that we refer to as “New 1895 Bancorp” throughout this prospectus, is offering shares of common stock for sale on a best efforts basis in connection with the conversion of 1895 Bancorp of Wisconsin, Inc., a federal corporation that we refer to as “Old 1895 Bancorp” throughout this prospectus, from the mutual holding company to the stock holding company form of organization. The shares we are offering represent the majority ownership interest in Old 1895 Bancorp currently owned by 1895 Bancorp of Wisconsin, MHC, a federally chartered mutual holding company. Old 1895 Bancorp’s common stock is currently listed on the Nasdaq Capital Market under the symbol “BCOW.” We expect the shares of New 1895 Bancorp common stock will trade on the Nasdaq Capital Market under the symbol “BCOW.” We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012.

The shares of common stock are first being offered for sale in a subscription offering to eligible depositors of PyraMax Bank, FSB and to tax-qualified employee benefit plans of PyraMax Bank, FSB. Shares not purchased in the subscription offering may be offered for sale to the general public in a community offering, with a preference given first to residents of the communities served by PyraMax Bank, FSB. Any shares of common stock not purchased in the subscription or community offerings may be offered for sale to the public through a syndicate of broker-dealers, referred to in this prospectus as the syndicated community offering. The syndicated community offering may commence before the subscription and community offerings (including any extensions) have expired. However, no shares purchased in the subscription offering or the community offering will be issued until the completion of any syndicated community offering. We may sell up to 3,542,000 shares of common stock because of demand for the shares of common stock or changes in market conditions, without resoliciting subscribers. We must sell a minimum of 2,618,000 shares to complete the offering.

In addition to the shares we are selling in the offering, the shares of common stock of Old 1895 Bancorp currently owned by public stockholders will be exchanged for shares of common stock of New 1895 Bancorp based on an exchange ratio that will result in existing public stockholders owning approximately the same percentage of common stock of New 1895 Bancorp as they owned of the common stock of Old 1895 Bancorp immediately before the completion of the conversion. The number of shares we expect to issue in the exchange ranges from 2,110,944 shares to 2,855,982 shares.

The minimum purchase order is 25 shares. Generally, no individual, or individuals acting through a single qualifying account held jointly, may purchase more than 40,000 shares ($400,000) of common stock, and no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 50,000 shares ($500,000) of common stock in all categories of the offering combined.

The subscription offering will expire at 1:00 p.m., Central Time, on [expiration date]. We expect that the community offering, if held, will expire at the same time. We may extend the expiration date of the subscription and/or community offerings without notice to you until [extension date], or longer if the Federal Reserve Board approves a later date. No single extension may exceed 90 days and the offering must be completed by [final extension date]. Once submitted, orders are irrevocable unless the subscription and community offerings are terminated or extended, with regulatory approval, beyond [extension date], or the number of shares of common stock to be sold is increased to more than 3,542,000 shares or decreased to less than 2,618,000 shares. If the subscription and community offerings are extended past [extension date], all subscribers will be notified and given the opportunity to confirm, change or cancel their orders. If you do not respond to the notice of extension, we will promptly return your funds with interest or cancel your deposit account withdrawal authorization. If the number of shares to be sold in the offering is increased to more than 3,542,000 shares or decreased to less than 2,618,000 shares, we will resolicit subscribers, and all funds delivered to us to purchase shares of common stock in the subscription and community offerings will be returned promptly with interest. Funds received in the subscription and the community offerings will be held in a segregated account at PyraMax Bank, FSB and will earn interest at [interest rate]% per annum until completion or termination of the offering.

Keefe Bruyette & Woods, Inc., a Stifel Company (that we refer to as “KBW” throughout this prospectus) will assist us in selling the shares on a best efforts basis in the subscription and community offerings, and will serve as sole manager for any syndicated community offering. KBW is not required to purchase any shares of common stock that are sold in the offering.

OFFERING SUMMARY

Price: $10.00 per Share

	Minimum	Midpoint	Maximum
Number of shares	2,618,000	3,080,000	3,542,000
Gross offering proceeds	$26,180,000	$30,800,000	$35,420,000
Estimated offering expenses, excluding selling agent fees and expenses (1)	$941,000	$941,000	$941,000
Selling agent fees and expenses (1)(2)	$729,426	$771,930	$814,434
Estimated net proceeds	$24,509,574	$29,087,070	$33,664,566
Estimated net proceeds per share (1)	$9.36	$9.44	$9.50

(1)

See “The Conversion and Offering—Plan of Distribution; Selling Agent and Underwriter Compensation” for a discussion of KBW’s compensation for this offering and the compensation to be received by KBW and the other broker-dealers that may participate in a syndicated community offering.

(2)	Includes records agent fees and expenses payable to KBW, which are included in estimated offering expenses. See “The Conversion and Offering—Stock Information Center Management.”

This investment involves a degree of risk, including the possible loss of principal. See “Risk Factors” beginning on page 19.

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, nor any state securities regulator has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

For assistance, contact the Stock Information Center at [stock center number].

The date of this prospectus is [Prospectus date].

WISCONSIN
OZAUKEE
WAUKESHA
MILWAUKEE
ILLINOIS
41
43
94
794
Grafton
Waukesha
Greenfield
Franklin
Mukwonago
South Milwaukee
PYRAMAX BANK
Corporate Office:
Greenfield
7001 W. Edgerton Avenue
Branch Offices:
Franklin
9000 W. Drexel Avenue
Grafton
1150 Washington Street
Mukwonago
405 River Crest Court
South Milwaukee
1015 Marquette Avenue
Waukesha
1500 E. Moreland Boulevard
Wisconsin
Michigan
Milwaukee
Illinois
Indiana

SUMMARY

The following summary explains the significant aspects of the conversion, the offering and the exchange of existing shares of Old 1895 Bancorp common stock for shares of New 1895 Bancorp common stock. It may not contain all of the information that is important to you. Before making an investment decision, you should read this entire document carefully, including the consolidated financial statements and the related notes, and the section entitled “Risk Factors.”

Our Organizational Structure and the Proposed Conversion

Since January 2019, we have operated in a two-tier mutual holding company structure. Old 1895 Bancorp is a federally chartered corporation that is PyraMax Bank, FSB’s publicly-traded stock holding company. At December 31, 2020, Old 1895 Bancorp had consolidated assets of $516.8 million, deposits of $379.8 million and stockholders’ equity of $60.0 million. Old 1895 Bancorp’s parent company is 1895 Bancorp of Wisconsin, MHC, a federally chartered mutual holding company. At December 31, 2020, Old 1895 Bancorp had 4,851,901 shares of common stock outstanding, of which 2,682,172 shares, or 55.3%, were owned by 1895 Bancorp of Wisconsin, MHC, and the remaining 2,169,729 shares were held by the public (including 175,528 shares purchased by our employee stock ownership plan and 48,767 shares issued to 1895 Bancorp of Wisconsin Community Foundation).

Pursuant to the terms of the plan of conversion and reorganization, which we refer to as the “plan of conversion,” we are converting from the mutual holding company corporate structure to the fully public stock holding company corporate structure. Upon completion of the conversion, 1895 Bancorp of Wisconsin, MHC and Old 1895 Bancorp will cease to exist and New 1895 Bancorp will become the successor corporation to Old 1895 Bancorp. The conversion will be accomplished by the merger of 1895 Bancorp of Wisconsin, MHC with and into Old 1895 Bancorp, followed by the merger of Old 1895 Bancorp with and into New 1895 Bancorp. The shares of New 1895 Bancorp common stock being offered for sale represent the majority ownership interest in Old 1895 Bancorp currently owned by 1895 Bancorp of Wisconsin, MHC. Public stockholders of Old 1895 Bancorp will receive shares of common stock of New 1895 Bancorp in exchange for their shares of Old 1895 Bancorp at an exchange ratio intended to preserve approximately the same aggregate ownership interest in New 1895 Bancorp as public stockholders had in Old 1895 Bancorp, adjusted downward to reflect certain assets held by 1895 Bancorp of Wisconsin, MHC, without giving effect to new shares purchased by them in the offering or cash paid in lieu of any fractional shares. The shares of Old 1895 Bancorp common stock owned by 1895 Bancorp of Wisconsin, MHC will be canceled.

The following diagram shows our current organizational structure, reflecting ownership percentages at December 31, 2020:

After the conversion and offering are completed, we will be organized as a fully public stock holding company, with the stock of New 1895 Bancorp held as follows:

Our Business

PyraMax Bank, FSB, which we may sometimes refer to as “PyraMax Bank” in this prospectus, is a stock savings bank headquartered in Greenfield, Wisconsin. PyraMax Bank was established in 1895 as South Milwaukee Savings and Loan Association and has operated continuously in the Milwaukee metropolitan area since that time. In 1993, the bank changed its name to South Milwaukee Savings Bank, S.A. In May 2000, a merger between South Milwaukee Savings Bank and Mitchell Savings Bank officially formed PyraMax Bank, SSB. The bank changed to a federal savings bank charter in 2003, changing its name to PyraMax Bank, FSB.

From our founding in 1895, we operated as a traditional thrift institution, offering primarily residential mortgage loans and savings accounts, supplemented with multi-family and commercial real estate loans. In 2007, Richard Hurd was promoted to Chief Executive Officer and President of PyraMax Bank. Mr. Hurd began shifting PyraMax Bank’s focus to include more business-oriented products and services. In 2010, PyraMax Bank hired Charles Mauer as its Chief Credit Officer, continuing our increased focus on business-oriented lending. David Ball was hired as President and Chief Operating Officer effective February 2021. In this role, Mr. Ball will oversee the daily operations of PyraMax Bank, FSB, design and implement business strategies and set comprehensive goals for profitability and growth. Mr. Hurd remains our Chief Executive Officer.

We conduct our operations from our three full-service banking offices in Milwaukee County, our two full-service banking offices in Waukesha County and our full-service banking office in Ozaukee County, Wisconsin. We sold our branch located at 1605 West Mitchell Street, Milwaukee, Wisconsin in January 2019. We also closed our leased branch office located at 318 North Water Street, Milwaukee, Wisconsin and our owned branch office at 8001 West National Avenue, West Allis, Wisconsin effective December 31, 2019. We consider our primary lending market area to be Milwaukee, Waukesha and Ozaukee Counties, however, we occasionally make loans secured by properties located outside of our primary lending market, usually to borrowers with whom we have an existing relationship and who have a presence within our primary market.

Our business consists primarily of taking deposits from the general public and investing those deposits, together with funds generated from operations, in one- to four-family residential real estate loans, commercial real estate loans (which includes non-owner occupied commercial real estate, multi-family residential real estate, owner occupied commercial real estate and one- to four-family non-owner occupied loans), commercial loans (which includes commercial and industrial loans) and consumer loans. Commercial real estate growth has been the primary source of recent loan growth, and commercial business loan originations have also been emphasized.

Subject to market conditions, we expect to increase our focus on originating commercial real estate and commercial business loans in an effort to continue to diversify our overall loan portfolio, increase the overall yield earned on our loans and assist in managing interest rate risk. We also invest in securities, which have historically consisted of mortgage-backed securities issued by U.S. government sponsored enterprises, state and municipal securities, asset-backed securities and corporate collateralized mortgage-backed securities. We offer a variety of deposit accounts, including checking accounts, savings accounts and certificate of deposit accounts. Additionally, we have used borrowings, primarily advances from the Federal Home Loan Bank of Chicago, to fund our operations.

Reflecting our focus on our community, in connection with the offering in 2019, we established a charitable foundation called 1895 Bancorp of Wisconsin Community Foundation and funded it with $100,000 in cash and 48,767 shares of our common stock, for an aggregate contribution of $587,670 (based on the $10.00 per share offering price). The purpose of the foundation is to make contributions to support various charitable organizations operating in our community now and in the future.

PyraMax Bank has one subsidiary, PyraMax Insurance Services LLC, which acts as an agent offering a broad array of insurance and risk management products for personal and business needs.

Our website address is www.pyramaxbank.com. Information on this website should not be considered a part of this prospectus.

Business Strategy

Our goal is to provide long-term value to our stockholders, customers and employees and the communities we serve by executing a safe and sound business strategy that produces increasing earnings. We believe there is a significant opportunity for a community-focused bank to provide a full range of financial services to commercial and retail customers in our market area, and the increased capital we will have after the completion of the offering will enable us to compete more effectively with other financial institutions.

Our current business strategy consists of the following:

•

Grow our balance sheet and improve profitability. Given our attractive market area, we believe we are well-positioned to increase the size of our balance sheet without a proportional increase in overhead expense or operating risk. Accordingly, we intend to increase, on a disciplined basis, our assets and liabilities, particularly loans and deposits. As we grow our assets, particularly higher-yielding commercial loans, while controlling our expenses, we anticipate improving our earnings.

•

Grow our loan portfolio prudently and on a managed basis with a focus on diversifying the portfolio, particularly in commercial real estate and commercial lending. Our principal business activity historically has been the origination of residential mortgage loans, supplemented with commercial real estate loans (which includes non-owner occupied commercial real estate, multi-family residential real estate, owner occupied commercial real estate and one- to four-family non-owner occupied real estate loans). We intend to retain our presence as a mortgage lender in our market area and continue to increase our origination of commercial real estate and commercial loans (which includes commercial and industrial loans) including increasing our loan exposure in participations purchased. Over the last several years, we have incrementally increased the amount of some of our commercial real estate and commercial loan originations to preferred borrowers, and we intend to continue to originate similarly-sized loans within our present underwriting standards. The capital we are raising in the offering will support an increase in our lending limits, although we do not intend to originate loans up to our regulatory limit except in extraordinary circumstances.

Increasing the number of larger commercial real estate loans and commercial business loan originations involves risk, as described in “Risk Factors—We have a substantial amount of commercial real estate and commercial loans, and intend to continue to increase originations of these types of loans both directly and through participations. These loans involve credit risks that could adversely affect our financial condition and results of operations” and “—Our portfolio of loans with a higher risk of loss is increasing, which may lead to additional provisions for loan losses or charge-offs, which would reduce our profits or cause losses.”

•

Continue to increase core deposits, with an emphasis on low cost demand deposits. We seek core deposits to provide a stable source of funds to support loan growth at costs consistent with improving our net interest rate spread and margin. Core deposits also help us maintain loan-to-deposit ratios at levels consistent with regulatory expectations. We consider our core deposits to include checking accounts, money market accounts and statement savings. In particular, our Treasury Management unit focuses on generating and retaining business deposits, which assists in generating fee income. Core deposits increased to $292.2 million at December 31, 2020, from $202.2 million at December 31, 2019, which we believe partly reflects our customers maintaining greater than usual deposit balances during the COVID-19 pandemic.

•

Manage credit risk to maintain a low level of non-performing assets. We believe strong asset quality is a key to our long-term financial success. Our strategy for credit risk management focuses on having an experienced team of credit professionals, well-defined policies and procedures, appropriate loan underwriting criteria and active credit monitoring. In recent years we have conducted an extensive review of, and have enhanced, our credit, underwriting and loan processing policies and procedures. Excluding PPP loans, which we believe will be forgiven or guaranteed by the SBA, our non-performing assets to total assets ratio was 0.25% at December 31, 2020, compared to 0.47% at December 31, 2019. At December 31, 2019, the majority of our non-performing assets were related to residential real estate. We have deferred interest and principal payments for customers whose cash flow has declined due to the COVID-19 pandemic. At December 31, 2020, our modified loans totaled $14.1 million.

•

Continue to grow organically while being aware of acquisition opportunities. The funds raised from this offering will provide capital to execute our business plan which primarily consists of organic growth. The new full stock structure and capital will allow us to look at acquisitions of other financial institutions where it might yield potential financial benefits to our stockholders. We do not have any current plans with acquisitions and we know opportunities could be limited.

•

Continue to provide value to our community. Our goal is to provide long-term value to our customers, employees and the communities we serve by executing a safe and sound service-oriented business strategy that produces increasing earnings. We believe there is a significant opportunity for a community-focused bank to provide a full range of financial services to commercial and retail customers in our market area, and the increased capital from the offering will enable us to compete more effectively with other financial institutions.

These strategies are intended to guide our investment of the net proceeds of the offering. We intend to continue to pursue our business strategy after the conversion and the offering, subject to changes necessitated by future market conditions, regulatory restrictions and other factors.

Impact of COVID-19 Outbreak

During the first quarter of 2020, global financial markets experienced significant volatility resulting from the spread of a novel coronavirus known as COVID-19. In March 2020, the World Health Organization declared COVID-19 a global pandemic and the United States declared a National Public Health Emergency. The COVID-19 pandemic has restricted the level of economic activity in our markets. In response to the COVID-19 pandemic, the governments of the state of Wisconsin and of most other states took preventative or protective actions, such as imposing restrictions on travel and business operations, advising or requiring individuals to limit or forego time outside of their homes, and ordering temporary closures of businesses that have been deemed to be non-essential. These measures dramatically increased unemployment in the United States and our market. The unemployment rate for December 2020 was 5.5% in Wisconsin and 6.0% in the Milwaukee-Waukesha-West Allis, Wisconsin Metropolitan Statistical Area, as compared to 3.5% and 3.2%, respectively, for December 2019. The government and private sector responses to the COVID-19 pandemic have negatively impacted many businesses, and thereby threatened the repayment ability of some of our borrowers.

To address the economic impact of COVID-19 in the United States, the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”), was signed into law on March 27, 2020. The CARES Act included a number of provisions that affected us, including accounting relief for troubled debt restructurings (“TDRs”). The CARES Act also established the Paycheck Protection Program (“PPP”) through the Small Business Administration (“SBA”), which provided a uniform system to expedite the ability for us to lend money to small businesses to maintain employee payrolls through the crisis with guarantees from the SBA. Under the PPP, the borrower’s obligation to repay loan amounts may be forgiven if the borrower maintains employee payrolls and meets certain other requirements. In the event of any such forgiveness or partial forgiveness, the amount forgiven is remitted to us by the SBA. As of December 31, 2020, PyraMax Bank has funded 246 PPP loans totaling $17.2 million, of which $13.1 million had been forgiven through December 31, 2020.

On December 27, 2020, the Consolidated Appropriations Act, 2021 (the “Relief Act”) became law and provided an additional $284 billion for the PPP, as well as extending the PPP through March 31, 2021. Among the changes to the PPP as a result of the Relief Act include: (1) an opportunity for a second PPP forgivable loan for small businesses and nonprofits with 300 or fewer employees that can demonstrate a loss of 25% of gross receipts in any quarter during 2020 compared to the corresponding quarter in 2019 (or demonstrating a loss of 25% of gross receipts for calendar year 2020 compared to calendar year 2019); (2) allowing qualified borrowers to apply for a PPP loan up to 2.5 times (or 3.5 times for small businesses in the restaurant and hospitality industries) the borrower’s average monthly payroll costs in the one-year period prior to the date on which the loan is made or calendar year 2019, limited to a maximum loan amount of $2.0 million; (3) the addition of personal protective equipment expenses, costs associated with outdoor dining, uninsured costs related to property damaged and vandalism or looting due to 2020 public disturbances, supplier costs and a broader category of operational expenses (including cloud computing services and other business software) as eligible and forgivable expenses; (4) simplifying the loan forgiveness process for loans of $150,000 or less; and (5) eliminating the requirement that Economic Injury Disaster Loan (“EIDL”) Advances will reduce the borrower’s PPP loan forgiveness amount. Additionally, expenses paid with the proceeds of PPP loans that are forgiven (or are reasonably expected to be forgiven) are now tax-deductible, reversing previous guidance from the U.S. Department of the Treasury and the Internal Revenue Service, which did not allow deductions on expenses paid for with PPP loan proceeds which were forgiven (or reasonably expected to be forgiven).

In addition, the Board of Governors of the Federal Reserve System, which we refer to as the “Federal Reserve Board,” took steps to bolster the economy by, among other things, reducing the federal funds rate and the discount-window borrowing rate to near zero. In response to the COVID-19 pandemic, we implemented protocols and processes to help protect our employees, customers and communities. These measures include:

•

operating our branches under a drive-through model with appointment-only lobby service for a period of time, leveraging our business continuity plans and capabilities that include critical operations teams being divided and dispersed to separate locations and, when possible, having employees work from home; and

•

offering assistance to our customers affected by the COVID-19 pandemic, which includes payment deferrals, waiving certain fees, suspending property foreclosures, and participating in the CARES Act and lending programs for businesses, including the PPP.

We have implemented various consumer and commercial loan modification programs to provide our borrowers relief from the economic impacts of COVID-19. Based on guidance in the CARES Act, COVID-19 related modifications to loans that were current as of December 31, 2019 are exempt from TDR classification under accounting principles generally accepted in the United States (“U.S. GAAP”). In addition, the bank regulatory agencies issued interagency guidance stating that COVID-19 related short-term modifications (i.e., six months or less) granted to loans that were current as of the loan modification program implementation date are not TDRs.

As of December 31, 2020, PyraMax Bank had deferrals of $308,000 in interest, escrow and principal payments on $14.1 million in outstanding loans. We have not deferred our recognition of interest income with respect to loans subject to modifications.

Given the unprecedented uncertainty and rapidly evolving economic effects and social impacts of the COVID-19 pandemic, the future direct and indirect impact on our business, results of operations and financial condition are uncertain. Should current economic conditions persist or continue to deteriorate, we expect that this macroeconomic environment will have a continued adverse effect on our business and results of operations, which could include, but not be limited to: decreased demand for our products and services, protracted periods of lower interest rates, increased non-interest expenses, including operational losses, and increased credit losses due to deterioration in the financial condition of our consumer and commercial borrowers, including declining asset and collateral values, which may continue to increase our provision for credit losses and net charge-offs.

For additional information, see “Risk Factors—Risks Related to the COVID-19 Pandemic—The economic impact of the COVID-19 outbreak could adversely affect our financial condition and results of operations.”

Reasons for the Conversion and Offering

Our primary reasons for converting to the fully public stock form of ownership and undertaking the offering are to:

•

Enhance our regulatory capital position to support growth. A strong capital position is essential to achieving our long-term objectives of growing PyraMax Bank, FSB and building stockholder value. Although PyraMax Bank, FSB exceeds all regulatory capital requirements, the proceeds from the offering will materially strengthen our capital position and enable us to support our potential growth. We intend to focus on increasing the number of commercial and commercial real estate loans that we originate annually. Although we anticipate that the average size of our loans will increase, we do not anticipate that the size of our largest loans will increase materially, even though our regulatory lending limit will be much greater after the offering. The augmented regulatory capital will be essential to the continued implementation of our business strategy.

•

Transition our organization to a stock holding company structure, which gives us greater flexibility to access the capital markets compared to our existing mutual holding company structure. The stock holding company structure gives us greater flexibility to access the capital markets to support our growth through possible future equity and debt offerings. We have no current plans, agreements or understandings regarding any additional equity or debt offerings.

•

Improve the liquidity of our shares of common stock. We expect that the larger number of shares that will be outstanding after completion of the conversion and offering will result in a more liquid and active market for New 1895 Bancorp common stock. A more liquid and active market will make it easier for our stockholders to buy and sell our common stock and will give us greater flexibility in implementing capital management strategies.

•

Facilitate our stock holding company’s ability to pay dividends to our public stockholders. Current regulations of the Federal Reserve Board substantially restrict the ability of 1895 Bancorp of Wisconsin, MHC, to waive dividends declared by Old 1895 Bancorp. Accordingly, because any dividends declared and paid by Old 1895 Bancorp have been paid to 1895 Bancorp of Wisconsin, MHC along with all other stockholders, the amount of dividends available for all other stockholders has been less than if 1895 Bancorp of Wisconsin, MHC were to waive the receipt of dividends. The conversion will eliminate our mutual holding company structure and will facilitate our ability to pay dividends to all stockholders of New 1895 Bancorp, subject to legal, regulatory and financial considerations applicable to all financial institutions. See “Our Dividend Policy.”

•

Facilitate future mergers and acquisitions. The funds raised from this offering will provide capital to execute our business plan which primarily consists of organic growth. The new full stock structure and capital will allow us to look at acquisitions of other financial institutions where it might yield potential financial benefits to our stockholders. We do not have any current plans with acquisitions and we know opportunities could be limited. In addition, although we intend to remain an independent financial institution, the stock holding company structure may make us a more attractive acquisition candidate for other institutions. Applicable regulations prohibit anyone from acquiring or offering to acquire more than 10% of our stock for three years following completion of the conversion without regulatory approval.

Terms of the Offering

We are offering for sale between 2,618,000 and 3,542,000 shares of common stock first to eligible depositors of PyraMax Bank, FSB and to our tax-qualified employee benefit plans and, to the extent shares remain available, we may offer shares in a community offering to the general public, with a preference given first to natural persons (including trusts of natural persons) residing in the Wisconsin Counties of Milwaukee, Waukesha and Ozaukee. If necessary, we will also offer for sale shares to the general public in a syndicated community offering. Unless the number of shares of common stock to be offered is increased to more than 3,542,000 shares or decreased to fewer than 2,618,000 shares, or the subscription and community offerings are extended beyond [extension date], subscribers will not have the opportunity to change or cancel their stock orders once submitted. If the subscription and community offerings are extended past [extension date], all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. All subscribers will be notified by mail sent to the address the subscriber provides on the stock order form they have submitted. If you do not respond to the notice of extension, your order will be cancelled and we will promptly return your funds with interest at [interest rate]% per annum or cancel your deposit account withdrawal authorization. If the number of shares to be sold is increased to more than 3,542,000 shares or decreased to less than 2,618,000 shares, all subscribers’ stock orders will be canceled, their withdrawal authorizations will be canceled and funds delivered to us to purchase shares of common stock in the subscription and community offerings will be returned promptly with interest at [interest rate]% per annum. We will then resolicit subscribers, giving them an opportunity to place new orders for a period of time. No shares purchased in the subscription offering and community offering will be issued until the completion of any syndicated community offering, if utilized.

The purchase price of each share of common stock offered for sale in the offering is $10.00. All investors will pay the same purchase price per share, regardless of whether the shares are purchased in the subscription offering, a community offering or a syndicated community offering. Investors will not be charged a commission to purchase shares of common stock in the offering. KBW, our marketing agent in the offering, will use its best efforts to assist us in selling shares of our common stock in the offering but is not obligated to purchase any shares of common stock in the offering.

How We Determined the Offering Range, the Exchange Ratio and the $10.00 Per Share Purchase Price

The amount of common stock we are offering for sale and the exchange ratio for the exchange of shares of Old 1895 Bancorp for shares of New 1895 Bancorp are based on an independent appraisal of the estimated market value of New 1895 Bancorp, assuming the offering has been completed. Faust Financial, LLC, our independent appraiser, has estimated that, as of February 8, 2021, this market value was $55.6 million. Based on federal regulations, this market value forms the midpoint of a valuation range with a minimum of $47.3 million and a maximum of $64.0 million. Based on this valuation range, the 55.3% ownership interest of 1895 Bancorp of Wisconsin, MHC in Old 1895 Bancorp as of December 31, 2020 being sold in the offering, certain assets held by 1895 Bancorp of Wisconsin, MHC and the $10.00 per share price, the number of shares of common stock being offered for sale by New 1895 Bancorp ranges from 2,618,000 shares to 3,542,000 shares. The purchase price of $10.00 per share was selected primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions. The exchange ratio ranges from 0.9729 shares at the minimum of the offering range to 1.3163 shares at the maximum of the offering range, and will generally preserve in New 1895 Bancorp the percentage ownership of public stockholders in Old 1895 Bancorp immediately before the completion of the conversion. Faust Financial, LLC will update its appraisal before we complete the conversion and offering. If our pro forma market value at that time is either below $47.3 million or above $64.0 million, then, after consulting with the Federal Reserve Board, we may: terminate the offering and promptly return all funds with interest; set a new offering range and provide all subscribers the opportunity to place a new order; or take such other actions as may be permitted by the Federal Reserve Board and the Securities and Exchange Commission.

The appraisal is based in part on Old 1895 Bancorp’s financial condition and results of operations, the pro forma effect of the additional capital raised in the offering, and an analysis of a comparable group of 10 publicly traded savings banks and savings and loan holding companies that Faust Financial, LLC considers comparable to Old 1895 Bancorp. The appraisal comparable group consists of the following companies, all of which are traded on the Nasdaq Stock Market. Assets are as of December 31, 2020 unless noted otherwise.

Company Name	Ticker Symbol	Headquarters	Total Assets
			(In thousands)
CBM Bancorp, Inc.	CBMB	Baltimore, MD	$231,798
Cincinnati Bancorp, Inc.	CNNB	Cincinnati, OH	$232,091
Elmira Savings Bank (1)	ESBK	Elmira, NY	$644,777
FFBW, Inc.	FFBW	Brookfield, WI	$285,634
HMN Financial, Inc. (1)	HMNF	Rochester, MN	$897,596
Home Federal Bancorp, Inc. of Louisiana (1)	HFBL	Shreveport, LA	$542,184
HV Bancorp, Inc.	HVBC	Doylestown, PA	$505,903
IF Bancorp, Inc. (1)	IROQ	Watseka, IL	$713,399
Mid-Southern Bancorp, Inc.	MSVB	Salem, IN	$218,098
WVS Financial Corp. (1)	WVFC	Pittsburgh, PA	$328,173

(1)	As of September 30, 2020.

The following table presents a summary of selected pricing ratios for New 1895 Bancorp (on a pro forma basis) as of and for the twelve months ended December 31, 2020, and for the comparable group companies based on earnings and other information as of and for the twelve months ended December 31, 2020, with stock prices as of February 8, 2021, as reflected in the appraisal report. Compared to the average pricing of the comparable group, and based upon the information in the following table, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 25.9% on a price-to-book value basis, a discount of 27.5% on a price-to-tangible book value basis, and a premium of 81.4% on a price-to-earnings basis.

	Price-to-earnings multiple (1)	Price-to-book value ratio	Price-to-tangible book value ratio
New 1895 Bancorp (on a pro forma basis, assuming completion of the conversion)
Maximum	55.80x	71.47%	71.47%
Midpoint	46.34x	65.07%	65.07%
Minimum	33.49x	58.04%	58.04%
Valuation of comparable group companies, all of which are fully converted (on an historical basis)
Averages	25.54x	87.76%	89.71%
Medians	13.72x	88.66%	90.12%

(1)

Price-to-earnings multiples calculated by Faust Financial, LLC in the independent appraisal are based on an estimate of “core” or recurring earnings. These ratios are different than those presented in “Pro Forma Data.”

The independent appraisal does not indicate trading market value. Do not assume or expect that our valuation as indicated in the appraisal means that after the conversion and offering the shares of our common stock will trade at or above the $10.00 per share purchase price. Furthermore, the pricing ratios presented in the appraisal were used by Faust Financial, LLC to estimate our pro forma appraised value for regulatory purposes and not to compare the relative value of shares of our common stock with the value of the capital stock of the comparable group. The value of the capital stock of a particular company may be affected by a number of factors such as financial performance, asset size and market location.

For a more complete discussion of the amount of common stock we are offering for sale and the independent appraisal, see “The Conversion and Offering—Stock Pricing and Number of Shares to be Issued.”

Effect of 1895 Bancorp of Wisconsin, MHC’s Assets on Minority Stock Ownership

Public stockholders of Old 1895 Bancorp will receive shares of common stock of New 1895 Bancorp in exchange for their shares of common stock of Old 1895 Bancorp pursuant to an exchange ratio that is designed to provide public stockholders with the same ownership percentage of the common stock of New 1895 Bancorp after the conversion as their ownership percentage in Old 1895 Bancorp immediately before the conversion, without giving effect to new shares purchased in the offering or cash paid in lieu of any fractional shares. However, the exchange ratio will be adjusted downward to reflect assets held by 1895 Bancorp of Wisconsin, MHC (other than shares of common stock of Old 1895 Bancorp) at the completion of the conversion, which net assets consist primarily of cash totaling $100,000 as of the date of the appraisal. This adjustment would decrease Old 1895 Bancorp’s public stockholders’ ownership interest in New 1895 Bancorp from 44.7% to 44.6%, and would increase the ownership interest of persons who purchase stock in the offering from 55.3% (the amount of Old 1895 Bancorp’s outstanding stock held by 1895 Bancorp of Wisconsin, MHC) to 55.4%.

The Exchange of Existing Shares of Old 1895 Bancorp Common Stock

If you are a stockholder of Old 1895 Bancorp immediately before the completion of the conversion, your shares will be exchanged for shares of common stock of New 1895 Bancorp. The number of shares of common stock you will receive will be based on the exchange ratio, which will depend upon our final appraised value and the percentage of outstanding shares of Old 1895 Bancorp common stock owned by public stockholders immediately before the completion of the conversion. The following table shows how the exchange ratio will adjust, based on the appraised value of New 1895 Bancorp as of February 8, 2021, assuming public stockholders of Old 1895 Bancorp own 44.7% of Old 1895 Bancorp common stock and 1895 Bancorp of Wisconsin, MHC had assets (excluding its shares of Old 1895 Bancorp common stock) of $100,000 immediately before the completion of the conversion. The table also shows the number of shares of New 1895 Bancorp common stock a hypothetical owner of Old 1895 Bancorp common stock would receive in exchange for 100 shares of Old 1895 Bancorp common stock owned at the completion of the conversion, depending on the number of shares of common stock issued in the offering.

	Shares to be Sold in The Offering		Shares of New 1895 Bancorp to be Issued for Shares of Old 1895 Bancorp		Total Shares of Common Stock to be Issued in Exchange and Offering	Exchange Ratio	Equivalent Value of Shares Based Upon Offering Price (1)	Equivalent Pro Forma Tangible Book Value Per Exchanged Share (2)	Whole Shares to be Received for 100 Existing Shares (3)
	Amount	Percent	Amount	Percent
Minimum	2,618,000	55.4%	2,110,944	44.6%	4,728,944	0.9729	$9.73	$16.76	97
Midpoint	3,080,000	55.4%	2,483,463	44.6%	5,563,463	1.1446	11.45	17.59	114
Maximum	3,542,000	55.4%	2,855,982	44.6%	6,397,982	1.3163	13.16	18.42	131

(1)

Represents the value of shares of New 1895 Bancorp common stock to be received in the conversion by a holder of one share of Old 1895 Bancorp, pursuant to the exchange ratio, based upon the $10.00 per share offering price.

(2)

Represents the pro forma tangible book value per share at each level of the offering range multiplied by the respective exchange ratio. At December 31, 2020, Old 1895 Bancorp’s tangible book value per share was $12.37.

(3)	Cash will be paid in lieu of fractional shares.

No fractional shares of New 1895 Bancorp common stock will be issued to any public stockholder of Old 1895 Bancorp. For each fractional share that otherwise would be issued, New 1895 Bancorp will pay in cash an amount equal to the product obtained by multiplying the fractional share interest to which the holder otherwise would be entitled by the $10.00 per share offering price.

Outstanding options to purchase shares of Old 1895 Bancorp common stock will convert into and become options to purchase shares of New 1895 Bancorp common stock based upon the exchange ratio. The aggregate exercise price, duration and vesting schedule of these options will be unaffected by the conversion. At December 31, 2020, there were 218,115 outstanding options to purchase shares of Old 1895 Bancorp common stock, of which none have vested. The outstanding options will be converted into options to purchase 212,204 shares of common stock at the minimum of the offering range and 287,105 shares of common stock at the maximum of the offering range. Because federal regulations prohibit us from repurchasing our common stock during the first year following the conversion unless compelling business reasons exist to do so, we may use authorized but unissued shares to fund option exercises that occur during the first year following the conversion. If all existing options were exercised and funded with authorized but unissued shares of common stock following the conversion, stockholders would experience ownership dilution of approximately 4.3% at the minimum of the offering range.

Intended Use of the Proceeds From the Offering

We intend to contribute 50% of the net proceeds from the offering to PyraMax Bank, FSB, fund a loan to the new employee stock ownership plan to finance its purchase of shares of common stock in the offering and retain the remainder of the net proceeds from the offering at New 1895 Bancorp. Therefore, assuming we sell 3,080,000 shares of common stock in the offering at the midpoint of the offering range, and we have net proceeds of $29.1 million, we intend to contribute $14.5 million to PyraMax Bank, FSB, loan $2.5 million to the new employee stock ownership plan to fund its purchase of shares of common stock and retain the remaining $12.1 million of the net proceeds at New 1895 Bancorp.

New 1895 Bancorp may use the funds it retains for investment in securities, to repurchase shares of common stock, to acquire other financial institutions or financial services companies, to pay cash dividends and for other general corporate purposes. Federal regulations do not permit us to repurchase our shares during the first year following the completion of the offering except to fund the grants of restricted stock under a stock-based benefit plan or under extraordinary circumstances.

PyraMax Bank, FSB may use the proceeds it receives to support increased lending, enhance existing, or support growth and the development of new, products and services, or expand its branch network by establishing or acquiring new branches or by acquiring other financial institutions or financial services companies. We do not currently have any agreements or understandings regarding any acquisitions or branch transactions.

See “How We Intend to Use the Proceeds from the Offering” for additional information.

Persons Who May Order Shares of Common Stock in the Offering

We are offering the shares of common stock for sale in a subscription offering in the following descending order of priority:

(i)	To depositors with accounts at PyraMax Bank, FSB with aggregate balances of at least $50.00 at the close of business on December 31, 2019;

(ii)

To our tax-qualified employee benefit plans (including PyraMax Bank, FSB’s employee stock ownership plan and 401(k) plan), which may subscribe for, in the aggregate, up to 10% of the shares of common stock sold in the offering. We expect our employee stock ownership plan to purchase 8% of the shares of common stock sold in the offering;

(iii)	To depositors with accounts at PyraMax Bank, FSB with aggregate balances of at least $50.00 at the close of business on [supplemental eligibility record date]; and

(iv)	To depositors of PyraMax Bank, FSB at the close of business on [member record date].

Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a community offering, with a preference given first to natural persons (including trusts of natural persons) residing in the Wisconsin Counties of Milwaukee, Waukesha and Ozaukee. The community offering is expected to begin concurrently with the subscription offering, but may begin concurrently with, during or promptly after the subscription offering. We also may offer for sale shares of common stock not purchased in the subscription offering and the community offering in a syndicated community offering. KBW will act as sole manager for the syndicated community offering. We have the right to accept or reject, in our sole discretion, orders received in the community offering or syndicated community offering, and our interpretation of the terms and conditions of the plan of conversion will be final. Any determination to accept or reject stock orders in the community offering or syndicated community offering will be based on the facts and circumstances available to management at the time of the determination.

If we receive orders for more shares than we are offering for sale, we may not be able to fully or partially fill your order. A detailed description of the subscription offering, the community offering and the syndicated community offering, as well as a discussion regarding allocation procedures, can be found in the section of this prospectus entitled “The Conversion and Offering.”

Limits on How Much Common Stock You May Purchase

The minimum number of shares of common stock that may be purchased is 25 shares.

Generally, no individual, or individuals acting through a single qualifying account held jointly, may purchase more than 40,000 shares ($400,000) of common stock. If any of the following persons purchase shares of common stock, their purchases, in all categories of the offering, when combined with your purchases, cannot exceed 50,000 shares ($500,000) of common stock:

•	your spouse or relatives of you or your spouse living in your house;

•	most companies, trusts or other entities in which you are a senior officer, partner, trustee or have a substantial beneficial interest; or

•	other persons who may be your associates or persons acting in concert with you.

Unless we determine otherwise, persons having the same residence or mailing address and persons exercising subscription rights through qualifying accounts registered to the same address will be subject to the overall purchase limitation of 50,000 shares ($500,000).

In addition to the above purchase limitations, there is an ownership limitation for current stockholders of Old 1895 Bancorp other than our employee stock ownership plan. Shares of common stock that you purchase in the offering individually and together with persons described above, plus any shares you and they receive in exchange for existing shares of Old 1895 Bancorp common stock, may not exceed 9.9% of the total shares of common stock to be issued and outstanding after the completion of the conversion and offering. However, if, based on your current ownership level, you will own more than 9.9% of the total shares of common stock of New 1895 Bancorp to be issued and outstanding after the completion of the conversion and offering following the exchange of your shares of Old 1895 Bancorp common stock, you will be ineligible to purchase any new shares in the offering. You will be required to obtain regulatory approval or non-objection before acquiring 10% or more of New 1895 Bancorp’s common stock.

Subject to regulatory approval, we may increase or decrease the purchase and ownership limitations at any time. See the detailed description of the purchase limitations in “The Conversion and Offering—Additional Limitations on Common Stock Purchases.”

How You May Purchase Shares of Common Stock in the Subscription Offering and the Community Offering

In the subscription offering and community offering, you may pay for your shares only by:

(i)	personal check, bank check or money order made payable to 1895 Bancorp of Wisconsin, Inc. (third-party checks will not be accepted); or

(ii)

authorizing us to withdraw available funds (without any early withdrawal penalty) from the types of PyraMax Bank, FSB deposit account(s), other than checking accounts or individual retirement accounts (“IRAs”), designated on the stock order form.

Do not submit cash. Applicable regulations prohibit PyraMax Bank, FSB from lending funds or extending credit to any person to purchase shares of common stock in the offering. You may not submit a PyraMax Bank, FSB line of credit check. You may not designate withdrawal from PyraMax Bank, FSB’s accounts with check-writing privileges; rather, submit a check. If you request a direct withdrawal from an account with check-writing privileges, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and will immediately withdraw the amount from the specified account(s). You may not authorize direct withdrawal from a PyraMax Bank, FSB individual retirement account. See “—Using Individual Retirement Account Funds to Purchase Shares of Common Stock.”

You may subscribe for shares of common stock in the subscription and community offerings by delivering a signed and completed original stock order form, together with full payment payable to 1895 Bancorp of Wisconsin, Inc. or authorization to withdraw funds from one or more of your PyraMax Bank, FSB deposit accounts, provided that the stock order form is received (not postmarked) before 1:00 p.m., Central Time, on [expiration date], which is the expiration of the subscription offering period. You may submit your stock order form and payment by mail using the stock order reply envelope provided or by overnight delivery to the address listed on the stock order form. You may hand-deliver stock order forms to PyraMax Bank, FSB’s corporate office located at 7001 West Edgerton Avenue, Greenfield, Wisconsin. The Stock Information Center will be open Monday through Friday, between 9:00 a.m. and 3:00 p.m., Central Time. The Stock Information Center will not be open on bank holidays. Hand-delivered stock order forms will be accepted only at this location. We will not accept stock order forms at our other offices. Do not mail stock order forms to PyraMax Bank, FSB’s offices.

See “The Conversion and Offering—Procedure for Purchasing Shares in the Subscription and Community Offerings—Payment for Shares” for a complete description of how to purchase shares in the subscription and community offerings.

Using Individual Retirement Account Funds to Purchase Shares of Common Stock

You may be able to subscribe for shares of common stock using funds in your IRA or other retirement account. If you wish to use some or all of the funds in your PyraMax Bank, FSB IRA or other retirement account, the applicable funds must be transferred to a self-directed account maintained by an independent custodian or trustee, such as a brokerage firm, and the purchase must be made through that account. If you do not have such an account, you will need to establish one before placing your stock order. A one-time and/or annual administrative fee may be payable to the independent custodian or trustee. Because individual circumstances differ and the processing of retirement fund orders takes additional time, we recommend that you contact our Stock Information Center promptly, preferably at least two weeks before the [expiration date] offering deadline, for assistance with purchases using funds in your IRA or other retirement account you may have at PyraMax Bank, FSB or elsewhere. Whether you may use such funds to purchase shares in the offering may depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

See “The Conversion and Offering—Procedure for Purchasing Shares in the Subscription and Community Offerings—Payment for Shares” and “—Using Individual Retirement Account Funds” for a complete description of how to use IRA funds to purchase shares of common stock in the offering.

Market for Common Stock

Existing publicly held shares of Old 1895 Bancorp’s common stock are listed on the Nasdaq Capital Market under the symbol “BCOW.” Upon completion of the conversion, the shares of common stock of New 1895 Bancorp will replace the existing shares of Old 1895 Bancorp common stock, and we expect the shares of New 1895 Bancorp common stock will trade on the Nasdaq Capital Market under the symbol “BCOW.” In order to list our stock on the Nasdaq Capital Market, we are required to have at least three broker-dealers who will make a market in our common stock. As of [stockholder record date], Old 1895 Bancorp had 16 registered market makers in its common stock.

Our Dividend Policy

Following completion of the offering, our board of directors will have the authority to declare dividends on our shares of common stock. The board’s determination of whether to declare a dividend and the amount of any such dividend is subject to our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. No decision has been made with respect to the amount, if any, and timing of any dividend payments. We cannot assure you that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated in the future.

For information regarding our proposed dividend policy, see “Our Dividend Policy.”

Purchases by Directors and Executive Officers

We expect our directors and executive officers, together with their associates, to subscribe for 14,300 shares of common stock in the offering, representing 0.55% of the shares to be sold at the minimum of the offering range. The purchase price paid by them will be the same $10.00 per share price paid by all other persons who purchase shares of common stock in the offering. Following the conversion, our directors and executive officers, together with their associates, are expected to beneficially own ____________ shares of common stock (including any stock options exercisable within 60 days of [stockholder record date]), or ________________% of our total outstanding shares of common stock at the minimum of the offering range, which includes shares they currently own in Old 1895 Bancorp that will be exchanged for shares of New 1895 Bancorp.

See “Subscriptions by Directors and Executive Officers” for more information on the proposed purchases of shares of common stock by our directors and executive officers.

Deadline for Orders of Shares of Common Stock in the Subscription and Community Offerings

The deadline for submitting orders to purchase shares of common stock in the subscription and community offerings is 1:00 p.m., Central Time, on [expiration date], unless we extend this deadline. If you wish to purchase shares of common stock, a properly completed and signed original stock order form, together with full payment, must be received (not postmarked) by this time.

Although we will make reasonable attempts to provide this prospectus and offering materials to holders of subscription rights, the subscription offering and all subscription rights will expire at 1:00 p.m., Central Time, on [expiration date], whether or not we have been able to locate each person entitled to subscription rights.

See “The Conversion and Offering—Procedure for Purchasing Shares in the Subscription and Community Offerings—Expiration Date” for a complete description of the deadline for purchasing shares in the offering.

You May Not Sell or Transfer Your Subscription Rights

Applicable regulations prohibit you from transferring your subscription rights. If you order shares of common stock in the subscription offering, you will be required to certify that you are purchasing the common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights or the shares that you are purchasing. We intend to take legal action, including reporting persons to federal or state agencies, against anyone who we believe has sold or transferred his or her subscription rights. We will not accept your order if we have reason to believe you have sold or transferred your subscription rights. On the stock order form, you cannot add the names of others for joint or beneficial stock registration who do not have subscription rights or who qualify only in a lower subscription offering priority than you. Doing so may jeopardize your subscription rights. You may only add those who were eligible to purchase shares of common stock in the subscription offering at your date of eligibility. In addition, the stock order form requires that you list all deposit accounts you held at your date of eligibility, giving all names on each account and the account number at the applicable eligibility date. Failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation.

Delivery of Shares of Common Stock

All shares of common stock sold will be issued in book entry form. Stock certificates will not be issued. A statement reflecting ownership of shares of common stock issued in the subscription and community offerings will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order forms as soon as practicable following consummation of the conversion and offering. We expect trading in the stock to begin on the day of completion of the conversion and offering or the next business day. The conversion and offering are expected to be completed as soon as practicable following satisfaction of the conditions described below in “—Conditions to Completion of the Conversion.” Until a statement reflecting your ownership of shares of common stock is available and delivered to you, you may not be able to sell the shares of common stock that you purchased in the offering, even though the common stock will have begun trading. Your ability to sell your shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Conditions to Completion of the Conversion

We cannot complete the conversion and offering unless:

•

The plan of conversion is approved by at least a majority of votes eligible to be cast by members of 1895 Bancorp of Wisconsin, MHC (i.e., eligible depositors of PyraMax Bank, FSB as of the close of business on [member record date]);

•

The plan of conversion is approved by Old 1895 Bancorp stockholders holding at least two-thirds of the outstanding shares of common stock of Old 1895 Bancorp as of the close of business on [stockholder record date], including shares held by 1895 Bancorp of Wisconsin, MHC;

•

The plan of conversion is approved by Old 1895 Bancorp stockholders holding at least a majority of the outstanding shares of common stock of Old 1895 Bancorp as of the close of business on [stockholder record date], excluding shares held by 1895 Bancorp of Wisconsin, MHC;

•	We sell at least the minimum number of shares of common stock offered in the offering;

•	We receive approval from the Federal Reserve Board; and

•	The Office of the Comptroller of the Currency approves an amendment to PyraMax Bank, FSB’s charter to provide for a liquidation account.

1895 Bancorp of Wisconsin, MHC intends to vote its shares in favor of the plan of conversion. At the close of business on [stockholder record date], 1895 Bancorp of Wisconsin, MHC owned 2,682,172 shares, or approximately 55.3%, of the outstanding shares of common stock of Old 1895 Bancorp. At the close of business on [stockholder record date], the directors and executive officers of Old 1895 Bancorp and their affiliates owned ______________ shares of Old 1895 Bancorp (excluding exercisable options), or ________________% of the outstanding shares of common stock and _____________% of the outstanding shares of common stock excluding shares held by 1895 Bancorp of Wisconsin, MHC. They intend to vote those shares in favor of the plan of conversion.

Steps We May Take if We Do Not Receive Orders for the Minimum Number of Shares

If we do not receive orders for at least 2,618,000 shares of common stock, we may take one or more steps to sell the minimum number of shares of common stock in the offering range. Specifically, we may:

(i)	increase the purchase limitations; and/or

(ii)	seek regulatory approval to extend the offering beyond [extension date].

If we extend the offering past [extension date], all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to the notice of extension, we will cancel your stock order and promptly return your funds with interest for funds received in the subscription and community offering or cancel your deposit account withdrawal authorization. If one or more purchase limitations are increased, subscribers in the subscription offering who ordered the maximum amount will be given the opportunity to increase their subscriptions up to the then-applicable limit.

Possible Change in the Offering Range

Faust Financial, LLC will update its appraisal before we complete the conversion and offering. If our pro forma market value at that time is either below $47.3 million or above $64.0 million, then, after consulting with the Federal Reserve Board, we may:

•	terminate the offering and promptly return all funds (with interest paid on funds received in the subscription and community offerings);

•	set a new offering range; or

•	take such other actions as may be permitted by the Federal Reserve Board and the Securities and Exchange Commission.

If we set a new offering range, we will promptly return funds, with interest at [interest rate]% per annum, for funds received for purchases in the subscription and community offerings, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock. We will then resolicit subscribers, allowing them to place a new stock order for a period of time.

Possible Termination of the Offering

We may terminate the offering at any time before the special meeting of members of 1895 Bancorp of Wisconsin, MHC and the special meeting of stockholders of Old 1895 Bancorp that have been called to vote on the conversion, and at any time after member and stockholder approval with regulatory approval. If we terminate the offering, we will promptly return your funds with interest at [interest rate]% per annum, and we will cancel deposit account withdrawal authorizations.

Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion

We expect our employee stock ownership plan, which is a tax-qualified retirement plan operated for the benefit of PyraMax Bank, FSB’s employees, to purchase up to 8% of the shares of common stock we sell in the offering. If market conditions warrant, in the judgment of its trustees, the employee stock ownership plan’s subscription order will not be filled and the employee stock ownership plan may elect to purchase shares in the open market following the completion of the conversion, subject to the approval of the Federal Reserve Board.

We intend to implement one or more new stock-based benefit plans no earlier than six months after completion of the conversion. Stockholder approval of these plans would be required. We have not determined whether we would adopt the plans within or after 12 months following the completion of the conversion. If we implement stock-based benefit plans within 12 months following the completion of the conversion, the stock-based benefit plans would be limited to reserving a number of shares (i) up to 4% of the shares of common stock sold in the offering for awards of restricted stock to key employees and directors, at no cost to the recipients, and (ii) up to 10% of the shares of common stock sold in the offering for issuance pursuant to the exercise of stock options by key employees and directors. If the stock-based benefit plan is adopted more than 12 months after the completion of the conversion, it would not be subject to the percentage limitations set forth above. We have not yet determined the definitive number of shares that would be reserved for issuance under these plans. For a description of our current stock-based benefit plan, see “Management—Benefits to be Considered Following Completion of the Conversion—Stock-Based Benefit Plans.”

The following table summarizes the number of shares of common stock and the aggregate dollar value of grants that are available under one or more stock-based benefit plans if such plans reserve a number of shares of common stock equal to 4% and 10% of the shares sold in the offering , respectively. The table shows the dilution to stockholders if all such shares are issued from authorized but unissued shares, instead of purchased in the open market. A portion of the stock grants shown in the table below may be made to non-management employees. The table also sets forth the number of shares of common stock to be acquired by the employee stock ownership plan for allocation to all qualifying employees.

	Number of Shares to be Granted or Purchased			Dilution Resulting From Issuance of Shares for Stock-Based Benefit Plans	Value of Grants (In Thousands) (1)
	At Minimum of Offering Range	At Maximum of Offering Range	As Percentage of Common Stock to be Sold in the Offering		At Minimum of Offering Range	At Maximum of Offering Range
Employee stock ownership plan	209,440	283,360	8.0%	N/A (2)	$2,094	$2,834
Restricted stock awards	104,720	141,680	4.0	2.17%	1,047	1,417
Stock options	261,800	354,200	10.0	5.25%	809	1,094

Total	575,960	779,240	22.0%	7.19%	$3,950	$5,345

(1)

The actual value of restricted stock awards will be determined based on their fair value as of the date grants are made. For purposes of this table, fair value for restricted stock awards is assumed to be the same as the offering price of $10.00 per share. The fair value of stock options has been estimated at $3.09 per option using the Black-Scholes option pricing model with the following assumptions: a grant-date share price and option exercise price of $10.00; an expected option term of ten years; no dividend yield; a risk-free rate of return of 0.93%; and expected volatility of 22.24%. The actual value of stock options granted will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted.

(2)	No dilution is reflected for the employee stock ownership plan because such shares are assumed to be purchased in the offering.

We may fund our stock-based benefit plans through open market purchases, as opposed to new issuances of stock; however, if any options previously granted under our existing 2020 Equity Incentive Plan are exercised during the first year following completion of the offering, they will be funded with newly issued shares as federal regulations do not permit us to repurchase our shares during the first year following the completion of the offering except to fund the grants of restricted stock under a stock-based benefit plan or under extraordinary circumstances.

The following table presents information as of December 31, 2020 regarding our employee stock ownership plan, our 2020 Equity Incentive Plan, and our proposed new stock-based benefit plan. The table below assumes that 6,397,982 shares are outstanding after the offering, which includes the sale of 3,542,000 shares in the offering at the maximum of the offering range and the issuance of shares of New 1895 Bancorp in exchange for shares of Old 1895 Bancorp based on an exchange ratio of 1.3163. It also assumes that the value of the stock is $10.00 per share.

Existing and New Stock Benefit Plans	Participants	Shares at Maximum of Offering Range		Estimated Value of Shares		Percentage of Shares Outstanding After the Conversion
Employee Stock Ownership Plan:	Officers and Employees
Shares purchased in 2019 offering (1)		231,045	(2)	$2,310,449		3.61%
Shares to be purchased in this offering		283,360		2,833,600		4.43

Total employee stock ownership plan shares		514,405		$5,144,049		8.04%

Restricted Stock Awards:	Directors, Officers and Employees
2020 Equity Incentive Plan (1)		125,557	(3)	$805,944		1.96%
New shares of restricted stock		141,680		1,416,800	(4)	2.21

Total shares of restricted stock		267,237		$2,222,744		4.17%

Stock Options:	Directors, Officers and Employees
2020 Equity Incentive Plan (1)		313,891	(5)	$514,647		4.91%
New stock options		354,200		1,094,478	(6)	5.54

Total stock options		668,091		$1,609,125		10.45%

Total of stock benefit plans		1,449,733		$8,975,918		22.66%

(1)

The number of shares indicated in the table and the footnotes for the 2019 offering and the 2020 Equity Incentive Plan has been adjusted based on 1.3163 exchange ratio at the maximum of the offering range.

(2)	At December 31, 2020, 18,886 of these shares have been allocated to participants.
(3)	At December 31, 2020, 114,367 of these shares have been awarded and none have vested.
(4)

The value of restricted stock awards is determined based on their fair value as of the date grants are made. For purposes of this table, the fair value of awards under the new stock-based benefit plan is assumed to be the same as the offering price of $10.00 per share.

(5)	At December 31, 2020, 293,648 of these options have been awarded and none have vested.
(6)

The weighted-average fair value of stock options has been estimated at $3.09 per option, using the Black-Scholes option pricing model with the following assumptions: exercise price, $10.00; trading price on date of grant, $10.00; no dividend yield; expected term, ten years; expected volatility, 22.24%; and risk-free rate of return, 0.93%. The actual value of option grants will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted.

Tax Consequences

1895 Bancorp of Wisconsin, MHC, Old 1895 Bancorp, PyraMax Bank, FSB and New 1895 Bancorp have received an opinion of counsel, Luse Gorman, PC, regarding the material federal income tax consequences of the conversion, and have received an opinion of Wipfli LLP regarding the material Wisconsin tax consequences of the conversion. As a general matter, the conversion will not be a taxable transaction for purposes of federal or state income taxes to 1895 Bancorp of Wisconsin, MHC, Old 1895 Bancorp, PyraMax Bank, FSB, New 1895 Bancorp, persons eligible to subscribe in the subscription offering, or existing stockholders of Old 1895 Bancorp (except as to cash paid for fractional shares). Existing stockholders of Old 1895 Bancorp who receive cash in lieu of fractional shares of New 1895 Bancorp will recognize a gain or loss equal to the difference between the cash received and the tax basis of the fractional share.

Emerging Growth Company Status

We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as we are an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies. See “Risk Factors—Risks Related to Laws and Regulations—We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors” and “Supervision and Regulation—Emerging Growth Company Status.”

An emerging growth company may elect to use an extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies, but must make such election when the company is first required to file a registration statement. Such an election is irrevocable during the period a company is an emerging growth company. We have elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

Risk Factors

An investment in New 1895 Bancorp’s common stock is subject to risk, including risks related to our business and this offering.

Specific areas of risk related to our business include those related to the COVID-19 pandemic; our lending activities; laws and regulations; market interest rates; our business strategy; economic conditions; competitive matters; operational matters; accounting matters; our reputation; changes in the use of LIBOR; our existing equity plan; legal matters; societal responses to climate change; and federal government shutdowns.

Specific risks related to this offering include those related to the future trading price of the common stock of New 1895 Bancorp; use of the net offering proceeds; our return on equity after the completion of the offering; intended new stock-based benefit plans; anti-takeover factors; a forum selection provision in our articles of incorporation for certain litigation; the trading market for the common stock of New 1895 Bancorp; the irrevocability of your investment decision; and potential adverse tax consequences related to subscription rights.

Before making an investment decision, you should read this entire document carefully, including the section entitled “Risk Factors” that immediately follows and that discusses the above risks in further detail.

How You Can Obtain Additional Information—Stock Information Center

Our banking personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the conversion or offering, call our Stock Information Center at [stock center number]. The Stock Information Center is open Monday through Friday between 9:00 a.m. and 3:00 p.m., Central Time, and will be closed on bank holidays.

RISK FACTORS

You should consider carefully the following risk factors in evaluating an investment in the shares of common stock. In addition to these risks and the other risks and uncertainties described elsewhere in this prospectus, there may be additional risks and uncertainties that are not currently known to us or that we currently deem to be immaterial that could materially and adversely affect our business, financial condition or results of operations.

Risks Related to the COVID-19 Pandemic

The economic impact of the COVID-19 outbreak could adversely affect our financial condition and results of operations.

The coronavirus (COVID-19) pandemic has caused significant economic dislocation in the United States as many state and local governments have taken preventative or protective actions, such as imposing restrictions on travel and business operations, advising or requiring individuals to limit or forego time outside of their homes, and ordering temporary closures of businesses that have been deemed to be non-essential. This has resulted in a slow-down in economic activity and a related increase in unemployment. Since the COVID-19 outbreak, millions of individuals have filed claims for unemployment. In response to the COVID-19 outbreak, the Federal Reserve Board reduced the benchmark federal funds rate to a target range of 0% to 0.25%, and the yields on 10- and 30-year U.S. Treasury notes have declined to historic lows. Various state governments and federal agencies are requiring lenders to provide forbearance and other relief to borrowers (e.g., waiving late payment and other fees). The federal banking agencies have encouraged financial institutions to prudently work with affected borrowers, and federal legislation has provided relief from reporting loan classifications due to modifications related to the COVID-19 outbreak. Limitations have been placed on our ability to foreclose on properties during the COVID-19 pandemic. Certain industries have been particularly hard-hit, including the travel and hospitality industry, the restaurant industry and the retail industry. Finally, the spread of COVID-19 has caused us to modify our business practices, including employee travel, employee work locations, and cancellation of physical participation in meetings, events and conferences. We have employees working remotely as needed and we may take further actions as may be required by government authorities or that we determine are in the best interests of our employees, customers and business partners.

Given the ongoing and dynamic nature of the circumstances, it is difficult to predict the full impact of the COVID-19 outbreak on our business. The extent of such impact will depend on future developments, which are highly uncertain, including when the COVID-19 can be controlled and abated. Further, while jurisdictions in which we operate have gradually allowed the re-opening of businesses and other organizations and removed the sheltering restrictions, it is premature to assess whether doing so will result in a meaningful increase in economic activity and the impact of such actions on further COVID-19 cases. As the result of the COVID-19 pandemic and the related adverse local and national economic consequences, we could continue to be subject to any of the following risks, any of which could have a material, adverse effect on our business, financial condition, liquidity, and results of operations:

•	Demand for our products and services may decline, making it difficult to grow assets and income.

•

If the economy is unable to substantially and successfully reopen, and high levels of unemployment continue for an extended period of time, loan delinquencies, problem assets, and foreclosures may increase, resulting in increased charges and reduced income.

•	Collateral for loans, especially real estate, may decline in value, which could cause loan losses to increase.

•	Our allowance for loan losses has been and may have to be further increased if borrowers experience financial difficulties beyond forbearance periods, which will adversely affect our net income.

•	The net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us.

•

As the result of the decline in the Federal Reserve Board’s target federal funds rate, the yield on our assets may continue to decline to a greater extent than the decline in our cost of interest-bearing liabilities, further reducing our net interest margin and spread and reducing net income.

•	Our cyber security risks are increased as the result of an increase in the number of employees working remotely.

•

A worsening of business and economic conditions or in the financial markets could result in an impairment of certain intangible assets. Among other things, a worsening of business and economic conditions could adversely affect our operating results, which, in turn, might require us to recognize an impairment to our deferred tax asset. See “—Risks Related to our Business Strategy – Our ability to recognize the benefits of deferred tax assets is dependent on taxable income.”

•	We are subject to litigation, regulatory enforcement risk and reputation risk regarding our participation in the PPP and the risk that the SBA may not fund some or all PPP loan guarantees.

•

The occurrence of what management would deem to be a triggering event that could, under certain circumstances, cause management to perform impairment testing that could result in an impairment charge being recorded for that period.

•	We rely on third-party vendors for certain services and the unavailability of a critical service due to the COVID-19 outbreak could have an adverse effect on us.

•	Federal Deposit Insurance Corporation premiums may increase if the agency experiences additional resolution costs.

Moreover, our future success and profitability substantially depends on the management skills of our executive officers and directors, many of whom have held officer and director positions with us for many years. The unanticipated loss or unavailability of key employees due to the outbreak could harm our ability to operate our business or execute our business strategy. We may not be successful in finding and integrating suitable replacements in the event of key employee loss or unavailability.

Any one or a combination of the factors identified above could negatively impact our business, financial condition and results of operations and prospects.

Risks Related to our Lending Activities

We have a substantial amount of commercial real estate and commercial loans, and intend to continue to increase originations of these types of loans both directly and through participations. These loans involve credit risks that could adversely affect our financial condition and results of operations.

At December 31, 2020, commercial real estate loans (which includes non-owner occupied commercial real estate, multi-family, owner occupied commercial real estate and one- to four-family non-owner occupied real estate loans) totaled $189.3 million, or 57.1% of our loan portfolio, and commercial loans (which includes commercial and industrial loans) totaled $46.2 million, or 13.9% of our loan portfolio. Of this aggregate amount, we had $71.2 million in non-owner occupied non-residential real estate, $65.8 million in multi-family residential real estate, $37.6 million in owner occupied non-residential real estate, $10.2 million in non-owner occupied residential real estate, $4.5 in commercial real estate construction loans, and $1.5 million in commercial land development loans. We intend to increase originations of these types of loans.

Given their larger balances and the complexity of the underlying collateral, commercial real estate and commercial loans generally have more risk than the one- to four-family residential real estate loans we originate. Because the repayment of commercial real estate and commercial loans depends on the successful management and operation of the borrower’s properties or related businesses, repayment of such loans can be affected by adverse conditions in the local, regional and national real estate market or economy. A downturn in the real estate market or the local, regional and national economy could adversely impact the value of properties securing the loan or the revenues from the borrower’s business, thereby increasing the risk of non-performing loans. Further, unlike residential mortgage loans, commercial real estate loans and commercial loans may be secured by collateral other than real estate, such as inventory and accounts receivable, the value of which may depreciate over time, may be more difficult to appraise or liquidate and may be more susceptible to fluctuation in value at default. In addition, the physical condition of non-owner occupied properties may be below that of owner occupied properties due to lax property maintenance standards, which have a negative impact on the value of the collateral properties. As our commercial real estate and commercial loan portfolios increase, and to the extent that after the offering we choose to take advantage of our greater lending limit and increase the average size of our commercial real estate loans and commercial loans, the corresponding risks and potential for losses from these loans may also increase.

Our portfolio of loans with a higher risk of loss is increasing, which may lead to additional provisions for loan losses or charge-offs, which would reduce our profits or cause losses.

Our commercial real estate loan portfolio has increased to $189.3 million, or 57.1% of total loans, at December 31, 2020 from $178.9 million, or 57.3% of total loans, at December 31, 2019. We intend to continue our emphasis on originating commercial real estate and commercial loan originations. Many of these loans have not been subjected to a prolonged period of unfavorable economic conditions. As a result, it is difficult to predict the future performance of this part of our loan portfolio. These loans may have delinquency or charge-off levels above our historical experience, which could adversely affect our future performance.

If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.

We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans. In determining the amount of the allowance for loan losses, we review our loans and our loss and delinquency experience, and we evaluate economic conditions. If our assumptions or the results of our analyses are incorrect, our allowance for loan losses may not be sufficient to cover losses inherent in our loan portfolio, resulting in additions to our allowance. In addition, our emphasis on loan growth and on increasing our portfolios of commercial real estate and commercial business loans, as well as any future credit deterioration, including as a result of COVID-19, could require us to increase our allowance for loan losses in the future. At December 31, 2020, our allowance for loan losses was 0.82% of total loans and 210.0% of non-performing loans. At December 31, 2020, our allowance for loan losses was 0.86% of total loans (excluding PPP loans) and 210.0% of non-performing loans (excluding PPP loans). Material additions to our allowance would materially decrease our net income.

In addition, bank regulators periodically review our allowance for loan losses and, as a result of such reviews, we may be required to increase our provision for loan losses or recognize further loan charge-offs. Any increase in our allowance for loan losses or loan charge-offs as a result of such review or otherwise may have a material adverse effect on our financial condition and results of operations.

We may be required to increase our allowance for credit losses materially when the CECL accounting standard becomes effective for us.

The Financial Accounting Standards Board has delayed the effective date of the implementation of the Current Expected Credit Loss, or “CECL” standard for us until January 1, 2023. CECL will be a significant change from the standard currently applicable to us, because it will require financial institutions to determine periodic estimates of lifetime expected credit losses on loans and to recognize the expected credit losses as allowances for credit losses. This will change the current method of providing allowances for loan losses that are incurred or probable, which would likely require us to increase our allowance for credit losses, and to greatly increase the types of data we would need to collect and review to determine the appropriate level of the allowance for credit losses.

We are subject to environmental liability risk associated with lending activities or properties we own.

A significant portion of our loan portfolio is secured by real estate, and we could become subject to environmental liabilities with respect to one or more of these properties, or with respect to properties that we own in operating our business. During the ordinary course of business, we may foreclose on and take title to properties securing defaulted loans. In doing so, there is a risk that hazardous or toxic substances could be found on these properties. If hazardous conditions or toxic substances are found on these properties, we may be liable for remediation costs, as well as for personal injury and property damage, civil fines and criminal penalties regardless of when the hazardous conditions or toxic substances first affected any particular property. Environmental laws may require us to incur substantial expenses to address unknown liabilities and may materially reduce the affected property’s value or limit our ability to use or sell the affected property. In addition, future laws or more stringent interpretations or enforcement policies with respect to existing laws may increase our exposure to environmental liability. Our policies, which require us to perform an environmental review before initiating any foreclosure action on non-residential real property, may not be sufficient to detect all potential environmental hazards. The remediation costs and any other financial liabilities associated with an environmental hazard could have a material adverse effect on us.

We are subject to regulatory enforcement risk and reputation risk regarding our participation in the PPP, we are subject to litigation risk with respect to our participation in the PPP, and we are subject to the risk that the SBA may not fund some or all PPP loan guarantees.

The CARES Act included the PPP as a loan program administered through the SBA. Under the PPP, small businesses and other entities and individuals can apply for loans from existing SBA lenders and other lenders, subject to detailed qualifications and eligibility criteria.

Because of the short timeframe between the passing of the CARES Act and implementation of the PPP, some of the rules and guidance relating to the PPP were issued after lenders began processing PPP applications. Also, there was and continues to be uncertainty in the laws, rules and guidance relating to the PPP. Since the launch of the PPP, several banks have been subject to litigation regarding the procedures used in processing PPP applications that assisted borrowers in obtaining PPP loans. In addition, some banks and borrowers have received negative media attention associated with PPP loans. Although we believe that we have administered the PPP in accordance with all applicable laws, regulations and guidance, we may be exposed to litigation risk and negative media attention related to our participation in the PPP. If any such litigation is not resolved in in our favor, it may result in significant financial liability to us or adversely affect our reputation. In addition, litigation can be costly, regardless of outcome. Any financial liability, litigation costs or reputational damage caused by PPP-related litigation or media attention could have a material adverse impact on our business, financial condition, and results of operations.

Federal and state regulators can impose or request that we consent to substantial sanctions, restrictions and requirements if they determine there are violations of laws, rules or regulations or weaknesses or failures with respect to general standards of safety and soundness, including with respect to the PPP, which could adversely affect our business, reputation, results of operation and financial condition, and thereby adversely affect your investment.

We also have credit risk on PPP loans if the SBA determines that there is a deficiency in the manner in which we originated, funded or serviced loans, including any issue with the eligibility of a borrower to receive a PPP loan. In the event of a loss resulting from a default on a PPP loan and a determination by the SBA that there was a deficiency in the manner in which we originated, funded or serviced a PPP loan, the SBA may deny its liability under the guaranty, reduce the amount of the guaranty or, if the SBA has already paid under the guaranty, seek recovery of any loss related to the deficiency from us.

Risks Related to Laws and Regulations

Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations.

PyraMax Bank, FSB is subject to extensive regulation, supervision and examination by the Office of the Comptroller of the Currency, and 1895 Bancorp of Wisconsin, MHC and Old 1895 Bancorp are, and New 1895 Bancorp will be, subject to extensive regulation, supervision and examination by the Federal Reserve Board. Such regulation and supervision govern the activities in which an institution and its holding company may engage and are intended primarily for the protection of the federal deposit insurance fund and the depositors of PyraMax Bank, FSB, rather than for our stockholders. Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the imposition of restrictions on our operations, the classification of our assets and determination of the adequacy of the level of our allowance for loan losses. These regulations, along with existing tax, accounting, securities, insurance and monetary laws, rules, standards, policies, and interpretations, control the methods by which financial institutions conduct business, implement strategic initiatives and tax compliance, and govern financial reporting and disclosures. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, legislation or supervisory action, may have a material impact on our operations. Further, changes in accounting standards can be both difficult to predict and involve judgment and discretion in their interpretation by us and our independent accounting firm. These changes could materially impact, potentially even retroactively, how we report our financial condition and results of operations.

Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions.

The USA PATRIOT and Bank Secrecy Acts require financial institutions to develop programs to prevent financial institutions from being used for money laundering and terrorist activities. If such activities are suspected, financial institutions are obligated to file suspicious activity reports with the U.S. Treasury’s Office of Financial Crimes Enforcement Network. These rules require financial institutions to establish procedures for identifying and verifying the identity of customers seeking to open new financial accounts. Failure to comply with these regulations could result in fines or sanctions, including restrictions on pursuing acquisitions or establishing new branches. The policies and procedures we have adopted that are designed to assist in compliance with these laws and regulations may not be effective in preventing violations of these laws and regulations. Furthermore, these rules and regulations continue to evolve and expand. We have not been subject to fines or other penalties, nor have we suffered business or reputational harm, as a result of money laundering activities in the past.

We are subject to stringent capital requirements, which may adversely impact our return on equity, require us to raise additional capital, or limit our ability to pay dividends or repurchase shares.

Federal regulations establish minimum capital requirements for insured depository institutions, including minimum risk-based capital and leverage ratios, and define “capital” for calculating these ratios. The minimum capital requirements are: (i) a common equity Tier 1 capital ratio of 4.5%; (ii) a Tier 1 to risk-based assets capital ratio of 6%; (iii) a total capital ratio of 8%; and (iv) a Tier 1 leverage ratio of 4%. The regulations also establish a “capital conservation buffer” of 2.5%, and the following minimum ratios: (i) a common equity Tier 1 capital ratio of 7.0%; (ii) a Tier 1 to risk-based assets capital ratio of 8.5%; and (iii) a total capital ratio of 10.5%. An institution will be subject to limitations on paying dividends, engaging in share repurchases and paying discretionary bonuses if its capital level falls below the capital conservation buffer amount.

The application of these capital requirements could, among other things, result in lower returns on equity, and result in regulatory actions if we are unable to comply with such requirements. Specifically, following the completion of the offering, PyraMax Bank, FSB’s ability to pay dividends to New 1895 Bancorp will be limited if it does not maintain the capital conservation buffer required by the capital rules, which may further limit New 1895 Bancorp’s ability to pay dividends to its stockholders. See “Supervision and Regulation—Federal Banking Regulation—Capital Requirements.”

The Federal Reserve Board may require us to commit capital resources to support PyraMax Bank, FSB.

Federal law requires that a holding company act as a source of financial and managerial strength to its subsidiary bank and to commit resources to support such subsidiary bank. Under the “source of strength” doctrine, the Federal Reserve Board may require a holding company to make capital injections into a troubled subsidiary bank and may charge the holding company with engaging in unsafe and unsound practices for failure to commit resources to a subsidiary bank. A capital injection may be required at times when the holding company may not have the resources to provide it and therefore the holding company may be required to borrow the funds or raise capital. Any loans by a holding company to its subsidiary bank are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank. In the event of a holding company’s bankruptcy, the bankruptcy trustee will assume any commitment by the holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank. Thus, any borrowing that must be done by the New 1895 Bancorp to make a required capital injection becomes more difficult and expensive and could have an adverse effect on our business, financial condition and results of operations.

Monetary policies and regulations of the Federal Reserve Board could adversely affect our business, financial condition and results of operations.

In addition to being affected by general economic conditions, our earnings and growth are affected by the policies of the Federal Reserve Board, which regulates the money supply and credit conditions. Among the instruments used by the Federal Reserve Board to implement these objectives are open market purchases and sales of U.S. government securities, adjustments of the discount rate and changes in banks’ reserve requirements against bank deposits. These instruments are used in varying combinations to influence overall economic growth and the distribution of credit, bank loans, investments and deposits. Their use also affects interest rates charged on loans or paid on deposits.

The monetary policies and regulations of the Federal Reserve Board have had a significant effect on the operating results of financial institutions in the past and are expected to continue to do so in the future. The effects of such policies upon our business, financial condition and results of operations cannot be predicted.

We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

New 1895 Bancorp is an emerging growth company, and we expect that New 1895 Bancorp will cease to be an emerging growth company on December 31, 2024, which is the end of the fiscal year following the fifth anniversary of the completion of the mutual holding company reorganization of PyraMax Bank, FSB on January 8, 2019. For as long as New 1895 Bancorp continues to be an emerging growth company, it may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies, including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As an emerging growth company, New 1895 Bancorp also will not be subject to Section 404(b) of the Sarbanes-Oxley Act of 2002, which would require that our independent auditors review and attest as to the effectiveness of our internal control over financial reporting. We have also elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards. Investors may find our common stock less attractive since we have chosen to rely on these exemptions. If some investors find our common stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and the price of our common stock may be more volatile.

Risks Related to Market Interest Rates

A continuation of the historically low interest rate environment may adversely affect our net interest income and profitability.

In recent years the Federal Reserve Board has maintained interest rates at historically low levels through its targeted federal funds rate and the purchase of mortgage-backed securities. Our ability to reduce our interest expense may be limited at current interest rate levels while the average yield on our interest-earning assets may continue to decrease. A continuation of a low interest rate environment may adversely affect our net interest income, which would have an adverse effect on our profitability.

Future changes in interest rates could reduce our profits and asset values.

Net interest income makes up a majority of our income and is based on the difference between (i) the interest income we earn on interest-earning assets, such as loans and securities, and (ii) the interest expense we pay on interest-bearing liabilities, such as deposits and borrowings.

The rates we earn on our assets and the rates we pay on our liabilities are generally fixed for a contractual period of time. Like many savings institutions, our interest-bearing liabilities generally have shorter contractual maturities than our interest-earning assets. This imbalance can create significant earnings volatility because market interest rates change over time. In a period of rising interest rates, the interest income we earn on our assets may not increase as rapidly as the interest we pay on our liabilities. In a period of declining interest rates, the interest income we earn on our assets may decrease more rapidly than the interest we pay on our liabilities, as borrowers prepay mortgage loans, and mortgage-backed securities and callable investment securities are called, requiring us to reinvest those cash flows at lower, current interest rates.

This creates reinvestment risk, which is the risk that we may not be able to reinvest prepayments at rates that are comparable to the rates we earned on the prepaid loans or securities. Furthermore, an inverted interest rate yield curve, where short-term interest rates (which are usually the rates at which financial institutions borrow funds) are higher than long-term interest rates (which are usually the rates at which financial institutions lend funds for fixed-rate loans) can reduce a financial institution’s net interest margin and create financial risk for financial institutions that originate longer-term, fixed rate mortgage loans.

Any substantial, unexpected, prolonged change in market interest rates could have a material adverse effect on our financial condition, liquidity and results of operations. Changes in the level of interest rates also may negatively affect the value of our assets and ultimately affect our earnings.

We monitor interest rate risk through the use of simulation models, including estimates of the amounts by which the fair value of our assets and liabilities (our economic value of equity or “EVE”) and our net interest income would change in the event of a range of assumed changes in market interest rates. As of December 31, 2020, in the event of an instantaneous 200 basis point increase in interest rates, we estimate that we would experience a 17.3% increase in EVE and a 14.0% increase in net interest income. For further discussion of how changes in interest rates could impact us, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Management of Market Risk.”

Risks Related to our Business Strategy

Our business strategy includes managed growth, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively. Growing our operations could also cause our expenses to increase faster than our revenues.

Our business strategy includes growth in loans and deposits. Achieving such growth will require us to attract customers that currently bank at other financial institutions in our market area. Our ability to successfully grow will depend on a variety of factors, including the ability of our executive officers to execute our business strategy to increase commercial real estate and commercial loans and to increase our new and existing customers’ deposit relationships, our ability to attract and retain experienced bankers, the continued availability of desirable business opportunities, competition from other financial institutions in our market area and our ability to manage our growth. Growth opportunities may not be available or we may not be able to manage our growth successfully. If we do not manage our growth effectively, our financial condition and operating results could be negatively affected. Furthermore, there can be considerable costs involved in expanding lending capacity, and generally a period of time is required to generate the necessary revenues to offset these costs, especially in areas in which we do not have an established presence. Accordingly, any such business expansion can be expected to negatively impact our earnings unless and until the expected benefits of such growth are achieved.

We depend on our management team to implement our business strategy and execute successful operations and we could be harmed by the loss of their services.

We depend on the services of the members of our senior management team who direct our strategy and operations. Our executive officers and lending personnel possess substantial expertise, extensive knowledge of our markets and key business relationships, and have been integral in the restructuring of our operations, including the implementation of a more aggressive sales culture within our institution. Any one of them could be difficult to replace. Our loss of these persons, including as a result of the COVID-19 pandemic, or our inability to hire additional qualified personnel, could impact our ability to implement our business strategy and could have a material adverse effect on our results of operations and our ability to compete in our markets. See “Management.”

The time to integrate our recently appointed executive officer may adversely affect our ability to timely institute changes necessary to react to competition.

We recently appointed David R. Ball as President and Chief Operating Officer and a director of Old 1895 Bancorp and PyraMax Bank. Mr. Ball was not previously employed by PyraMax Bank. Effectively integrating Mr. Ball into our senior management team will likely take time, and until that integration process is complete, our ability to timely institute changes necessary to react to competition may be adversely affected and could reduce our net income.

Our utilization of time deposits, including brokered certificates of deposit, as a source of funds for loans and our other liquidity needs could have an adverse effect on our operating results.

We rely primarily on deposits for funds to make loans and provide for our other liquidity needs, including time deposits and brokered certificates of deposit. As of December 31, 2020, brokered deposits represented approximately 1.5% of our total deposits. Such deposits may not be as stable as other types of deposits and, in the future, depositors may not renew those time deposits when they mature, or we may have to pay a higher rate of interest to attract or keep them or to replace them with other deposits or with funds from other sources. Not being able to attract those deposits or to keep or replace them as they mature would adversely affect our liquidity. Additionally, we are regulated by the Office of the Comptroller of the Currency, which requires us to maintain certain capital levels to be considered “well capitalized.” If we fail to maintain these capital levels, we could lose our ability to obtain funding through brokered deposits. In addition, we may also be restricted from paying higher deposit rates to attract, keep or replace those deposits, which could have a negative effect on our operating results and the value of our common stock.

Our cost of operations is high relative to our revenues.

The cost of generating our income is measured by our efficiency ratio (the ratio of non-interest expense to the sum of net interest income and non-interest income). Our efficiency ratio was 83.7% and 97.3% for the years ended December 31, 2020 and 2019, respectively. Our efficiency ratio lags our peer group as our competitors for loans and deposits are often larger banks who can offer very competitive terms to originate and retain commercial real estate and commercial loans, as well as very competitive rates on deposit products. Additionally, our interest expense is higher than our peer group as our sources of funding tend to rely on FHLB advances more than our competitors. We have also had a series of significant one-time expenses over the last several years, including core data processing conversion, branch sale costs and expenses related to our self-insured healthcare coverage. Our high efficiency ratio compared to our peer group could adversely affect the value of our common stock after the offering.

We face additional risks due to our mortgage banking activities that could negatively impact net income and liquidity.

We sell the majority of the fixed-rate conforming and eligible jumbo one-to four-family residential real estate loans that we originate. The sale of these loans generates noninterest income and are a source of liquidity for us. Disruption in the secondary market for residential mortgage loans could result in our inability to sell mortgage loans, which could negatively impact our liquidity position and earnings. In addition, declines in real estate values or increases in interest rates could reduce the potential for robust mortgage originations, which could negatively impact our earnings. As we do sell mortgage loans, we also face the risk that such loans may have been made in breach of our representations and warranties to the buyers and we could be forced to repurchase such loans or pay other damages.

Gain on sales of loans comprises a significant portion of our revenue.

Our net gain on sales of loans constitutes a meaningful component of our revenue. The gain on such sales for the years ended December 31, 2020 and 2019 was $3.5 million and $715,000, respectively. Any increase in market interest rates may reduce our mortgage loan originations, resulting in fewer loans available for sale. This would result in a decrease in our non-interest income. Further, when we sell loans, we are required to make customary representations and warranties about such loans to the purchaser. Our loan sale agreements may require us to repurchase or substitute mortgage loans or indemnify investors if we breach certain representations and warranties made to purchasers. In addition, we may be required to repurchase loans as a result of borrower fraud or in the event of a payment default on a mortgage loan shortly after its sale. Any of the foregoing could harm our business, cash flow, results of operations and financial condition.

Our ability to recognize the benefits of deferred tax assets is dependent on taxable income.

The Company records deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in years in which those temporary differences are expected to be recovered or settled.

We recognize the expected future tax benefit from deferred tax assets when it is more likely than not that the tax benefit will be realized. Otherwise, a valuation allowance is applied against deferred tax assets, reducing the value of such assets. Assessing the recoverability of deferred tax assets requires management to make significant estimates related to expectations of future taxable income from all sources, including reversal of taxable temporary differences, forecasted operating earnings and available tax planning strategies. Estimates of future taxable income are based on forecasted income from operations and the application of existing tax laws in each jurisdiction.

Each quarter, the Company assesses its deferred tax asset position, including the recoverability of this asset or the need for a valuation allowance. This assessment takes into consideration positive and negative evidence to determine whether it is more likely than not that a portion of the asset will not be realized. If the Company is not able to recognize deferred tax assets in future periods, it could have a material adverse effect on the Company’s business, financial condition, and results of operations.

New lines of business or new products and services may subject us to additional risks.

From time to time, we may implement new lines of business or offer new products and services within existing lines of business. In addition, we will continue to make investments in research, development, and marketing for new products and services. There are substantial risks and uncertainties associated with these efforts, particularly in instances where the markets are not fully developed. In developing and marketing new lines of business and/or new products and services we may invest significant time and resources. Initial timetables for the development and introduction of new lines of business and/or new products or services may not be achieved and price and profitability targets may not prove feasible. Furthermore, if customers do not perceive our new offerings as providing significant value, they may fail to accept our new products and services. External factors, such as compliance with regulations, competitive alternatives, and shifting market preferences, may also impact the successful implementation of a new line of business or a new product or service. Furthermore, the burden on management and our information technology of introducing any new line of business and/or new product or service could have a significant impact on the effectiveness of our system of internal controls. Failure to successfully manage these risks in the development and implementation of new lines of business or new products or services could have a material adverse effect on our business, financial condition and results of operations.

Acquisitions may disrupt our business and dilute stockholder value.

We evaluate merger and acquisition opportunities with other financial institutions and financial services companies. As a result, negotiations may take place and future mergers or acquisitions with consideration consisting of cash, debt, and/or equity securities may occur at any time. We would seek acquisition partners that offer us either significant market presence or the potential to expand our market footprint and improve profitability through economies of scale or expanded services.

Acquiring other banks, businesses, or branches may have an adverse effect on our financial results and may involve various other risks commonly associated with acquisitions, including, among other things:

•	difficulty in estimating the value of the target company;

•	payment of a premium over book and market values that may dilute our tangible book value and earnings per share in the short and long term;

•	potential exposure to unknown or contingent liabilities of the target company;

•	exposure to potential asset quality problems of the target company;

•	potential volatility in reported income associated with goodwill impairment losses;

•	difficulty and expense of integrating the operations and personnel of the target company;

•	inability to realize the expected revenue increases, cost savings, increases in geographic or product presence, and/or other projected benefits of the acquisition;

•	potential disruption to our business;

•	potential diversion of our management’s time and attention;

•	the possible loss of key employees and customers of the target company; and

•	potential changes in banking or tax laws or regulations that may affect the target company.

Risks Related to Economic Conditions

A worsening of economic conditions in our market area could reduce demand for our products and services and/or result in increases in our level of non-performing loans, which could adversely affect our operations, financial condition and earnings.

Local economic conditions have a significant impact on the ability of our borrowers to repay loans and the value of the collateral securing loans. A deterioration in economic conditions, especially local conditions, as a result of COVID-19 or otherwise, could have the following consequences, any of which could have a material adverse effect on our business, financial condition, liquidity and results of operations, and could more negatively affect us compared to a financial institution that operates with more geographic diversity:

•	Demand for our products and services may decline.

•	Loan delinquencies, problem assets and foreclosures may increase.

•	Collateral for loans, especially real estate, may decline in value, thereby reducing customers’ future borrowing power, and reducing the value of assets and collateral associated with existing loans.

•	The net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us.

Moreover, a significant decline in general economic conditions caused by inflation, recession, acts of terrorism, civil unrest, an outbreak of hostilities or other international or domestic calamities, an epidemic or pandemic, unemployment or other factors beyond our control could further impact these local economic conditions and could further negatively affect the financial results of our banking operations. In addition, deflationary pressures, while possibly lowering our operating costs, could have a significant negative effect on our borrowers, especially our business borrowers, and the values of underlying collateral securing loans, which could negatively affect our financial performance.

Risks Related to Competitive Matters

Strong competition within our market area may limit our growth and profitability.

Competition in the banking and financial services industry is intense. We compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, brokerage and investment banking firms and unregulated or less regulated non-banking entities. Many of these competitors are substantially larger than us and have substantially greater resources and higher lending limits than we have and offer certain services that we do not or cannot provide. In addition, some of our competitors offer loans with lower interest rates and/or more attractive terms than loans we offer. Competition also makes it increasingly difficult and costly to attract and retain qualified employees. We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Our profitability depends upon our continued ability to successfully compete for business and qualified employees in our market areas. The greater resources and deposit and loan products offered by some of our competitors may limit our ability to increase our interest-earning assets. For additional information see “Business of PyraMax Bank, FSB—Competition.”

Our small size may make it more difficult for us to compete.

Our small asset size may make it more difficult to compete with other financial institutions that are larger and can more easily afford to invest in the marketing and technologies needed to attract and retain customers. Because our principal source of income is the net interest income we earn on our loans and investments after deducting interest paid on deposits and other sources of funds, our ability to generate the revenues needed to cover our expenses and finance such investments is limited by the size of our loan and investment portfolios. Accordingly, we are not always able to offer new products and services as quickly as our competitors. Lower earnings may also make it more difficult to offer competitive salaries and benefits. In addition, our smaller customer base may make it difficult to generate meaningful non-interest income from such activities as securities and insurance brokerage. Finally, as a smaller institution, we are disproportionately affected by the continually increasing costs of compliance with new banking and other regulations.

Technology has made it possible for non-banks to offer products and services that traditionally were banking products and made it possible for technology companies to compete with financial institutions in providing electronic, internet-based, and mobile phone-based financial solutions.

Technology has lowered barriers to entry and made it possible for non-banks to offer products and services, such as loans and payment services, that traditionally were banking products, and made it possible for technology companies to compete with financial institutions in providing electronic, internet-based, and mobile phone-based financial solutions. Competition with non-banks, including financial technology (“fintech”) companies, to provide financial products and services is intensifying. In particular, the activity of fintechs has grown significantly over recent years and is expected to continue to grow. In addition to fintechs, the large technology companies have begun to make efforts toward providing financial services directly to their customers and are expected to continue to explore new ways to do so. Many of these companies have fewer regulatory constraints, and some have lower cost structures, in part due to lack of physical locations. Some of these companies also have greater resources to invest in technological improvements than we currently have. Competition from non-banks and technology companies may cause us to increase the amount we spend on developing new products and services, including our mobile banking applications. Such competition may also prevent us from achieving our growth objectives.

Risks Related to Operational Matters

We face significant operational risks because of our reliance on technology. Our information technology systems may be subject to failure, interruption or security breaches.

Information technology systems are critical to our business. Our business requires us to collect, process, transmit and store significant amounts of confidential information regarding our customers, employees and our own business, operations, plans and business strategies. We use various technology systems to manage our customer relationships, general ledger, securities investments, deposits, and loans. Our computer systems, data management and internal processes, as well as those of third parties, are integral to our performance. Our operational risks include the risk of malfeasance by employees or persons outside our company, errors relating to transaction processing and technology, systems failures or interruptions, breaches of our internal control systems and compliance requirements, and business continuation and disaster recovery. There have been increasing efforts by third parties to breach data security at financial institutions. Such attacks include computer viruses, malicious or destructive code, phishing attacks, denial of service or information or other security breaches that could result in the unauthorized release, gathering, monitoring, misuse, loss or destruction of confidential, proprietary and other information, damages to systems, or other material disruptions to network access or business operations. Although we take protective measures and believe that we have not experienced any of the data breaches described above, the security of our computer systems, software, and networks may be vulnerable to breaches, unauthorized access, misuse, computer viruses, or other malicious code and cyber-attacks that could have an impact on information security. Because the techniques used to cause security breaches change frequently, we may be unable to proactively address these techniques or to implement adequate preventative measures.

In the event of a breakdown in our internal control systems, improper operation of systems or improper employee actions, or a breach of our security systems, including if confidential or proprietary information were to be mishandled, misused or lost, we could suffer financial loss, loss of customers and damage to our reputation, and face regulatory action or civil litigation. Any of these events could have a material adverse effect on our financial condition and results of operations. Insurance coverage may not be available for such losses, or where available, such losses may exceed insurance limits.

In addition, we outsource a majority of our data processing requirements to third-party providers. Accordingly, our operations are exposed to the risk that these vendors will not perform in accordance with our contractual agreements with them, or we also could be adversely affected if such an agreement is not renewed by the third-party vendor or is renewed on terms less favorable to us. If our third-party providers encounter difficulties, or if we have difficulty communicating with those service providers, our ability to adequately process and account for transactions could be affected, and our business operations could be adversely affected, which could have a material adverse effect on our financial condition and results of operations. Threats to information security also exist in the processing of customer information through various other vendors and their personnel. To our knowledge, the services and programs provided to us by third parties have not experienced any material security breaches. However, the existence of cyber-attacks or security breaches at third parties with access to our data, such as vendors, may not be disclosed to us in a timely manner.

We may not be able to successfully implement future information technology system enhancements, which could adversely affect our business operations and profitability.

We invest significant resources in information technology system enhancements in order to provide functionality and security at an appropriate level. We may not be able to successfully implement and integrate future system enhancements, which could adversely impact the ability to provide timely and accurate financial information in compliance with legal and regulatory requirements, which could result in sanctions from regulatory authorities. Such sanctions could include fines and suspension of trading in our stock, among others. In addition, future system enhancements could have higher than expected costs and/or result in operating inefficiencies, which could increase the costs associated with the implementation as well as ongoing operations.

Failure to properly utilize system enhancements that are implemented in the future could result in impairment charges that adversely impact our financial condition and results of operations and could result in significant costs to remediate or replace the defective components. In addition, we may incur significant training, licensing, maintenance, consulting and amortization expenses during and after systems implementations, and any such costs may continue for an extended period of time.

Our funding sources may prove insufficient to replace deposits at maturity and support our future growth.

We must maintain sufficient funds to respond to the needs of depositors and borrowers. As a part of our liquidity management, we use a number of funding sources in addition to deposit growth and repayments and maturities of loans and investments. As we continue to grow, we are likely to become more dependent on these sources, which may include FHLB advances, proceeds from the sale of loans, federal funds purchased and brokered certificates of deposit. Adverse operating results or changes in industry conditions could lead to difficulty or an inability to access these additional funding sources. Our financial flexibility will be severely constrained if we are unable to maintain our access to funding or if adequate financing is not available to accommodate future growth at acceptable interest rates. If we are required to rely more heavily on more expensive funding sources to support future growth, our revenues may not increase proportionately to cover our costs. In this case, our operating margins and profitability would be adversely affected.

Risks Related to Accounting Matters

Changes in management’s estimates and assumptions may have a material impact on our consolidated financial statements and our financial condition or operating results.

In preparing this prospectus, as well as periodic reports we will be required to file under the Securities Exchange Act of 1934, including our consolidated financial statements, our management is and will be required under applicable rules and regulations to make estimates and assumptions as of a specified date. These estimates and assumptions are based on management’s best estimates and experience as of that date and are subject to substantial risk and uncertainty. Materially different results may occur as circumstances change and additional information becomes known. Areas requiring significant estimates and assumptions by management include our evaluation of the adequacy of our allowance for loan losses, fair value measurement (including the value of our mortgage servicing rights), valuation allowances associated with the realization of deferred tax assets and our determinations with respect to amounts owed for income taxes.

Changes in accounting standards could affect reported earnings.

The bodies responsible for establishing accounting standards, including the Financial Accounting Standards Board, the Securities and Exchange Commission and other regulatory bodies, periodically change the financial accounting and reporting guidance that governs the preparation of our financial statements. These changes can be hard to predict and can materially impact how we record and report our financial condition and results of operations. In some cases, we could be required to apply new or revised guidance retroactively.

Our internal controls, procedures and policies may fail or be circumvented.

Management regularly reviews and updates our internal controls and corporate governance policies and procedures. Any system of controls, however well-designed and operated, is based in part on certain assumptions and can provide only reasonable, not absolute, assurances that the objectives of the system are met. Our recent shift to a remote working model due to COVID-19 has required us to modify some of these controls, which are approved in advance by management and reviewed by the financial reporting internal controls manager and through internal audits. Similar to our other systems of controls, these new modifications can provide only reasonable assurances that the objectives of the system are being met. Any failure or circumvention of the controls and procedures or failure to comply with regulations related to controls and procedures could have a material adverse effect on our business, results of operations and financial condition.

Other Risks Related to Our Business

We are a community bank and our ability to maintain our reputation is critical to the success of our business. The failure to do so may materially adversely affect our performance.

We are a community bank, and our reputation is one of the most valuable components of our business. A key component of our business strategy is to rely on our reputation for customer service and knowledge of local markets to expand our presence by capturing new business opportunities from existing and prospective customers in our market area and contiguous areas. Threats to our reputation can come from many sources, including adverse sentiment about financial institutions generally, unethical practices, employee misconduct, failure to deliver minimum standards of service or quality, compliance deficiencies, cybersecurity incidents and questionable or fraudulent activities of our customers. Negative publicity regarding our business, employees, or customers, with or without merit, may result in the loss of customers and employees, costly litigation and increased governmental regulation, any or all of which could adversely affect our business and operating results.

We will be required to transition from the use of the LIBOR interest rate index in the future.

We have certain loans indexed to the London Interbank Offered Rate (“LIBOR”) to calculate the loan interest rate. As of December 31, 2020, we have extended credit to four customers totaling $8.2 million indexed to the LIBOR. LIBOR will be discontinued on December 31, 2021. At this time, no consensus exists as to what rate or rates may become acceptable alternatives to LIBOR. Regulators, industry groups and certain committees (e.g. the Alternative Reference Rates Committee) have published recommended fallback language for LIBOR-linked financial instruments, identified recommended alternatives for the LIBOR (e.g. the Secured Overnight Financing Rate), and proposed implementations of the recommended alternatives in floating-rate financial instruments. At this time, it is not possible to predict whether these specific recommendations and proposals will be broadly accepted. The implementation of a substitute index or indices for the calculation of interest rates under our loan agreements with our borrowers may result in our incurring significant expenses in effecting the transition, may result in reduced loan balances if borrowers do not accept the substitute index or indices, and may result in disputes or litigation with customers over the appropriateness or comparability to LIBOR of the substitute index or indices, which could have an adverse effect on our results of operations.

Legal and regulatory proceedings and related matters could adversely affect us.

We have been and may in the future become involved in legal and regulatory proceedings. We consider most of the proceedings to be in the normal course of our business or typical for the industry; however, it is inherently difficult to assess the outcome of these matters, and we may not prevail in any proceedings or litigation. There could be substantial costs and management diversion in such litigation and proceedings, and any adverse determination could have a materially adverse effect on our business, reputation, or our financial condition and results of our operations.

Societal responses to climate change could adversely affect our business and performance, including indirectly through impacts on our customers.

Concerns over the long-term impacts of climate change have led and will continue to lead to governmental efforts around the world to mitigate those impacts. Consumers and businesses also may change their behavior as a result of these concerns. We and our customers will need to respond to new laws and regulations as well as consumer and business preferences resulting from climate change concerns. The impact on our customers will likely vary depending on their specific attributes, including reliance on or role in carbon intensive activities. Among the impacts to us could be a drop in demand for our products and services, particularly in certain sectors. In addition, we could face reductions in creditworthiness on the part of some customers or in the value of assets securing loans. Our efforts to take these risks into account in making lending and other decisions, including by increasing our business with climate-friendly companies, may not be effective in protecting us from the negative impact of new laws and regulations or changes in consumer or business behavior.

Risks Related to the Offering

The future price of our shares of common stock may be less than the $10.00 purchase price per share in the offering.

If you purchase shares of common stock in the offering, you may not be able to sell them later at or above the $10.00 purchase price. The aggregate purchase price of the shares of common stock sold in the offering will be based on an independent appraisal. The independent appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The independent appraisal is based on certain estimates, assumptions and projections, all of which are subject to change. After the shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, the overall performance of the economy, changes in laws and regulations, investor perceptions of New 1895 Bancorp and the outlook for the financial services industry in general. Price fluctuations in our common stock may be unrelated to our operating performance.

Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.

We intend to contribute between $12.3 million and $16.8 million of the net proceeds of the offering to PyraMax Bank, FSB. We may use the remaining net proceeds to invest in short-term investments and for general corporate purposes, including repurchasing shares of our common stock and paying dividends. We also expect to use a portion of the net proceeds we retain to fund a loan to our employee stock ownership plan to purchase shares of common stock in the offering. PyraMax Bank, FSB may use the net proceeds it receives to fund new loans, expand its retail banking franchise by establishing or acquiring new branches or by acquiring other financial institutions or other financial services companies, or for other general corporate purposes. However, except for the funding the loan to the employee stock ownership plan, we have not allocated specific amounts of the net proceeds for any of these purposes, and we will have broad discretion in determining the amount of the net proceeds we apply to different uses and when we apply or reinvest such proceeds. Also, certain of these uses, such as opening new branches or acquiring other financial institutions, may require the approval of the Office of the Comptroller of the Currency or the Federal Reserve Board. We have not established a timetable for investing the net proceeds, and we cannot predict how long we will require to invest the net proceeds. Our failure to reinvest these funds effectively would reduce our profitability and may adversely affect the value of our common stock.

Our return on equity may be low following the offering. This could negatively affect the trading price of our shares of common stock.

Net income divided by average stockholders’ equity, known as “return on equity,” is a ratio many investors use to compare the performance of financial institutions. Our return on equity may be low until we are able to leverage the additional capital we receive from the offering. Our return on equity also will be negatively affected by added expenses associated with our employee stock ownership plan and the stock-based benefit plans we currently sponsor and intend to adopt. Our return on average equity was 2.23% for the year ended December 31, 2020, with consolidated equity of $60.0 million at December 31, 2020. Our pro forma consolidated equity as of December 31, 2020, assuming completion of the offering, is estimated to be between $81.5 million at the minimum of the offering range and $89.5 million at the maximum of the offering range. Until we can increase our net interest income and non-interest income and leverage the capital raised in the offering, our return on equity may be low, which may reduce the market price of our shares of common stock.

Our existing and future stock-based benefit plans will increase our expenses and reduce our income, and may dilute your ownership interests.

Our stockholders previously approved the 1895 Bancorp of Wisconsin, Inc. 2020 Equity Incentive Plan. During the twelve months ended December 31, 2020, we recognized $155,000 in non-interest expense relating to this stock benefit plan, and we will recognize additional expenses in the future as additional grants are made and awards vest. We may fund the 2020 Equity Incentive Plan either through open market purchases or from the issuance of authorized but unissued shares of common stock. Our ability to repurchase shares of common stock to fund this plan will be subject to many factors, including, but not limited to, applicable regulatory restrictions on stock repurchases, the availability of stock in the market, the trading price of the stock, our capital levels, alternative uses for our capital and our financial performance. Our intention is to fund the plan through open market purchases. However, stockholders would experience a reduction in ownership interest in the event newly issued shares of our common stock are used to fund stock issuances under the plan.

We also intend to adopt one or more new stock-based benefit plans after the conversion, subject to stockholder approval, which will increase our annual compensation and benefit expenses related to the stock options and stock awards granted to participants. The actual amount of these new stock-related compensation and benefit expenses will depend on the number of options and stock awards granted under the plans, the fair market value of our stock or options on the date of grant, the vesting period, and other factors which we cannot predict at this time. If we adopt stock-based benefit plans within 12 months following the conversion, the shares of common stock reserved for issuance pursuant to awards of restricted stock and grants of options under such plans would be limited to 4% and 10%, respectively, of the total shares of our common stock sold in the offering. If we adopt stock-based benefit plans more than 12 months after the completion of the conversion, we may adopt plans that allow for greater amounts of awards and options and, therefore, we could award restricted shares of common stock or grant options in excess of these amounts, which would further increase costs.

Like the 2020 Equity Incentive Plan, any future stock-based benefit plans may be funded either through open market purchases of our common stock or from the issuance of authorized but unissued shares of common stock. While our intention is to fund the new stock-based benefit plans through open market purchases, stockholders would experience a 5.3% dilution in ownership interest if newly issued shares of our common stock are used to fund stock options in an amount equal to 10% of the shares sold in the offering, and all such stock options are exercised, and a 2.2% dilution in ownership interest if newly issued shares of our common stock are used to fund shares of restricted common stock in an amount equal to 4% of the shares sold in the offering. Such dilution would also reduce earnings per share. If we adopt the plans more than 12 months following the conversion, new stock-based benefit plans would not be subject to these size limitations and stockholders could experience even greater dilution.

Although the implementation of new stock-based benefit plans would be subject to stockholder approval, historically, the overwhelming majority of stock-based benefit plans adopted by savings institutions and their holding companies following mutual-to-stock conversions have been approved by stockholders.

In addition, we will recognize expense for our employee stock ownership plan when shares are committed to be released to participants’ accounts, and we will recognize expense for restricted stock awards and stock options over the vesting period of awards made to recipients. The expense in the first year following the offering for our employee stock ownership plan and for our new stock-based benefit plans, assuming such plans had been implemented at the beginning of the year, is estimated to be approximately $616,000 ($494,000 after tax) at the maximum of the offering range as set forth in the pro forma financial information under “Pro Forma Data,” assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock. For further discussion of our proposed stock-based plans, see “Management—Benefits to be Considered Following Completion of the Conversion.”

We have not determined when we will adopt one or more new stock-based benefit plans. Stock-based benefit plans adopted more than 12 months following the completion of the conversion may exceed regulatory restrictions on the size of stock-based benefit plans adopted within 12 months, which would further increase our costs.

If we adopt stock-based benefit plans more than 12 months following the completion of the conversion, then grants of shares of common stock or stock options under our proposed stock-based benefit plans may exceed 4% and 10%, respectively, of shares of common stock sold in the offering. Stock-based benefit plans that provide for awards in excess of these amounts would increase our costs and could result in dilution to stockholders beyond the amounts estimated in “—Our existing and future stock-based benefit plans will increase our expenses and reduce our income, and may dilute your ownership interests.” Although the implementation of stock-based benefit plans would be subject to stockholder approval, the timing of the implementation of such plans will be at the discretion of our board of directors.

Various factors may make takeover attempts more difficult to achieve.

Certain provisions of our articles of incorporation and bylaws and federal banking laws, including regulatory approval requirements, could make it more difficult for a third party to acquire control of New 1895 Bancorp without our board of directors’ approval. Under regulations applicable to the conversion, for a period of three years following completion of the conversion, no person may offer to acquire or acquire beneficial ownership of more than 10% of our common stock without prior approval of the Federal Reserve Board. Under federal law, subject to certain exemptions, a person, entity or group must notify the Federal Reserve Board and receive the Federal Reserve Board’s non-objection before acquiring control of a savings and loan holding company. There also are provisions in our articles of incorporation and bylaws that we may use to delay or block a takeover attempt, including a provision that prohibits any person from voting more than 10% of our outstanding shares of common stock. Furthermore, shares of restricted stock and stock options that we may grant to employees and directors, stock ownership by our management and directors and other factors may make it more difficult for companies or persons to acquire control of New 1895 Bancorp without the consent of our board of directors, and may increase the cost of an acquisition. Taken as a whole, these statutory or regulatory provisions and provisions in our articles of incorporation and bylaws could result in our being less attractive to a potential acquirer and therefore could adversely affect the market price of our common stock. For additional information, see “Restrictions on Acquisition of New 1895 Bancorp” and “Management—Benefits to be Considered Following Completion of the Conversion.”

Our articles of incorporation provide that, subject to limited exception, state and federal courts in the State of Maryland are the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, and other employees.

The articles of incorporation of New 1895 Bancorp provide that, unless New 1895 Bancorp consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of New 1895 Bancorp, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of New 1895 Bancorp to New 1895 Bancorp or New 1895 Bancorp’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Maryland General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine will be conducted in a state or federal court located within the State of Maryland, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This exclusive forum provision does not apply to claims arising under the federal securities laws. This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum it finds favorable for disputes with New 1895 Bancorp and its directors, officers, and other employees or may cause a stockholder to incur additional expense by having to bring a claim in a judicial forum that is distant from where the stockholder resides, or both. In addition, if a court were to find this exclusive forum provision to be inapplicable or unenforceable in a particular action, we may incur additional costs associated with resolving the action in another jurisdiction, which could have a material adverse effect on our financial condition and results of operations.

There may be a limited trading market in our shares of common stock, which would hinder your ability to sell our common stock and may lower the market price of our common stock.

We expect that our common stock will be traded on the Nasdaq Capital Market under the symbol “BCOW” upon conclusion of the offering, subject to completion of the offering and compliance with certain conditions, including having 300 “round lot” stockholders (stockholders owning more than 100 shares) and at least three broker-dealers making a market for our common stock. The development of an active trading market depends on the existence of willing buyers and sellers, the presence of which is not within our control, or that of any market maker. The number of active buyers and sellers of the shares of common stock at any particular time may be limited. Under such circumstances, you could have difficulty selling your shares of common stock on short notice, and, therefore, you should not view the shares of common stock as a short-term investment. Purchasers of common stock in this offering should have long-term investment intent and should recognize that there may be a limited trading market in the common stock. This may make it difficult to sell the common stock after the offering and may have an adverse impact on the price at which the common stock can be sold.

Our stock value may be negatively affected by applicable regulations that restrict stock repurchases.

Applicable regulations generally restrict us from repurchasing our shares of common stock during the first year following the offering. Stock repurchases are a capital management tool that can enhance the value of a company’s stock, and our inability to repurchase our shares of common stock during the first year following the offering may negatively affect our stock price.

You may not revoke your decision to purchase New 1895 Bancorp common stock in the subscription or community offerings after you send us your order.

Funds submitted or automatic deposit withdrawals authorized to purchase shares of common stock in the subscription and community offerings will be held by us until the completion or termination of the conversion and offering. Because completion of the conversion and offering will be subject to regulatory approvals and an update of the independent appraisal prepared by Faust Financial, LLC, among other factors, there may be one or more delays in completing the conversion and offering. Orders submitted in the subscription and community offerings are irrevocable, and purchasers will have no access to their funds unless the offering is terminated, or extended beyond [extension date], or the number of shares to be sold in the offering is increased to more than 3,542,000 shares or decreased to fewer than 2,618,000 shares.

The distribution of subscription rights could have adverse income tax consequences.

If the subscription rights granted in connection with the offering are deemed to have an ascertainable value, receipt of such rights may be taxable in an amount equal to such value. Whether subscription rights are considered to have ascertainable value is an inherently factual determination. We have received an opinion of counsel, Luse Gorman, PC, that it is more likely than not that such rights have no value; however, such opinion is not binding on the Internal Revenue Service.

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The summary information presented below at each date or for each of the years presented is derived in part from the consolidated financial statements of Old 1895 Bancorp. The information at and for the years ended December 31, 2020 and 2019 was derived from the audited consolidated financial statements of Old 1895 Bancorp included elsewhere in this prospectus. The information at and for the years ended December 31, 2018, 2017 and 2016 was derived in part from the audited consolidated financial statements of Old 1895 Bancorp that are not included in this prospectus. The following information is only a summary, and should be read in conjunction with the consolidated financial statements and related notes of Old 1895 Bancorp beginning on page F-1 of this prospectus.

	For the Year Ended December 31,
	2020	2019	2018	2017	2016
Selected Financial Condition Data:	(Dollars in thousands)
Total assets	$516,757	$428,009	$481,099	$468,361	$450,173
Cash and cash equivalents	92,526	11,707	7,923	12,497	7,779
Marketable equity securities, stated at fair value (1)	2,992	2,553	—	—	—
Securities available-for-sale	58,703	71,375	65,731	88,956	96,458
Loans held for sale	2,484	685	771	217	479
Loans receivable, net	329,073	310,674	369,830	331,206	312,523
Premises and equipment, net	6,275	6,681	8,163	7,661	8,925
Mortgage servicing rights, net	1,806	2,172	2,103	2,270	2,421
FHLB stock	3,032	913	1,261	1,436	2,170
Accrued interest receivable	912	963	1,106	1,214	1,163
Bank owned life insurance	13,485	13,085	13,400	13,732	13,321
Other assets	5,469	7,201	10,811	9,172	4,934
Total liabilities	456,749	369,344	442,918	429,367	412,833
Deposits	382,585	346,277	407,377	389,676	360,179
FHLB advances	68,398	17,623	30,010	34,693	48,224
Accrued interest payable	183	385	372	340	276
Other liabilities	5,583	5,059	5,159	4,658	4,154
Total equity	60,008	58,665	38,181	38,994	37,340

(1)

We hold marketable equity securities consisting of mutual fund investments under deferred compensation plans which are held by a Rabbi trust. Prior to 2019, these balances were included in other asset and other liabilities within the consolidated balance sheets.

	For the Year Ended December 31,
	2020	2019	2018	2017	2016
Selected Operating Data:	(Dollars in thousands)
Interest and dividend income	$15,393	$17,235	$16,753	$15,256	$13,797
Interest expense	3,041	4,933	4,233	3,361	2,685

Net interest income	12,352	12,302	12,520	11,895	11,112
Provision for loan losses	500	(1,032)	—	—	—

Net interest income after provision for loan losses	11,852	13,334	12,520	11,895	11,112
Non-interest income	6,880	3,144	2,939	2,892	4,155
Non-interest expense (1)	15,679	16,038	15,655	16,590	14,013

Income (loss) before income tax expense (benefit)	3,053	440	(196)	(1,803)	1,254
Income tax expense (benefit) (2)	1,736	(9)	(177)	(3,462)	—

Net income (loss)	$1,317	$449	$(19)	$1,659	$1,254

(1)	For the year ended December 31, 2019, non-interest expense included $588,000 of fees incurred in connection with the establishment and funding of our charitable foundation.
(2)

Income tax expense was $1.7 million for the year ended December 31, 2020 and included $934,000 increase in our deferred tax valuation allowance. As of December 31, 2020, the deferred tax valuation allowance was $934,000, reducing our net deferred tax asset to $3.4 million at that date. We did not have a deferred tax asset valuation allowance at December 31, 2019.

	At or For the Year Ended December 31,
	2020	2019	2018	2017	2016
Performance Ratios:
Return on average assets (1)	0.28%	0.10%	0.00%	0.36%	0.29%
Return on average equity (2)	2.23%	0.90%	(0.05)%	4.02%	3.26%
Interest rate spread (3)	2.57%	2.58%	2.70%	2.67%	2.70%
Net interest margin (4)	2.79%	2.85%	2.86%	2.80%	2.81%
Efficiency ratio (5)	83.70%	97.30%	101.70%	112.19%	91.79%
Average interest-earning assets to average interest-bearing liabilities	132.80%	124.00%	116.54%	116.31%	116.80%
Average loans to average deposits	89.95%	87.73%	91.50%	85.85%	87.74%
Equity to assets (6)	12.35%	10.66%	8.04%	8.95%	9.02%
Capital Ratios:
Tier 1 capital (to adjusted total assets)	9.80%	10.70%	7.50%	7.35%	8.41%
Tier I capital (to risk-weighted assets)	15.10%	13.50%	10.00%	11.07%	11.31%
Total capital (to risk-weighted assets)	16.00%	14.10%	10.90%	12.05%	12.22%
Common equity Tier 1 capital (to risk-weighted assets)	15.10%	13.50%	10.00%	11.07%	11.31%
Asset Quality Ratios:
Allowance for loan losses as a percent of total loans	0.82%	0.64%	0.88%	0.93%	0.95%
Allowance for loan losses as a percent of non-performing loans	210.02%	99.35%	209.77%	163.90%	100.39%
Allowance for loan losses as a percent of total loans (excluding PPP loans)	0.86%	N/A	N/A	N/A	N/A
Net charge-offs (recoveries) to average outstanding loans during the period	(0.06)%	0.07%	(0.05)%	(0.03)%	0.03%
Non-performing loans as a percent of total loans	0.39%	0.64%	0.42%	0.57%	0.95%
Non-performing loans as a percent of total loans (excluding PPP loans)	0.41%	N/A	N/A	N/A	N/A
Non-performing assets as a percent of total assets	0.25%	0.47%	0.32%	0.40%	0.67%
Other Data:
Number of offices	6	6	9	9	8
Number of full-time equivalent employees	100	108	124	111	113

(1)	Represents net income divided by average total assets. For the year ended December 31, 2017, reflects the reversal of our deferred tax asset valuation in the amount of $4.8 million.
(2)	Represents net income divided by average equity. For the year ended December 31, 2017, reflects the reversal of our deferred tax asset valuation in the amount of $4.8 million.
(3)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost on average interest-bearing liabilities.
(4)	Represents net interest income as a percent of average interest-earning assets.
(5)	Represents non-interest expense divided by the sum of net interest income and non-interest income.
(6)	Represents average equity divided by average total assets.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect,” “will,” “would,” “should,” “could” or “may,” and words of similar meaning. These forward-looking statements include, but are not limited to:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	conditions relating to the COVID-19 pandemic, including the severity and duration of the associated economic slowdown either nationally or in our market areas, that are worse than expected;

•	general economic conditions, either nationally or in our market areas, that are worse than expected;

•	changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses;

•	our ability to access cost-effective funding;

•	fluctuations in real estate values and both residential and commercial real estate market conditions;

•	demand for loans and deposits in our market area;

•	our ability to implement and change our business strategies;

•	competition among depository and other financial institutions;

•

inflation and changes in the interest rate environment that reduce our margins and yields, our mortgage banking revenues, the fair value of financial instruments, including our mortgage servicing rights asset, or our level of loan originations, or increase the level of defaults, losses and prepayments on loans we have made and make;

•	adverse changes in the securities or secondary mortgage markets;

•	changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees, capital requirements and insurance premiums;

•	changes in the quality or composition of our loan or investment portfolios;

•	technological changes that may be more difficult or expensive than expected;

•	the inability of third-party providers to perform as expected;

•	a failure or breach of our operational or security systems or infrastructure, including cyberattacks;

•	our ability to manage market risk, credit risk and operational risk;

•	our ability to enter new markets successfully and capitalize on growth opportunities;

•

our ability to successfully integrate into our operations any assets, liabilities, customers, systems and management personnel we have acquired or may acquire and our ability to realize related revenue synergies and cost savings within expected time frames, and any goodwill charges related thereto;

•	changes in consumer spending, borrowing and savings habits;

•

changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission or the Public Company Accounting Oversight Board;

•	our ability to retain key employees;

•	our compensation expense associated with equity allocated or awarded to our employees; and

•	changes in the financial condition, results of operations or future prospects of issuers of securities that we own.

Additionally, the outbreak of COVID-19 will continue to adversely impact a broad range of industries in which our customers operate and impair their ability to fulfill their financial obligations to us. The World Health Organization has declared COVID-19 to be a global pandemic indicating that almost all public commerce and related business activities must be, to varying degrees, curtailed with the goal of decreasing the rate of new infections.

Notwithstanding any actions by national, state and local governments to mitigate the impact of COVID-19 or by us to address the adverse impacts of COVID-19, there can be no assurance that any of the foregoing activities will be successful in mitigating or preventing significant adverse effects on our business. We may also incur additional costs to remedy damages caused by such disruptions, which could adversely affect its financial condition and results of operations.

Congress, the President, and the Federal Reserve have taken several actions designed to cushion the economic fallout. Most notably, the CARES Act was signed into law at the end of March 2020 as a $2 trillion legislative package. The goal of the CARES Act is to prevent a severe economic downturn through various measures, including direct financial aid to American families and economic stimulus to significantly impacted industry sectors. The package also includes extensive emergency funding for hospitals and providers. In addition to the general impact of COVID-19, certain provisions of the CARES Act as well as other recent legislative and regulatory relief efforts are expected to continue to have a material impact on our operations. On December 27, 2020, the Relief Act became law and provided an additional $284 billion for the PPP, as well as extending the PPP through March 31, 2021. While it is not possible to know the full universe or extent of these impacts as of the date of this filing, we are disclosing potentially material items of which we are aware.

The provisions of the CARES Act included an election to not apply the guidance on accounting for troubled debt restructurings to loan modifications, such as extensions or deferrals, related to COVID-19 made between March 1, 2020 and the earlier of (i) December 31, 2020 or (ii) 60 days after the end of the COVID-19 national emergency. The relief can only be applied to modifications for loans that were not more than 30 days past due as of December 31, 2019. We elected to adopt these provisions of the CARES Act. As of December 31, 2020, we had deferrals of $308,000 in interest, escrow and principal payments on $14.1 million in outstanding loans.

The CARES Act authorized the SBA to temporarily guarantee loans under a new loan program called the PPP. As a qualified SBA lender, we were automatically authorized to originate PPP loans. We actively participated in assisting our customers with applications for resources through the program until its closing on August 8, 2020. PPP loans originated by us have: (a) an interest rate of 1.0%, (b) two-year and five-year loan terms to maturity; and (c) principal and interest payments deferred for ten months after the end date of the borrower’s forgiveness period. The SBA will guarantee 100% of the PPP loans made to eligible borrowers. Up to the entire principal amount of the borrower’s PPP loan, including any accrued interest, is eligible to be reduced by the loan forgiveness amount calculated under the PPP. As of December 31, 2020, we have funded 246 PPP loans totaling $17.2 million.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. See “Risk Factors” beginning on page 22. Except as required by applicable law or regulation, we do not undertake, and we specifically disclaim any obligation, to release publicly the results of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of the statements or to reflect the occurrence of anticipated or unanticipated events.

HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

Although we cannot determine what the actual net proceeds from the sale of the shares of common stock in the offering will be until the offering is completed, we anticipate that the net proceeds will be between $24.5 million and $33.7 million.

We intend to use the net proceeds as follows:

	2,618,000 Shares		3,080,000 Shares		3,542,000 Shares
	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds
	(Dollars in thousands)
Gross offering proceeds	$26,180		$30,800		$35,420
Less: offering expenses	1,670		1,713		1,755

Net offering proceeds	$24,510	100.0%	$29,087	100.0%	$33,665	100.0%

Distribution of net proceeds:
To PyraMax Bank, FSB	$12,255	50.0%	$14,544	50.0%	$16,833	50.0%
To fund loan to employee stock ownership plan	$2,094	8.5%	$2,464	8.5%	$2,834	8.4%
To fund cash contribution to new charitable foundation	$—	—	$—	—	$—	—
Retained by New 1895 Bancorp	$10,161	41.5%	$12,079	41.5%	$13,998	41.6%

Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will reduce PyraMax Bank, FSB’s deposits. The net proceeds may vary because total expenses relating to the offering may be more or less than our estimates. For example, our expenses would increase if all the shares offered were not sold in the subscription and community offerings and instead a portion of the shares were sold in a syndicated community offering.

New 1895 Bancorp may use the proceeds it retains from the offering:

•	to invest in securities;

•	to repurchase shares of its common stock;

•

to finance the potential acquisition of financial institutions or financial services companies, although we do not currently have any agreements or understandings regarding any specific acquisition transaction;

•	to pay cash dividends to stockholders; and

•	for other general corporate purposes.

See “Our Dividend Policy” for a discussion of our expected dividend policy following the completion of the conversion. Under current federal regulations, we may not repurchase shares of our common stock during the first year following the completion of the conversion, except when extraordinary circumstances exist and with prior regulatory approval, or except to fund the granting of restricted stock awards (which would require notification to the Federal Reserve Board) or tax-qualified employee stock benefit plans.

PyraMax Bank, FSB may use the net proceeds it receives from the offering:

•	to fund new loans;

•	to enhance existing products and services, hire additional employees and support growth and the development of new products and services;

•

to expand its banking franchise by establishing or acquiring new branches or by acquiring other financial institutions or other financial services companies as opportunities arise, although we do not currently have any understandings or agreements to acquire a financial institution or other entity;

•	to invest in securities; and

•	for other general corporate purposes.

Initially, a substantial portion of the net proceeds will be invested in short-term investments, investment-grade debt obligations and mortgage-backed securities. We have not determined specific amounts of the net proceeds that would be used for the purposes described above. The use of the proceeds outlined above may change based on many factors, including, but not limited to, changes in interest rates, equity markets, laws and regulations affecting the financial services industry, the attractiveness and availability of potential acquisitions to expand our operations, and overall market conditions. The use of the proceeds may also change depending on our ability to receive regulatory approval to establish new branches or acquire other financial institutions.

We expect our return on equity may be low until we are able to reinvest effectively the additional capital raised in the offering. Until we can increase our net interest income and non-interest income, our return on equity may be below the industry average, which may negatively affect the value of our common stock. See “Risk Factors—Risks Related to the Offering—Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance” and “—Our return on equity may be low following the offering. This could negatively affect the trading price of our shares of common stock.”

OUR DIVIDEND POLICY

Following completion of the offering, our board of directors will have the authority to declare dividends on our shares of common stock. The board’s determination of whether to declare a dividend and the amount of any such dividend is subject to our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. No decision has been made with respect to the amount, if any, and timing of any dividend payments. We cannot assure you that we will pay dividends in the future, or, if dividends are paid, that any such dividends will not be reduced or eliminated in the future.

New 1895 Bancorp will not be permitted to pay dividends on its common stock if its stockholders’ equity would be reduced below the amount of the liquidation account established by New 1895 Bancorp in connection with the conversion. The source of dividends will depend on the net proceeds retained by New 1895 Bancorp and earnings thereon, and dividends from PyraMax Bank, FSB. In addition, New 1895 Bancorp will be subject to state law limitations and federal bank regulatory policy on the payment of dividends. Maryland law generally limits dividends if the corporation would not be able to pay its debts in the usual course of business after giving effect to the dividend or if the corporation’s total assets would be less than the corporation’s total liabilities plus the amount needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution.

After the completion of the conversion, PyraMax Bank, FSB will not be permitted to pay dividends on its capital stock owned by New 1895 Bancorp, its sole stockholder, if PyraMax Bank, FSB’s stockholder’s equity would be reduced below the amount of the liquidation account established in connection with the conversion. In addition, PyraMax Bank, FSB will not be permitted to make a capital distribution if, after making such distribution, it would be undercapitalized. PyraMax Bank, FSB must provide notice to the Federal Reserve Board and file an application with the Office of the Comptroller of the Currency for approval of a capital distribution if the total capital distributions for the applicable calendar year exceed the sum of its net income for that year to date plus its retained net income for the preceding two years, or it would not be at least adequately capitalized following the distribution.

Any payment of dividends by PyraMax Bank, FSB to New 1895 Bancorp that would be deemed to be drawn from PyraMax Bank, FSB’s bad debt reserves established before 1988, if any, would require a payment of taxes at the then-current tax rate by PyraMax Bank, FSB on the amount of earnings deemed to be removed from the pre-1988 bad debt reserves for such distribution. PyraMax Bank, FSB does not intend to make any distribution that would create such a federal tax liability.

We intend to file a consolidated federal tax return with PyraMax Bank, FSB. Accordingly, it is anticipated that any cash distributions made by us to our stockholders would be treated as cash dividends and not as a non-taxable return of capital for federal tax purposes. Additionally, during the three-year period following the conversion, we will not be permitted to make any capital distribution to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

MARKET FOR THE COMMON STOCK

Old 1895 Bancorp’s common stock is currently listed on the Nasdaq Capital Market under the symbol “BCOW.” Upon completion of the conversion, we expect the shares of common stock of New 1895 Bancorp will replace the existing shares of Old 1895 Bancorp and trade on the Nasdaq Capital Market under the symbol “BCOW.” In order to list our stock on the Nasdaq Capital Market, we are required to have at least three broker-dealers who will make a market in our common stock. As of [stockholder record date], Old 1895 Bancorp had 16 registered market makers in its common stock.

The following table sets forth the high and low trading prices for shares of Old 1895 Bancorp common stock for the periods indicated, as obtained from the Nasdaq Capital Market. We did not declare a dividend for any of the periods listed.

	Price Per Share
	High		Low
Year Ending December 31, 2021
Second quarter (through [stockholder record date])	$		$
First quarter	$		$
Year Ended December 31, 2020
Fourth quarter		$10.32		$9.10
Third quarter		$9.89		$7.82
Second quarter		$10.15		$7.43
First quarter		$12.01		$7.45
Year Ended December 31, 2019
Fourth quarter		$10.85		$9.53
Third quarter		$9.90		$8.66
Second quarter		$9.90		$9.17
First quarter		$10.50		$9.16

As of the close of business on [stockholder record date], there were 4,851,901 shares of common stock outstanding, including 2,169,729 publicly held shares (shares held by stockholders other than 1895 Bancorp of Wisconsin, MHC), and approximately 258 stockholders of record.

On March 1, 2021, the business day immediately preceding the public announcement of the conversion, and on [stockholder record date], the closing prices of Old 1895 Bancorp common stock as reported on the Nasdaq Capital Market were $10.18 per share and $___________ per share, respectively. On the effective date of the conversion, all publicly held shares of Old 1895 Bancorp common stock, including shares of common stock held by our officers and directors, will be converted automatically into and become the right to receive a number of shares of New 1895 Bancorp common stock determined pursuant to the exchange ratio. See “The Conversion and Offering—

Share Exchange Ratio for Current Stockholders.” Options to purchase shares of Old 1895 Bancorp common stock will be converted into options to purchase a number of shares of New 1895 Bancorp common stock determined pursuant to the exchange ratio, with the same aggregate exercise price. See “Beneficial Ownership of Common Stock.”

HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

At December 31, 2020, PyraMax Bank, FSB exceeded all of the applicable regulatory capital requirements and was considered “well capitalized.” The table below sets forth the historical equity capital and regulatory capital of PyraMax Bank, FSB at December 31, 2020, and the pro forma equity capital and regulatory capital of PyraMax Bank, FSB after giving effect to the sale of shares of common stock at $10.00 per share. The table also compares historical and pro forma capital levels to those required to be considered “well capitalized.” The table assumes that PyraMax Bank, FSB receives 50% of the net offering proceeds. See “How We Intend to Use the Proceeds from the Offering.”

	PyraMax Bank, FSB Historical at December 31, 2020		PyraMax Bank, FSB Pro Forma at December 31, 2020 Based Upon the Sale in the Offering of:
			2,618,000 Shares		3,080,000 Shares		3,542,000 Shares
	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets
	(Dollars in thousands)
Equity	$53,510	10.38%	$62,624	11.93%	$64,358	12.22%	$66,092	12.51%

Tier 1 leverage capital (1)(2)	$49,534	9.81%	$58,648	11.41%	$60,382	11.71%	$62,116	12.00%
Tier 1 leverage requirement	25,243	5.00	25,699	5.00	25,786	5.00	25,872	5.00

Excess	$24,291	4.81%	$32,949	6.41%	$34,596	6.71%	$36,244	7.00%

Tier 1 risk-based capital (1)(2)	$49,534	15.14%	$58,648	17.82%	$60,382	18.33%	$62,116	18.84%
Tier 1 risk-based requirement	26,177	8.00	26,323	8.00	26,351	8.00	26,379	8.00

Excess	$23,357	7.14%	$32,325	9.82%	$34,031	10.33%	$35,737	10.84%

Total risk-based capital (1)(2)	$52,237	15.96%	$61,351	18.65%	$63,085	19.15%	$64,819	19.66%
Total risk-based requirement	32,722	10.00	32,904	10.00	32,939	10.00	32,973	10.00

Excess	$19,515	5.96%	$28,447	8.65%	$30,146	9.15%	$31,846	9.66%

Common equity tier 1 risk-based capital (1)(2)	$49,534	15.14%	$58,648	17.82%	$60,382	18.33%	$62,116	18.84%
Common equity tier 1 risk-based requirement	21,269	6.50	21,388	6.50	21,410	6.50	21,433	6.50

Excess	$28,265	8.64%	$37,260	11.32%	$38,972	11.83%	$40,683	12.34%

Reconciliation of capital infused into PyraMax Bank, FSB:
Net proceeds			$12,255		$14,544		$16,832
Less: Common stock acquired by stock-based benefit plans			(1,047)		(1,232)		(1,417)
Less: Common stock acquired by employee stock ownership plan			(2,094)		(2,464)		(2,834)

Pro forma increase			$9,114		$10,848		$12,581

(1)	Tier 1 leverage capital levels are shown as a percentage of total average assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.
(2)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.

CAPITALIZATION

The following table presents the historical consolidated capitalization of Old 1895 Bancorp at December 31, 2020 and the pro forma consolidated capitalization of New 1895 Bancorp after giving effect to the conversion and offering based upon the assumptions set forth in the “Pro Forma Data” section.

	Old 1895 Bancorp Historical at December 31, 2020	New 1895 Bancorp Pro Forma at December 31, 2020 Based upon the Sale in the Offering at $10.00 per share of:
		2,618,000 Shares	3,080,000 Shares	3,542,000 Shares
	(Dollars in thousands)
Deposits (1)	$379,848	$379,848	$379,848	$379,848
Borrowed funds	68,398	68,398	68,398	68,398

Total deposits and borrowed funds	$448,246	$448,246	$448,246	$448,246

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized (post-conversion) (2)	—	—	—	—
Common stock, $0.01 par value, 90,000,000 shares authorized (post-conversion); shares to be issued as reflected (2)(3)	49	47	56	64
Additional paid-in capital (2)	20,134	43,592	48,161	52,731
Mutual holding company capital contribution	—	100	100	100
Retained earnings (4)	41,530	41,530	41,530	41,530
Accumulated other comprehensive income	1,138	1,138	1,138	1,138
Treasury stock, at cost (5)	(1,228)	(175)	(175)	(175)
Common stock held by employee stock ownership plan (6)	(1,615)	(3,709)	(4,079)	(4,449)
Common stock to be acquired by stock-based benefit plans (7)	—	(1,047)	(1,232)	(1,417)

Total stockholders’ equity	$60,008	$81,477	$85,499	$89,522

Pro Forma Shares Outstanding
Shares offered for sale	—	2,618,000	3,080,000	3,542,000
Exchange shares issued	—	2,110,944	2,483,463	2,855,982

Total shares outstanding	—	4,728,944	5,563,463	6,397,982

Total stockholders’ equity as a percentage of total assets	11.61%	15.14%	15.76%	16.38%
Tangible equity as a percentage of tangible assets	11.61%	15.14%	15.76%	16.38%

(1)

Does not reflect withdrawals from deposit accounts to purchase shares of common stock in the conversion and offering. These withdrawals would reduce pro forma deposits and assets by the amount of the withdrawals.

(2)

Old 1895 Bancorp currently has 90,000,000 authorized shares of common stock, $0.01 par value per share, and 10,000,000 authorized shares of preferred stock, par value $0.01 per share. On a pro forma basis, common stock and additional paid-in capital have been revised to reflect the number of shares of New 1895 Bancorp common stock to be outstanding.

(3)

No effect has been given to the issuance of additional shares of New 1895 Bancorp common stock pursuant to the exercise of options under one or more stock-based benefit plans. If the plans are implemented within the first year after the closing of the offering, an amount up to 10% of the shares of New 1895 Bancorp common stock sold in the offering will be reserved for issuance upon the exercise of options under the plans. The implementation of such plans will require stockholder approval. No effect has been given to the exercise of options currently outstanding. See “Management.”

(4)

The retained earnings of PyraMax Bank, FSB will be substantially restricted after the conversion. See “The Conversion and Offering—Liquidation Rights” and “Supervision and Regulation—Federal Banking Regulation—Capital Distributions.”

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(5)	Reflects shares related to New 1895 Bancorp’s deferred compensation plan held in a Rabbi Trust and reclassified as treasury shares for accounting purposes.
(6)

Assumes that 8% of the shares sold in the offering will be acquired by the employee stock ownership plan financed by a loan from New 1895 Bancorp. The loan will be repaid principally from PyraMax Bank, FSB’s contributions to the employee stock ownership plan. Since New 1895 Bancorp will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on New 1895 Bancorp’s consolidated financial statements. Accordingly, the dollar amount of the shares of common stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders’ equity.

(7)

Assumes a number of shares of common stock equal to 4% of the shares of common stock to be sold in the offering will be purchased for grant by one or more stock-based benefit plans. The funds to be used by such plans to purchase the shares will be provided by New 1895 Bancorp. The dollar amount of common stock to be purchased is based on the $10.00 per share purchase price in the offering and represents unearned compensation. This amount does not reflect possible increases or decreases in the value of common stock relative to the purchase price in the offering. New 1895 Bancorp will accrue compensation expense to reflect the vesting of shares pursuant to such stock-based benefit plans and will credit capital in an amount equal to the charge to operations. Implementation of such plans will require stockholder approval.

PRO FORMA DATA

The following table summarizes historical data of Old 1895 Bancorp and pro forma data of New 1895 Bancorp at and for the year ended December 31, 2020. This information is based on assumptions set forth below and in the tables, and should not be used as a basis for projections of market value of the shares of common stock following the conversion and offering.

The net proceeds are based upon the following assumptions:

(i)	100% of all shares of common stock will be sold in the subscription and no shares of common stock will be sold in the community offering;

(ii)

our employee stock ownership plan will purchase 8% of the shares of common stock sold in the offering with a loan from New 1895 Bancorp. The existing loan obligation of our employee stock ownership plan, equal to $1.6 million at December 31, 2020, will be combined with the new loan. The combined loan will be repaid in substantially equal payments of principal and interest (at the prime rate of interest, as may be adjusted annually) over 25 years. Interest income that we earn on the loan will offset the interest paid by PyraMax Bank, FSB. The effect on earnings for the employee stock ownership plan is the cost of amortizing the combined loan over 25 years, net of historical expense for the period;

(iii)

we will pay KBW a fee of 1.0% with respect to shares sold in the subscription offering and 1.5% with respect to shares sold in the community offering. No fee will be paid with respect to shares of common stock purchased by our qualified and non-qualified employee stock benefit plans, or stock purchased by our officers, directors and employees, and their immediate families, and no fee will be paid with respect to exchange shares; and

(iv)	total expenses of the offering, other than the fees and commissions to be paid to KBW and other broker-dealers, will be $941,000.

In addition, the expenses of the offering may vary from those estimated, and the fees paid to KBW will vary from the amounts estimated if the amount of shares of New 1895 Bancorp common stock sold varies from the amounts assumed above or if any shares are sold in the syndicated community offering.

We calculated pro forma consolidated net income as if the estimated net proceeds we received had been invested at the beginning of the period at an assumed interest rate of 0.26% (on an after-tax basis). This represents the yield on the five-year U.S. Treasury Note at December 31, 2020, which, in light of current market interest rates, we consider to more accurately reflect the pro forma reinvestment rate than the arithmetic average of the weighted average yield earned on our interest earning assets and the weighted average rate paid on our deposits, which is the reinvestment rate federal regulations provide that we assume in presenting pro forma data.

We further believe that the reinvestment rate is factually supportable because:

•	the yield on the U.S. Treasury Note can be determined and/or estimated from third-party sources; and

•	we believe that U.S. Treasury securities are not subject to credit losses due to a U.S. Government guarantee of payment of principal and interest.

We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts of consolidated net income and stockholders’ equity by the indicated number of shares of common stock. For pro forma earnings per share calculations, we adjusted these figures to give effect to the shares of common stock purchased by the employee stock ownership plan. We computed per share amounts as if the shares of common stock were outstanding at the beginning of the period, but we did not adjust per share historical or pro forma stockholders’ equity to reflect the earnings on the estimated net proceeds.

The pro forma data gives effect to the implementation of one or more stock-based benefit plans. We have assumed that stock-based benefit plans will reserve for restricted stock awards a number of shares of common stock equal to 4% of the shares of common stock sold in the offering at the same price for which they were sold in the offering. We have assumed that awards of common stock granted under such plans vest over a five-year period.

We also have assumed that options will be granted under stock-based benefit plans to acquire shares of common stock equal to 10% of the shares of common stock sold in the offering. We have assumed that the exercise price of the stock options and the market price of the stock at the date of grant were $10.00 per share and that the stock options had a term of ten years and vested over five years. We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $3.09 for each option.

We may grant options and award shares of common stock under one or more stock-based benefit plans in excess of 10% and 4%, respectively, of the shares of common stock sold in the offering and that vest sooner than over a five-year period if the stock-based benefit plans are adopted more than 12 months following the completion of the offering.

As discussed under “How We Intend to Use the Proceeds from the Offering,” we intend to contribute 50% of the net proceeds from the offering to PyraMax Bank, FSB, and we will retain the remainder of the net proceeds from the offering. We will use a portion of the proceeds we retain to fund a loan to the employee stock ownership plan. We will retain the rest of the proceeds for future use.

The pro forma data does not give effect to:

•	withdrawals from deposit accounts to purchase shares of common stock in the offering;

•	our results of operations after the offering; or

•	changes in the market price of the shares of common stock after the offering.

The following pro forma data may not be representative of the financial effects of the offering at the date on which the offering actually occurs, and should not be taken as indicative of future results of operations. Pro forma consolidated stockholders’ equity represents the difference between the stated amounts of our assets and liabilities. The pro forma stockholders’ equity is not intended to represent the fair market value of the shares of common stock and may be different than the amounts that would be available for distribution to stockholders if we liquidated. Moreover, pro forma stockholders’ equity per share does not give effect to the liquidation accounts to be established in the conversion or, in the unlikely event of a liquidation of PyraMax Bank, FSB, to the tax effect of the recapture of the bad debt reserve. See “The Conversion and Offering—Liquidation Rights.”

	At or for the Year Ended December 31, 2020 Based upon the Sale at $10.00 Per Share of:
	2,618,000 Shares	3,080,000 Shares	3,542,000 Shares
	(Dollars in thousands, except per share amounts)
Gross proceeds of offering	$26,180	$30,800	$35,420
Market value of shares issued in the exchange	21,109	24,835	28,560

Pro forma market capitalization	$47,289	$55,635	$63,980

Gross proceeds of offering	$26,180	$30,800	$35,420
Expenses	(1,670)	(1,713)	(1,755)

Estimated net proceeds	24,510	29,087	33,665
Common stock purchased by employee stock ownership plan	(2,094)	(2,464)	(2,834)
Common stock purchased by stock-based benefit plans	(1,047)	(1,232)	(1,417)

Estimated net proceeds, as adjusted	$21,369	$25,391	$29,414

For the Year Ended December 31, 2020
Consolidated net earnings:
Historical	$1,317	$1,317	$1,317
Income on adjusted net proceeds	56	67	77
Income on mutual holding company asset contribution	—	—	—
Employee stock ownership plan (1)	(61)	(71)	(83)
Stock awards (2)	(153)	(180)	(207)
Stock options (3)	(151)	(177)	(204)

Pro forma net income	$1,008	$956	$900

Earnings per share (4):
Historical combined	$0.30	$0.26	$0.22
Income on adjusted net proceeds	0.01	0.01	0.01
Income on mutual holding company asset contribution	—	—	—
Employee stock ownership plan (1)	(0.01)	(0.01)	(0.01)
Stock awards (2)	(0.04)	(0.04)	(0.04)
Stock options (3)	(0.03)	(0.03)	(0.03)

Pro forma earnings per share (4)	$0.23	$0.19	$0.15

Offering price to pro forma net earnings per share	43.48x	52.63x	66.67x
Number of shares used in earnings per share calculations	4,357,207	5,126,126	5,895,045
At December 31, 2020
Stockholders’ equity:
Historical combined	$60,008	$60,008	$60,008
Estimated net proceeds	24,510	29,087	33,665
Equity increase from mutual holding company	100	100	100
Common stock acquired by employee stock ownership plan (1)	(2,094)	(2,464)	(2,834)
Common stock acquired by stock-based benefit plans (2)	(1,047)	(1,232)	(1,417)

Pro forma stockholders’ equity (5)	$81,477	$85,499	$89,522

Pro forma tangible stockholders’ equity (5)	$81,477	$85,499	$89,522

Stockholders’ equity per share (6):
Historical combined	$12.69	$10.79	$9.38
Estimated net proceeds	5.18	5.23	5.26
Equity increase from mutual holding company	0.02	0.02	0.02
Common stock acquired by employee stock ownership plan (1)	(0.44)	(0.44)	(0.44)
Common stock acquired by stock-based benefit plans (2)	(0.22)	(0.22)	(0.22)

Pro forma stockholders’ equity per share (5) (6)	$17.23	$15.37	$13.99

Pro forma tangible stockholders’ equity per share (5) (6)	$17.23	$15.37	$13.99

Offering price as percentage of pro forma stockholders’ equity per share	58.04%	65.07%	71.47%
Offering price as percentage of pro forma tangible stockholders’ equity per share	58.04%	65.07%	71.47%
Number of shares outstanding for pro forma book value per share calculations	4,728,944	5,563,463	6,397,982

(1)

Assumes that 8% of the shares of common stock sold in the offering will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from New 1895 Bancorp, and the outstanding loan with respect to existing shares of Old 1895 Bancorp held by the employee stock ownership plan will be refinanced and consolidated with the new loan. PyraMax Bank, FSB intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. PyraMax Bank, FSB’s total annual payments on the employee stock ownership plan debt are based upon 25 equal annual installments of principal and interest. Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 718-40, “Compensation—Stock Compensation—Employee Stock Ownership Plans” (“ASC 718-40”) requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by PyraMax Bank, FSB, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 27%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that 8,378, 9,856, and 11,334 shares were committed to be released during the year ended December 31, 2020 at the minimum, midpoint, and maximum of the offering range, respectively, and in accordance with ASC 718-40, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for net income per share calculations.

(2)

Assumes that one or more stock-based benefit plans reserve an aggregate number of shares of common stock equal to 4% of the shares to be sold in the offering. Stockholder approval of the plans and purchases by the plans may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from New 1895 Bancorp or through open market purchases. Shares in the stock-based benefit plans are assumed to vest over a period of five years. The funds to be used to purchase the shares will be provided by New 1895 Bancorp. This table assumes that (i) the stock-based benefit plan acquires the shares through open market purchases at $10.00 per share, (ii) 20% of the amount contributed to the plan is amortized as an expense during the year ended December 31, 2020, and (iii) the plan expense reflects an effective combined federal and state tax rate of 27%. Assuming stockholder approval of the stock-based benefit plans and that shares of common stock (equal to 4% of the shares sold in the offering) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 2.2%.

(3)

Assumes that options are granted under one or more stock-based benefit plans to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the offering. Stockholder approval of the plans may not occur earlier than six months after the completion of the conversion. In calculating the pro forma effect of the stock-based benefit plans, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were both $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $3.09 for each option and that the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period using an effective combined federal and state tax rate of 27%. The actual expense will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted. Under the above assumptions, the adoption of the stock-based benefit plans will result in no additional shares under the treasury stock method for calculating earnings per share. There can be no assurance that the exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares used to satisfy the exercise of options comes from authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease. The issuance of authorized but unissued shares of common stock pursuant to the exercise of options under such plan would dilute stockholders’ ownership and voting interests by approximately 5.3%.

(4)

Per share figures include publicly held shares of Old 1895 Bancorp common stock that will be issued in exchange for shares of New 1895 Bancorp common stock in the conversion. See “The Conversion and Offering—Share Exchange Ratio for Current Stockholders.” Net income per share computations are determined by taking the number of shares assumed to be sold in the offering and the number of new shares assumed to be issued in exchange for publicly held shares and, in accordance with ASC 718-40, subtracting the employee stock ownership plan shares that have not been committed for release during the period. See footnote 2, above. The number of shares of common stock actually sold and exchange shares may be more or less than the assumed amounts.

(5)

The retained earnings of PyraMax Bank, FSB will be substantially restricted after the conversion. See “Our Dividend Policy,” “The Conversion and Offering—Liquidation Rights” and “Supervision and Regulation—Federal Banking Regulation—Capital Distributions.”

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(6)

Per share figures include publicly held shares of Old 1895 Bancorp common stock that will be issued in exchange for shares of New 1895 Bancorp common stock in the conversion. Stockholders’ equity per share calculations are based upon the sum of (i) the number of shares assumed to be sold in the offering, and (ii) shares to be issued in exchange for publicly held shares at the minimum, midpoint and maximum of the offering range, respectively. The exchange shares reflect an exchange ratio of 0.9729, 1.1446 and 1.3163 at the minimum, midpoint and maximum of the offering range, respectively. The number of shares actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

This discussion and analysis reflects our consolidated financial statements and other relevant statistical data, and is intended to enhance your understanding of our financial condition and results of operations. The information at and for the years ended December 31, 2020 and 2019 is derived in part from the audited consolidated financial statements that appear elsewhere in this prospectus. You should read the information in this section in conjunction with the other business and financial information contained in this prospectus, including the consolidated financial statements and related notes of Old 1895 Bancorp provided elsewhere in this prospectus.

Impact of COVID-19 Outbreak

During the first quarter of 2020, global financial markets experienced significant volatility resulting from the spread of a novel coronavirus known as COVID-19. In March 2020, the World Health Organization declared COVID-19 a global pandemic and the United States declared a National Public Health Emergency. The COVID-19 pandemic has restricted the level of economic activity in our markets. In response to the COVID-19 pandemic, the governments of the state of Wisconsin and of most other states have taken preventative or protective actions, such as imposing restrictions on travel and business operations, advising or requiring individuals to limit or forego time outside of their homes, and ordering temporary closures of businesses that have been deemed to be non-essential. These measures dramatically increased unemployment in the United States and our market. The unemployment rate for December 2020 was 5.5% in Wisconsin and 6.0% in the Milwaukee-Waukesha-West Allis, Wisconsin Metropolitan Statistical Area, as compared to 3.5% and 3.2%, respectively, for December 2019. The government and private sector responses to the COVID-19 pandemic have negatively impacted many businesses, and thereby threatened the repayment ability of some of our borrowers.

To address the economic impact of COVID-19 in the United States, the CARES Act was signed into law on March 27, 2020. The CARES Act included a number of provisions that affected us, including accounting relief for TDRs. The CARES Act also established the PPP through the SBA, which provided a uniform system to expedite the ability for us to lend money to small businesses to maintain employee payrolls through the crisis with guarantees from the SBA. Under the PPP, the borrower’s obligation to repay loan amounts may be forgiven if the borrower maintains employee payrolls and meets certain other requirements. In the event of any such forgiveness or partial forgiveness, the amount forgiven is remitted to us by the SBA. As of December 31, 2020, we have funded 246 PPP loans totaling $17.2 million, of which $13.1 million had been forgiven through December 31, 2020.

On December 27, 2020, the Relief Act became law and provided an additional $284 billion for the PPP, as well as extending the PPP through March 31, 2021. Among the changes to the PPP as a result of the Relief Act include: (1) an opportunity for a second PPP forgivable loan for small businesses and nonprofits with 300 or fewer employees that can demonstrate a loss of 25% of gross receipts in any quarter during 2020 compared to the corresponding quarter in 2019 (or demonstrating a loss of 25% of gross receipts for the calendar year 2020 compared to calendar year 2019);; (2) allowing qualified borrowers to apply for a PPP loan up to 2.5 times (or 3.5 times for small businesses in the restaurant and hospitality industries) the borrower’s average monthly payroll costs in the one-year period prior to the date on which the loan is made or calendar year 2019, limited to a maximum loan amount of $2.0 million; (3) the addition of personal protective equipment expenses, costs associated with outdoor dining, uninsured costs related to property damaged and vandalism or looting due to 2020 public disturbances, supplier costs and a broader category of operational expenses (including cloud computing services and other business software) as eligible and forgivable expenses; (4) simplifying the loan forgiveness process for loans of $150,000 or less; and (5) eliminating the requirement that EIDL Advances will reduce the borrower’s PPP loan forgiveness amount. Additionally, expenses paid with the proceeds of PPP loans that are forgiven (or are reasonably expected to be forgiven) are now tax-deductible, reversing previous guidance from the U.S. Department of the Treasury and the Internal Revenue Service, which did not allow deductions on expenses paid for with PPP loan proceeds which were forgiven (or reasonably expected to be forgiven). We intend to fund additional PPP loans in response to applications from eligible customers.

In addition, the Federal Reserve Board, took steps to bolster the economy by, among other things, reducing the federal funds rate and the discount-window borrowing rate to near zero. In response to the pandemic, we implemented protocols and processes to help protect our employees, customers and communities. These measures include:

•

operating our branches under a drive-through model with appointment-only lobby service for a period of time, leveraging our business continuity plans and capabilities that include critical operations teams being divided and dispersed to separate locations and, when possible, having employees work from home; and

•

offering assistance to our customers affected by the COVID-19 pandemic, which includes payment deferrals, waiving certain fees, suspending property foreclosures, and participating in the CARES Act and lending programs for businesses, including the PPP.

We have implemented various consumer and commercial loan modification programs to provide our borrowers relief from the economic impacts of COVID-19. Based on guidance in the CARES Act, COVID-19 related modifications to loans that were current as of December 31, 2019 are exempt from TDR classification under “U.S. GAAP. In addition, the bank regulatory agencies issued interagency guidance stating that COVID-19 related short-term modifications (i.e., six months or less) granted to loans that were current as of the loan modification program implementation date are not TDRs.

As of December 31, 2020, we had deferrals of $308,000 in interest, escrow and principal payments on $14.1 million in outstanding loans. We have not deferred our recognition of interest income with respect to loans subject to modifications. Given the unprecedented uncertainty and rapidly evolving economic effects and social impacts of the COVID-19 pandemic, the future direct and indirect impact on our business, results of operations and financial condition are highly uncertain. Should current economic conditions persist or continue to deteriorate, we expect that this macroeconomic environment will have a continued adverse effect on our business and results of operations, which could include, but not be limited to: decreased demand for our products and services, protracted periods of lower interest rates, increased non-interest expenses, including operational losses, and increased credit losses due to deterioration in the financial condition of our consumer and commercial borrowers, including declining asset and collateral values, which may continue to increase our provision for credit losses and net charge-offs.

For additional information, see “Risk Factors—Risks Related to the COVID-19 Pandemic—The economic impact of the COVID-19 outbreak could adversely affect our financial condition and results of operations.”

Business Strategy

Our goal is to provide long-term value to our stockholders, customers and employees and the communities we serve by executing a safe and sound business strategy that produces increasing earnings. We believe there is a significant opportunity for a community-focused bank to provide a full range of financial services to commercial and retail customers in our market area, and the increased capital we will have after the completion of the offering will enable us to compete more effectively with other financial institutions.

Our current business strategy consists of the following:

•

Grow our balance sheet and improve profitability. Given our attractive market area, we believe we are well-positioned to increase the size of our balance sheet without a proportional increase in overhead expense or operating risk. Accordingly, we intend to increase, on a disciplined basis, our assets and liabilities, particularly loans and deposits. As we grow our assets, particularly higher-yielding commercial loans, while controlling our expenses, we anticipate improving our earnings.

•

Grow our loan portfolio prudently and on a managed basis with a focus on diversifying the portfolio, particularly in commercial real estate and commercial lending. Our principal business activity historically has been the origination of residential mortgage loans, supplemented with commercial real estate loans (which includes non-owner occupied commercial real estate, multi-family, owner occupied commercial real estate and one- to four-family non-owner occupied loans). We intend to retain our presence as a mortgage lender in our market area and continue to increase our origination commercial real estate and commercial loans (which includes commercial and industrial loans) including increasing our loan exposure in participations purchased. Over the last several years, we have incrementally increased the amount of some of our commercial real estate and commercial loan originations to preferred borrowers, and we intend to continue to originate similarly-sized loans within our present underwriting standards. The capital we are raising in the offering will support an increase in our lending limits, although we do not intend to originate loans up to our regulatory limit except in extraordinary circumstances.

Increasing the number of larger commercial real estate loans and commercial business loan originations involves risk, as described in “Risk Factors—We have a substantial amount of commercial real estate and commercial loans, and intend to continue to increase originations of these types of loans both directly and through participations. These loans involve credit risks that could adversely affect our financial condition and results of operations” and “—Our portfolio of loans with a higher risk of loss is increasing, which may lead to additional provisions for loan losses or charge-offs, which would reduce our profits or cause losses.”

•

Continue to increase core deposits, with an emphasis on low cost demand deposits. We seek core deposits to provide a stable source of funds to support loan growth at costs consistent with improving our net interest rate spread and margin. Core deposits also help us maintain loan-to-deposit ratios at levels consistent with regulatory expectations. We consider our core deposits to include checking accounts, money market accounts and statement savings. In particular, our Treasury Management unit focuses on generating and retaining business deposits, which assists in generating fee income. Core deposits increased to $292.2 million at December 31, 2020, from $202.2 million at December 31, 2019.

•

Manage credit risk to maintain a low level of non-performing assets. We believe strong asset quality is a key to our long-term financial success. Our strategy for credit risk management focuses on having an experienced team of credit professionals, well-defined policies and procedures, appropriate loan underwriting criteria and active credit monitoring. In recent years we have conducted an extensive review of, and have enhanced, our credit, underwriting and loan processing policies and procedures. Our non-performing assets to total assets ratio was 0.25% at December 31, 2020, compared to 0.47% at December 31, 2019. At December 31, 2019, the majority of our non-performing assets were related to residential real estate.

•

Continue to grow organically while being aware of acquisition opportunities. The funds raised from this offering will provide capital to execute our business plan which primarily consists of organic growth. The new full stock structure and capital will allow us to look at acquisitions of other financial institutions where it might yield potential financial benefits to our stockholders. We do not have any current plans with acquisitions and we know opportunities could be limited.

•

Continue to provide value to our community. Our goal is to provide long-term value to our customers, employees and the communities we serve by executing a safe and sound service-oriented business strategy that produces increasing earnings. We believe there is a significant opportunity for a community-focused bank to provide a full range of financial services to commercial and retail customers in our market area, and the increased capital we will have after the completion of the offering will enable us to compete more effectively with other financial institutions.

These strategies are intended to guide our investment of the net proceeds of the offering. We intend to continue to pursue our business strategy after the reorganization and the offering, subject to changes necessitated by future market conditions, regulatory restrictions and other factors.

Critical Accounting Policies

The discussion and analysis of the financial condition and results of operations are based on our financial statements, which are prepared in conformity with U.S. GAAP. The preparation of these financial statements requires management to make estimates and assumptions affecting the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of income and expenses. We consider the accounting policies discussed below to be critical accounting policies. The estimates and assumptions that we use are based on historical experience and various other factors and are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions, resulting in a change that could have a material impact on the carrying value of our assets and liabilities and our results of operations.

The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for qualifying public companies. As an “emerging growth company” we may delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. We intend to take advantage of the benefits of this extended transition period. Accordingly, our financial statements may not be comparable to companies that comply with such new or revised accounting standards.

The following represent our critical accounting policies:

Allowance for Loan Losses. The allowance for loan losses is the estimated amount considered necessary to cover inherent, but unconfirmed, credit losses in the loan portfolio at the balance sheet date. The allowance is established through the provision for loan losses which is charged against income. In determining the allowance for loan losses, management makes significant estimates and has identified this policy as one of our most critical accounting policies.

Management performs a quarterly evaluation of the allowance for loan losses. Consideration is given to a variety of factors in establishing this estimate including, but not limited to, current economic conditions, delinquency statistics, geographic and industry concentrations, the adequacy of the underlying collateral, the financial strength of the borrower, results of internal loan reviews and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant change.

The analysis has two components, specific and general allowances. The specific allowance is for unconfirmed losses related to loans that are determined to be impaired. Impairment is measured by determining the present value of expected future cash flows or, for collateral-dependent loans, the fair value of the collateral, adjusted for market conditions and selling expenses. If the fair value of the loan is less than the loan’s carrying value, a charge is recorded for the difference. The general allowance, which is for loans reviewed collectively, is determined by segregating the remaining loans by type of loan, risk weighting (if applicable) and payment history. We also analyze historical loss experience, delinquency trends, general economic conditions and geographic and industry concentrations. This analysis establishes historical loss percentages and qualitative factors that are applied to the loan groups to determine the amount of the allowance for loan losses necessary for loans that are reviewed collectively. The qualitative component is critical in determining the allowance for loan losses as certain trends may indicate the need for changes to the allowance for loan losses based on factors beyond the historical loss history. Not incorporating a qualitative component could misstate the allowance for loan losses. Actual loan losses may be significantly more than the allowances we have established which could result in a material negative effect on our financial results.

Fair Value Measurements. The fair value of a financial instrument is defined as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. We estimate the fair value of a financial instrument and any related asset impairment using a variety of valuation methods. Where financial instruments are actively traded and have quoted market prices, quoted market prices are used for fair value. When the financial instruments are not actively traded, other observable market inputs, such as quoted prices of securities with similar characteristics, may be used, if available, to determine fair value. When observable market prices do not exist, we estimate fair value. These estimates are subjective in nature and any imprecision in estimating these factors can impact the amount of gain or loss recorded. A more detailed description of the fair values measured at each level of the fair value hierarchy and the methodology utilized by us can be found in Note 16 of the notes to our audited consolidated financial statements titled “Fair Value.”

Deferred Tax Assets. We use the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when it is more likely than not that some portion of the deferred tax asset will not be realized. We exercise significant judgment in evaluating the amount and timing of recognition of the resulting tax liabilities and assets. These judgments require us to make projections of future taxable income. The judgments and estimates we make in determining our deferred tax assets, which are inherently subjective, are reviewed on a regular basis as regulatory and business factors change. Any reduction in estimated future taxable income may require us to record a valuation allowance against our deferred tax assets. See Note 11 of the notes to our audited consolidated financial statements which appear beginning on page F-1 of this prospectus.

Comparison of Financial Condition at December 31, 2020 and December 31, 2019

Total Assets. Total assets were $516.8 million at December 31, 2020, an increase of $88.8 million, or 20.7%, when compared to total assets of $428.0 million at December 31, 2019. The increase was primarily due to an increase in cash and cash equivalents of $80.8 million and an increase in net loans of $18.4 million. The increase was partially offset by a decrease in available for sale securities of $12.7 million at December 31, 2020.

Cash and Cash Equivalents. Cash and cash equivalents increased $80.8 million, or 690.3%, to $92.5 million at December 31, 2020, from $11.7 million at December 31, 2019. This increase was primarily due to the increase of $50.8 million in low cost FHLB advances and an increase in deposits of $35.3 million at December 31, 2020. Cash and cash equivalents are expected to decrease in 2021 as customers withdraw PPP loan proceeds and excess funds on deposit due to the COVID-19 pandemic.

Available for Sale Securities. Available for sale securities decreased $12.7 million, or 17.8%, to $58.7 million at December 31, 2020, from $71.4 million at December 31, 2019. The decrease was primarily due to sales of available-for-sale securities of $19.5 million as well as maturities, prepayments and calls of available for sale securities totaling $55.2 million. These were offset by purchases of available for sale securities totaling $59.9 million during the year ended December 31, 2020.

Loans Held for Sale. Loans held for sale increased $1.8 million, or 262.8%, to $2.5 million at December 31, 2020, from $685 during December 31, 2019. This increase was due primarily to increased volume of first mortgage residential real estate loan originations to be sold into the secondary market as a result of the declining interest rate environment.

Net loans. Net loans increased $18.4 million, or 5.9%, to $329.1 million at December 31, 2020, from $310.7 million at December 31, 2019. The increase was due primarily to a $22.4 million increase in commercial loans resulting from our participation in the PPP. At December 31, 2020, we had funded 246 PPP loans totaling $17.2 million. The increase was also due to an increase in first mortgage residential real estate loans of $3.5 million. The increase was partially offset by a decrease in consumer home equity lines of credit of $7.3 million due to normal payment and refinancing activity.

During the year ended December 31, 2020, volumes of loan originations were as follows: $160.7 million in commercial real estate and other commercial loans, an increase of $83.1 million from the $77.6 million in originations of these loan types during the year ended December 31, 2019; $232.5 million in total residential real estate loans, an increase of $136.4 million over the $96.1 million in originations of these loan types during the year ended December 31, 2019; and $10.8 million in total consumer and consumer real estate loans, an increase of $3.5 million from the $7.3 million in originations of these loan types during the year ended December 31, 2019.

Loans purchased as of December 31, 2020 totaled $2.5 million, a decrease of approximately $5.2 million, or 67.5%, from the $7.7 million of loans purchased as of December 31, 2019. Loans purchased during the years ended December 31, 2020 and 2019 were commercial real estate and other commercial loans. PyraMax Bank’s strategy is to grow the loan portfolio organically, as opposed to regularly purchasing loans from other financial institutions.

Deposits. Deposits increased $35.2 million, or 10.2%, to $379.8 million at December 31, 2020, from $344.6 million at December 31, 2019. This increase was primarily due to an increase of noninterest bearing checking accounts of $36.2 million to $99.0 million at December 31, 2020 from $62.8 million at December 31, 2019. We believe that a significant factor underlying this increase is that our customers, including PPP borrowers, are maintaining greater than usual cash balances during the COVID-19 pandemic. We continued our marketing focus to concentrate on non-maturing deposits such as savings accounts and money market accounts, which increased $10.9 million and $37.7 million, respectively. These accounts carry lower interest rates and offer more flexibility in a changing rate environment. These increases were offset by a $54.8 million decrease in certificates of deposits to $87.6 million at December 31, 2020 from $142.4 million at December 31, 2019, including a decrease in brokered certificates of deposits of $24.1 million as we replaced maturing brokered certificates with lower cost FHLB advances.

FHLB Advances. Borrowings, consisting entirely of FHLB advances, increased $50.8 million, or 288.1%, to $68.4 million at December 31, 2020, from $17.6 million at December 31, 2019. The increase was due to $52.0 million in proceeds from FHLB advances during the year ended December 31, 2020, partially offset by principal repayments on existing advances of $1.2 million. The advances replaced $24.1 million in maturing higher-cost brokered certificates of deposit.

Total Equity. Total equity increased $1.3 million, or 2.3%, to $60.0 million at December 31, 2020, from $58.7 million at December 31, 2019. The increase was primarily due to net income of $1.3 million and other comprehensive income of $1.0 million for the year ended December 31, 2020. We reclassified shares held in its deferred compensation plan to treasury stock at September 30, 2020, resulting in a reduction in total equity of $175,000. We also purchased treasury shares at a cost of $1.1 million under the current stock repurchase plan, resulting in a reduction in total equity of that amount.

Comparison of Operating Results for the Years Ended December 31, 2020 and December 31, 2019

Net Income. We recorded net income of $1.3 million for the year ended December 31, 2020, which represented an increase of $868,000 from the net income of $449,000 recorded for the year ended December 31, 2019. This increase was due to an increase in noninterest income of $3.8 million partially offset by an increase in the provision for loan losses of $1.5 million and provision for income taxes of $1.7 million for the year ended December 31, 2020.

Interest and Dividend Income. Interest and dividend income decreased $1.8 million, or 10.7%, to $15.4 million for the year ended December 31, 2020, from $17.2 million for the year ended December 31, 2019. The decrease was due primarily to the declining interest rate environment brought on by the COVID-19 pandemic, resulting in accelerated prepayment and refinancing activity as borrowers took advantage of low interest rates partially offset by approximately $570,000 of PPP origination fees that were recognized in 2020. As a result, interest income from commercial, residential and consumer loans decreased $363,000, or 3.4%, $590,000, or 19.1% and $393,000, or 27.2%, respectively.

Average interest-earning assets increased $11.2 million, or 2.6%, to $442.5 million for the year ended December 31, 2020, from $431.3 million for the year ended December 31, 2019. The weighted average yield on interest-earning assets decreased 52 basis points, to 3.48% at December 31, 2020, from 4.00% at December 31, 2019.

Interest Expense. Interest expense decreased $1.9 million, or 38.4%, to $3.0 million for the year ended December 31, 2020, from $4.9 million for the year ended December 31, 2019, as rates on interest-bearing liabilities decreased 51 basis points due to the declining interest rate environment and our shift from certificates of deposits into lower cost FHLB advances as sources of funding during the year ended December 31, 2020.

Net Interest Income. Net interest income increased approximately $50,000, or 0.4%, to $12.4 million for the year ended December 31, 2020, from $12.3 million for the year ended December 31, 2019.

Provision for Loan Losses. We recorded $500,000 in provision for loan losses for the year ended December 31, 2020, compared to a credit to our provision for loan losses of $1.0 million for the year ended December 31, 2019. The allowance for loan losses was $2.7 million, or 0.87%, of total loans (and 0.86% excluding PPP loans), at December 31, 2020, compared to $2.0 million, or 0.64% of total loans, at December 31, 2019. Nonaccrual loans constituted 0.39% of total gross loans (and 0.41% excluding PPP loans) at December 31, 2020 and 0.64% of gross loans at December 31, 2019. Net recoveries for the year ended December 31, 2020 were $203,000 compared to net charge-offs of $230,000 for the year ended December 31, 2019.

Noninterest Income. Noninterest income increased $3.7 million, or 118.8%, for the year ended December 31, 2020. The increase was due primarily to an increase in gains on sale of first mortgage residential real estate loans of $2.8 million, due to a decrease in market interest rates and an increase in refinancing activity, and an increase in gains on sale of available-for-sale securities of $1.0 million for the year ended December 31, 2020 when compared to the year ended December 31, 2019.

Noninterest Expense. Noninterest expense decreased $360,000, or 2.2%, to $15.7 million for the year ended December 31, 2020 from $16.0 million for the year ended December 31, 2019. The decrease was due primarily to a $365,000 decrease to occupancy and equipment expenses due to recent branch closings.

Income Taxes. Income tax expense (benefit) was $1.7 million for the year ended December 31, 2020 and ($9,000) for the year ended December 31, 2019. Included in the 2020 period amount was a $934,000 increase in our deferred tax valuation allowance. As of December 31, 2020, the deferred tax asset valuation allowance was $934,000, reducing our net deferred tax asset to $3.4 million at that date. We did not have a deferred tax asset valuation allowance at December 31, 2019.

Deferred tax assets are deferred tax consequences attributable to deductible temporary differences and carryforwards. After the deferred tax asset has been measured using the applicable enacted tax rate and provisions of the enacted tax law, it is then necessary to assess the need for a valuation allowance. A valuation allowance is needed when, based on the weight of the available positive and negative evidence, if it is more likely than not that some portion of the deferred asset will not be realized. As required by generally accepted accounting principles, available evidence is weighted heavily on cumulative losses, with less weight placed on future projected profitability. Realization of the deferred tax asset is dependent on whether there will be sufficient future taxable income, including available tax strategies, of the appropriate character in the period during which deductible temporary differences reverse or within the carryforward periods available under tax law.

Due to recent changes in market conditions and current events related to COVID-19, the board and management continue to assess our deferred tax assets including forecasted future projected income and future reversals of existing temporary differences. As such, there may be additional deferred tax asset impairment in subsequent periods.

We have federal loss carryforwards of approximately $9.9 million as of December 31, 2020. Of this amount, $1.8 million represents a tax loss carryforward from the 2019 tax year which has an indefinite carryforward period due to the Tax Cuts and Jobs Act of 2017. The remaining $8.1 million of losses begin to expire in 2029. We also have $400,000 of charitable contribution carryforwards that may be applied against future taxable income and begin to expire in 2022.

Under the Tax Cuts and Jobs Act of 2017, for federal losses originating in tax years after January 1, 2018, we are allowed an indefinite carryforward period limited to 80% of each subsequent year’s net income. The CARES Act temporarily repealed this 80% limitation for the calendar year ended December 31, 2020.

Management assesses the available positive and negative evidence to estimate whether sufficient future taxable income will be generated to permit realization of the existing deferred tax assets. Such objective historical evidence limits the ability to consider projections for future growth as subjective evidence.

On the basis of this evaluation, as of December 31, 2020, a valuation allowance of $934,000 has been recorded to recognize only the portion of the deferred tax asset that is more likely than not to be realized. The amount of the deferred tax asset considered realizable, however, could be adjusted if estimates of future taxable income during the carryforward period are reduced or increased or if objective negative evidence is no longer present and additional weight is given to subjective evidence such as our projections for growth.

We believe that it is more likely than not that the benefit from certain federal charitable contribution carryforwards, state net operating loss carryforwards, and state charitable contribution carryforwards will not be realized. In recognition of this risk, we have provided a valuation allowance of $934,000 on the deferred tax assets related to these carryforwards in 2020.

Average Balances and Yields. The following tables sets forth average balance sheets, average yields and costs, and certain other information at and for the periods indicated. No tax-equivalent yield adjustments were made, as the effect thereof was not material. All average balances are daily average balances. Non-accrual loans were included in the computation of average balances, but have been reflected in the table as loans carrying a zero yield. The yields set forth below include the effect of deferred fees, discounts and premiums that are amortized or accreted to interest income or interest expense.

	2020			2019
	Outstanding Average Balance	Interest and Dividends	Average Yield/Cost	Outstanding Average Balance	Interest and Dividends	Average Yield/Cost
	(Dollars in thousands)
Interest-earning assets:
Loans	$324,858	$13,959	4.30%	$347,736	$15,305	4.40%
Securities available-for-sale	63,885	1,349	2.11%	67,069	1,588	2.37%
Other interest-earning assets	53,787	85	0.16%	16,523	342	2.07%

Total interest-earning assets	442,530	15,393	3.48%	431,328	17,235	4.00%

Non-interest-earning assets	36,368			34,777

Total assets	$478,898			$466,105

Interest-earning liabilities:
Negotiable order of withdrawal accounts	$27,702	$46	0.17%	$25,606	$59	0.23%
Money market accounts	77,313	448	0.58%	64,095	715	1.12%
Savings accounts	53,658	58	0.11%	50,452	66	0.13%
Certificates of deposit	107,250	1,768	1.65%	182,636	3,802	2.08%

Total interest-bearing deposits	265,923	2,320	0.87%	322,789	4,642	1.44%
FHLB advances	58,920	721	1.22%	17,376	291	1.68%
Other interest-bearing liabilities	8,396	—	—%	7,687	—	—%

Total interest-bearing liabilities	333,239	3,041	0.91%	347,852	4,933	1.42%

Non-interest-bearing deposits	86,849			65,915
Other non-interest-bearing liabilities	4,300			2,663

Total liabilities	424,388			416,430
Total stockholders’ equity	54,510			49,675

Total liabilities and stockholders’ equity	$478,898			$466,105

Net interest income		$12,352			$12,302

Net interest-earning assets	$109,291			$83,476

Interest rate spread (1)			2.57%			2.58%
Net interest margin (2)			2.79%			2.85%
Average interest-earning assets to average interest-bearing liabilities	132.80%			124.00%

(1)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(2)	Net interest margin represents net interest income divided by average total interest-earning assets.

Rate/Volume Analysis

The following table presents the effects of changing rates and volumes on our net interest income for the periods indicated. The rate column shows the effects attributable to changes in rate (changes in average rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior period average rate). The total column represents the sum of the prior columns. For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately, based on the changes due to rate and the changes due to volume. There were no out-of-period items or adjustments included within the table below.

	Years Ended December 31, 2020 vs. 2019
	Increase (Decrease) Due to		Total Increase (Decrease)
	Volume	Rate
	(Dollars in thousands)
Interest-earning assets:
Loans	$(989)	(357)	(1,346)
Securities	(73)	(166)	(239)
Other	(435)	178	(257)

Total interest-earning assets	(1,497)	(345)	(1,842)

Interest-bearing liabilities:
NOW	(5)	18	13
Money market deposits	(201)	468	267
Savings	(5)	13	8
Certificates of deposit	1,352	682	2,034

Total interest-bearing deposits	1,141	1,181	2,322
Borrowings	(485)	55	(430)
Other	—	—	—

Total interest-bearing liabilities	656	1,236	1,892

Change in net interest income	$(841)	891	50

Management of Market Risk

General. Our most significant form of market risk is interest rate risk because, as a financial institution, the majority of our assets and liabilities are sensitive to changes in interest rates. Therefore, a principal part of our operations is to manage interest rate risk and limit the exposure of our financial condition and results of operations to changes in market interest rates. Our Asset/Liability Committee is responsible for evaluating the interest rate risk inherent in our assets and liabilities, for determining the level of risk that is appropriate, given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the policy and guidelines approved by our board of directors.

Our asset/liability management strategy attempts to manage the impact of changes in interest rates on net interest income, our primary source of earnings. Among the techniques we use to manage interest rate risk are:

•

originating commercial real estate and commercial loans, which tend to have shorter terms and higher interest rates than owner occupied one- to four-family residential real estate loans, and which generate customer relationships that can result in larger non-interest-bearing checking accounts;

•

selling substantially all of our conforming and eligible jumbo, longer-term, fixed-rate one- to four-family residential real estate loans and retaining the non-conforming and shorter-term, fixed-rate and adjustable-rate one- to four-family residential real estate loans that we originate, subject to market conditions and periodic review of our asset/liability management needs; and

•

reducing our dependence on jumbo and brokered certificates of deposit to support lending and investment activities and increasing our reliance on core deposits, including checking accounts and savings accounts, which are less interest rate sensitive than certificates of deposit.

Our board of directors is responsible for the review and oversight of our executive management team and other essential operational staff which are responsible for our asset/liability analysis. These officers act as an Asset/Liability Committee and are charged with developing and implementing an asset/liability management plan, and they meet at least quarterly to review pricing and liquidity needs and assess our interest rate risk. We currently utilize a third-party modeling program, prepared on a quarterly basis, to evaluate our sensitivity to changing interest rates, given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the guidelines approved by the board of directors.

We do not engage in material hedging activities, such as engaging in futures, options or swap transactions, or investing in high-risk mortgage derivatives, such as collateralized mortgage obligation residual interests, real estate mortgage investment conduit residual interests or stripped mortgage-backed securities.

The table below sets forth, as of December 31, 2020, the calculation of the estimated changes in our net interest income that would result from the designated immediate changes in the U.S. Treasury yield curve

Change in Interest Rates (basis points) (1)	Net Interest Income Year 1 Forecast	Year 1 Change from Level
	(Dollars in thousands)
+400	$13,965	24.3%
+300	13,467	19.9%
+200	12,800	14.0%
+100	12,064	7.4%
Level	11,233	0%
-100	10,857	(3.3)%

(1)	Assumes an immediate uniform change in interest rates at all maturities.

Economic Value of Equity. We monitor interest rate risk through the use of a simulation model that estimates the amounts by which the fair value of our assets and liabilities (our economic value of equity or “EVE”) would change in the event of a range of assumed changes in market interest rates. The quarterly reports developed in the simulation model assist us in identifying, measuring, monitoring and controlling interest rate risk to ensure compliance within our policy guidelines.

The table below sets forth, as of December 31, 2020, the estimated changes in our EVE that would result from the designated instantaneous changes in market interest rates. Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions including relative levels of market interest rates, loan prepayments and deposit decay, and should not be relied upon as indicative of actual results.

		Estimated Increase (Decrease) in EVE
Basis Point (“bp”) Change in Interest Rates (1)	Estimated EVE (2)	Amount	Percent
	(Dollars in thousands)
400	$74,740	$16,270	27.8%
300	71,539	13,069	22.4%
200	68,600	10,130	17.3%
100	64,830	6,360	10.9%
—	58,470	—	—
(100)	57,828	(642)	(1.1)%

(1)	Assumes an instantaneous uniform change in interest rates at all maturities.
(2)	EVE is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts.

The table above indicates that at December 31, 2020, in the event of a 100 basis point decrease in interest rates, we would have experienced a 1.1% decrease in our EVE. In the event of a 200 basis point increase in interest rates at December 31, 2020, we would have experienced a 17.3% increase in our EVE.

Certain shortcomings are inherent in the methodology used in the above interest rate risk measurement. Modeling changes in EVE require making certain assumptions that may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. In this regard, the EVE table presented assumes that the composition of our interest-sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and assumes that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration or repricing of specific assets and liabilities. Accordingly, although the EVE table provides an indication of our interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on EVE and will differ from actual results.

EVE calculations also may not reflect the fair values of financial instruments. For example, decreases in market interest rates can increase the fair values of our loans, deposits and borrowings.

Liquidity and Capital Resources

Liquidity describes our ability to meet the financial obligations that arise in the ordinary course of business. Liquidity is primarily needed to meet the borrowing and deposit withdrawal requirements of our customers and to fund current and planned expenditures. Our primary sources of funds are deposits, principal and interest payments on loans and securities, proceeds from the sale of loans, and proceeds from maturities of securities. We also have the ability to borrow from the Federal Home Loan Bank of Chicago. At December 31, 2020, we had $68.4 million outstanding in advances from the Federal Home Loan Bank of Chicago. At December 31, 2020, we had $79.6 million in additional borrowing capacity at the Federal Home Loan Bank of Chicago. Additionally, at December 31, 2020, we had a $10 million federal funds line of credit with the BMO Harris Bank, none of which was drawn at December 31, 2020. We also had a $7.0 million line of credit at the Federal Reserve based on pledged commercial real estate loans of approximately $11.7 million at December 31, 2020. We had not drawn on the Federal Reserve line as of December 31, 2020.

While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions, and competition. Our most liquid assets are cash and cash equivalents and available-for-sale investment securities. The levels of these assets are dependent on our operating, financing, lending, and investing activities during any given period.

Our cash flows are comprised of three primary classifications: cash flows from operating activities, investing activities, and financing activities. Net cash provided by operating activities was approximately $1.2 million and $946,000 for the years ended December 31, 2020 and December 31, 2019, respectively. Net cash used in investing activities, which consists primarily of disbursements for loan originations and the purchase of investment securities, offset by principal collections on loans, and the sale of securities and proceeds from maturing securities and pay downs on securities, was $6.4 million for the year ended December 31, 2020 primarily due to purchases of available for sale securities of $59.9 million and net loan originations of $19.0 million offset by proceeds from the sale and maturing of securities of $74.7 million. Net cash provided by investing activities was $58.1 million for the year ended December 31, 2019, primarily due to net increase in loans of $60.1 million. Net cash provided by financing activities, consisting primarily of increases of $35.3 million in deposits and $52.0 million of proceeds from the issuance of FHLB advances, was $86.0 million for the year ended December 31, 2020. Net cash used in financing activities was $55.2 million for the year ended December 31, 2019, as $20.0 million in net proceeds from our initial public offering and $10.0 million in proceeds from issuance of FHLB advances were offset by $22.4 million of payments of outstanding FHLB advances and a $61.5 million decrease in deposits.

We are committed to maintaining a strong liquidity position. We monitor our liquidity position on a daily basis. We anticipate that we will have sufficient funds to meet our current funding commitments. Based on our current strategy to increase core deposits and the continued use of Federal Home Loan Bank of Chicago advances as well as brokered certificates of deposit as needed, we believe we will have the capacity to fund loan growth as well as maintain a strong liquidity position.

At December 31, 2020, we exceeded all of our regulatory capital requirements with a Tier 1 leverage capital level of $49.5 million, or 9.8% of adjusted total assets, which is above the well-capitalized required level of $25.2 million, or 5%; and total risk-based capital of $52.2 million, or 16.0% of risk-weighted assets, which is above the well-capitalized required level of $32.7 million, or 10%. There are no conditions or events since December 31, 2020 that management believes have changed the category.

Our board of directors authorized a stock repurchase plan in the first quarter of 2020 allowing us to repurchase up to 109,725 shares of stock. As of December 31, 2020, we had repurchased 109,725 shares at an average price of $9.60 under the approved stock repurchase plan.

Off-Balance Sheet Arrangements and Contractual Obligations

Commitments. As a financial services provider, we routinely are a party to various financial instruments with off-balance-sheet risks, such as commitments to extend credit and unused lines of credit. While these contractual obligations represent our potential future cash requirements, a significant portion of commitments to extend credit may expire without being drawn upon. Such commitments are subject to the same credit policies and approval process accorded to loans we make. For additional information, see Note 12 of the notes to the financial statements beginning on page F-1 of this prospectus.

Contractual Obligations. In the ordinary course of our operations, we enter into certain contractual obligations. Such obligations include operating leases for premises and equipment, agreements with respect to borrowings and deposits, and agreements with respect to securities.

Recent Accounting Pronouncements

For a discussion of the impact of recent accounting pronouncements, see Note 1 of the notes to our financial statements beginning on page F-1 of this prospectus.

Impact of Inflation and Changing Prices

The financial statements and related data presented herein have been prepared in accordance with U.S. GAAP which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary impact of inflation on our operations is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates, generally, have a more significant impact on a financial institution’s performance than does inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

BUSINESS OF NEW 1895 BANCORP AND OLD 1895 BANCORP

New 1895 Bancorp

New 1895 Bancorp is a Maryland corporation that was organized in March 2021. Upon completion of the conversion, it will become the holding company of PyraMax Bank, FSB and will succeed to all of the business and operations of Old 1895 Bancorp and 1895 Bancorp of Wisconsin, MHC, each of which will cease to exist upon completion of the conversion.

As part of the conversion, New 1895 Bancorp will receive the cash and securities held by Old 1895 Bancorp, the cash held by 1895 Bancorp of Wisconsin, MHC, and the net proceeds it retains from the offering. A portion of the net proceeds will be used to fund a loan to the PyraMax Bank, FSB employee stock ownership plan. New 1895 Bancorp will have no significant liabilities. It intends to use the support staff and offices of PyraMax Bank, FSB and will pay PyraMax Bank, FSB for these services. If New 1895 Bancorp expands or changes its business in the future, it may hire its own employees.

New 1895 Bancorp intends to invest the net proceeds of the offering as discussed under “How We Intend to Use the Proceeds From the Offering.” In the future, it may pursue other business activities, including mergers and acquisitions, investment alternatives and diversification of operations. There are, however, no current understandings or agreements for these activities.

New 1895 Bancorp will be a savings and loan holding company and subject to comprehensive regulation by the Federal Reserve Board.

Old 1895 Bancorp

Since January 2019 we have operated in a two-tier mutual holding company structure. Old 1895 Bancorp is a federally chartered corporation that is our publicly-traded stock holding company and the parent company of PyraMax Bank, FSB. At December 31, 2020, Old 1895 Bancorp had consolidated assets of $516.8 million, deposits of $379.8 million and stockholders’ equity of $60.0 million. Old 1895 Bancorp’s parent company is 1895 Bancorp of Wisconsin, MHC, a federally chartered mutual holding company. At December 31, 2020, Old 1895 Bancorp had 4,851,901 shares of common stock outstanding, of which 2,682,172 shares, or 55.3%, were owned by 1895 Bancorp of Wisconsin, MHC, and the remaining 2,169,729 shares were held by the public (including 48,767 shares issued to 1895 Bancorp of Wisconsin Community Foundation).

Pursuant to the terms of the plan of conversion and reorganization, which we refer to as the “plan of conversion,” we are converting from the mutual holding company corporate structure to the fully public stock holding company corporate structure. Upon completion of the conversion, 1895 Bancorp of Wisconsin, MHC and Old 1895 Bancorp will cease to exist and New 1895 Bancorp will become the successor corporation to Old 1895 Bancorp. The conversion will be accomplished by the merger of 1895 Bancorp of Wisconsin, MHC with and into Old 1895 Bancorp, followed by the merger of Old 1895 Bancorp with and into New 1895 Bancorp. The shares of New 1895 Bancorp common stock being offered for sale represent the majority ownership interest in Old 1895 Bancorp currently owned by 1895 Bancorp of Wisconsin, MHC. Public stockholders of Old 1895 Bancorp will receive shares of common stock of New 1895 Bancorp in exchange for their shares of Old 1895 Bancorp at an exchange ratio intended to preserve approximately the same aggregate ownership interest in New 1895 Bancorp as public stockholders had in Old 1895 Bancorp, adjusted downward to reflect certain assets held by 1895 Bancorp of Wisconsin, MHC, without giving effect to new shares purchased in the offering or cash paid in lieu of any fractional shares. The shares of Old 1895 Bancorp common stock owned by 1895 Bancorp of Wisconsin, MHC will be canceled.

BUSINESS OF PYRAMAX BANK, FSB

PyraMax Bank is a stock savings bank headquartered in Greenfield, Wisconsin. PyraMax Bank was established in 1895 as South Milwaukee Savings and Loan Association and has operated continuously in the Milwaukee metropolitan area since that time. In 1993, the bank changed its name to South Milwaukee Savings Bank, S.A. In May 2000, a merger between South Milwaukee Savings Bank and Mitchell Savings Bank officially formed PyraMax Bank, SSB. The bank changed to a federal savings bank charter in 2003, changing its name to PyraMax Bank, FSB.

From our founding in 1895, we operated as a traditional thrift institution, offering primarily residential mortgage loans and savings accounts, supplemented with multi-family and commercial real estate loans. In 2007, Richard Hurd was promoted to Chief Executive Officer and President of PyraMax Bank. Mr. Hurd began shifting PyraMax Bank’s focus to include more business-oriented products and services. In 2010, PyraMax Bank hired Charles Mauer as its Chief Credit Officer, continuing our increased focus on business-oriented lending. David Ball was hired as President and Chief Operating Officer effective February 2021. In this role he will oversee the daily operations of PyraMax Bank, FSB, design and implement business strategies and set comprehensive goals for profitability and growth. Mr. Hurd remains our Chief Executive Officer.

We conduct our operations from our three full-service banking offices in Milwaukee County, our two full-service banking offices in Waukesha County and our full-service banking office in Ozaukee County Wisconsin. We sold our branch located at 1605 West Mitchell Street, Milwaukee, Wisconsin in January 2019. We also closed our leased branch office located at 318 North Water Street, Milwaukee, Wisconsin and our owned branch office at 8001 West National Avenue, West Allis, Wisconsin effective December 31, 2019. We consider our primary lending market area to be Milwaukee, Waukesha and Ozaukee Counties, however, we occasionally make loans secured by properties located outside of our primary lending market, usually to borrowers with whom we have an existing relationship and who have a presence within our primary market.

Our business consists primarily of taking deposits from the general public and investing those deposits, together with funds generated from operations, in one- to four-family residential real estate loans, commercial real estate loans (which includes non-owner occupied commercial real estate, multi-family, owner occupied commercial real estate and one- to four-family non-owner occupied loans), commercial loans (which includes commercial and industrial loans) and consumer loans. Commercial real estate growth has been the primary source of recent loan growth, and commercial business loan originations have also been emphasized.

Subject to market conditions, we expect to increase our focus on originating commercial real estate and commercial business loans in an effort to continue to diversify our overall loan portfolio, increase the overall yield earned on our loans and assist in managing interest rate risk. We also invest in securities, which have historically consisted of mortgage-backed securities issued by U.S. government sponsored enterprises, state and municipal securities, asset-backed securities and corporate collateralized mortgage-backed securities. We offer a variety of deposit accounts, including checking accounts, savings accounts and certificate of deposit accounts. Additionally, we have used borrowings, primarily advances from the Federal Home Loan Bank of Chicago, to fund our operations.

Reflecting our focus on our community, in connection with the offering, in 2019, we established a charitable foundation called 1895 Bancorp of Wisconsin Community Foundation and funded it with $100,000 in cash and 48,767 shares of our common stock, for an aggregate contribution of $587,670 (based on the $10.00 per share offering price). The purpose of this foundation is to make contributions to support various charitable organizations operating in our community now and in the future.

PyraMax Bank has one subsidiary, PyraMax Insurance Services LLC, which offers a comprehensive set of insurance and risk management products for personal and business needs.

Our website address is www.pyramaxbank.com. Information on this website should not be considered a part of this report.

Market Area

We conduct our operations from our three full-service banking offices in Milwaukee County, Wisconsin our two full-service banking offices in Waukesha County, Wisconsin and our full-service banking office in Ozaukee County, Wisconsin. We consider our primary lending market area to be southeastern Wisconsin, however, we occasionally make loans secured by properties located outside of our primary lending market, usually to borrowers with whom we have an existing relationship and who have a presence within our primary market.

Milwaukee County contains a diverse cross section of employment sectors, with a mix of services, manufacturing, wholesale/retail trade, federal and local government, health care facilities and finance-related employment. Milwaukee County had an estimated population of 945,726 in 2019, the most recent year for which information is available.

Milwaukee County is primarily an urban community and is the fortieth wealthiest county in Wisconsin. Our Milwaukee County banking offices are located in more suburban areas, but are still in proximity to downtown Milwaukee.

PyraMax Bank works with the City of Milwaukee and neighborhood housing agencies to support home ownership in all markets in which we operate.

Waukesha County is primarily a suburban community and is the wealthiest county in Wisconsin, with a median household income of $87,277 from 2015 to 2019. Waukesha County had an estimated population of 404,198 in 2019. Waukesha County has a diversified economy, including numerous educational institutions and a wide-ranging hospitality industry.

Ozaukee County is the second wealthiest county in Wisconsin, with a median household income of $85,215 from 2015 to 2019. Ozaukee County had an estimated population of 89,221 in 2019. Ozaukee County’s economy includes manufacturing, agricultural, healthcare, governmental and trade sectors.

Competition

We face significant competition within our market both in making loans and attracting deposits. Our market area has a high concentration of financial institutions, including large money center and regional banks, community banks, fintech companies and credit unions. Some of our competitors offer products and services that we currently do not offer, such as trust services and private banking. Our competition for loans and deposits comes principally from commercial banks, savings institutions, mortgage banking firms, consumer finance companies and credit unions. We face additional competition for deposits from short-term money market funds, brokerage firms, mutual funds and insurance companies.

As of June 30, 2020 (the latest date for which information is available), our market share was 0.48% of total deposits in FDIC-insured institutions in Milwaukee County, Wisconsin, making us the 16th largest out of 29 banks in Milwaukee County. Our market share was 0.47% of total deposits in FDIC-insured institutions in Waukesha County, Wisconsin, making us the 29th largest out of 34 banks in Waukesha County. Our market share was 1.16% of total deposits in FDIC-insured institutions in Ozaukee County, Wisconsin, making us the 13th largest out of 15 banks in Ozaukee County.

Lending Activities

Our principal lending activity is in one- to four-family residential real estate loans, commercial real estate loans, commercial loans and consumer loans. Subject to market conditions and our asset-liability analysis, we expect to continue to increase our focus on commercial and commercial real estate loans, in an effort to diversify our overall loan portfolio and increase the overall yield earned on our loans. We compete by focusing on personalized service for consumers as well as businesses. Due to our structure, we are able to move quickly on client requests and are able to price competitively compared to our competitors. Our responsiveness has enabled us to grow and retain our customer base. Additionally, the Milwaukee market has demonstrated strong growth and diversity in the commercial segment. We believe that our focus on Milwaukee, Waukesha and Ozaukee Counties enables us to utilize a limited sales force for maximum results. Our reputation for strong credit underwriting has also allowed us to build a network of smaller banks that purchase participations of loans which exceed our legal lending limit.

Loan Portfolio Composition. The following table sets forth the composition of the loan portfolio at the dates indicated.

	At December 31,
	2020		2019		2018		2017		2016
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Residential Real Estate Loans:
First mortgage	$68,968	20.8%	$65,450	21.0%	$108,084	29.0%	$106,120	31.8%	$103,900	33.0%
Construction	2,954	0.9%	2,041	0.6%	2,097	0.6%	3,358	1.0%	4,619	1.5%
Commercial Loans:
Real estate	189,291	57.1%	178,882	57.3%	191,645	51.4%	156,991	47.1%	144,093	45.7%
Land development	1,492	0.5%	1,623	0.5%	2,187	0.6%	2,687	0.8%	1,508	0.5%
Other	46,184	13.9%	34,072	10.9%	30,508	8.2%	19,715	5.9%	14,505	4.6%
Consumer Loans:
Home equity and lines of credit	22,348	6.7%	29,691	9.5%	36,154	9.7%	42,344	12.7%	45,162	14.3%
Other	361	0.1%	611	0.2%	1,914	0.5%	2,495	0.7%	1,225	0.4%

Total loans receivable	$331,598	100.0%	$312,370	100.0%	$372,589	100.0%	$333,710	100.0%	$315,012	100.0%

Net deferred loan fees	$178		$304		$503		$589		$519
Less: allowance for loan losses	(2,703)		(2,000)		(3,262)		(3,093)		(3,008)

Loans receivable, net	$329,073		$310,674		$369,830		$331,206		$312,523

Loan Portfolio Maturities. The following tables set forth certain information at December 31, 2020 and December 31, 2019 regarding the dollar amount of loan principal repayments becoming due during the periods indicated. The tables do not include any estimate of prepayments that significantly shorten the average loan life and may cause actual repayment experience to differ from that shown below. Demand loans, which are loans having no stated repayment schedule or no stated maturity, are reported as due in one year or less.

	At December 31, 2020
	Residential Real Estate Loans	Commercial Loans	Consumer Loans	Total Loans
	(Dollars in thousands)
Amounts due in:
One year or less	$2,825	$33,895	$8,199	$44,919
More than one year through five years	11,324	137,732	12,094	161,150
More than five through fifteen years	29,263	62,093	1,668	93,024
More than fifteen years	28,510	3,247	748	32,505

Total	$71,922	$236,967	$22,709	$331,598

	At December 31, 2019
	Residential Real Estate Loans	Commercial Loans	Consumer Loans	Total Loans
	(Dollars in thousands)
Amounts due in:
One year or less	$2,310	$36,596	$5,777	$44,683
More than one year through five years	10,254	114,211	21,588	146,053
More than five through fifteen years	26,718	59,573	2,090	88,380
More than fifteen years	28,209	4,197	847	33,254

Total	$67,492	$214,577	$30,302	$312,370

Fixed vs. Adjustable Rate Loans

The following table sets forth the dollar amount of all loans at December 31, 2020 that are due after December 31, 2021 and have either fixed interest rates or floating or adjustable interest rates. The amounts shown below exclude unearned loan origination fees.

	Fixed Rates	Floating or Adjustable Rates	Total
	(Dollars in thousands)
Residential real estate loans	$56,442	$12,655	$69,097
Commercial loans	172,920	30,152	203,072
Consumer loans	3,029	11,481	14,510

Total	$232,391	$54,288	$286,679

As of December 31, 2020, we have extended credit to four customers totaling $8.2 million indexed to the LIBOR. See “Risk Factors—Other Risks Related to Our Business—We will be required to transition from the use of the LIBOR interest rate index in the future.”

One- to four-family Residential Real Estate Lending. At December 31, 2020, we had $69.0 million of loans secured by one- to four-family residential real estate, representing 20.8% of our total loan portfolio. We originate both fixed-rate and adjustable-rate one- to four-family residential real estate loans. At December 31, 2020, 83.5% of our one- to four-family residential real estate loans were fixed-rate loans, and 16.5% of such loans were adjustable-rate loans.

Our fixed-rate one- to four-family residential real estate loans typically have terms of 10 to 30 years and are generally underwritten according to Freddie Mac and Fannie Mae guidelines when the loan balance meets such guidelines, and we refer to loans that conform to such guidelines as “conforming loans.” We generally originate both fixed-rate and adjustable-rate mortgage loans in amounts up to the maximum conforming loan limits as established by Fannie Mae, which as of December 31, 2020 was generally $510,400 for single-family homes in our market area. The maximum conforming loan limits as established by Fannie Mae will increase to $548,250 for the year ended December 31, 2021. We sell, on both a servicing-released and servicing-retained basis, our conforming and eligible jumbo fixed-rate one- to four-family residential real estate loans. We also originate loans above the lending limit for conforming loans, which are referred to as “jumbo loans” that we may retain in our portfolio. Jumbo loans that we originate typically have 15 to 30 year terms and maximum loan-to-value ratios of 80%. At December 31, 2020, we had $5.8 million in jumbo loans, which represented 8.4% of our one- to four-family residential real estate loans. Our average loan size for jumbo loans was approximately $480,000 at December 31, 2020. Generally, all of our one- to four-family residential real estate loans are secured by properties located in southeastern Wisconsin.

We generally limit the loan-to-value ratios of our mortgage loans without private mortgage insurance to 80% of the sales price or appraised value, whichever is lower. Loans where the borrower obtains private mortgage insurance may be made in excess of this limit.

Our adjustable-rate one- to four-family residential real estate loans carry terms to maturity ranging from 10 to 30 years and generally have fixed rates for initial terms of five years. We also offer initial terms of three or seven years, and adjust annually thereafter at a margin, which in recent years has been tied to a margin above the applicable U.S. Treasury rate. The maximum amount by which the interest rate may be increased or decreased is generally 2% per adjustment period, with a lifetime interest rate cap of generally 6% over the initial interest rate of the loan and a rate floor. We typically hold in our loan portfolio our adjustable-rate one- to four-family residential real estate loans.

Although adjustable-rate mortgage loans may reduce to an extent our vulnerability to changes in market interest rates because they periodically re-price, as interest rates increase the required payments due from the borrower also increase (subject to rate caps), increasing the potential for default by the borrower. At the same time, the ability of the borrower to repay the loan and the marketability of the underlying collateral may be adversely affected by higher interest rates. Upward adjustments of the contractual interest rate are also limited by our maximum periodic and lifetime rate adjustments.

Moreover, the interest rates on most of our adjustable-rate loans do not adjust for up to five years after origination. As a result, the effectiveness of adjustable-rate mortgage loans in compensating for changes in general interest rates may be limited during periods of rapidly rising interest rates.

We do not offer “interest only” mortgage loans on permanent one- to four-family residential real estate loans (where the borrower pays interest for an initial period, after which the loan converts to a fully amortizing loan). We also do not offer loans that provide for negative amortization of principal, such as “Option ARM” loans, where the borrower can pay less than the interest owed on the loan, resulting in an increased principal balance during the life of the loan. We do not have a “subprime lending” program for one- to four-family residential real estate loans (i.e., loans that generally target borrowers with weakened credit histories).

Generally, residential mortgage loans that we originate include “due-on-sale” clauses, which give us the right to declare a loan immediately due and payable in the event that, among other things, the borrower sells or otherwise disposes of the real property subject to the mortgage and the loan is not repaid. All borrowers are required to obtain title insurance for the benefit of PyraMax Bank. We also require homeowner’s insurance and fire and casualty insurance and, where circumstances warrant, flood insurance on properties securing real estate loans.

Residential Real Estate Construction Lending. We originate loans to finance the construction of owner occupied one- to four-family residential properties to the prospective homeowners. At December 31, 2020, residential construction loan balances were $3.0 million, or 0.9% of our total loan portfolio, with an additional $5.5 million available to borrowers. The majority of these loans are secured by properties located in our primary market area.

Our owner occupied one- to four-family residential construction loans are generally structured as interest-only for 12 months. Construction loan values for one-to four-family residential properties generally will not exceed 80% during the construction phase of the mortgage, however, if private mortgage insurance is obtained we will consider loan-to-value limits up to 95%.

Once the construction project is satisfactorily completed, generally within 12 months, the loan will convert to an amortizing loan for the remaining term of the loan. Upon completion the loan will be evaluated for sale on the secondary market. The interest rate is generally a fixed rate for up to 30 years, or a five- to seven-year adjustable rate mortgage.

Before making a commitment to fund a construction loan, we generally require an appraisal of the property by an independent licensed appraiser. The construction phase is carefully monitored to minimize our risk. All construction projects must be completed in accordance with approved plans and approved by the municipality in which they are located. Loan proceeds are disbursed periodically in increments as construction progresses and as inspections by our approved inspectors warrant.

Commercial Real Estate Lending. Consistent with our strategy to diversify our loan portfolio and increase our yield, we are focused on increasing our origination of commercial real estate loans. At December 31, 2020, we had $189.3 million in commercial real estate loans, representing 57.1% of our total loan portfolio. Of this aggregate amount, we had $71.2 million in non-owner occupied non-residential real estate, $65.8 million in multi-family residential real estate, $37.6 million in owner occupied non-residential real estate, $10.2 million in non-owner occupied residential real estate loans, $4.5 million in commercial real estate construction loans.

Our commercial real estate loans are generally secured by industrial buildings, warehouses, office buildings and other special purpose commercial properties, primarily in Milwaukee, Waukesha and Ozaukee Counties, Wisconsin. Our multi-family loans, which are classified as commercial real estate loans in the tabular presentation, are generally secured by properties consisting of five or more rental units in our market area. We also purchase and participate in commercial real estate loans from other financial institutions. Such loans are independently underwritten according to our policies.

Our commercial real estate loans generally have initial terms of five to ten years and amortization terms of 15 to 30 years, with a balloon payment at the end of the initial term, and may be fixed-rate or adjustable-rate loans. Our adjustable-rate commercial real estate loans are generally tied to a margin above the prime rate or the applicable U.S. Treasury rate. The maximum loan-to-value ratio of our commercial real estate loans is generally 80% of the lower of cost or appraised value of the property securing the loan. Generally we require personal guarantees.

We originate a variety of adjustable-rate multi-family residential real estate loans with terms and amortization periods generally up to 30 years, which may include balloon loans. Interest rates and payments on our adjustable-rate loans adjust every five, seven or 10 years and generally are indexed to the prime rate or the corresponding U.S. Treasury rate, plus a margin. We generally include pre-payment penalties on multi-family residential real estate loans we originate.

At December 31, 2020, the average loan size of our outstanding commercial real estate loans was approximately $669,000. At December 31, 2020, our largest outstanding commercial real estate loan exposure totaled $6.5 million to finance a 13-building, 124-unit apartment complex. The second largest exposure was a $6.3 million loan to finance a 135-unit apartment complex. The third largest exposure was $5.9 million to finance a 105,000 square foot single tenant industrial building with 18,000 square foot of office space. All of these facilities were performing in accordance with their repayment terms at December 31, 2020.

We consider a number of factors in originating commercial real estate loans. We evaluate the qualifications and financial condition of the borrower, including project-level and global cash flows, credit history, and management expertise, as well as the value and condition of the property securing the loan. When evaluating the qualifications of the borrower, we consider the financial resources of the borrower, the borrower’s experience in owning or managing similar property and the borrower’s payment history with us and other financial institutions. In evaluating the property securing the loan, the factors we consider include the net operating income of the mortgaged property before debt service and depreciation, the ratio of the loan amount to the appraised value of the mortgaged property and the debt service coverage ratio (the ratio of net operating income to debt service). We generally require a debt service ratio of at least 1.20x. All commercial real estate loans, with the exception of owner occupied real estate, of $500,000 or more are appraised by outside independent appraisers. Personal guarantees are generally obtained from the principals of commercial real estate loans. We require property and casualty insurance and flood insurance if the property is determined to be in a flood zone area.

In underwriting multi-family and non-owner occupied one- to four-family residential real estate loans, we consider a number of factors, which include the projected net cash flow to the loan’s debt service requirement (generally requiring a minimum debt service coverage ratio of 1.20x), the age and condition of the collateral, the financial resources and income level of the borrower and the borrower’s experience in owning or managing similar properties. Multi-family residential real estate loans are generally originated in amounts up to 80% of the appraised value or the purchase price of the property securing the loan, whichever is lower. When circumstances warrant, guarantees are obtained from multi-family and one-to four-family residential real estate customers. In addition, the borrower’s and guarantor’s financial information on such loans is monitored on an ongoing basis by requiring periodic financial statement updates. Multi-family loans may carry additional risk due to eviction moratoriums imposed in response to the impact of the COVID-19 pandemic and may lead to a disruption to the cash flow of the property. The vast majority of the tenants occupying our financed multi-family properties continue to pay rent.

Commercial real estate loans entail greater credit risks compared to one- to four-family residential real estate loans because they typically involve larger loan balances concentrated with single borrowers or groups of related borrowers. In addition, the payment of loans secured by income-producing properties typically depends on the successful operation of the property, as repayment of the loan generally is dependent, in large part, on sufficient income from the property to cover operating expenses and debt service. Changes in economic conditions that are not in the control of the borrower or lender could affect the value of the collateral for the loan or the future cash flow of the property. Additionally, any decline in real estate values may be more pronounced for commercial real estate than residential properties. If we foreclose on a commercial real estate loan, the marketing and liquidation period to convert the real estate asset to cash can be a lengthy process with substantial holding costs. In addition, vacancies, deferred maintenance, repairs and market stigma can result in prospective buyers expecting sale price concessions to offset their real or perceived economic losses for the time it takes them to return the property to profitability. Depending on the individual circumstances, initial charge-offs and subsequent losses on commercial real estate loans can be unpredictable and substantial.

We also originate loans to finance the construction of commercial properties, multi-family residential projects (including non-owner occupied one- to four-family residences) and professional complexes. At December 31, 2020, commercial construction loan balances were $4.4 million, or 1.3% of our total loan portfolio. Under these loans, an additional $3.3 million remains available to borrowers. The majority of these loans are secured by properties located in our primary market area.

Our commercial real estate construction loans are generally structured as interest-only payments during the anticipated construction time. The interest rate is generally fixed for five years at the five-year U.S. Treasury rate plus a margin of 1.9% to 2.4%. We generally offer commercial construction loans with a value up to 80% of the appraised value on a completed basis or the cost of completion, whichever is less. Personal guarantees are generally obtained from the principals of commercial real estate loans.

Construction loans generally involve greater credit risk than long-term financing on improved, owner occupied real estate. In the event a loan is made on property that is not yet approved for the planned development or improvements, there is a risk that necessary approvals will not be granted or will be delayed. Risk of loss on a construction loan also depends upon the accuracy of the initial estimate of the value of the property at completion of construction compared to the estimated cost (including interest) of construction and other assumptions. If the estimate of construction cost is inaccurate, we may be required to advance additional funds beyond the amount originally committed in order to protect the value of the property. Moreover, if the estimated value of the completed project is inaccurate, the borrower may hold a property with a value that is insufficient to assure full repayment of the construction loan upon the sale of the property. Construction loans also carry the risk that construction will not be completed on time in accordance with specifications and projected costs. In addition, repayment of these loans can be dependent on the sale or rental of the property to third parties, and the ultimate sale or rental of the property may not occur as anticipated.

Before making a commitment to fund a construction loan, we generally require an appraisal of the property by an independent licensed appraiser. The construction phase is carefully monitored to minimize our risk. All construction projects must be completed in accordance with approved plans and approved by the municipality in which they are located. Loan proceeds are disbursed periodically in increments as construction progresses and as inspections by our approved inspectors warrant.

Land Development Loans. We originate loans to finance the development of land for agricultural purposes and for the development of commercial and residential properties. Land development loans are generally secured by vacant land and/or property that is in the process of improvement. At December 31, 2020, we had one agricultural loan for $1.5 million, or 0.5% of our total loan portfolio. This loan is secured by a property located in our primary market area. At December 31, 2020, this loan was performing according to its original terms. Personal guarantees are generally obtained from the principals of commercial real estate loans.

Our land development loans may be structured as interest-only loans or amortizing. The interest rate generally floats, at the prime rate or prime rate plus 1%. We offer financing to purchase or refinance land for agricultural purposes or development with a maximum loan to value ratio of 65%. However, if we are providing financing to improve the land, the maximum loan to value ratio will generally be 80% of the appraised value on a completed basis or the cost of completion, whichever is less.

Land development loans generally involve greater credit risk than long-term financing on improved, owner occupied real estate. In the event a loan is made on property that is not yet approved for the planned development, there is a risk that necessary approvals will not be granted or will be delayed. Risk of loss on a land development loan also depends upon the accuracy of the initial estimate of the value of the property at completion of construction compared to the estimated cost (including interest) of construction and other assumptions. If the estimate of development costs is inaccurate, we may be required to advance additional funds beyond the amount originally committed in order to protect the value of the property. Moreover, if the estimated value of the completed project is inaccurate, the borrower may hold a property with a value that is insufficient to assure full repayment of the construction loan upon the sale of the property. Land development loans also carry the risk that improvements will not be completed on time in accordance with specifications and projected costs. In addition, repayment of these loans can be dependent on the sale of the property to third parties, and the ultimate sale or rental of the property may not occur as anticipated.

Before making a commitment to fund a land development loan, we generally require an appraisal of the property by an independent licensed appraiser. We generally monitor the land loan in a similar fashion to our comparable commercial real estate loan.

Commercial Lending. At December 31, 2020, we had $46.2 million of commercial loans, representing 13.9% of our total loan portfolio. Our commercial loan portfolio at December 31, 2020 included $17.2 million of PPP loans, most of which we expect will be forgiven or paid in 2021. We originate commercial loans and lines of credit secured by non-real estate business assets. These loans are made based primarily on historical and projected cash flows of the borrower and secondarily on the underlying collateral provided by the borrower. The cash flows of borrowers, however, may not behave as forecasted, and collateral securing loans may fluctuate in value because of economic or individual performance factors. Financial information is obtained from the borrowers to evaluate cash flow sufficiency to service debt and is periodically updated during the life of the loan. These loans are generally originated to small businesses in our primary market area. Our commercial loans are generally used by the borrowers for working capital purposes or for acquiring equipment, inventory or furniture, and are primarily secured by business assets other than real estate, such as business equipment, inventory and accounts receivable. Our commercial loans are generally term loans with terms of three to seven years and lines of credit with terms of one to two years, with a target loan size of $250,000 to $5.0 million. Our commercial and industrial lines of credit are generally priced on an adjustable-rate basis tied to the prime rate. Term loans are generally priced at a spread over the applicable U.S. Treasury rate. We generally obtain personal guarantees with commercial loans.

At December 31, 2020, the average loan size of our outstanding commercial loans was approximately $133,000, and our largest outstanding commercial and industrial loan exposure totaled $6.7 million to a company whose primary focus is selling forestry and timber related products and replacement parts. The second largest exposure totaled of $6.1 million to a company primarily involved in the health care industry . The third largest exposure was $6.0 million loan to a company primarily involved in the leasing and loan business. All of these facilities were performing in accordance with their repayment terms at December 31, 2020.

We typically originate commercial loans on the basis of the borrower’s ability to make repayment from the cash flow of the borrower’s business, the experience and stability of the borrower’s management team, earnings projections and their underlying assumptions, and the value and marketability of any collateral securing the loan. As a result, the availability of funds for the repayment of commercial loans may be substantially dependent on the success of the business itself and the general economic environment in our market area. Therefore, commercial loans that we originate have greater credit risk than one- to four-family residential real estate loans. In addition, commercial loans often result in larger outstanding balances to single borrowers, or related groups of borrowers, and also generally require substantially greater evaluation and oversight efforts.

Consumer Lending. Our consumer lending portfolio, which totals $23.7 million of December 31, 2020 and represented 6.7% of our total loan portfolio, consisted almost entirely of home equity loans. At December 31, 2020, there were $22.3 million of outstanding balances on home equity lines of credit, which the lines of credit had an additional $25.7 million available to draw. We also offer a variety of consumer loans to individuals who reside or work in our market area, including home equity lines of credit, new and used automobile loans, boat loans, recreational vehicle loans and loans secured by certificates of deposit. At December 31, 2020, our consumer loan portfolio totaled $22.7 million, or 6.9% of our total loan portfolio. At December 31, 2020, $22.3 million of that amount, or 6.7% of our total loan portfolio, consisted of outstanding balances on home equity lines of credit, on which the lines of credit had $25.7 million available to draw. At December 31, 2020, we had $34,000 of unsecured consumer loans.

Generally, our home equity lines of credit are underwritten with a maximum loan to value of 85%, a minimum credit score of 640 and a maximum debt to income ratio of 43%.

Consumer loans generally have shorter terms to maturity, which reduces our exposure to changes in interest rates. In addition, management believes that offering consumer loan products helps to expand and create stronger ties to our existing customer base by increasing the number of customer relationships and providing cross-marketing opportunities.

Originations, Sales and Purchases of Loans

Our loan originations are generated by our loan personnel operating at our banking office locations. While we originate both fixed-rate and adjustable-rate loans, our ability to generate each type of loan depends upon relative borrower demand and the pricing levels as set in the local marketplace by competing banks, thrifts, credit unions, and mortgage banking companies. Our volume of real estate loan originations is influenced significantly by market interest rates, and, accordingly, the volume of our real estate loan originations can vary from period to period.

We consider our balance sheet as well as market conditions on an ongoing basis in making decisions as to whether to hold loans we originate for investment or to sell such residential loans to investors, choosing the strategy that is most advantageous to us from a profitability and risk management standpoint. We sell the majority of the fixed-rate conforming and eligible jumbo one- to four-family residential real estate loans that we originate, on both a servicing-released and servicing-retained basis, with limited or no recourse, while retaining some non-eligible fixed-rate and adjustable-rate one- to four-family residential real estate loans in order to manage the duration and time to repricing of our loan portfolio. For the year ended December 31, 2020, we sold $193.6 million of one- to four-family residential real estate loans, of which $192.1 million were originated in 2020 and $1.5 million were originated prior to 2020. For the year ended December 31, 2019, we sold $112.2 million of one- to four-family residential real estate loans.

The loans that we originate to sell are closed in our name, and are subsequently sold to our investors who provide Fannie Mae and Freddie Mac conventional products as well as Federal Housing Administration and Veterans Affairs government loans. We recognize, at the time of sale, the cash gain or loss on the sale of the loans based on the difference between the net cash proceeds received and the carrying value of the loans sold. Subject to market and economic conditions, management intends to continue this sales activity in future periods to generate gain on sale income.

Mortgage servicing rights, which are acquired when we sell a loan but retain the servicing rights, are recognized as a separate asset. As of December 31, 2020, we had $1.8 million in mortgage servicing rights. The fair value of our mortgage servicing rights is appraised by a third party provider. Servicing fee income is recorded for fees earned for servicing loans. The fees are based on a contractual percentage of the outstanding principal or a fixed amount per loan and are recorded as income when earned.

From time to time, we may purchase commercial real estate and commercial loan participations secured by properties and/or business assets within and outside of our primary lending market area in which we are not the lead lender. In these circumstances, we follow our customary loan underwriting and approval policies. At December 31, 2020, we had 11 loans totaling $2.5 million in which we were not the lead lender, all of which were performing in accordance with their original repayment terms. PyraMax Bank’s growth strategy is to increase our exposure in loan participations. We also have participated out portions of a loan that exceeded our loans-to-one borrower legal lending limit and for risk diversification. Historically, we have not purchased whole loans, however, pursuant to our growth strategy, we may purchase whole loans in the future.

Loan Approval Procedures and Authority

Pursuant to federal law, the aggregate amount of loans that PyraMax Bank is permitted to make to any one borrower or a group of related borrowers is generally limited to 15% of PyraMax Bank’s unimpaired capital and surplus (25% if the amount in excess of 15% is secured by “readily marketable collateral” or 30% for certain residential development loans). At December 31, 2020, based on the 15% limitation, PyraMax Bank’s loans-to-one-borrower limit was $7.8 million. On the same date, PyraMax Bank had no individual borrower with outstanding balances in excess of this amount. PyraMax Bank currently has and will continue to have an internal lending limit of $6.0 million, however with the approval of the board of directors loans may be approved up to the legal lending limit of PyraMax Bank. In the future the board of directors may consider increasing or decreasing this internal limit.

Our lending is subject to written underwriting standards and origination procedures. Decisions on loan applications are made on the basis of detailed information submitted by the prospective borrower, credit histories that we obtain, and property valuations (consistent with our appraisal policy) prepared by outside independent licensed appraisers approved by our board of directors as well as internal evaluations, where permitted by regulations. The loan information is primarily designed to determine the borrower’s ability to repay the requested loan, and the more significant items are verified through use of credit reports, bank statements and tax returns.

All loan approval amounts are based on the aggregate loans, including total balances of outstanding loans and the proposed loan to the individual borrower and any related entity. Our President and Chief Executive Officer have individual authorization to approve loans up to an aggregate exposure to one borrower of $2.0 million. Our Chief Credit Officer has individual authorization to approve loans up to an aggregate exposure of $1.0 million. Our Vice President-Credit Administration has individual authorization to approve loans up to an aggregate exposure of $500,000. Our Officers Loan Committee, which consists of our President, Chief Brand Officer, Chief Credit Officer, Chief Financial Officer, Chief Lending Officer, Vice President-Credit Administration and all commercial lenders, can approve loans up to $2.0 million in the aggregate. Loans in excess of $2.0 million require the approval of our board of directors, or, if exigent circumstances exist, the Chief Credit Officer and President may approve such loans if the board of directors is unavailable and such approval is based on a recommendation of the Chief Credit Officer and is subsequently approved by the board of directors.

In addition, the following individuals have retail consumer loan authority for individual loans: our Chief Brand Officer can approve retail loans up to $200,000; our Vice President-Retail Operations and Senior Underwriters can approve retail loans up to $150,000; our Junior Underwriters can approve retail loans up to $100,000; and one Branch Executive Officer can approve retail loans up to $75,000 while all other Branch Executive Officers can approve retail loans up to $1,000.

Our Chief Brand Officer, Vice President-Retail Loan Operations, and Senior Underwriters and Underwriters have authority to approve conforming mortgage loans up to the secondary market limit.

Generally, we require title insurance or abstracts on our mortgage loans as well as fire and extended coverage casualty insurance in amounts at least equal to the principal amount of the loan or the value of improvements on the property, depending on the type of loan.

From time to time, a loan applicant may not meet one or more of the loan policy or loan program requirements, resulting in a denial of the loan application. The loan officer may seek an exception, by providing detailed information to explain the policy/program exception along with other pertinent information. The following individuals have the authority to approve these requests with the indicated loan limits for commercial mortgage loans and consumer loans: the board of directors may approve loans with exceptions up to the legal lending limit of PyraMax Bank; the Officers Loan Committee and our President and Chief Executive Officers may approve loans with exceptions up to $2.0 million; and our Chief Credit Officer may approve loans with exceptions up to

$1.0 million; Vice President-Credit Administration may approve loans with exceptions up to $500,000. Our Chief Brand Officer has the authority to approve exceptions on conforming mortgage loans up to the secondary market limits, however, the loan would still need to qualify for sale in the secondary market after granting the exception. Our Chief Brand Officer and Resolution Officer have exception authority for consumer loans with limits of $200,000 and $100,000, respectively.

Delinquencies and Non-Performing Assets

Delinquency Procedures for Owner Occupied One- to Four-Family Residential and Consumer Loans. When an owner-occupied residential real estate or consumer loan payment becomes 16 days past due, we contact the customer by mailing a late notice, and loan officers and/or members of our loan collection department may contact the customer. If a loan payment becomes 30 days past due, we mail an additional late notice, and we also place telephone calls to the borrower. These loan collection efforts continue until a loan becomes 90-120 days past due, at which point we would generally refer the loan for foreclosure proceedings unless management determines that it is in the best interest of PyraMax Bank to work further with the borrower to arrange a workout plan. The foreclosure process generally would begin when a loan becomes 120 days delinquent. From time to time we may accept deeds in lieu of foreclosure.

Delinquency Procedures for Commercial and Commercial Real Estate Loans. When a commercial loan or commercial real estate loan becomes 10 days past due, we contact the customer by mailing a late notice. The loan officer assigned to the account may also contact the borrower. If the loan continues to run past due, the loan officer will continue to contact the borrower to determine the cause of the past due payment(s) and arrange for payments. This information will be discussed with the Chief Credit Officer to determine the nature of the past due payment and, if necessary, to develop a plan to bring the past due payment(s) current and determine if the likelihood of repayment is in question. The loan will also be evaluated for a change to the risk rating. Depending on the circumstances, the lender and Chief Credit Officer may develop a plan to protect PyraMax Bank’s interest in the loan. If necessary, PyraMax Bank will engage an attorney to pursue further collection efforts.

Our High Risk Loan Committee, which consists of our President, Chief Credit Officer, Chief Financial Officer and Chief Lending Officer provides oversight of stressed commercial and retail loans to mitigate identified risks.

Loans Past Due and Non-performing Assets. Loans are reviewed on a regular basis. Management determines that a loan is impaired or non-performing when it is probable at least a portion of the loan will not be collected in accordance with the original terms due to a deterioration in the financial condition of the borrower or the value of the underlying collateral if the loan is collateral dependent. When a loan is determined to be impaired, the measurement of the loan in the allowance for loan losses is based on present value of expected future cash flows, except that all collateral-dependent loans are measured for impairment based on the fair value of the collateral less estimated costs to sell. Non-accrual loans are loans for which collectability is questionable and, therefore, interest on such loans will no longer be recognized on an accrual basis. All loans that become 90 days or more delinquent are placed on non-accrual status unless the loan is well secured and in the process of collection. When loans are placed on non-accrual status, unpaid accrued interest is fully reversed, and further income is recognized only to the extent received on a cash basis or cost recovery method.

When we acquire real estate as a result of foreclosure, the real estate is classified as foreclosed assets. Foreclosed assets are recorded at the lower of carrying amount or fair value, less estimated costs to sell. Soon after acquisition, we order a new appraisal, or evaluation when acceptable, to determine the current market value of the property. Any excess of the recorded value of the loan satisfied over the market value of the property is charged against the allowance for loan losses, or, if the existing allowance is inadequate, charged to expense, in either case during the applicable period of such determination. After acquisition, all costs incurred in maintaining the property are expensed. Costs relating to the development and improvement of the property, however, are capitalized to the extent of estimated fair value less estimated costs to sell.

Non-performing Loans. We generally cease accruing interest on our loans when contractual payments of principal or interest have become 90 days past due or management has serious doubts about further collectability of principal or interest, even though the loan is currently performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on non-accrual status, unpaid interest credited to income is reversed. Interest received on non-accrual loans generally is applied against principal or interest and is recognized on a cash basis. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time and the ultimate collectability of the total contractual principal and interest is no longer in doubt.

Non-accrual loans decreased to $1.3 million, or 0.39% of total loans, at December 31, 2020 from $2.0 million, or 0.64% of total loans, at December 31, 2019. The decrease in non-accrual loans was primarily due to a decrease in non-accrual loans in the residential real estate loan category.

Troubled Debt Restructurings. Loans are accounted for as troubled debt restructurings when a borrower is experiencing financial difficulties that lead to a restructuring of the loan, and PyraMax Bank grants a concession to the borrower that it would not otherwise consider. These concessions include a modification of terms, such as a reduction of the stated interest rate or loan balance, a reduction of accrued interest, an extension of the maturity date at an interest rate lower than current market rate for a new loan with similar risk, or some combination thereof to facilitate payment. Troubled debt restructurings are considered impaired loans. No additional loan commitments were outstanding to our troubled debt restructured borrowers at December 31, 2020.

Loans on non-accrual status at the date of modification are initially classified as non-accrual troubled debt restructurings. At December 31, 2020, we had $219,000 in non-accrual troubled debt restructurings, none of which were in the process of foreclosure as of December 31, 2020. Our policy provides that troubled debt restructured loans are returned to accrual status after a period of satisfactory and reasonable future payment performance under the terms of the restructuring. Satisfactory payment performance is generally no less than six consecutive months of timely payments. At December 31, 2020, we had $432,000 in accruing troubled debt restructurings.

Interest income that would have been recorded for the twelve months ended December 31, 2020 had non-accruing loans been current according to their original terms amounted to $58,000. In addition, there was an immaterial amount of interest income that would have been recorded for the year ended December 31, 2020 had accruing troubled debt restructurings been current according to their original terms.

Our primary regulatory, the Federal Reserve, and the other federal banking regulators have issued guidance that would allow us not to treat a loan modification as a trouble debt restructuring if we conclude that short-term (e.g., six months) modifications are made in response to the COVID-19 pandemic, such as payment deferrals, fee waivers, extensions of repayment terms, or other delays in payment that are insignificant related to loans in which the borrower is less than 30 days past due on its contractual payment at the time a modification program is implemented. Separately, Section 4013 of the CARES Act permits us not to apply the troubled debt restructuring accounting with respect to loans that we modify in response to the COVID-19 pandemic if (1) the borrower was not more than 30 days past due as of December 31, 2019, and (2) the modifications are related to arrangements that defer or delay the payment of principal or interest, or change the interest rate of the loan. Through December 31, 2020, we did not rely on either the regulatory guidance of Section 4013 of the CARES Act as a basis not to classify a modified loan as a troubled debt restructuring.

Foreclosed Assets. Foreclosed assets consist of property acquired through formal foreclosure, in-substance foreclosure or by deed in lieu of foreclosure, and are recorded at the lower of recorded investment or fair value less estimated costs to sell. Write-downs from recorded investment to fair value, which are required at the time of foreclosure, are charged to the allowance for loan losses. After transfer, adjustments to the carrying value of the properties that result from subsequent declines in value are charged to operations in the period in which the declines occur. During the twelve months ended December 31, 2020, no loans were transferred into foreclosed assets. During the twelve months ended December 31, 2019, one loan of $134,000 was transferred into foreclosed assets.

Classified Assets. Federal regulations provide for the classification of loans and other assets, such as debt and equity securities considered by the Office of the Comptroller of the Currency to be of lesser quality, as “substandard,” “doubtful” or “loss.” An asset is considered “substandard” if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. “Substandard” assets include those characterized by the “distinct possibility” that the insured institution will sustain “some loss” if the deficiencies are not corrected. Assets classified as “doubtful” have all of the weaknesses inherent in those classified “substandard,” with the added characteristic that the weaknesses present make “collection or liquidation in full,” on the basis of currently existing facts, conditions, and values, “highly questionable and improbable.” Assets classified as “loss” are those considered “uncollectible” and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. Assets which do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated as “special mention” by our management.

When an insured institution classifies problem assets as either substandard or doubtful, it may establish general allowances in an amount deemed prudent by management to cover probable accrued losses in the loan portfolio. General allowances represent loss allowances which have been established to cover probable accrued losses associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies problem assets as “loss,” it is required either to establish a specific allowance for losses equal to 100% of that portion of the asset so classified or to charge-off such amount. An institution’s determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the regulatory authorities, which may require the establishment of additional general or specific loss allowances.

In accordance with our loan policy, we regularly review the problem loans in our portfolio to determine whether any loans require classification in accordance with applicable regulations. Loans are listed on the “watch/special mention list” where management has some concern that the collateral or debt service ability may not be adequate, although the collectability of the contractual loan payments is still probable. If a loan deteriorates in asset quality, the classification is changed to “substandard,” “doubtful” or “loss” depending on the circumstances and the evaluation. For commercial loans, “substandard” ratings are assigned to loans that do not have adequate collateral and/or debt service ability such that collectability of the contractual loan payments is no longer probable. For commercial loans, “doubtful” ratings are assigned to loans that do not have adequate collateral and/or debt service ability, and collectability of the contractual loan payments is unlikely. Generally, loans 90 days or more past due are placed on non-accrual status and classified “substandard.” Management reviews the status of each impaired loan on our watch list on a quarterly basis.

Allowance for Loan Losses

The allowance for loan losses is maintained at a level which, in management’s judgment, is adequate to absorb probable credit losses inherent in the loan portfolio. The amount of the allowance is based on management’s evaluation of the collectability of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, and economic conditions. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows. Because of uncertainties associated with regional economic conditions, collateral values, and future cash flows on impaired loans, it is reasonably possible that management’s estimate of probable credit losses inherent in the loan portfolio and the related allowance may change materially in the near-term. The allowance is increased by a provision for loan losses, which is charged to expense and reduced by full and partial charge-offs, net of recoveries. Changes in the allowance relating to impaired loans are charged or credited to the provision for loan losses. Management’s periodic evaluation of the adequacy of the allowance is based on various factors, including, but not limited to, management’s ongoing review and grading of loans, facts and issues related to specific loans, historical loan loss and delinquency experience, trends in past due and non-accrual loans, existing risk characteristics of specific loans or loan pools, the fair value of underlying collateral, current economic conditions and other qualitative and quantitative factors which could affect potential credit losses.

As an integral part of their examination process, the Office of the Comptroller of the Currency will periodically review our allowance for loan losses, and as a result of such reviews, we may have to adjust our allowance for loan losses. However, regulatory agencies are not directly involved in the process for establishing the allowance for loan losses as the process is our responsibility and any increase or decrease in the allowance is the responsibility of management.

Allowance for Loan Losses. The following table sets forth certain ratios related to our allowance for loan losses for the periods indicated.

	Year Ended December 31,
	2020	2019
	(Dollars in thousands)
Allowance for loan losses at end of period	$2,703	$2,000
Non-accrual loans at end of period	$1,287	$2,013
Total loans at end of period	$331,598	$312,370
Allowance for loan losses to total loans outstanding at end of period	0.82%	0.64%
Non-accrual loans to total loans outstanding at end of period	0.39%	0.64%
Non-accrual loans to total loans (excluding PPP loans)	0.86%	N/A
Allowance for loan losses to non-accrual loans at end of period	210.03%	99.35%
Net charge-offs (recoveries) to average loans outstanding during period – Commercial loans	(0.01)%	—
Net charge-offs (recoveries) to average loans outstanding during period – Residential real estate loans	(0.12)%	0.09%
Net charge-offs (recoveries) to average loans outstanding during period – Consumer loans	(0.43)%	0.46%
Net charge-offs (recoveries) to average loans outstanding during period – Total	(0.06)%	0.07%

The allowance for loan losses to non-accrual loans ratio increased to 210.03% at December 31, 2020, compared to 99.35% at December 31, 2019 due to a reduction in non-accrual loans and an increase in the allowance for loan losses. Non-accrual loans decreased $726,000, or 36.06%, to $1.3 million at December 31, 2020, compared to $2.0 million at December 31, 2019. We recorded provision expense of $500,000 during the year ended December 31, 2020 to reflect the unknown risk within our loan portfolio due to the ongoing COVID-19 pandemic.

Allocation of Allowance for Loan Losses. The following table sets forth the allowance for loan losses allocated by loan category, the total loan balances by category, and the percent of loans in each category to total loans at the dates indicated. The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.

	At December 31,
	2020			2019
	Allowance for Loan Losses	Percent of Allowance in Category to Total Allocated Allowance	Percent of Loans in Each Category to Total Loans	Allowance for Loan Losses	Percent of Allowance in Category to Total Allocated Allowance	Percent of Loans in Each Category to Total Loans
	(Dollars in thousands)
Residential real estate	$745	27.5%	21.7%	$573	28.7%	21.6%
Commercial	1,609	59.6%	71.5%	1,235	61.7%	68.7%
Consumer	349	12.9%	6.8%	192	9.6%	9.7%

Total allocated allowance	$2,703	100.0%	100.0%	$2,000	100.0%	100.0%

At December 31, 2020, our allowance for loan losses represented 0.82% of total loans and 210.03% of non-accrual loans, and at December 31, 2019, our allowance for loan losses represented 0.64% of total loans and 99.35% of non-accrual loans. There were $(203,000) and $230,000 in net loan charge-offs (recoveries) during the years ended December 31, 2020 and 2019, respectively.

Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Because future events affecting borrowers and collateral cannot be predicted with certainty, the existing allowance for loan losses may not be adequate and management may determine that increases in the allowance are necessary if the quality of any portion of our loan portfolio deteriorates as a result. Any material increase in the allowance for loan losses may adversely affect our financial condition and results of operations.

Investment Activities

General. The goals of our investment policy are to provide and maintain liquidity to meet deposit withdrawal and loan funding needs, to help mitigate interest rate and market risk, to diversify our assets, and to generate a reasonable rate of return on funds within the context of our interest rate and credit risk objectives. Our board of directors is responsible for adopting our investment policy. The investment policy is reviewed annually by the board of directors. Authority to make investments under the approved investment policy guidelines is delegated to our president and chief executive officer and our chief financial officer. All investment transactions are reviewed at the next regularly scheduled meeting of the board of directors. All of our investment securities are classified as available-for-sale.

We have legal authority to invest in various types of liquid assets, including U.S. Treasury obligations, securities of various government-sponsored enterprises and municipal governments, deposits at the Federal Home Loan Bank of Chicago, certificates of deposit of federally insured institutions, investment grade corporate bonds and investment grade marketable equity securities. We also are required to maintain an investment in Federal Home Loan Bank of Chicago stock. While we have the authority under applicable law to invest in derivative securities, we had no investments in derivative securities at December 31, 2020 or December 31, 2019.

Portfolio Maturities and Yields. The following table sets forth the stated maturities and weighted average yields of investment securities at December 31, 2020. Weighted average yields are calculated by multiplying the effective yield by the amortized cost on an individual security basis divided by the total security class amortized cost. Weighted average yields on tax-exempt securities are presented on a tax equivalent basis using a combined federal and state marginal tax rate of 27.2%. Certain mortgage-backed securities have adjustable interest rates and will reprice annually within the various maturity ranges. These repricing schedules are not reflected in the table below. Weighted average yield calculations on investment securities available for sale do not give effect to changes in fair value that are reflected as a component of equity.

	One Year or Less		More than One Year to Five Years		More than Five Years to Ten Years		More than Ten Years		Total
	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield
	(Dollars in thousands)
Securities available-for-sale:
Obligations of states and political subdivisions	$1,239	2.06%	$4,008	2.23%	$1,077	2.89%	$5,246	1.74%	$11,570	$11,803	2.05%
Government-sponsored mortgage-backed securities	—	—%	4,542	2.41%	8,355	2.46%	23,989	1.80%	36,886	38,039	2.02%
Asset-backed securities	—	—%	770	1.16%	—	—%	6,461	1.24%	7,231	7,281	1.23%
Certificates of deposit	—	—%	1,208	2.73%	250	2.92%	—	—%	1,458	1,580	2.77%

Total	$1,239	2.06%	$10,528	2.29%	$9,682	2.52%	$35,696	1.69%	$57,145	$58,703	1.95%

Obligations of State and Political Subdivision (“Municipal”) Securities. At December 31, 2020, we had municipal securities totaling $11.8 million, which constituted 20.1% of our securities portfolio. Our current municipal securities have a weighted average maturity of 6.52 years. These securities often provide slightly higher after-tax yields than U.S. government and agency securities and mortgage-backed securities, but are not as liquid as other investments, so we typically maintain investments in municipal securities, to the extent appropriate, for generating returns in our investment portfolio.

Government-sponsored Mortgage-Backed Securities. At December 31, 2020, we had government-sponsored mortgage-backed securities totaling $38.0 million, which constituted 64.8% of our securities portfolio. Mortgage-backed securities are securities issued in the secondary market that are collateralized by pools of mortgages. Certain types of mortgage-backed securities are commonly referred to as “pass-through” certificates because the principal and interest of the underlying loans is “passed through” to investors, net of certain costs, including servicing and guarantee fees. We invest primarily in mortgage-backed securities backed by one- to four-family mortgages. All of our mortgage-backed securities are either backed by Ginnie Mae, a U.S. government agency, the SBA, or government-sponsored enterprises, such as Fannie Mae and Freddie Mac.

Residential and commercial mortgage-backed securities issued by U.S. government agencies and government-sponsored enterprises are more liquid than individual mortgage loans because there is an active trading market for such securities. In addition, residential and commercial mortgage-backed securities may be used to collateralize our borrowings. Investments in residential and commercial mortgage-backed securities involve a risk that actual payments will be greater or less than the prepayment rate estimated at the time of purchase, which may require adjustments to the amortization of any premium or accretion of any discount relating to such interests, thereby affecting the net yield on our securities. Current prepayment speeds determine whether prepayment estimates require modification that could cause amortization or accretion adjustments.

Corporate Collateralized Mortgage Obligations. At December 31, 2020, we had no corporate collateralized mortgage obligations. While these securities generally provide lower yields than other investments in our securities investment portfolio, we maintain these investments, to the extent we deem appropriate, for liquidity purposes, as collateral for borrowings and for prepayment protection.

Asset-backed Securities. At December 31, 2020 we had asset-backed securities comprised of pools of student loans totaling $7.3 million, which constituted 12.4% of our securities portfolio. All of our asset-backed securities are investment grade and have interest rates tied to an index (LIBOR).

Certificates of Deposit. At December 31, 2020, we had certificates of deposit totaling $1.6 million, which constituted 2.7% of our securities portfolio. While these securities generally provide lower yields than other investments in our securities investment portfolio, we maintain these investments, to the extent we deem appropriate, for liquidity purposes.

Federal Home Loan Bank Stock. We held common stock of the Federal Home Loan Bank of Chicago in connection with our borrowing activities totaling $3.0 million at December 31, 2020. The Federal Home Loan Bank of Chicago common stock is carried at cost. We may be required to purchase additional Federal Home Loan Bank of Chicago stock if we increase borrowings in the future.

Bank-Owned Life Insurance. We invest in bank-owned life insurance to provide us with a funding source for certain of our benefit plan obligations. Bank-owned life insurance also generally provides us non-interest income that is non-taxable. At December 31, 2020, our balance in bank-owned life insurance totaled $13.5 million and was issued by two insurance companies, each of which was rated AA+ by Standard & Poors.

Sources of Funds

General. Deposits have traditionally been our primary source of funds for use in lending and investment activities. We also use borrowings, primarily Federal Home Loan Bank of Chicago advances, to supplement cash flow needs, lengthen the maturities of liabilities for interest rate risk purposes and to manage the cost of funds. In addition, we receive funds from scheduled loan payments, loan and mortgage-backed securities prepayments, maturities and calls of available-for-sale securities, retained earnings and income on earning assets. While scheduled loan payments and income on earning assets are relatively stable sources of funds, deposit inflows and outflows can vary widely and are influenced by prevailing interest rates, market conditions and levels of competition.

Deposits. Our deposits are generated primarily from residents within our primary market area. We offer a selection of deposit accounts, including non-interest-bearing checking accounts, interest-bearing checking accounts, money market accounts, statement savings, health savings and certificates of deposit. Deposit account terms vary, with the principal differences being the minimum balance required, the amount of time the funds must remain on deposit and the interest rate. At December 31, 2020, our core deposits, which are deposits other than certificates of deposit, were $292.2 million, representing 76.9% of total deposits. As part of our business strategy, we intend to continue our effort to increase our core deposits.

Interest rates, maturity terms, service fees and withdrawal penalties are established on a periodic basis. Deposit rates and terms are based primarily on current operating strategies and market rates, liquidity requirements, rates paid by competitors and growth goals. The flow of deposits is influenced significantly by general economic conditions, changes in interest rates and competition. The variety of deposit accounts that we offer allows us to be competitive in generating deposits and to respond with flexibility to changes in our customers’ demands. Our ability to gather deposits is impacted by the competitive market in which we operate, which includes numerous financial institutions of varying sizes offering a wide range of products. We believe that deposits are a stable source of funds, but our ability to attract and maintain deposits at favorable rates will be affected by market conditions, including competition and prevailing interest rates.

Our strategy is to not be the market leader in overall pricing for deposits. We find it more profitable to concentrate on specific special rate and term accounts, which allows us to add accounts without impacting our overall liability costs for existing accounts. We concentrate on odd-month, longer term certificates and larger minimum balance non-maturity deposits to generate new funds. Additionally, we have an established Treasury Management department, which concentrates on gathering deposits from both existing commercial loan clients and new commercial prospects. We anticipate that Treasury Management activities will continue to have a positive impact on lower cost deposits and will aid in retaining full service clients.

The following tables set forth the distribution of total deposit accounts, by account type, for the periods indicated.

	2020			2019
	Amount	Percent	Rate	Amount	Percent	Rate
			(Dollars in thousands)
Noninterest-bearing checking accounts	$98,970	26.1%	0.00%	$62,768	18.21%	—
Negotiable order of withdrawal accounts	30,630	8.1%	0.17%	25,432	7.38%	0.23%
Money market accounts	103,724	27.2%	0.58%	65,999	19.15%	1.12%
Savings accounts	58,895	15.5%	0.11%	47,981	13.92%	0.13%
Certificates of deposit (1)	87,629	23.1%	1.65%	142,416	41.34%	2.08%

Total	$379,848	100.0%	0.67%	$344,596	100.0%	1.11%

(1)	Included in these amounts are brokered deposits of $5.5 million and $29.6 million as of December 31, 2020 and December 31, 2019, respectively.

As of December 31, 2020, the amount of total uninsured deposits (i.e., deposits that exceeded the $250,000 FDIC insurance limit) was $131.5 million. As of December 31, 2019, the amount of total uninsured deposits was $78.8 million.

The portion of time deposits in excess of the FDIC insurance limit, all of which are certificates of deposits, was $2.2 million as of December 31, 2020.

The following table indicates the amount of time deposits in uninsured accounts by time remaining until maturity at December 31, 2020.

Maturity Period	Dollar Amount
(Dollars in thousands)
At December 31, 2020:
Three months or less	$1,643
Over three through six months	1,449
Over six through twelve months	4,695
Over twelve months	931

Total	$8,718

Borrowed Funds. We may obtain advances from the Federal Home Loan Bank of Chicago upon the security of our capital stock in the Federal Home Loan Bank of Chicago and certain mortgage loans. Such advances may be made pursuant to several different credit programs, each of which has its own interest rate and range of maturities. We use such advances to provide funding as a supplement to our deposits. To the extent such borrowings have different terms to repricing than our deposits, they can change our interest rate risk profile. At December 31, 2020, we had $68.4 million in advances from the Federal Home Loan Bank of Chicago. At December 31, 2020 our available and unused portion of this borrowing agreement totaled $79.6 million, although we may access additional advances if we purchase additional Federal Home Loan Bank of Chicago capital stock.

Additionally, at December 31, 2020 we had a $10.0 million federal funds rate line of credit with the BMO Harris Bank, none of which was drawn at December 31, 2020. We also had a $7.0 million line of credit at the Federal Reserve based on pledged commercial real estate loans of approximately $11.7 million at December 31, 2020. We had not drawn on the Federal Reserve line as of both December 31, 2020 and 2019.

The following table sets forth information concerning balances and interest rates on our borrowings at and for the periods shown:

	Year Ended December 31,
	2020	2019
	(Dollars in thousands)
Maximum balance outstanding at any month-end during period	$69,528	$42,657
Average balance outstanding during period	$58,920	$17,376
Weighted average interest rate during period	1.22%	1.68%
Balance outstanding at end of period	$68,398	$17,623
Weighted average interest rate at end of period	1.18%	1.46%

Subsidiary and Other Activities

PyraMax Bank, FSB is the wholly owned subsidiary of Old 1895 Bancorp, which in turn has a wholly owned subsidiary, PyraMax Insurance Services LLC.

Expense and Tax Allocation

PyraMax Bank entered into an agreement on January 8, 2019 with Old 1895 Bancorp to provide it with certain administrative support services for compensation not less than the fair market value of the services provided. In addition, PyraMax Bank and the Company entered into an agreement on January 8, 2019 to establish a method for allocating and for reimbursing the payment of their consolidated tax liability.

Personnel

As of December 31, 2020, we had 96 full-time and 100 full-time equivalent employees. Our employees are not represented by any collective bargaining group. Management believes that we have a good working relationship with our employees.

SUPERVISION AND REGULATION

General

As a federal savings bank, PyraMax Bank, FSB is subject to examination and regulation by the Office of the Comptroller of the Currency, and is also subject to examination by the FDIC as its deposit insurer. The federal system of regulation and supervision establishes a comprehensive framework of activities in which PyraMax Bank, FSB may engage and is intended primarily for the protection of depositors and the FDIC’s Deposit Insurance Fund, and not for the protection of security holders. PyraMax Bank, FSB also is a member of and owns stock in the Federal Home Loan Bank of Chicago, which is one of the 11 regional banks in the Federal Home Loan Bank System.

Under this system of regulation, the regulatory authorities have extensive discretion in connection with their supervisory, enforcement, rulemaking and examination activities and policies, including rules or policies that: establish minimum capital levels; restrict the timing and amount of dividend payments; govern the classification of assets; provide oversight for the adequacy of loan loss reserves for regulatory purposes; and establish the timing and amounts of assessments and fees. Moreover, as part of their examination authority, the banking regulators assign numerical ratings to banks and savings institutions relating to capital, asset quality, management, liquidity, earnings, interest rate sensitivity and other factors. These ratings are inherently subjective and the receipt of a less than satisfactory rating in one or more categories may result in enforcement action by the banking regulators against a financial institution. A less than satisfactory rating may also prevent a financial institution, such as PyraMax Bank, FSB or its holding company, from obtaining necessary regulatory approvals to access the capital markets, pay dividends, acquire other financial institutions or establish new branches.

In addition, we must comply with significant anti-money laundering and anti-terrorism laws and regulations, Community Reinvestment Act laws and regulations, and fair lending laws and regulations. Many financial “consumer protection” statutes are implemented by regulations issued by the Consumer Financial Protection Bureau. For federal savings banks of PyraMax Bank FSB’s asset size, compliance with such statutes and regulations is determined by the Office of the Comptroller of the Currency through its examinations. Government agencies have the authority to impose monetary penalties and other sanctions on institutions that fail to comply with these laws and regulations, which could significantly affect our business activities, including our ability to acquire other financial institutions or expand our branch network.

As a savings and loan holding company following the conversion, New 1895 Bancorp will be required to comply with the rules and regulations of the Federal Reserve Board. It will be required to file certain reports with the Federal Reserve Board and will be subject to examination by and the enforcement authority of the Federal Reserve Board. New 1895 Bancorp will also be subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.

Any change in applicable laws or regulations, whether by the Office of the Comptroller of the Currency, the FDIC, the Federal Reserve Board, the Securities and Exchange Commission or Congress, could have a material adverse impact on the operations and financial performance of New 1895 Bancorp and PyraMax Bank, FSB.

Set forth below is a brief description of material regulatory requirements that are or will be applicable to PyraMax Bank, FSB and New 1895 Bancorp. The description is limited to certain material aspects of the statutes and regulations addressed, and is not intended to be a complete description of such statutes and regulations and their effects on PyraMax Bank, FSB and New 1895 Bancorp.

Federal Banking Regulation

Business Activities. A federal savings bank derives its lending and investment powers from the Home Owners’ Loan Act, as amended, and applicable federal regulations. Under these laws and regulations, PyraMax Bank may generally invest in mortgage loans secured by residential real estate without an aggregate limit and may invest in commercial real estate, commercial and industrial and consumer loans, certain types of debt securities and certain other assets, subject to applicable limits. PyraMax Bank may also establish, subject to specified investment limits, “operating subsidiaries” that engage in activities permitted for PyraMax, FSB itself and service corporation subsidiaries that may engage in certain activities not otherwise permissible for PyraMax Bank, including real estate investment and securities and insurance brokerage.

Effective July 1, 2019, the Office of the Comptroller of the Currency issued a final rule implementing a section of the Economic Growth, Regulatory Relief and Consumer Protection Act (“EGRRCPA”) which permits an eligible federal savings bank with assets of $20.0 billion or less as of December 31, 2017 to elect to operate with the business powers of a national bank, generally subject to the same limitations and restrictions, without converting to a national bank charter. A federal savings bank that makes the so-called “covered savings association” election must divest any activities or investments that are not permitted for a national bank. PyraMax Bank had not made such an election as of December 31, 2020.

Capital Requirements. Federal regulations require federally insured depository institutions to meet several minimum capital standards: a common equity Tier 1 capital to risk-based assets ratio of 4.5%, a Tier 1 capital to risk-based assets ratio of 6.0%, a total capital to risk-based assets ratio of 8.0%, and a 4.0% Tier 1 capital to total assets leverage ratio.

In determining the amount of risk-weighted assets for calculating risk-based capital ratios, all assets, including certain off-balance sheet assets (e.g., recourse obligations, direct credit substitutes, residual interests) are multiplied by a risk-weight factor assigned by the regulations based on the risks believed inherent in the type of asset. Higher levels of capital are required for asset categories believed to present greater risk. Common equity Tier 1 capital is generally defined as common stockholders’ equity and retained earnings. Tier 1 capital is generally defined as common equity Tier 1 and additional Tier 1 capital. Additional Tier 1 capital includes certain non-cumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries. Total capital includes Tier 1 capital (common equity Tier 1 capital plus additional Tier 1 capital) and Tier 2 capital. Tier 2 capital is comprised of capital instruments and related surplus, meeting specified requirements, and may include cumulative preferred stock and long-term perpetual preferred stock, mandatory convertible securities, intermediate preferred stock and subordinated debt. Also included in Tier 2 capital is the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets. Calculation of all types of regulatory capital is subject to deductions and adjustments specified in the regulations. In assessing an institution’s capital adequacy, the Office of the Comptroller of the Currency takes into consideration not only these numeric factors, but qualitative factors as well, and has the authority to establish higher capital requirements for individual institutions where deemed necessary.

In addition to establishing the minimum regulatory capital requirements, the regulations limit capital distributions and certain discretionary bonus payments to management if the institution does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital to risk-weighted assets above the amount necessary to meet its minimum risk-based capital requirements.

EGRRCPA required the federal banking agencies, including the Office of the Comptroller of the Currency, to establish a “community bank leverage ratio” of between 8% and 10% for institutions with assets of less than $10 billion. Institutions with a capital level at or exceeding the ratio and otherwise meeting the specified requirements, and electing the alternative framework, are considered to comply with the applicable regulatory capital requirements, including the risk-based requirements. Final rules issued by the agencies established the community bank leverage ratio at 9% Tier 1 capital to total average assets, effective January 1, 2020. A qualifying institution may opt in and out of the community bank leverage ratio framework on its quarterly call report. An institution that temporarily ceases to meet any qualifying criteria is provided with a two quarter grace period to regain compliance. Failure to meet the qualifying criteria within the grace period or maintain a leverage ratio of 8% or greater requires the institution to comply with the generally applicable regulatory capital requirements.

The CARES Act lowered the community bank leverage ratio to 8%, with a federal regulation making the reduced ratio effective April 23, 2020. The Company did not opt in to the community bank leverage ratio framework for the year ended December 31, 2020. Another regulation was issued to transition back to the 9% community bank leverage ratio by increasing the ratio to 8.5% for calendar year 2021 and to 9% thereafter.

At December 31, 2020, PyraMax Bank, FSB’s capital exceeded all applicable requirements.

Loans-to-One Borrower. Generally, a federal savings bank, including a covered savings association, may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of unimpaired capital and surplus. An additional amount may be loaned, equal to 10% of unimpaired capital and surplus, if the excess is secured by readily marketable collateral, which generally does not include real estate. At December 31, 2020, PyraMax Bank, FSB was in compliance with the loans-to-one borrower limitations.

Capital Distributions. Federal regulations govern capital distributions by a federal savings bank, which include cash dividends and other transactions charged to the savings bank’s capital account. A federal savings bank must file an application with the Office of the Comptroller of the Currency for approval of a capital distribution if:

•

the total capital distributions for the applicable calendar year exceed the sum of the savings bank’s net income for that year to date plus the savings bank’s retained net income for the preceding two years;

•	the savings bank would not be at least adequately capitalized following the distribution;

•	the distribution would violate any applicable statute, regulation, agreement or regulatory condition; or

•

the savings bank is not eligible for expedited treatment of its filings, generally due to an unsatisfactory CAMELS rating or being subject to a cease and desist order or formal written agreement that requires action to improve the institution’s financial condition.

Even if an application is not otherwise required, every savings bank that is a subsidiary of a savings and loan holding company, such as PyraMax Bank, FSB, must still file a notice with the Federal Reserve Board at least 30 days before the board of directors declares a dividend or approves a capital distribution.

A notice or application related to a capital distribution may be disapproved if:

•	the federal savings bank would be undercapitalized following the distribution;

•	the proposed capital distribution raises safety and soundness concerns; or

•	the capital distribution would violate a prohibition contained in any statute, regulation or agreement.

In addition, the Federal Deposit Insurance Act generally provides that an insured depository institution may not make any capital distribution if, after making such distribution, the institution would fail to meet any applicable regulatory capital requirement. A federal savings bank also may not make a capital distribution that would reduce its regulatory capital below the amount required for the liquidation account established in connection with its conversion to stock form.

Community Reinvestment Act and Fair Lending Laws. All insured depository institutions have a responsibility under the Community Reinvestment Act and related regulations to help meet the credit needs of their communities, including low- and moderate-income borrowers. The Office of the Comptroller of the Currency is required to assess the federal savings bank’s record of compliance with the Community Reinvestment Act. A savings bank’s failure to comply with the provisions of the Community Reinvestment Act could, at a minimum, result in denial of certain corporate applications such as branches or mergers, or in restrictions on its activities. In addition, the Equal Credit Opportunity Act and the Fair Housing Act prohibit lenders from discriminating in their lending practices. The failure to comply with the Equal Credit Opportunity Act and the Fair Housing Act could result in enforcement actions by the Office of the Comptroller of the Currency, as well as other federal regulatory agencies and the Department of Justice.

In June 2020, the Office of the Comptroller of the Currency issued a final rule clarifying and expanding the activities that qualify for Community Reinvestment Act credit and, according to the agency, seeking to create a more consistent and objective method for evaluating Community Reinvestment Act performance. The final rule was effective October 1, 2020, but compliance with certain of the revised requirements is not mandatory for institutions of PyraMax Bank, FSB’s asset size until January 1, 2024.

The Community Reinvestment Act requires all institutions insured by the FDIC to publicly disclose their rating. PyraMax Bank, FSB received a “outstanding” Community Reinvestment Act rating in its most recent federal examination.

Transactions with Related Parties. An insured depository institution’s authority to engage in transactions with its affiliates is limited by Sections 23A and 23B of the Federal Reserve Act and federal regulation. An affiliate is generally a company that controls, or is under common control with, an insured depository institution such as PyraMax Bank, FSB. New 1895 Bancorp will be an affiliate of PyraMax Bank, FSB because of its control of PyraMax Bank, FSB. In general, transactions between an insured depository institution and its affiliates are subject to certain quantitative limits and collateral requirements. In addition, federal regulations prohibit a savings bank from lending to any of its affiliates that are engaged in activities that are not permissible for bank holding companies and from purchasing the securities of any affiliate, other than a subsidiary. Finally, transactions with affiliates must be consistent with safe and sound banking practices, not involve the purchase of low-quality assets and be on terms that are as favorable to the institution as comparable transactions with non-affiliates.

PyraMax Bank, FSB’s authority to extend credit to its directors, executive officers and 10% stockholders, as well as to entities controlled by such persons, is currently governed by the requirements of Sections 22(g) and 22(h) of the Federal Reserve Act and Regulation O of the Federal Reserve Board. Among other things, these provisions generally require that extensions of credit to insiders:

•

be made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with unaffiliated persons and that do not involve more than the normal risk of repayment or present other unfavorable features; and

•	not exceed certain limitations on the amount of credit extended to such persons, individually and in the aggregate, which limits are based, in part, on the amount of PyraMax Bank, FSB’s capital.

In addition, extensions of credit in excess of certain limits must be approved by PyraMax Bank, FSB’s board of directors. Extensions of credit to executive officers are subject to additional limits based on the type of extension involved.

Enforcement. The Office of the Comptroller of the Currency has primary enforcement responsibility over federal savings banks and has authority to bring enforcement action against all “institution-affiliated parties,” including directors, officers, stockholders, attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on a federal savings bank. Formal enforcement action by the Office of the Comptroller of the Currency may range from the issuance of a capital directive or cease and desist order to removal of officers and/or directors of the institution and the appointment of a receiver or conservator. Civil penalties cover a wide range of violations and actions, and range up to $25,000 per day, unless a finding of reckless disregard is made, in which case penalties may be as high as $1.0 million per day. The Federal Deposit Insurance Corporation also has the authority to terminate deposit insurance or recommend to the Office of the Comptroller of the Currency that enforcement action be taken with respect to a particular federal savings bank. If such action is not taken, the Federal Deposit Insurance Corporation has authority to take the action under specified circumstances.

Standards for Safety and Soundness. Federal law requires each federal banking agency to prescribe certain standards for all insured depository institutions. These standards relate to, among other things, internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, compensation and other operational and managerial standards as the agency deems appropriate. Interagency guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard. If an institution fails to meet these standards, the appropriate federal banking agency may require the institution to implement an acceptable compliance plan. Failure to implement such a plan can result in further enforcement action, including the issuance of a cease and desist order or the imposition of civil money penalties.

Branching. A federal savings bank that has not elected “covered savings association” status generally has authority to establish branches in any state or states of the United States and its territories. Such authority is subject to Office of the Comptroller of the Currency approval for new branches.

Prompt Corrective Action. Federal law requires, among other things, that federal bank regulators take “prompt corrective action” with respect to institutions that do not meet minimum capital requirements. For this purpose, the law establishes five capital categories: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized. Under applicable regulations, an institution is deemed to be “well capitalized” if it has a total risk-based capital ratio of 10.0% or greater, a Tier 1 risk-based capital ratio of 8.0% or greater, a leverage ratio of 5.0% or greater and a common equity Tier 1 ratio of 6.5% or greater. An institution is “adequately capitalized” if it has a total risk-based capital ratio of 8.0% or greater, a Tier 1 risk-based capital ratio of 6.0% or greater, a leverage ratio of 4.0% or greater and a common equity Tier 1 ratio of 4.5% or greater. An institution is “undercapitalized” if it has a total risk-based capital ratio of less than 8.0%, a Tier 1 risk-based capital ratio of less than 6.0%, a leverage ratio of less than 4.0% or a common equity Tier 1 ratio of less than 4.5%. An institution is deemed to be “significantly undercapitalized” if it has a total risk-based capital ratio of less than 6.0%, a Tier 1 risk-based capital ratio of less than 4.0%, a leverage ratio of less than 3.0% or a common equity Tier 1 ratio of less than 3.0%. An institution is considered to be “critically undercapitalized” if it has a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2.0%.

At each successive lower capital category, an insured depository institution is subject to more restrictions and prohibitions, including restrictions on growth, restrictions on interest rates paid on deposits, restrictions or prohibitions on the payment of dividends, and restrictions on the acceptance of brokered deposits. Furthermore, if an insured depository institution is classified in one of the undercapitalized categories, it is required to submit a capital restoration plan to the appropriate federal banking agency, and the holding company must guarantee the performance of that plan. Based upon its capital levels, a bank that is classified as well-capitalized, adequately capitalized, or undercapitalized may be treated as though it were in the next lower capital category if the appropriate federal banking agency, after notice and opportunity for hearing, determines that an unsafe or unsound condition, or an unsafe or unsound practice, warrants such treatment. An undercapitalized bank’s compliance with a capital restoration plan is required to be guaranteed by any company that controls the undercapitalized institution in an amount equal to the lesser of 5.0% of the institution’s total assets when deemed undercapitalized or the amount necessary to achieve the status of adequately capitalized. If an “undercapitalized” bank fails to submit an acceptable plan, it is treated as if it is “significantly undercapitalized.” “Significantly undercapitalized” banks must comply with one or more additional restrictions, including a regulatory order to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets, ceasing receipt of deposits from correspondent banks, dismissal of directors or officers, and restrictions on interest rates paid on deposits, compensation of executive officers and capital distributions by the parent holding company. “Critically undercapitalized” institutions are subject to additional measures including, subject to a narrow exception, the appointment of a receiver or conservator within 270 days after it obtains such status.

The previously referenced final rule establishing an elective “community bank leverage ratio” regulatory capital framework provides that a qualifying institution whose capital exceeds the community bank leverage ratio and opts to use that framework will be considered “well-capitalized” for purposes of prompt corrective action.

At December 31, 2020, PyraMax Bank, FSB met the criteria for being considered “well capitalized.”

Insurance of Deposit Accounts. The Deposit Insurance Fund of the FDIC insures deposits at FDIC-insured financial institutions such as PyraMax Bank, FSB, generally up to a maximum of $250,000 per separately insured depositor. The FDIC charges insured depository institutions premiums to maintain the Deposit Insurance Fund.

Under the FDIC’s risk-based assessment system, institutions deemed less risky of failure pay lower assessments. Assessments for institutions of less than $10 billion of assets are based on financial measures and supervisory ratings derived from statistical modeling estimating the probability of an institution’s failure within three years.

The FDIC has authority to increase insurance assessments. Any significant increases would have an adverse effect on the operating expenses and results of operations of PyraMax Bank, FSB. We cannot predict what assessment rates will be in the future.

Insurance of deposits may be terminated by the FDIC upon a finding that an institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order or condition imposed by the Federal Deposit Insurance Corporation. We do not know of any practice, condition or violation that may lead to termination of our deposit insurance.

Privacy Regulations. Federal regulations generally require that PyraMax Bank, FSB disclose its privacy policy, including identifying with whom it shares a customer’s “non-public personal information,” to customers at the time of establishing the customer relationship and annually thereafter. In addition, PyraMax Bank, FSB is required to provide its customers with the ability to “opt-out” of having their personal information shared with unaffiliated third parties and not to disclose account numbers or access codes to non-affiliated third parties for marketing purposes. PyraMax Bank, FSB currently has a privacy protection policy in place and believes that such policy is in compliance with the regulations.

USA PATRIOT Act. PyraMax Bank, FSB is subject to the USA PATRIOT Act, which gives federal agencies additional powers to address terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing, and broadened anti-money laundering requirements. The USA PATRIOT Act contains provisions intended to encourage information sharing among bank regulatory agencies and law enforcement bodies and imposes affirmative obligations on financial institutions, such as enhanced recordkeeping and customer identification requirements.

Prohibitions Against Tying Arrangements. Federal savings banks are prohibited, subject to some exceptions, from extending credit to or offering any other service, or fixing or varying the consideration for such extension of credit or service, on the condition that the customer obtain some additional service from the institution or its affiliates or not obtain services of a competitor of the institution.

Other Regulations

Interest and other charges collected or contracted for by PyraMax Bank, FSB are subject to state usury laws and federal laws concerning interest rates. Loan operations are also subject to state and federal laws applicable to credit transactions, such as the:

•

Home Mortgage Disclosure Act, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

•	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

•	Fair Credit Reporting Act, governing the use and provision of information to credit reporting agencies; and

•	Rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws.

The deposit operations of PyraMax Bank, FSB also are subject to, among others, the:

•

Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

•

Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check; and

•

Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services.

Federal Home Loan Bank System

PyraMax Bank, FSB is a member of the Federal Home Loan Bank System, which consists of 11 regional Federal Home Loan Banks. The Federal Home Loan Bank provides a central credit facility primarily for member institutions. Members of the Federal Home Loan Bank are required to acquire and hold shares of capital stock in the Federal Home Loan Bank. PyraMax Bank, FSB was in compliance with this requirement at December 31, 2020. Based on redemption provisions of the Federal Home Loan Bank of Chicago, the stock has no quoted market value and is carried at cost. PyraMax Bank, FSB reviews for impairment, based on the ultimate recoverability, the cost basis of the Federal Home Loan Bank of Chicago stock. At December 31, 2020, no impairment had been recognized.

Holding Company Regulation

New 1895 Bancorp will be a unitary savings and loan holding company subject to regulation and supervision by the Federal Reserve Board. The Federal Reserve Board will have enforcement authority over New 1895 Bancorp and its non-savings institution subsidiaries. Among other things, this authority permits the Federal Reserve Board to restrict or prohibit activities that are determined to be a risk to PyraMax Bank, FSB.

As a savings and loan holding company, New 1895 Bancorp’s activities will be limited to those activities permissible by law for financial holding companies (if New 1895 Bancorp makes an election to be treated as a financial holding company and meets the other requirements to be a financial holding company) or multiple savings and loan holding companies. New 1895 Bancorp has no present intention to make an election to be treated as a financial holding company. A financial holding company may engage in activities that are financial in nature, incidental to financial activities or complementary to a financial activity. Such activities include lending and other activities permitted for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act, insurance and underwriting equity securities. Multiple savings and loan holding companies are authorized to engage in activities specified by federal regulation, including activities permitted for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act.

Federal law prohibits a savings and loan holding company, directly or indirectly, or through one or more subsidiaries, from acquiring more than 5% of another savings institution or savings and loan holding company without prior written approval of the Federal Reserve Board, and from acquiring or retaining control of any depository institution not insured by the FDIC. In evaluating applications by holding companies to acquire savings institutions, the Federal Reserve Board must consider such factors as the financial and managerial resources and future prospects of the company and institution involved, the effect of the acquisition on and the risk to the federal deposit insurance fund, the convenience and needs of the community and competitive factors. A savings and loan holding company may not acquire a savings institution in another state and hold the target institution as a separate subsidiary unless it is a supervisory acquisition or the law of the state in which the target is located authorizes such acquisitions by out-of-state savings and loan holding companies.

Savings and loan holding companies with less than $3 billion in consolidated assets are exempt from consolidated regulatory capital requirements, unless the Federal Reserve Board determines otherwise in particular cases.

The Federal Reserve Board has promulgated regulations implementing the “source of strength” doctrine that require holding companies, including savings and loan holding companies, to act as a source of strength to their subsidiary depository institutions by providing capital, liquidity and other support in times of financial stress.

The Federal Reserve Board has issued supervisory policies regarding the payment of dividends and the repurchase of shares of common stock by bank holding companies and savings and loan holding companies. In general, the policy provides that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition. Federal Reserve Board guidance provides for prior regulatory consultation with respect to capital distributions in certain circumstances, such as where the company’s net income for the past four quarters, net of capital distributions previously paid over that period, is insufficient to fully fund the dividend or the company’s overall rate of earnings retention is inconsistent with the company’s capital needs and overall financial condition. The ability of a holding company to pay dividends may be restricted if a subsidiary bank becomes undercapitalized. Federal Reserve Board guidance also states that a holding company should inform the Federal Reserve Board supervisory staff before redeeming or repurchasing common stock or perpetual preferred stock if the holding company is experiencing financial weaknesses or if the repurchase or redemption would result, at the end of a quarter, in a net reduction in the amount of such equity instruments outstanding compared with the beginning of the quarter in which the redemption or repurchase occurred. These regulatory policies may affect the ability of New 1895 Bancorp to pay dividends, repurchase shares of common stock or otherwise engage in capital distributions.

Change in Control Regulations

Under the Change in Bank Control Act, no person may acquire “control” of a savings and loan holding company, such as New 1895 Bancorp, unless the Federal Reserve Board has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the competitive effects of the acquisition. Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the institution’s directors, or a determination by the regulator that the acquirer has the power, directly or indirectly, to exercise a controlling influence over the management or policies of the institution. There is a presumption of control upon the acquisition of 10% or more of a class of voting stock under certain circumstances, such as where the holding company involved has its shares registered under the Securities Exchange Act of 1934.

The Federal Reserve Board has adopted a final rule, effective September 30, 2020, that revises its framework for determining whether a company has a “controlling influence” over a bank or savings and loan holding company for purposes of the Bank and Savings and Loan Holding Company Acts.

Federal Securities Laws

New 1895 Bancorp common stock will be registered with the Securities and Exchange Commission after the conversion and offering. New 1895 Bancorp will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

The registration under the Securities Act of 1933 of shares of common stock issued in New 1895 Bancorp’s public offering does not cover the resale of those shares. Shares of common stock purchased by persons who are not affiliates of New 1895 Bancorp may be resold without registration. Shares purchased by an affiliate of New 1895 Bancorp will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If New 1895 Bancorp meets the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of New 1895 Bancorp that complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of New 1895 Bancorp, or the average weekly volume of trading in the shares during the preceding four calendar weeks.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 is intended to improve corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. We have policies, procedures and systems designed to comply with these regulations, and we review and document such policies, procedures and systems to ensure continued compliance with these regulations.

Emerging Growth Company Status

New 1895 Bancorp is an emerging growth company. For as long as New 1895 Bancorp continues to be an emerging growth company, it may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As an emerging growth company, New 1895 Bancorp also will not be subject to Section 404(b) of the Sarbanes-Oxley Act of 2002, which would require that our independent auditors review and attest as to the effectiveness of our internal control over financial reporting. We have also elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Such an election is irrevocable during the period a company is an emerging growth company. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

New 1895 Bancorp expects that it will cease to be an emerging growth company on December 31, 2024, which is the end of the fiscal year following the fifth anniversary of the completion of the mutual holding company reorganization of PyraMax Bank, FSB on January 8, 2019.

TAXATION

PyraMax Bank, PyraMax Insurance Services LLC, 1895 Bancorp of Wisconsin, MHC and 1895 Bancorp of Wisconsin, Inc. are subject to federal and state income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal and state taxation is intended only to summarize material income tax matters and is not a comprehensive description of the tax rules applicable to 1895 Bancorp of Wisconsin, MHC, Old 1895 Bancorp, PyraMax Bank and PyraMax Insurance Services LLC.

Old 1895 Bancorp is no longer subject to federal tax examinations for years before 2017 and state tax examinations before 2016.

Federal Taxation

Method of Accounting. For federal income tax purposes, Old 1895 Bancorp and PyraMax Bank currently report their income and expenses on the accrual method of accounting and use a tax year ending December 31 for filing their federal income tax returns. Old 1895 Bancorp and PyraMax Bank file a consolidated federal income tax return. The Small Business Protection Act of 1996 eliminated the use of the reserve method of accounting for income taxes on bad debt reserves by savings institutions. For taxable years beginning after 1995, PyraMax Bank has been subject to the same bad debt reserve rules as commercial banks. It currently utilizes the specific charge-off method under Section 582(a) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

Net Operating Loss Carryovers. Under the Tax Cuts and Jobs Act, for federal losses originating in tax years after January 1, 2018, Old 1895 Bancorp is allowed an indefinite carryforward period limited to 80% of each subsequent year’s net income. The CARES Act temporarily repealed this 80% limitation for the calendar year ended December 31, 2020. At December 31, 2020, Old 1895 Bancorp had a federal net operating loss carryover of $9.9 million that will begin to expire in 2029. Of this $9.9 million, $1.8 million has no expiration due to the Tax Cuts and Jobs Act of 2017. Old 1895 Bancorp also has $0.4 million of charitable contribution carryforwards that may be applied against future taxable income and begin to expire in 2022.

Corporate Dividends. Old 1895 Bancorp may generally exclude from its income 100% of dividends received from PyraMax Bank as a member of the same affiliated group of corporations.

State Taxation

Old 1895 Bancorp is subject to the Wisconsin corporate franchise (income) tax. Wisconsin imposes a corporate franchise tax of 7.9% on the combined taxable incomes of the members of Old 1895 Bancorp’s consolidated income tax group, which will include PyraMax Bank and PyraMax Bank Insurance Services, LLC.

Net Operating Loss Carryovers. Wisconsin law allows financial institutions to carry forward a Wisconsin net operating loss to the succeeding 20 taxable years. At December 31, 2020, Old 1895 Bancorp had Wisconsin net operating loss carryover of $20.2 million that will begin to expire in 2023. Old 1895 Bancorp also has $0.4 million of charitable contribution carryforwards that may be applied against future taxable income and begin to expire in 2022.

MANAGEMENT

Our Directors and Executive Officers

Our board of directors is comprised of eight members. Directors serve three-year staggered terms so that approximately one-third of the directors are elected at each annual meeting. The following sets forth certain information regarding the members of our board of directors, and executive officers who are not directors, including the terms of office of board members. Except as indicated herein, there are no arrangements or understandings between any director and any other person pursuant to which the director was selected. Age information is as of December 31, 2020, and term as a director includes service with PyraMax Bank, FSB.

With respect to directors, the biographies contain information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the board of directors to determine that the person should serve as a director. Each director of New 1895 Bancorp is also a director of PyraMax Bank, FSB and 1895 Bancorp of Wisconsin, MHC

The following directors of 1895 Bancorp of Wisconsin, Inc. have terms ending in 2021:

David Ball joined 1895 Bancorp of Wisconsin, Inc. and PyraMax Bank, FSB in February 2021 as a Director, President and Chief Operating Officer. In this role he will oversee the daily operations of PyraMax Bank, FSB, design and implement business strategies and set comprehensive goals for profitability and growth. Prior to being employed by PyraMax Bank, Mr. Ball was most recently the Managing Director of Correspondent Banking at BMO Harris from 2004 until February 2021. Mr. Ball has over 30 years of banking experience prior to joining PyraMax Bank, with a depth of experience in finance, commercial lending and management. Age 52.

Joseph Murphy has served on the board of directors of PyraMax Bank, FSB since December 2005. He was City Attorney for the City of South Milwaukee from 1982 to 2016. Mr. Murphy was a principal shareholder in Murphy & Leonard, LLP (formerly Murphy & Brennan), a Milwaukee law firm concentrating in commercial litigation, municipal law, real estate, estate planning and family law from 1981 to 2016. Mr. Murphy was an Assistant District Attorney in Milwaukee County from 1977 to 1981. Mr. Murphy retired in 2017. Mr. Murphy’s extensive and varied background as an attorney and in real estate are valuable to our Board of Directors. Age 73.

Gary Zenobi was appointed to the board of directors in 1992. Mr. Zenobi is a retired certified public accountant who owned his own certified public accounting firm, GAZ LLC, from 2010 to 2015. He was a partner in the accounting firm of Bartlett & Zenobi, SC. from 1994 to 2010. Prior to that, Mr. Zenobi owned his own firm Gary A. Zenobi, S.C. from 1988 to 1994. Mr. Zenobi also worked at the CPA firms Jannsen & Co. SC from 1977 to 1987 and Bersch and Co. SC from 1973 to 1976. He was the Comptroller of American Medical Services, Inc. from 1970 to 1973 and began his career working for Touche Ross from 1967 to 1970. Mr. Zenobi is a certified public accountant and his diverse background and broad experience in public accounting enhances our Board of Director’s oversight of financial reporting. His work experience qualifies him to be a member of the Audit Committee as an “audit committee financial expert” under the rules and regulations of the Securities and Exchange Commission. Age 75.

The following directors of 1895 Bancorp of Wisconsin, Inc. have terms ending in 2022:

Monica Baker was appointed Senior Vice President-Chief Brand Officer in January 2014. Ms. Baker joined PyraMax Bank, FSB in 1993 as the Vice President of Marketing/Human Resources/Savings. In 2000, she was promoted to Senior Vice President of Marketing/Human Resources and in 2010 she was promoted to Senior Vice President of Marketing/Human Resources/Retail Lending. Ms. Baker has been on the board of directors since 2006. Prior to being employed with PyraMax Bank, FSB Ms. Baker was the Human Resources Officer at Maritime Savings Bank. She brings with her over 34 years of banking experience, focused on retail banking, retail lending, human resources and marketing. Ms. Baker holds her Master of Business Administration Degree from the University of Wisconsin-Milwaukee and undergraduate with a double major in Human Resources and Marketing from the University of Wisconsin-Milwaukee. Ms. Baker’s extensive experience in retail banking, retail lending, human resources and marketing are valuable to our board of directors in assessing the performance of PyraMax Bank, FSB. Age 52.

James Spiegelberg was appointed to PyraMax Bank, FSB’s board of directors in 2006. He owns Spiegelberg Financial Services, a full-service tax, accounting and financial services firm. Mr. Spiegelberg has over 27 years of accounting experience. Mr. Spiegelberg was Vice President of Finance, TransWorld Express Airlines from 1987 to 1989 and Vice President of Finance & Administration, JBL Professional from 1989 to 1993. Prior to that, he was Director of Accounting, Jet America Airlines from 1985 to 1987. Mr. Spiegelberg began his professional experience with Touche Ross as an auditor from 1981 to 1983. After successfully passing the CPA exam, he accepted a position in Internal Audit with Rexnord Corporation from 1983 to 1985. In 2001, Mr. Spiegelberg became an Investment Advisor Representative and also holds health and life insurance licenses, which adds valuable knowledge and experience to our board of directors. His work experience qualifies him to be a member of the Audit Committee as an “audit committee financial expert” under the rules and regulations of the Securities and Exchange Commission. Age 62.

Directors with terms ending following the fiscal year ending December 31, 2023:

Darrell Francis has served on the board of directors of PyraMax Bank, FSB since June 1986. He was appointed Chairman of the Board in July 2007. He owns and operates a private dental practice in Wisconsin and has performed general dentistry since 1976. Dr. Frances has been a member of the South Milwaukee Police and Fire Commission for over 25 years. He is the former President of the South Milwaukee Lion’s Club and was previously on the Board of Directors of Southshore-YMCA. Mr. Francis has extensive knowledge of local markets and the communities served by PyraMax Bank, FSB. Age 68.

Richard Hurd was appointed Chief Executive Officer of PyraMax Bank, FSB in 2007. Prior to that, Mr. Hurd was the Chief Operating Officer from 2004 to 2007. Mr. Hurd has been a board member since 2004. He joined PyraMax Bank, FSB in 2001. Prior to joining PyraMax Bank, FSB Mr. Hurd had 30 years of banking experience at First Wisconsin National Bank, Marine Bank and Bank One Corporation. Mr. Hurd’s banking experience and knowledge of financial markets enhance the breadth of experience of our board of directors. Age 68.

John Talsky was appointed to the board of directors in 2001. Mr. Talsky is an attorney who has owned a law firm specializing in estate planning and related services since 1973. Mr. Talsky is the Village of Greendale Board of Zoning Appeals Member, Chairman (1990 to Present). Mr. Talsky’s broad legal experience enables him to bring a unique perspective to the board of directors. Age 71.

Executive Officers Who are Not Directors

Richard J. Krier joined PyraMax Bank, FSB in April 2011 as Senior Vice President Chief Financial Officer. In this role he oversees the Bank’s financial reporting and finance functions. Prior to being employed by PyraMax Bank, Mr. Krier served as the Chief Financial Officer of Partnership Community Bancshares from 2008 until 2011, and was employed at Ozaukee Bank from 1990 to 2008 in a variety of administrative and financial roles including Chief Financial Officer from 2004 to 2008. Mr. Krier has over 30 years of broad-based banking experience in the areas of financial management, operations, performance measurement and decision support. Mr. Krier is also a certified public accountant. Age 61.

Charles Mauer joined PyraMax Bank, FSB in June 2010 as PyraMax Bank, FSB’s Chief Credit Officer. He is responsible for the overall management of PyraMax Bank, FSB’s Credit Administration Department, including loan underwriting, loan review, lending support, loan policies, procedures and processes to ensure the overall quality of PyraMax Bank, FSB’s loan portfolio. Mr. Mauer has over 30 years of commercial, consumer and mortgage lending as well as credit administration experience. Prior to working at PyraMax Bank, FSB, he was a First Vice President of Credit Administration at Ozaukee Bank where he also managed client relationships for over 20 years. In 2007, Ozaukee Bank was acquired by BMO Harris. Mr. Mauer remained with BMO Harris for three years serving as Senior Vice President—Concurrence Officer. Age 61.

Thomas K. Peterson jointed PyraMax Bank, FSB as Senior Vice President, Chief Lending Officer in January 2017. Prior to being employed by PyraMax Bank, FSB, Mr. Peterson was the Commercial Business Segment Leader for the Milwaukee-Madison Markets for Associated Bank from 2014 to 2017, and was the Commercial Business Team Leader for the Milwaukee Unit from 2010 to 2014. Mr. Peterson has over 36 years of banking experience, including various commercial banking roles at Ozaukee Bank, Harris-BMO and Associated Bank. Age 64.

Board Independence

The board of directors has determined that each of our directors, other than Richard Hurd, David Ball and Monica Baker, would be considered independent under the Nasdaq Stock Market corporate governance listing standards. In determining the independence of our directors, the board of directors considered relationships between PyraMax Bank, FSB and our directors that are not required to be reported under “Transactions With Certain Related Persons,” below, consisting of deposit accounts that our directors maintain at PyraMax Bank, FSB. In addition, we utilize the services of Director Talsky’s law firm, of which he is the owner, and the services of a law firm in which Director Murphy’s son is a partner.

Transactions With Certain Related Persons

Federal law generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from the prohibition for loans made by federally insured financial institutions, such as PyraMax Bank, FSB, to their executive officers and directors in compliance with federal banking regulations. At December 31, 2020, all of our loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to PyraMax Bank, FSB, and did not involve more than the normal risk of collectability or present other unfavorable features. These loans were performing according to their original repayment terms at December 31, 2020, and were made in compliance with federal banking regulations.

PyraMax Bank, FSB has not entered into any transactions since January 1, 2019 in which the amount involved exceeded $120,000 and in which any related persons had or will have a direct or indirect material interest, other than the services of a law firm in which Director Murphy’s son is a partner. PyraMax Bank paid this law firm approximately $30,000 in 2020 and $64,000 in 2019.

Executive Compensation

The following table sets forth for the year ended December 31, 2020 certain information as to the total remuneration paid by PyraMax Bank, FSB to its Chief Executive Officer, Richard Hurd, who serves as our Chief Executive Officer, and our two other most highly compensated executive officers for the year ended December 31, 2020. Each individual listed in the table below is referred to as a “named executive officer.”

Summary Compensation Table
Name and principal position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Richard Hurd	2020	305,906	88,748	184,475	119,109	37,890	736,128
Chief Executive Officer	2019	287,753	87,008	—	—	36,645	411,406
Thomas Peterson	2020	195,841	56,811	66,725	35,329	18,169	372,875
Senior Vice President and Chief Lending Officer	2019	184,202	55,697	—	—	19,118	259,017
Monica Baker	2020	197,126	56,811	104,829	66,620	37,198	462,584
Senior Vice President and Chief Brand Officer	2019	184,202	55,697	—	—	38,686	278,585

(1)	Amounts in this column represent a discretionary bonus.
(2)

In accordance with FASB ASC Topic 718, the reported amount represents the full grant date value of each award. Since awards vest at a rate of 20% per year beginning in 2021, none of the named executive officers recognized any income from the awards during 2020. The assumptions used in the calculation of these amounts are included in footnote 20 to our audited financial statements beginning on page F-1 of this prospectus. For stock option awards, amounts reported are grant date fair values computed based upon the Black-Scholes option valuation model, and the actual value, if any, that may be realized will depend on the excess of the stock price over the exercise price on the date the option is exercised. Therefore, there is no assurance that the value of an option realized by a named executive officer will be at or near the value shown above. For restricted stock awards, the amount shown reflects the aggregate grant date fair value of restricted stock awards granted to each named executive officer in 2020.

(3)

The amounts in this column reflect what PyraMax Bank, FSB paid for, or reimbursed, the applicable named executive officer for the various benefits and perquisites received. For the 2019 fiscal year, the amounts in this column were increased by $3,400, $3,020 and $3,253 for each of Messrs. Hurd and Peterson and Ms. Baker to reflect ESOP allocations, the information for which was not available at the time of the filing of the 2020 Annual Meeting proxy statement. This column does not reflect perquisites and personal benefits received by our named executive officers, the aggregate value of which is less than $10,000. A break-down of the various elements of compensation in this column for calendar year 2020 is set forth in the following table:

All Other Compensation
Name	Employee Stock Ownership Plan ($)	401(k) Match ($)	Board Fees ($)	Total All Other Compensation ($)
Richard Hurd	2,790	17,100	18,000	37,890
Thomas Peterson	2,572	15,597	—	18,169
Monica Baker	2,693	16,505	18,000	37,198

*	Richard Hurd deferred 100% of 2020 Board fees into the Non-Qualified Deferred Compensation Plan.

Benefit Plans and Agreements

Employment Agreements. In 2019, PyraMax Bank, FSB entered into employment agreements with the named executive officers: Richard B. Hurd, Chief Executive Officer; Thomas Peterson, Senior Vice President, Chief Lending Officer; and Monica Baker, Senior Vice President and Chief Brand Officer, and four other executives. In February 2021, PyraMax Bank, FSB, retained David R. Ball as its Chief Operating Officer and President and Mr. Hurd relinquished the role of President to concentrate on his duties as Chief Executive Officer. In connection with Mr. Ball’s employment, he entered into an employment agreement with PyraMax Bank, FSB.

Mr. Hurd’s and Mr. Ball’s employment agreements each have an initial term of three years. At least 30 days prior to the anniversary date of the agreement and each anniversary date thereafter the disinterested members of the board of directors must conduct a comprehensive performance evaluation and affirmatively approve any extension of the agreement for an additional year or determine not to extend the term of the agreement. If the board of directors determines not to extend the term, it shall provide the executive with a written notice of non-renewal prior to the anniversary date. On December 18, 2020, the board of directors extended the term of Mr. Hurd’s employment agreement until January 8, 2024.

The employment agreements with Mr. Peterson and Ms. Baker and the other executives each have an initial term of eighteen months. On the first anniversary date of the effective date of the agreements the disinterested members of the board of directors may choose to conduct a comprehensive performance evaluation and affirmatively approve any extension of the agreements for an additional twelve months or determine not to extend the term of the agreement. If the board of directors determines not to extend the term, it shall provide with a written notice of non-renewal, and the agreements will terminate as the end of the initial term. On December 18, 2020, the board of directors extended the terms of each of Mr. Peterson’s and Ms. Baker’s employment agreements until July 8, 2022, respectively.

The employment agreements provide for base salaries for Messrs. Hurd, Ball and Peterson, and Ms. Baker in the amounts of $[TBD], $290,000, $[TBD], and $[TBD], respectively. The base salaries may be increased, but not decreased (other than a decrease which is applicable to all senior officers). In addition to base salary, the executives will be entitled to participate in any bonus programs (including a discretionary bonus and a performance-based bonus) and benefit plans that are made available to management employees. Mr. Hurd’s and Mr. Ball’s employment agreements provide for country club membership fees (Mr. Ball’s agreement also provides for the PyraMax Bank to pay his initiation fees). The executives will be reimbursed for all reasonable business expenses incurred. In addition, Mr. Ball’s employment agreement provides that he will receive 300 hours of paid time off each year.

In the event of an executive’s involuntary termination of employment for reasons other than cause, disability or death, or in the event of the executive’s resignation for “good reason,” the executive will receive a severance payment equal to the base salary and bonus(es) that the executive would have earned during the remaining term of the employment agreement. Such payment will be payable in a lump sum within 30 days following the executive’s date of termination. In addition, the executive will be entitled to continued life insurance and non-taxable medical and dental insurance coverage, at PyraMax Bank, FSB’s expense, substantially comparable to the coverage maintained for the executive and the executive’s dependents prior to the executive’s termination. For purposes of the employment agreements, “good reason” is defined as: (i) the failure to appoint or re-elect the executive to his executive position or a material change in executive’s function, duties, or responsibilities, which change would cause the executive’s position to become one of lesser responsibility, importance, or scope; (ii) a relocation of the executive’s principal place of employment by more than 35 miles from the executive’s principal place of employment as of the initial effective date of the employment agreement; (iii) a material reduction in benefits and perquisites, including base salary (except for any reduction that is part of a good faith, overall reduction of such benefits applicable to all officers or employees of PyraMax Bank, FSB); (iv) a liquidation or dissolution of PyraMax Bank, FSB; or (v) a material breach of the employment agreement by PyraMax Bank, FSB. In order to be entitled to the benefit set forth above, an executive will be required to enter into a release of claims against 1895 Bancorp of Wisconsin, Inc. and PyraMax Bank, FSB.

In the event of executive’s involuntary termination of employment other than for cause, disability or death, or in the event of the executive’s resignation for “good reason,” following the effective date of a change in control of 1895 Bancorp of Wisconsin, Inc. or PyraMax Bank, FSB, the executive will be entitled to (in lieu of the payments and benefits described in the previous paragraph) a severance payment equal to one and one-half (1.5) times (three (3) times, for Mr. Hurd) the sum of (i) the executive’s highest special rate of base salary payable at any time under the agreement, plus (ii) the highest bonus paid to the executive with respect to the prior three completed fiscal years. Such payment will be payable in a lump sum within 10 days following the executive’s date of termination. In addition, the executive would be entitled, at PyraMax Bank, FSB’s (or PyraMax Bank, FSB’s successor’s) expense, to the continuation of substantially comparable life insurance and non-taxable medical and dental insurance coverage for the executive and the executive’s dependents 18 months (36 months, for Mr. Hurd) following the executive’s termination.

Should the executives become disabled, they will be entitled to disability benefits, if any, provided under a long-term (or short-term) disability plan sponsored by PyraMax Bank, FSB and will receive continued non-taxable medical and dental benefit coverage substantially comparable to that maintained for executive and his dependents prior to becoming disabled until the earlier of (i) the date the executive returns to full-time employment of PyraMax Bank, FSB, (ii) the executive is employed full-time by another employer, (iii) 12 months from the date of executive’s termination due to disability. In the event of an executive’s death while employed, the executive’s estate or beneficiary will be paid his base salary for six months following death, and his family will continue to receive non-taxable medical and dental coverage for 12 months after his death.

Upon any termination of employment (other than a termination in connection with a change in control), the executives will be required to adhere to one-year non-competition covenant and will be prohibited from soliciting employees of PyraMax Bank, FSB or any affiliate for the purpose of having such person(s) terminate employment with PyraMax Bank, FSB or its affiliates and provide services or accept employment with a competing business. The executives also agree that during their employment and following such employment, the executives will maintain and will not disclose the confidential information of PyraMax Bank, FSB.

401(k) Plan. PyraMax Bank, FSB maintains the PyraMax Bank, FSB 401(k) Savings Plan, a tax-qualified defined contribution plan for eligible employees (the “401(k) Plan”). The named executive officers are eligible to participate in the 401(k) Plan just like other eligible employees of PyraMax Bank, FSB. An eligible employee must complete one month of service and attain the age of 18 to be eligible to participate in the 401(k) Plan by making elective deferrals (including Roth elective deferrals). In order to receive a safe harbor matching contribution or employer discretionary profit sharing contribution on the next payroll date after both attaining age 18 and completing six months of service. If an eligible employee does not elect whether or not to make elective deferrals after notice of eligibility from PyraMax Bank, FSB, the employee will be deemed to have made an automatic election to defer six percent of his or her compensation.

Under the 401(k) Plan a participant may elect to defer, on a pre-tax basis, the maximum amount as permitted by the Internal Revenue Code. For 2021, the salary deferral contribution limit is $19,500, provided, however, that a participant over age 50 may contribute an additional $6,500 to the 401(k) Plan for a total of $26,000. In addition to salary deferral contributions, PyraMax Bank, FSB may make safe harbor matching contributions and discretionary profit sharing contributions to the 401(k) Plan. Currently, PyraMax Bank, FSB makes a safe-harbor matching contribution to the 401(k) Plan equal to 100% of a participant’s salary deferrals, up to the first six percent of the participant’s compensation.

A participant is always 100% vested in his or her salary deferral contributions and safe-harbor matching contributions. Employer discretionary profit sharing contributions vest based on a participant’s years of service with PyraMax Bank, FSB, at the rate of 0% after one year of service, and then 20% after each of second through fourth year of service, accelerating to 100% after the fifth year of service. Participants also become fully vested upon their death, disability or the attainment of their retirement age. Participants have the ability to direct the investment of their account balances among a number of investment alternatives, including Old 1895 Bancorp common stock. In connection with the second-step offering, PyraMax Bank, FSB intends to allow participants in the 401(k) Plan to use up to 50% of their account balances under the plan (other than amounts invested in Old 1895 Bancorp common stock or attributable to participant loans) to purchase New 1895 Bancorp stock in the offering. Generally, unless the participant elects otherwise, the participant’s account balance will be distributed as a result of the participant’s termination of employment. Participants are also permitted to receive distributions from the 401(k) Plan during employment under certain circumstances, including for hardship withdrawals and participant loans. Expense recognized in connection with the 401(k) Plan totaled approximately $414,000 for the fiscal year ended December 31, 2020.

Employee Stock Ownership Plan. PyraMax Bank, FSB has adopted an employee stock ownership plan for eligible employees. Employees are eligible to participate in the employee stock ownership plan on the first entry date commencing on or after the eligible employee’s completion of 1,000 hours of service during a continuous 12-month period.

In connection with the offering of shares of common stock of Old 1895 Bancorp, the employee stock ownership plan trustee purchased 175,528 shares with the proceeds of a 25 year loan. In connection with the offering of shares of New 1895 Bancorp, the trustee is expected to purchase, on behalf of the employee stock ownership plan up to 8% of the shares of New 1895 Bancorp. We expect that this purchase will be made in the offering. We anticipate that the employee stock ownership plan will fund its stock purchase with a loan from New 1895 Bancorp equal to the sum of aggregate purchase price of the new shares common stock plus the outstanding balance of the existing loan, which will be consolidated with the new loan. The loan will be repaid principally through PyraMax Bank, FSB’s contribution to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the anticipated 25-year term of the new loan. The interest rate for the employee stock ownership plan loan is expected to be a fixed rate equal to the prime rate, as published in The Wall Street Journal, on the closing date of the offering. See “Pro Forma Data.”

The trustee will hold the shares purchased by the employee stock ownership plan in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as the loan is repaid. The trustee will allocate the shares released among participants on the basis of each participant’s proportional share of compensation relative to all participants. Each participant will vest in his or her benefit at a rate of 20% per year, such that the participant will be fully vested upon completion of five years of credited service, including years of credited service prior to the adoption of the employee stock ownership plan. A participant also will become fully vested automatically in his or her benefit upon normal retirement, death or disability, a change in control, or termination of the employee stock ownership plan. Generally, a participant will receive a distribution from the employee stock ownership plan upon separation from service.

The employee stock ownership plan permits a participant to direct the trustee as to how to vote the shares of common stock allocated to his or her account. The trustee votes unallocated shares and allocated shares for which participants do not provide instructions on any matter in the same ratio as those shares for which participants provide instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

Under applicable accounting requirements, PyraMax Bank, FSB will record a compensation expense for the employee stock ownership plan at the fair market value of the shares as they are committed to be released from the unallocated suspense account to each participant’s account. The compensation expense resulting from the release of the common stock from the suspense account and allocation to plan participants will result in a corresponding reduction in 1895 Bancorp of Wisconsin, Inc.’s earnings.

Nonqualified Deferred Compensation Plan. PyraMax Bank, FSB has entered into a Nonqualified Deferred Compensation Plan (the “Deferral Plan”) for the benefit of its directors and senior executives. The Plan is a nonqualified plan of deferred compensation within the meaning of Section 409A of the Internal Revenue Code. Only those persons designated by PyraMax Bank, FSB are able to participate by entering into a compensation deferral agreement and electing to defer up to 100% of such participant’s regular salary, bonus, commissions or director’s fees, as applicable. PyraMax Bank, FSB, may, but is not obligated to, make discretionary contributions to the Deferral Plan from time to time, which contributions are not required to be uniform among the participants. A participant will be 100% vested in his or her deferrals and earnings thereon, however, any discretionary amounts contributed by PyraMax Bank, FSB, are vested based on the participant’s years of service, at the rate of 20% per year, such that a participant will be fully vested after five years of service. A participant will also become fully vested in his or her employer discretionary contributions in the event of the participants death or disability while employed, or in the event of a change in control. The amounts deferred under the terms of the Deferral Plan are deemed to be invested in investment options similar to those available under PyraMax Bank, FSB’s 401(k) Savings Plan. In connection with the offering of common stock of Old 1895 Bancorp, the Deferral Plan was amended to give the participants a one-time election to invest all or a portion of their accounts in the Deferral Plan in common stock of Old 1895 Bancorp. In connection with the offering of common stock of New 1895 Bancorp, the Deferral Plan will be amended again to give participants a one-time opportunity to elect to invest all or a portion of their accounts (other than the portion invested in Old 1895 Bancorp common stock in common stock of New 1895 Bancorp.

2020 Equity Incentive Plan. On March 27, 2020, 1895 Bancorp of Wisconsin, Inc. stockholders approved the 1895 Bancorp of Wisconsin, Inc. 2020 Equity Incentive Plan (the “2020 Equity Incentive Plan”), which provides for the grant of stock-based awards to our directors and executive officers. The 2020 Equity Incentive Plan authorizes the issuance or delivery to participants of up to 333,854 shares of 1895 Bancorp of Wisconsin, Inc. common stock pursuant to grants of incentive and non-qualified stock options and restricted stock awards. Of this number, the maximum number of shares of 1895 Bancorp of Wisconsin, Inc. common stock that may be issued under the 2020 Equity Incentive Plan pursuant to the exercise of stock option is 238,467, and the maximum number of shares of 1895 Bancorp of Wisconsin, Inc. common stock that may be issued as restricted stock awards is 95,387 shares.

1895 Bancorp of Wisconsin, Inc.’s employees and outside directors are eligible to receive awards under the 2020 Equity Incentive Plan. Awards may be granted in a combination of restricted stock awards, incentive stock options, and nonqualified stock options, except that non-employees may not be granted incentive stock options. The exercise price of stock options granted under the 2020 Equity Incentive Plan may not be less than the fair market value on the date the stock option is granted. Stock options are subject to vesting conditions and restrictions. Stock awards under the 2020 Equity Incentive Plan will be granted only in whole shares of common stock. All shares of restricted stock and all stock option grants will be subject to conditions established by the board of directors that are set forth in the applicable award agreement. On March 28, 2020, pursuant to the terms of the plan, each non-employee director received a grant of 4,769 shares of restricted stock and 11,923 non-qualified stock options, each of which vest over a five-year period commencing one year from the date of the grant.

Outstanding Equity Awards at Fiscal Year End. The following table sets forth information with respect to outstanding equity awards as of December 31, 2020 for the named executive officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
Name	Option awards				Stock awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Richard Hurd	—	59,000	7.85	4/24/2030	23,500	234,060
Thomas Peterson	—	17,500	7.85	4/24/2030	8,500	84,660
Monica Baker	—	33,000	7.85	4/24/2030	13,354	133,006

(1)	Based on a closing price of Old 1895 Bancorp common stock of $9.96 as of December 31, 2020.

Director Compensation

The following table sets forth for the fiscal year ended December 31, 2020 certain information as to the total remuneration we paid to our directors other than to directors who are also our named executive officers. Information with respect to director compensation paid to directors who are also named executive officers is included above in “—Executive Compensation—Summary Compensation Table.”

Directors Compensation Table
Name	Fees earned or paid in cash(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	All Other Compensation ($)		Total ($)
Darrell Francis	49,200	37,580	21,814	—		108,594
Joseph Murphy	41,400	37,580	21,814	—		100,794
James Spiegelberg	41,400	37,580	21,814	—		100,794
John Talsky	41,400	37,580	21,814	29,567	(3)	130,361
Gary Zenobi	41,400	37,580	21,814	—		100,794

(1)

For the year ended December 31, 2020, each independent director of PyraMax Bank, FSB was paid a monthly retainer of $3,450, and Mr. Francis was paid $7,800 in 2020 for his duties as Chairman of the Board. Directors Francis and Spiegelberg deferred $49,200 and $41,400, respectively, of their fees to the Deferral Plan.

(2)

In accordance with FASB ASC Topic 718, the reported amount represents the full grant date value of each award. Since awards vest at a rate of 20% per year beginning in 2021, none of the named executive officers recognized any income from the awards during 2020. The assumptions used in the calculation of these amounts are included in footnote 20 to our audited financial statements beginning on page F-1 of this prospectus. For stock option awards, amounts reported are grant date fair values computed based upon the Black-Scholes option valuation model, and the actual value, if any, that may be realized will depend on the excess of the stock price over the exercise price on the date the option is exercised. Therefore, there is no assurance that the value of an option realized by a non-employee director will be at or near the value shown above. For restricted stock awards, the amount shown reflects the aggregate grant date fair value of restricted stock awards granted to each non-employee director in 2020.

(3)	Mr. Talsky received a retainer of $24,000 and additional legal fees of $5,567 for hours worked in 2020 on real estate matters for PyraMax Bank, FSB, through his law firm, Talsky & Talsky, SC.

Benefits to be Considered Following Completion of the Conversion

Stock-Based Benefit Plans. Following the offering, we intend to adopt one or more new stock-based benefit plans that will provide for grants of stock options and restricted stock awards (including restricted stock units). The stock-based benefit plans will not be adopted sooner than six months after the offering, and, if adopted within 12 months after the offering, stockholders must approve the plans by a majority of the votes eligible to be cast. If the stock-based benefit plans are established more than 12 months after the offering, stockholders must approve the plans by a majority of votes cast. Also, if adopted within 12 months following the completion of the conversion, the aggregate number of shares reserved for the exercise of stock options or available for stock awards under the stock-based benefit plans would be limited to 10% and 4%, respectively, of the shares sold in the offering.

The following additional restrictions would apply to our stock-based benefit plans if we adopt such plans within 12 months after the offering:

•	non-employee directors in the aggregate may not receive more than 30% of the options and restricted stock awards authorized under the plans;

•	any one non-employee director may not receive more than 5% of the options and restricted stock awards authorized under the plans;

•	any officer or employee may not receive more than 25% of the options and restricted stock awards authorized under the plans;

•

any tax-qualified employee stock benefit plans and restricted stock plans, in the aggregate, may not acquire more than 10% of the shares sold in the offering, unless PyraMax Bank, FSB has tangible capital of 10% or more, in which case tax-qualified employee stock benefit plans and restricted stock plans may acquire up to 12% of the shares sold in the offering;

•	the options and restricted stock awards may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plans;

•	accelerated vesting is not permitted except for death, disability or upon a change in control of New 1895 Bancorp or PyraMax Bank, FSB; and

•	our executive officers or directors must exercise or forfeit their options if PyraMax Bank, FSB becomes critically undercapitalized, is subject to enforcement action or receives a capital directive.

We have not determined whether we will present stock-based benefit plans for stockholder approval before or after 12 months after the completion of the conversion.

We may obtain the shares needed for our stock-based benefit plans by issuing additional shares of common stock from authorized but unissued shares or through stock repurchases.

The actual value of the shares awarded under stock-based benefit plans would be based in part on the price of New 1895 Bancorp’s common stock at the time the shares are awarded. The following table presents the total value of all shares of restricted stock that would be available for issuance under the new stock-based benefit plans, assuming the shares are awarded when the market price of our common stock ranges from $8.00 per share to $14.00 per share.

Share Price	104,720 Shares Awarded at Minimum of Offering Range	123,200 Shares Awarded at Midpoint of Offering Range	141,680 Shares Awarded at Maximum of Offering Range
(In thousands, except share price information)
$8.00	$838	$986	$1,133
10.00	1,047	1,232	1,417
12.00	1,257	1,478	1,700
14.00	1,466	1,725	1,984

The grant-date fair value of the options granted under the new stock-based benefit plans will be based in part on the price of shares of common stock of New 1895 Bancorp at the time the options are granted. The value also will depend on the various assumptions utilized in the option pricing model ultimately adopted. The following table presents the total estimated value of the options to be available for grant under the stock-based benefit plans, assuming the market price and exercise price for the stock options are equal and the range of market prices for the shares is $8.00 per share to $14.00 per share. The Black-Scholes option pricing model provides an estimate only of the fair value of the stock options, and the actual value of the stock options may differ significantly from the value set forth in this table.

Exercise Price	Grant-Date Fair Value Per Option	261,800 Options at Minimum of Offering Range	308,000 Options at Midpoint of Offering Range	354,200 Options at Maximum of Offering Range
(In thousands, except exercise price and fair value information)
$8.00	$2.47	$647	$761	$876
10.00	3.09	809	952	1,094
12.00	3.71	971	1,142	1,313
14.00	4.33	1,133	1,332	1,532

The tables presented above are provided for informational purposes only. There can be no assurance that our stock price will not trade below $10.00 per share. Before you make an investment decision, we urge you to read this prospectus carefully, including, but not limited to, the section entitled “Risk Factors” beginning on page 22.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table provides the beneficial ownership of shares of common stock of Old 1895 Bancorp held by our directors and executive officers, individually and as a group, and all individuals known to management to own more than 5% of our common stock at [stockholder record date]. For purposes of this table, a person is deemed to be the beneficial owner of any shares of common stock over which he has, or shares, directly or indirectly, voting or investment power or as to which he has the right to acquire beneficial ownership at any time within 60 days after [stockholder record date].

	Number of Shares	Percent Outstanding (1)
5% Beneficial Owners:
1895 Bancorp of Wisconsin, MHC		%
Directors:
Darrell Francis	(2)	*
Richard Hurd	(3)	*
John Talsky	(4)	*
Joseph Murphy	(5)	*
Gary Zenobi	(6)	*
Monica Baker	(7)
James Spiegelberg	(8)
David Ball	(9)	*
Executive Officers Who Are Not Directors:
Richard J. Krier	(10)	*
Charles Mauer	(11)	*
Thomas K. Peterson	(12)	*
All directors and executive officers as a group (11 persons)		%

*	Less than 1%.
(1)	Based on 4,851,901 shares outstanding at [stockholder record date].
(2)
(3)
(4)
(5)
(6)
(7)
(8)
(9)
(10)

SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth, for each of New 1895 Bancorp’s directors and executive officers, and for all of these individuals as a group, the following information:

(i)

the number of exchange shares to be held upon completion of the conversion, based upon their beneficial ownership of Old 1895 Bancorp common stock at [stockholder record date], as set forth in “Beneficial Ownership of Common Stock”;

(ii)	the proposed purchases of subscription shares, assuming sufficient shares of common stock are available to satisfy their subscriptions; and

(iii)	the total shares of common stock to be held upon completion of the conversion.

In each case, it is assumed that subscription shares are sold at the minimum of the offering range. See “The Conversion and Offering—Additional Limitations on Common Stock Purchases.” Federal regulations prohibit our directors and officers from selling the shares they purchase in the offering for one year after the date of purchase.

	Number of Exchange Shares to Be Held (1)	Proposed Purchases of Stock in the Offering (2)		Total Common Stock to be Held at Minimum of Offering Range (1)(3)
Name of Beneficial Owner		Number of Shares	Amount	Number of Shares	Percentage of Shares Outstanding
Darrell Francis			$		*	%
Richard Hurd					*
John Talsky					*
Joseph Murphy					*
Gary Zenobi
Monica Baker
James Spiegelberg					*
David Ball					*
Richard J. Krier					*
Charles Mauer					*
Thomas K. Peterson					*

All Directors and Executive Officers as a Group			$			%

*	Less than 1%.
(1)	Based on information presented under “Beneficial Ownership of Common Stock,” and assuming an exchange ratio of 0.9729 at the minimum of the offering range.
(2)	Includes proposed subscriptions, if any, by associates.
(3)

Assuming an exchange ratio of 1.3163 at the maximum of the offering range, directors and executive officers would beneficially own ________ shares, or _____________% of our outstanding shares of common stock.

THE CONVERSION AND OFFERING

The boards of directors of 1895 Bancorp of Wisconsin, MHC and Old 1895 Bancorp have approved the plan of conversion. The plan of conversion must also be approved by the stockholders of Old 1895 Bancorp and the members of 1895 Bancorp of Wisconsin, MHC (i.e., eligible depositors of PyraMax Bank, FSB). Special meetings of stockholders and members have been called for this purpose. We have filed applications with the Federal Reserve Board with respect to the conversion and with respect to New 1895 Bancorp becoming the holding company for PyraMax Bank, FSB. The approval of the Federal Reserve Board is required before we can consummate the conversion and issue shares of common stock. We have also filed an application with the Office of the Comptroller of the Currency with respect to amendments to PyraMax Bank, FSB’s charter. The approval of the Office of the Comptroller of the Currency is required before we can consummate the conversion and issue shares of common stock. Any approval by the Federal Reserve Board or the Office of the Comptroller of the Currency does not constitute a recommendation or endorsement of the plan of conversion.

General

Pursuant to the plan of conversion, our organization will convert from the mutual holding company form of organization to the fully stock form. 1895 Bancorp of Wisconsin, MHC will be merged into Old 1895 Bancorp and as a result 1895 Bancorp of Wisconsin, MHC will cease to exist. Old 1895 Bancorp, which owns 100% of the outstanding common stock of PyraMax Bank, FSB, will merge into a new Maryland corporation named New 1895 Bancorp and as a result Old 1895 Bancorp will cease to exist. As part of the conversion, the 55.4% ownership interest of 1895 Bancorp of Wisconsin, MHC in Old 1895 Bancorp will be offered for sale in the offering. When the conversion is completed, New 1895 Bancorp will own all of the outstanding common stock of PyraMax Bank, FSB and public stockholders will own all of the outstanding common stock of New 1895 Bancorp. A diagram of our corporate structure before and after the conversion is set forth in the “Summary” section of this prospectus.

Under the plan of conversion, at the completion of the conversion and offering, each share of Old 1895 Bancorp common stock owned by persons other than 1895 Bancorp of Wisconsin, MHC will be converted automatically into the right to receive new shares of New 1895 Bancorp common stock determined pursuant to an exchange ratio. The exchange ratio will ensure that immediately after the exchange of existing shares of Old 1895 Bancorp for new shares of New 1895 Bancorp the public stockholders will own the same aggregate percentage of shares of common stock of New 1895 Bancorp that they owned in Old 1895 Bancorp immediately before the conversion, excluding any shares they purchased in the offering and their receipt of cash paid in lieu of fractional shares, and adjusted downward to reflect certain assets held by 1895 Bancorp of Wisconsin, MHC.

We intend to retain between $10.2 million and $14.0 million of the net proceeds of the offering and to contribute between $12.3 million and $16.8 million of the net proceeds to PyraMax Bank, FSB. The conversion will be consummated only upon the issuance of at least the minimum number of shares of our common stock offered pursuant to the plan of conversion.

The plan of conversion provides that we will offer shares of common stock for sale in the subscription offering to eligible account holders, our tax-qualified employee benefit plans, including our employee stock ownership plan and 401(k) plan, supplemental account holders, and other members (qualifying depositors). In addition, we may offer common stock for sale in a community offering to members of the general public, with a preference given to natural persons (including trusts of natural persons) residing in the Wisconsin Counties of Milwaukee, Waukesha and Ozaukee.

We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering. The community offering may begin concurrently with, during or after the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by the Federal Reserve Board. See “—Community Offering.”

We also may offer for sale shares of common stock not purchased in the subscription or community offerings in a syndicated community offering in which KBW will be sole manager. See “—Syndicated Community Offering.”

We determined the number of shares of common stock to be offered in the offering based upon an independent valuation appraisal of the estimated pro forma market value of New 1895 Bancorp. All shares of common stock to be sold in the offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock. The independent valuation will be updated and the final number of shares of common stock to be issued in the offering will be determined at the completion of the offering. See “—Stock Pricing and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

The following is a brief summary of the conversion and offering and is qualified in its entirety by reference to the provisions of the plan of conversion. A copy of the plan of conversion is available for inspection at each office of PyraMax Bank, FSB. The plan of conversion is also filed as an exhibit to 1895 Bancorp of Wisconsin, MHC’s application for conversion, of which this prospectus is a part, copies of which may be obtained from the Federal Reserve Board. The plan of conversion is also filed as an exhibit to the registration statement we have filed with the Securities and Exchange Commission, of which this prospectus is a part. Copies of the registration statement may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission’s website (www.sec.gov). See “Where You Can Find Additional Information.”

Reasons for the Conversion and Offering

Our primary reasons for converting and undertaking the offering are to:

•

Enhance our regulatory capital position to support growth. A strong capital position is essential to achieving our long-term objectives of growing PyraMax Bank, FSB and building stockholder value. Although PyraMax Bank, FSB exceeds all regulatory capital requirements, the proceeds from the offering will materially strengthen our capital position and enable us to support our potential growth and expansion through larger legal lending limits. The augmented regulatory capital will be essential to the continued implementation of our business strategy.

•

Transition our organization to a stock holding company structure, which gives us greater flexibility to access the capital markets compared to our existing mutual holding company structure. The stock holding company structure gives us greater flexibility to access the capital markets to support our growth through possible future equity and debt offerings. We have no current plans, agreements or understandings regarding any additional equity or debt offerings.

•

Improve the liquidity of our shares of common stock. We expect that the larger number of shares that will be outstanding after completion of the conversion and offering will result in a more liquid and active market for New 1895 Bancorp common stock. A more liquid and active market will make it easier for our stockholders to buy and sell our common stock and will give us greater flexibility in implementing capital management strategies.

•

Facilitate future mergers and acquisitions. The funds raised from this offering will provide capital to execute our business plan which primarily consists of organic growth. The new full stock structure and capital will allow us to look at acquisitions of other financial institutions where it might yield potential financial benefits to our stockholders. We do not have any current plans with acquisitions and we know opportunities could be limited. In addition, although we intend to remain an independent financial institution, the stock holding company structure may make us a more attractive acquisition candidate for other institutions. Applicable regulations prohibit anyone from acquiring or offering to acquire more than 10% of our stock for three years following completion of the conversion without regulatory approval.

Approvals Required

The affirmative vote of a majority of the total votes eligible to be cast by the members of 1895 Bancorp of Wisconsin, MHC (i.e., eligible depositors of PyraMax Bank, FSB) is required to approve the plan of conversion. By their approval of the plan of conversion, the members of 1895 Bancorp of Wisconsin, MHC will also be approving the merger of 1895 Bancorp of Wisconsin, MHC with and into Old 1895 Bancorp. The affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock of Old 1895 Bancorp and the affirmative vote of the holders of a majority of the outstanding shares of common stock of Old 1895 Bancorp held by the public stockholders of Old 1895 Bancorp (i.e., all stockholders other than 1895 Bancorp of Wisconsin, MHC) also are required to approve the plan of conversion. We have filed applications with the Federal Reserve Board with respect to the conversion and with respect to New 1895 Bancorp becoming the holding company for PyraMax Bank, FSB. The approval of the Federal Reserve Board is required before we can consummate the conversion and issue shares of common stock. The Office of the Comptroller of the Currency must also approve an amendment to PyraMax Bank, FSB’s charter to establish a liquidation account. The approval of the Office of the Comptroller of the Currency is required before we can consummate the conversion and issue shares of common stock.

Share Exchange Ratio for Current Stockholders

At the completion of the conversion, each publicly held share of Old 1895 Bancorp common stock will be converted automatically into the right to receive a number of shares of New 1895 Bancorp common stock. The number of shares of common stock will be determined pursuant to the exchange ratio, which ensures that the public stockholders will own the same percentage of common stock in New 1895 Bancorp after the conversion as they held in Old 1895 Bancorp immediately before the conversion, exclusive of their purchase of additional shares of common stock in the offering and their receipt of cash in lieu of fractional exchange shares, and adjusted downward to reflect certain assets held by 1895 Bancorp of Wisconsin, MHC. The exchange ratio will not depend on the market value of Old 1895 Bancorp common stock. The exchange ratio will be based on the percentage of Old 1895 Bancorp common stock held by the public, the independent valuation of New 1895 Bancorp prepared by Faust Financial, LLC, and the number of shares of common stock issued in the offering. The exchange ratio is expected to range from approximately 0.9729 shares for each publicly held share of Old 1895 Bancorp at the minimum of the offering range to 1.3163 shares for each publicly held share of Old 1895 Bancorp at the maximum of the offering range.

The following table shows how the exchange ratio will adjust, based on the appraised value of New 1895 Bancorp as of February 8, 2021, assuming public stockholders of Old 1895 Bancorp own 44.7% of the outstanding shares of Old 1895 Bancorp common stock and 1895 Bancorp of Wisconsin, MHC has cash of $100,000 immediately before the completion of the conversion. The table also shows how many shares of New 1895 Bancorp a hypothetical owner of Old 1895 Bancorp common stock would receive in the exchange for 100 shares of common stock owned at the completion of the conversion, depending on the number of shares issued in the offering.

	Shares to be Sold in This Offering		Shares of New 1895 Bancorp to be Issued for Shares of Old 1895 Bancorp		Total Shares of Common Stock to be Issued in Exchange and Offering	Exchange Ratio	Equivalent Value of Shares Based Upon Offering Price (1)	Equivalent Pro Forma Tangible Book Value Per Exchanged Share (2)	Whole Shares to be Received for 100 Existing Shares (3)
	Amount	Percent	Amount	Percent
Minimum	2,618,000	55.4%	2,110,944	44.6%	4,728,944	0.9729	$9.73	$16.76	97
Midpoint	3,080,000	55.4%	2,483,463	44.6%	5,563,463	1.1446	11.45	17.59	114
Maximum	3,542,000	55.4%	2,855,982	44.6%	6,397,982	1.3163	13.16	18.42	131

(1)

Represents the value of shares of New 1895 Bancorp common stock to be received in the conversion by a holder of one share of Old 1895 Bancorp, pursuant to the exchange ratio, based upon the $10.00 per share offering price.

(2)

Represents the pro forma tangible book value per share at each level of the offering range multiplied by the respective exchange ratio. At December 31, 2020, Old 1895 Bancorp’s tangible book value per share was $12.37.

(3)	Cash will be paid in lieu of fractional shares.

Options to purchase shares of Old 1895 Bancorp common stock that are outstanding immediately before the completion of the conversion will be converted into options to purchase shares of New 1895 Bancorp common stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the exchange ratio. The aggregate exercise price, term and vesting period of the options will remain unchanged.

Effects of Conversion

Continuity. The conversion will not affect the normal business of PyraMax Bank, FSB of accepting deposits and making loans. PyraMax Bank, FSB will continue to be a federally chartered savings bank and will continue to be regulated by the Office of the Comptroller of the Currency. After the conversion, PyraMax Bank, FSB will continue to offer existing services to depositors, borrowers and other customers. The directors of Old 1895 Bancorp serving at the time of the conversion will be the directors of New 1895 Bancorp upon the completion of the conversion.

Effect on Deposit Accounts. Pursuant to the plan of conversion, each depositor of PyraMax Bank, FSB at the time of the conversion will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion. Each such account will be insured by the FDIC to the same extent as before the conversion. Depositors will continue to hold their existing certificates and other evidences of their accounts.

Effect on Loans. No loan outstanding from PyraMax Bank, FSB will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed before the conversion.

Effect on Voting Rights of Depositors. Depositors of PyraMax Bank, FSB are members of, and have voting rights in, 1895 Bancorp of Wisconsin, MHC, as to all matters requiring a vote of members. Upon completion of the conversion, depositors will no longer have voting rights. All voting rights in PyraMax Bank, FSB will be vested in New 1895 Bancorp as the sole stockholder of PyraMax Bank, FSB. The stockholders of New 1895 Bancorp will possess exclusive voting rights with respect to New 1895 Bancorp common stock.

Tax Effects. We have received an opinion of counsel with regard to the federal income tax consequences of the conversion and an opinion of our tax advisor with regard to the Wisconsin income tax consequences of the conversion to the effect that the conversion will not be a taxable transaction for federal or state income tax purposes to 1895 Bancorp of Wisconsin, MHC, Old 1895 Bancorp, PyraMax Bank, FSB, the public stockholders of Old 1895 Bancorp (except for cash paid for fractional shares), eligible account holders, supplemental eligible account holders, or other members. See “—Material Income Tax Consequences.”

Effect on Liquidation Rights. Each depositor in PyraMax Bank, FSB has both a deposit account in PyraMax Bank, FSB and a pro rata ownership interest in the net worth of 1895 Bancorp of Wisconsin, MHC based upon the deposit balance in his or her account. This ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. This ownership interest may only be realized in the event of a complete liquidation of 1895 Bancorp of Wisconsin, MHC and PyraMax Bank, FSB; however, there has never been a liquidation of a solvent mutual holding company. Any depositor who opens a deposit account prior to the completion of the offering receives a pro rata ownership interest in 1895 Bancorp of Wisconsin, MHC without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all of the balance in the deposit account but nothing for his or her ownership interest in the net worth of 1895 Bancorp of Wisconsin, MHC, which is lost to the extent that the balance in the account is reduced or closed.

Consequently, depositors in a stock depository institution that is a subsidiary of a mutual holding company normally have no way of realizing the value of their ownership interest, which would be realizable only in the unlikely event that 1895 Bancorp of Wisconsin, MHC and PyraMax Bank, FSB are liquidated completely. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of 1895 Bancorp of Wisconsin, MHC after other claims, including claims of depositors to the amounts of their deposits, are paid.

Under the plan of conversion, Eligible Account Holders (as defined below) and Supplemental Eligible Account Holders (as defined below) will receive an interest in liquidation accounts maintained by New 1895 Bancorp and PyraMax Bank, FSB in an aggregate amount equal to (i) 1895 Bancorp of Wisconsin, MHC’s ownership interest in Old 1895 Bancorp’s total stockholders’ equity as of the date of the latest statement of financial condition included in this prospectus, plus (ii) the value of the net assets of 1895 Bancorp of Wisconsin, MHC as of the date of the latest statement of financial condition of 1895 Bancorp of Wisconsin, MHC before the consummation of the conversion (excluding its ownership of Old 1895 Bancorp). New 1895 Bancorp and PyraMax Bank, FSB will hold the liquidation accounts for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain deposits in PyraMax Bank, FSB after the conversion. The liquidation accounts are intended to preserve for Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts with PyraMax Bank, FSB a liquidation interest in the residual net worth, if any, of New 1895 Bancorp or PyraMax Bank, FSB (after the payment of all creditors, including depositors to the full extent of their deposit accounts) in the event of a liquidation of (a) New 1895 Bancorp and PyraMax Bank, FSB or (b) PyraMax Bank, FSB. See “—Liquidation Rights.”

Under the regulations of the Federal Reserve Board that govern mutual-to-stock conversions of mutual holding companies, non-interest-bearing demand deposit accounts do not meet the definition of qualifying deposits, and, therefore, a holder of a non-interest-bearing demand deposit account would not qualify as an eligible account holder or as a supplemental eligible account holder for purposes of obtaining a purchase priority in the offering or having the right to an interest in the liquidation account that is required to be established in connection with the conversion.

However, because we afforded subscription rights to holders of non-interest-bearing demand accounts in our 2019 offering in connection with our reorganization into the mutual holding company structure, we submitted to the Federal Reserve Board a request for a waiver from this regulation and the Federal Reserve Board has granted the request. As a result, a depositor of PyraMax Bank, FSB who has an eligible non-interest-bearing demand deposit account as of the eligibility record date or the supplemental eligibility record date will be deemed to be an eligible account holder or a supplemental eligible account holder, as applicable, by reason of this account.

The inclusion of depositors with non-interest-bearing demand deposits as eligible account holders and supplemental eligible account holders will have a dilutive effect on other qualifying depositors with respect to their stock purchase priorities. It will also have a dilutive effect on the interest of all other eligible account holders and supplemental eligible account holders with respect to the liquidation account that will be established in connection with the conversion.

Stock Pricing and Number of Shares to be Issued

The plan of conversion and applicable regulations require that the aggregate purchase price of the common stock sold in the offering must be based on the appraised pro forma market value of the common stock to-be-issued, as determined by an independent valuation. We have retained Faust Financial, LLC to prepare an independent pro forma valuation appraisal. For its services in preparing the initial valuation and one valuation update, Faust Financial, LLC will receive a fee of $50,000, as well as payment for reimbursable expenses. During the past three years, we have not paid any fees to Faust Financial, LLC. We have agreed to indemnify Faust Financial, LLC and its employees and affiliates for certain costs and expenses in connection with claims or litigation relating to the appraisal and arising out of any misstatement or untrue statement of a material fact in information supplied to Faust Financial, LLC by us or by an intentional omission by us to state a material fact in the information provided, except where Faust Financial, LLC has been negligent or at fault.

The independent valuation was prepared by Faust Financial, LLC in reliance upon the information contained in this prospectus, including the consolidated financial statements of Old 1895 Bancorp. Faust Financial, LLC also considered the following factors, among others:

•	the present results and financial condition of Old 1895 Bancorp and the projected results and financial condition of New 1895 Bancorp;

•	the economic and demographic conditions in Old 1895 Bancorp’s existing market area;

•	certain historical, financial and other information relating to Old 1895 Bancorp;

•	a comparative evaluation of the operating and financial characteristics of Old 1895 Bancorp with those of other publicly traded savings institutions;

•	the effect of the conversion and offering on New 1895 Bancorp’s stockholders’ equity and earnings potential;

•	the proposed dividend policy of New 1895 Bancorp; and

•	the trading market for securities of comparable institutions and general conditions in the market for such securities.

The independent valuation is also based on an analysis of a comparable group of publicly traded savings institution holding companies that Faust Financial, LLC considered comparable to New 1895 Bancorp under regulatory guidelines applicable to the independent valuation. Under these guidelines, a minimum of ten comparable group companies are selected from the universe of all publicly traded savings institutions with relatively comparable financial and other operating characteristics. Such companies must also be traded on a securities exchange (such as Nasdaq or the New York Stock Exchange). The comparable group companies selected for New 1895 Bancorp also consisted of fully-converted stock institutions that were not subject to an actual or rumored acquisition and that had been publicly traded for at least one year. In addition, Faust Financial, LLC limited the comparable group to companies meeting one of the following two selection criteria: (1) Midwest and Mid-Atlantic institutions with assets between $200 million and $950 million, tangible equity-to-tangible assets ratios of greater than 7.0% and reported return on equity of less than 12% and positive earnings.; and (2) Southwest institutions with assets between $200 million and $950 million, tangible equity-to-tangible assets ratios of greater than 7.0% and reported return on equity of less than 12% and positive earnings.

The independent valuation appraisal considered the pro forma effect of the offering. Consistent with federal appraisal guidelines, the appraisal applied three primary methodologies: (i) the pro forma price-to-book value approach applied to both reported book value and tangible book value; (ii) the pro forma price-to-earnings approach applied to reported and core earnings; and (iii) the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based on the current market valuations of the comparable group companies. Faust Financial, LLC placed the greatest emphasis on the price-to-book approach in estimating pro forma market value. Faust Financial, LLC considered the pro forma price-to-earnings approach to be relatively less meaningful in preparing the appraisal, given our low earnings. The price-to-assets approach was also considered to be less meaningful for a company like us, as we have equity in excess of regulatory capital requirements and positive core earnings.

In applying each of the valuation methods, Faust Financial, LLC considered adjustments to the pro forma market value based on a comparison of New 1895 Bancorp with the comparable group. Faust Financial, LLC made a downward adjustment for profitability and earnings capacity. Faust Financial, LLC made no adjustments for financial condition and efficiency of asset utilization, asset / liability and interest rate risk management, primary market economic and demographic considerations, projected dividend capacity and intended dividend policy, marketability of the issued stock, management, and effect of government regulation and regulatory reform.

The downward adjustment for profitability and earnings capacity took into consideration our less favorable profitability, including on a pro-forma basis as percent of equity relative to the comparable group and our lower earnings capacity, including the components driving our recent balance sheet growth, our less favorable efficiency ratio and greater reliance on non-interest income to cover operating expenses.

Included in Faust Financial, LLC’s independent valuation were certain assumptions as to the pro forma earnings of New 1895 Bancorp after the conversion that were used in determining the appraised value. These assumptions included estimated expenses, an assumed after-tax rate of return of 0.26% on the net offering proceeds and purchases in the open market of 4% of the common stock issued in the offering by the stock-based benefit plan at the $10.00 per share purchase price. See “Pro Forma Data” for additional information concerning assumptions included in the independent valuation and used in preparing pro forma data. The use of different assumptions may yield different results.

The independent valuation states that as of February 8, 2021, the estimated pro forma market value of New 1895 Bancorp was $55.6 million. Based on federal regulations, this market value forms the midpoint of a range with a minimum of $47.3 million and a maximum of $64.0 million. The aggregate offering price of the shares will be equal to the valuation range multiplied by the adjusted percentage of Old 1895 Bancorp common stock owned by 1895 Bancorp of Wisconsin, MHC. The number of shares offered will be equal to the aggregate offering price of the shares divided by the price per share. Based on the valuation range, the adjusted percentage of Old 1895 Bancorp common stock owned by 1895 Bancorp of Wisconsin, MHC, certain assets held by 1895 Bancorp of Wisconsin, MHC and the $10.00 price per share, the minimum of the offering range is 2,618,000 shares, the midpoint of the offering range is 3,080,000 shares and the maximum of the offering range is 3,542,000 shares.

The board of directors of New 1895 Bancorp reviewed the independent valuation and, in particular, considered the following:

•	Old 1895 Bancorp’s financial condition and results of operations;

•	a comparison of financial performance ratios of Old 1895 Bancorp to those of other financial institutions of similar size;

•	market conditions generally and in particular for financial institutions; and

•	the historical trading price of the publicly held shares of Old 1895 Bancorp common stock.

All of these factors are set forth in the independent valuation. The board of directors also reviewed the methodology and the assumptions used by Faust Financial, LLC in preparing the independent valuation and believes that such assumptions were reasonable. The offering range may be amended, with the approval of the Federal Reserve Board, as a result of subsequent developments in the financial condition of Old 1895 Bancorp or PyraMax Bank, FSB or market conditions generally. If the independent valuation is updated to amend the pro forma market value of New 1895 Bancorp to less than $47.3 million or more than $64.0 million, the appraisal will be filed with the Securities and Exchange Commission by means of a post-effective amendment to New 1895 Bancorp’s registration statement.

The following table presents a summary of selected pricing ratios for New 1895 Bancorp (on a pro forma basis) at and for the twelve months ended December 31, 2020, and for the comparable group companies based on earnings and other information at and for the twelve months ended December 31, 2020, with stock prices at February 8, 2021, as reflected in the appraisal report. Compared to the average pricing of the comparable group, and based upon the information in the following table, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 25.9% on a price-to-book value basis, a discount of 27.5% on a price-to-tangible book value basis and a premium of 144.6% on a price-to-earnings basis and 81.4% on a price-to-core-earnings basis. Our board of directors, in reviewing and approving the appraisal, considered the range of price-to-earnings multiples and the range of price-to-book value and price-to-tangible book value ratios at the different amounts of shares to be sold in the offering. Faust Financial, LLC placed the greatest emphasis on the price-to-book approach, including price-to-tangible book value, in estimating pro forma market value. Faust Financial, LLC gave the pro forma price-to-earnings approach less weight, given our low earnings. The price-to-assets approach was also considered to be less meaningful for a company like us, as we have equity in excess of regulatory capital requirements and positive core earnings. The estimated appraised value and the resulting premium/discount took into consideration the potential financial effect of the conversion and offering as well as the trading price of Old 1895 Bancorp’s common stock. The closing price of the common stock was $10.18 per share on March 1, 2021, the last trading day immediately preceding the announcement of the conversion, and $9.85 per share on February 8, 2021, the effective date of the appraisal.

	Price-to-earnings multiple (1)	Price-to-book value ratio	Price-to-tangible book value ratio
New 1895 Bancorp (on a pro forma basis, assuming completion of the conversion)
Maximum	55.80x	71.47%	71.47%
Midpoint	46.34x	65.07%	65.07%
Minimum	33.49x	58.04%	58.04%
Valuation of comparable group companies, all of which are fully converted (on an historical basis)
Averages	25.54x	87.76%	89.71%
Medians	13.72x	88.66%	90.12%

(1)

Price-to-earnings multiples calculated by Faust Financial, LLC in the independent appraisal are based on an estimate of “core” or recurring earnings. These ratios are different than those presented in “Pro Forma Data.”

The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing our shares of common stock. Faust Financial, LLC did not independently verify our consolidated financial statements and other information that we provided to them, nor did Faust Financial, LLC independently value our assets or liabilities. The independent valuation considers PyraMax Bank, FSB as a going concern and should not be considered as an indication of the liquidation value of PyraMax Bank, FSB. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which may change from time to time, no assurance can be given that persons purchasing our common stock in the offering will thereafter be able to sell their shares at prices at or above $10.00 per share.

If the update to the independent valuation at the conclusion of the offering results in an increase in the maximum of the valuation range to more than $64.0 million and a corresponding increase in the offering range to more than 3,542,000 shares, or a decrease in the minimum of the valuation range to less than $47.3 million and a corresponding decrease in the offering range to fewer than 2,618,000 shares, then we will promptly return, with interest at [interest rate]% per annum, all funds previously delivered to us to purchase shares of common stock in the subscription and community offerings and cancel deposit account withdrawal authorizations and, after consulting with the Federal Reserve Board, we may terminate the plan of conversion. Alternatively, we may establish a new offering range, extend the offering period and commence a resolicitation of purchasers or take other actions as permitted by the Federal Reserve Board to complete the offering. If we extend the offering and conduct a resolicitation due to a change in the independent valuation, we will notify subscribers of the extension of time and of the rights of subscribers to place a new stock order for a specified period of time. Any single offering extension will not exceed 90 days; aggregate extensions may not conclude beyond [final extension date], which is two years after the special meeting of members to approve the plan of conversion.

An increase in the number of shares to be issued in the offering would decrease both a subscriber’s ownership interest and New 1895 Bancorp’s pro forma earnings and stockholders’ equity on a per share basis while increasing stockholders’ equity on an aggregate basis. A decrease in the number of shares to be issued in the offering would increase both a subscriber’s ownership interest and New 1895 Bancorp’s pro forma earnings and stockholders’ equity on a per share basis, while decreasing stockholders’ equity on an aggregate basis.

Copies of the independent valuation appraisal report of Faust Financial, LLC and the detailed memorandum setting forth the method and assumptions used in the appraisal report are filed as exhibits to the documents specified under “Where You Can Find Additional Information.”

Subscription Offering and Subscription Rights

In accordance with the plan of conversion, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority. The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and on the purchase and ownership limitations set forth in the plan of conversion and as described below under “—Additional Limitations on Common Stock Purchases.”

Priority 1: Eligible Account Holders. Each depositor of PyraMax Bank, FSB with aggregate deposit account balances of $50.00 or more (a “Qualifying Deposit”) at the close of business on December 31, 2019 (an “Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase, subject to the overall purchase limitations, up to the greater of $400,000 (40,000 shares) of our common stock, 0.10% of the total number of shares of common stock issued in the offering, or 15 times the product of the number of subscription shares offered multiplied by a fraction of which the numerator is the aggregate Qualifying Deposit account balances of the Eligible Account Holder and the denominator is the aggregate Qualifying Deposit account balances of all Eligible Account Holders. Eligible Account Holders’ subscription rights are also subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, any remaining unallocated shares will be allocated to each remaining Eligible Account Holder whose subscription remains unfilled in same the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of our shares of common stock, each Eligible Account Holder must list on his or her stock order form all deposit accounts in which he or she has an ownership interest on December 31, 2019. In the event of an oversubscription, failure to list all accounts could result in fewer shares being allocated than if all accounts had been disclosed. In the event of an oversubscription, the subscription rights of Eligible Account Holders who are also directors or executive officers of Old 1895 Bancorp or who are associates of such persons that are based on deposits made by such persons during the 12 months preceding December 31, 2019 will be subordinated to the subscription rights of other Eligible Account Holders.

Priority 2: Tax-Qualified Plans. Our tax-qualified employee plans, including PyraMax Bank, FSB’s employee stock ownership plan and 401(k) plan, will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering, although our employee stock ownership plan intends to purchase 8% of the shares of common stock sold in the offering. If market conditions warrant, in the judgment of its trustees, the employee stock ownership plan may instead elect to purchase shares in the open market following the completion of the conversion, subject to the approval of the Federal Reserve Board.

Priority 3: Supplemental Eligible Account Holders. To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders and by our tax-qualified employee stock benefit plans, each depositor of PyraMax Bank, FSB with a Qualifying Deposit at the close of business on [supplemental eligibility record date], who is not an Eligible Account Holder (a “Supplemental Eligible Account Holder”), will receive, without payment therefor, nontransferable subscription rights to purchase up to $400,000 (40,000 shares) of common stock, 0.10% of the total number of shares of common stock issued in the offering, or 15 times the product of the number of subscription shares offered multiplied by a fraction of which the numerator is the aggregate Qualifying Deposit account balances of the Supplemental Eligible Account Holder and the denominator is the aggregate Qualifying Deposit account balances of all Supplemental Eligible Account Holders. Supplemental Eligible Account Holders’ subscription rights are also subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, any remaining shares will be allocated to each Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated among those Supplemental Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of common stock, each Supplemental Eligible Account Holder must list on the stock order form all deposit accounts in which he or she has an ownership interest at [supplemental eligibility record date]. In the event of an oversubscription, failure to list all accounts could result in fewer shares being allocated than if all accounts had been disclosed.

Priority 4: Other Members. To the extent that there are shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders, by our tax-qualified employee stock benefit plans and by Supplemental Eligible Account Holders, each depositor of PyraMax Bank, FSB at the close of business on [member record date] who is not an Eligible Account Holder or Supplemental Eligible Account Holder (collectively, “Other Members”) will receive, without payment therefor, nontransferable subscription rights to purchase up to $400,000 (40,000 shares) of common stock or 0.10% of the total number of shares of common stock issued in the offering, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Other Member to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, any remaining shares will be allocated in the proportion that the amount of the subscription of each Other Member bears to the total amount of the subscriptions of all Other Members whose subscriptions remain unsatisfied.

To ensure proper allocation of common stock, each Other Member Account Holder must list on the stock order form all deposit accounts in which he or she has an ownership interest at [member record date]. In the event of an oversubscription, failure to list all accounts could result in fewer shares being allocated than if all accounts had been disclosed.

Expiration Date. The subscription offering will expire at 1:00 p.m., Central Time, on [expiration date], unless extended by us for up to 45 days or such additional periods with the approval of the Federal Reserve Board, if necessary. Subscription rights will expire whether or not each account holder can be located. We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint, or maximum of the offering range. Subscription rights which have not been exercised before the expiration date will become void.

We will not execute orders until at least the minimum number of shares of common stock has been sold in the offering. If at least 2,635,000 shares have not been sold in the offering by [extension date] and the Federal Reserve Board has not consented to an extension, all funds delivered to us to purchase shares of common stock in the offering will be returned promptly, with interest at [interest rate]% per annum, for funds received in the subscription and community offerings, and all deposit account withdrawal authorizations will be canceled. If the Federal Reserve Board grants an extension beyond [extension date], we will resolicit purchasers in the offering as described under “—Procedure for Purchasing Shares in the Subscription and Community Offerings—Expiration Date.”

Community Offering

To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of Eligible Account Holders, our tax-qualified employee stock benefit plans, Supplemental Eligible Account Holder and Other Members, we may offer shares pursuant to the plan of conversion to members of the general public in a community offering. Shares would be offered in the community offering with the following preferences:

(i)	Natural persons (including trusts of natural persons) residing in the Wisconsin Counties of Milwaukee, Waukesha and Ozaukee; and

(ii)	Other members of the general public.

Subscribers in the community offering may purchase up to $400,000 (40,000 shares) of common stock, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” The opportunity to purchase shares of common stock in the community offering category is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date of the offering.

If we do not have sufficient shares of common stock available to fill the orders of natural persons residing in the Wisconsin Counties of Milwaukee, Waukesha and Ozaukee, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares or the number of shares subscribed for by such person. Thereafter, unallocated shares will be allocated among natural persons (including trusts of natural persons) residing in those counties whose orders remain unsatisfied on an equal number of shares basis per order. If an oversubscription occurs due to the orders of members of the general public, the allocation procedures described above will apply to the orders of such persons. In connection with the allocation process, orders received for shares of common stock in the community offering will first be filled up to a maximum of 2% of the shares sold in the offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all shares have been allocated.

The term “residing” or “resident” as used in this prospectus with respect to the community means any person who occupies a dwelling within the local community, has a present intent to remain within the local community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the local community together with an indication that such presence within the local community is something other than merely transitory in nature. We may utilize deposit or loan records or other evidence provided to us to determine whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.

Expiration Date. The community offering may begin concurrently with, during or promptly after the subscription offering, and is currently expected to terminate at the same time as the subscription offering, and must terminate no more than 45 days following the subscription offering, unless extended. We may decide to extend the community offering for any reason and we are not required to give purchasers notice of any such extension unless such period extends beyond [extension date], in which case we will resolicit purchasers.

Syndicated Community Offering

If feasible, our board of directors may decide to offer for sale shares of common stock not subscribed for or purchased in the subscription and community offerings in a syndicated community offering, subject to such terms, conditions and procedures as we may determine, in a manner that will achieve a wide distribution of our shares of common stock.

If a syndicated community offering is held, KBW will serve as sole manager. In such capacity, KBW may form a syndicate of other brokers-dealers who are member firms of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Neither KBW nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering; however, KBW has agreed to use its best efforts in the sale of shares in any syndicated community offering. We have not selected any particular broker-dealers to participate in a syndicated community offering and will not do so until before the commencement of the syndicated community offering. The shares of common stock will be sold at the same price per share ($10.00 per share) that the shares are sold in the subscription offering and the community offering.

If there is a syndicated community offering, it is currently expected that investors would follow the same general procedures applicable to purchasing shares in the subscription and community offerings (the use of stock order forms and the submission of funds directly to New 1895 Bancorp for the payment of the purchase price of the shares ordered) except that payment must be in immediately available funds (bank checks, money orders, deposit account withdrawals from accounts at PyraMax Bank, FSB or wire transfers). See “—Procedure for Purchasing Shares in the Subscription and Community Offerings.” “Sweep” arrangements and delivery versus payment settlement will only be used in a syndicated community offering to the extent consistent with Rules 10b-9 and 15c2-4 of the Securities Exchange Act of 1934, as amended, and then-existing guidance and interpretations thereof of the Securities and Exchange Commission regarding the conduct of “min/max” offerings.

A syndicated community offering must terminate no more than 45 days following the expiration of the subscription offering, unless extended with the approval of the Federal Reserve Board, if necessary.

If for any reason we cannot effect a syndicated community offering of shares of common stock not purchased in the subscription and community offerings, or if there are an insignificant number of shares remaining unsold after such offerings, we will try to make other arrangements for the sale of such unsubscribed shares. The Federal Reserve Board and the Financial Industry Regulatory Authority must approve any such arrangement.

Additional Limitations on Common Stock Purchases

The plan of conversion includes the following additional limitations on the number of shares of common stock that may be purchased in the offering:

(i)	No person may purchase fewer than 25 shares of common stock, to the extent those shares are available for purchase;

(ii)	Tax-qualified employee benefit plans, including our employee stock ownership plan and 401(k) plan, may purchase in the aggregate up to 10% of the shares of common stock issued in the offering;

(iii)

Except for the employee stock ownership plan, as described above, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than $500,000 (50,000 shares) of common stock in all categories of the offering combined;

(iv)

The number of shares of common stock that an existing Old 1895 Bancorp public stockholder may purchase in the offering, together with associates or persons acting in concert with such stockholder, when combined with the shares that the stockholder and his or her associates will receive in exchange for existing Old 1895 Bancorp common stock, may not exceed 9.9% of the shares of common stock of New 1895 Bancorp to be issued and outstanding at the completion of the conversion and offering; and

(v)

The maximum number of shares of common stock that may be purchased in all categories of the offering by executive officers and directors of PyraMax Bank, FSB and their associates, in the aggregate, when combined with shares of common stock of New 1895 Bancorp issued in exchange for existing shares of Old 1895 Bancorp, may not exceed 25% of the total shares issued in the conversion.

Depending upon market or financial conditions, our board of directors, with regulatory approval and without further approval of members of 1895 Bancorp of Wisconsin, MHC and stockholders of Old 1895 Bancorp, may decrease or increase the purchase limitations. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount of shares of common stock and who indicated on their stock order forms a desire to be resolicited in the event of an increase will be given the opportunity to increase their orders up to the then applicable revised limit. The effect of this type of resolicitation will be an increase in the number of shares of common stock owned by persons who choose to increase their orders. If the maximum purchase limitation is increased to 5% of the shares sold in the offering, such limitation may be further increased to 9.99%, provided that orders for shares of common stock exceeding 5% of the shares sold in the offering may not exceed in the aggregate 10% of the total shares sold in the offering.

The term “associate” of a person means:

(i)

any corporation or organization (other than PyraMax Bank, FSB, New 1895 Bancorp, Old 1895 Bancorp or 1895 Bancorp of Wisconsin, MHC or a majority-owned subsidiary of any of those entities) of which the person is a senior officer, partner or, directly or indirectly, 10% beneficial stockholder;

(ii)

any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, it does not include any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; and

(iii)	any blood or marriage relative of the person, who either has the same home as the person or who is a director or officer of Old 1895 Bancorp or PyraMax Bank, FSB.

The term “acting in concert” means:

(i)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(ii)

a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person or company that acts in concert with another person or company (“other party”) will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.

We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.” We may presume that certain persons are acting in concert based upon, among other things, joint account relationships or the fact that persons share a common address (whether or not related by blood or marriage) or may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to Old 1895 Bancorp or other companies. Our directors are not treated as associates of each other solely because of their membership on the board of directors.

Common stock purchased in the offering will be freely transferable except for shares purchased by directors and certain officers of New 1895 Bancorp or PyraMax Bank, FSB and except as described below. Any purchases made by any associate of New 1895 Bancorp or PyraMax Bank, FSB for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution. In addition, under FINRA guidelines, members of the FINRA and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities. For a further discussion of limitations on purchases of our shares of common stock at the time of conversion and thereafter, see “—Certain Restrictions on Purchase or Transfer of Our Shares after Conversion” and “Restrictions on Acquisition of New 1895 Bancorp.”

Plan of Distribution; Selling Agent and Underwriter Compensation

Subscription and Community Offerings. To assist in the marketing of our shares of common stock in the subscription and community offerings, we have retained KBW, which is a broker-dealer registered with the FINRA. KBW will assist us on a best efforts basis in the subscription and community offerings by:

•	consulting with us on the marketing implications of the plan of conversion;

•	reviewing with us the financial impact of the offering, based upon the independent appraisal;

•

reviewing all offering documents, including the prospectus, stock order forms and marketing materials (it being understood that the preparation and filing of any and all such documents will be our responsibility and that of our counsel);

•	assisting in the design and implementation of a marketing strategy for the offering;

•	assisting us in scheduling and preparing meetings with potential investors and/or other broker-dealers, if necessary; and

•	providing such other general advice and assistance as may be reasonably requested to promote the successful completion of the offering.

For these services, KBW has received a non-refundable management fee of $30,000 and will receive at the closing of the offering a fee of 1% of the aggregate purchase price of the shares of common stock sold in the subscription offerings and 1.5% of the aggregate purchase price of the shares of common stock sold in the community offering, excluding shares purchased by or on behalf of: (i) any employee benefit plan or trust of New 1895 Bancorp or PyraMax Bank, FSB established for the benefit of its directors, officers and employees; and (ii) any director, trustee, officer or employee of New 1895 Bancorp or PyraMax Bank, FSB or members of their immediate families (whether directly or through a personal trust). We have agreed that the offering fee payable to KBW will not be less than $315,000. The management fee, to the extent actually paid at or before closing, will be credited against the offering fee.

Syndicated Community Offering. If shares of common stock are sold in a syndicated community offering, we will pay a fee of 6.0% of the aggregate dollar amount of common stock sold in the syndicated community offering to KBW and any other broker-dealers included in the syndicated community offering.

Expenses. KBW also will be reimbursed for reasonable out-of-pocket expenses, not to exceed $30,000, and fees and expenses of its legal counsel not to exceed $100,000. Such total expenses may be increased to not exceed $155,000 in certain circumstances in the event a syndicated community offering occurs or there is a delay in or resolicitation as part of the offering. If the plan of conversion is terminated or if KBW’s engagement is terminated in accordance with the provisions of the agency agreement, KBW will receive reimbursement of its reasonable out-of-pocket expenses. KBW shall have earned in full, and be entitled to be paid in full, all fees then due and payable at such date of termination. We have separately agreed to pay KBW up to $55,000 in fees and expenses for serving as records management agent, as described below.

Lock-Up Agreements. Our directors and executive officers have agreed with KBW, subject to certain exceptions, that during the period beginning on the date of the prospectus and ending 90 days after the closing of the offering, without KBW’s prior written consent, they will not, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of New 1895 Bancorp stock or any securities convertible into or exchangeable or exercisable for New 1895 Bancorp stock, (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of New 1895 Bancorp stock, or (iii) announce any intention to take any of the foregoing actions, whether any such transaction is to be settled by the delivery of stock or other securities, in cash or otherwise. In addition, our directors and executive officers have agreed that they will not, during the restricted period, make any demand for or exercise any right with respect to the registration of any shares of New 1895 Bancorp common stock or any security convertible into or exercisable or exchangeable for New 1895 Bancorp common stock.

Records Management

We have also engaged KBW as conversion and records management agent in connection with the conversion and the subscription and community offerings. In its role as conversion and records management agent, KBW will assist us in the offering by:

•	reviewing our deposit accounts and create a master file of 1895 Bancorp of Wisconsin, MHC’s members (i.e., depositors of PyraMax Bank, FSB) as of the key record dates;

•	assisting us in designing and preparing proxy forms and stock order forms;

•	tabulating proxies from members;

•	acting as or supporting the inspector of election at 1895 Bancorp of Wisconsin, MHC’s special meeting of members and Old 1895 Bancorp’s special meeting of stockholders;

•	operating and managing the Stock Information Center; and

•	processing stock order forms.

KBW will receive fees of $30,000 for these services, of which $10,000 has been paid as of the date of this prospectus. These fees can be increased by up to $10,000 if there are unusual or additional items or duplication of service required as a result of a material change in the regulations or the plan of conversion or a material delay or other similar events. KBW will also be reimbursed for its reasonable out-of-pocket expenses not to exceed $15,000.

Indemnity

We will indemnify KBW against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933, as well as certain other claims and litigation arising out of KBW’s engagement with respect to the conversion.

Solicitation of Offers by Officers and Directors

Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock in the subscription and community offerings. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular employees of PyraMax Bank, FSB may assist in the offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction. No offers or sales may be made by tellers or at the teller counters. Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives of KBW. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering.

Procedure for Purchasing Shares in the Subscription and Community Offerings

Expiration Date. The subscription and community offerings will expire at 1:00 p.m., Central Time, on [expiration date], unless we extend one or both for up to 45 days, with the approval of Federal Reserve Board, if required. This extension may be approved by us, in our sole discretion, without notice to purchasers in the offering. Any extension of the subscription and/or community offering beyond [extension date] would require the Federal Reserve Board’s approval. If the offering is so extended, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to the notice of extension, we will promptly return your funds, with interest at [interest rate]% per annum, or cancel your deposit account withdrawal authorization. If the offering range is decreased below the minimum of the offering range or is increased above the maximum of the offering range, all subscribers’ stock orders will be cancelled, their deposit account withdrawal authorizations will be cancelled, and funds submitted to us will be returned promptly, with interest at [interest rate]% per annum, for funds received in the subscription and community offerings. We will then resolicit the subscribers, giving them an opportunity to place a new stock order for a period of time.

To ensure each purchaser receives a prospectus at least 48 hours before the [expiration date] expiration date of the offering, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended, no prospectus will be mailed any later than five days before the expiration date or hand delivered any later than two days before the expiration date. Execution of a stock order form will confirm receipt of delivery in accordance with Rule 15c2-8. Stock order forms will be distributed only with a prospectus.

We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any deposit account withdrawal authorizations and promptly return all funds submitted, with interest at [interest rate]% per annum, from the date of receipt as described above.

Use of Order Forms in the Subscription and Community Offerings. To purchase shares of common stock in the subscription and community offerings, you must properly complete an original stock order form and remit full payment. We are not required to accept orders submitted on photocopied or facsimiled stock order forms. All stock order forms must be received (not postmarked) on or before 1:00 p.m., Central Time, on [expiration date]. We are not required to accept stock order forms that are not received by that time, are not signed or are otherwise executed defectively or are received without full payment or without appropriate deposit account withdrawal instructions. We are not required to notify subscribers of incomplete or improperly executed stock order forms. We have the right to waive or permit the correction of incomplete or improperly executed stock order forms. We do not represent, however, that we will do so and we have no affirmative duty to notify any prospective subscriber of any such defects. You may submit your stock order form and payment by mail using the stock order reply envelope provided or by overnight delivery to the address listed on the stock order form. You may hand-deliver your stock order form to PyraMax Bank, FSB’s corporate office located at 7001 West Edgerton Avenue, Greenfield, Wisconsin. The Stock Information Center will be open Monday through Friday, between 9:00 a.m. and 3:00 p.m., Central Time. The Stock Information Center will not be open on bank holidays. Hand-delivered stock order forms will be accepted only at this location. We will not accept stock order forms at our other offices. Do not mail stock order forms to PyraMax Bank, FSB’s offices.

Once tendered, an order form cannot be modified or revoked without our consent. We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time before completion of the offering. If you are ordering shares in the offering, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares. We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion. Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the order forms will be final.

By signing the order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by PyraMax Bank, FSB, the Federal Deposit Insurance Corporation or the federal government, and that you received a copy of this prospectus. However, signing the order form will not result in you waiving your rights under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Payment for Shares. Payment for all shares of common stock must accompany all completed order forms for the purchase to be valid. Payment for shares in the subscription and community offerings may be made by:

(i)	personal check, bank check or money order, made payable to 1895 Bancorp of Wisconsin, Inc. Do not remit cash; or

(ii)	authorization of withdrawal from the types of PyraMax Bank, FSB deposit account(s) designated on the stock order form.

Appropriate means for designating withdrawals from deposit account(s) at PyraMax Bank, FSB are provided on the stock order form. The funds designated must be available in the account(s) at the time the stock order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contractual rate until the offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificate of deposit accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate of deposit account with a balance less than the applicable minimum balance requirement, the certificate of deposit will be canceled at the time of withdrawal without penalty and the remaining balance will earn interest at the rate of ___% per annum after the withdrawal. In the case of payments made by personal check, these funds must be available in the account(s). Checks and money orders received in the subscription and community offerings will be immediately cashed and placed in a segregated account at PyraMax Bank, FSB and will earn interest at [interest rate]% per annum from the date payment is processed until the offering is completed or terminated.

You may not remit cash, any type of third-party checks (including those payable to you and endorsed over to New 1895 Bancorp) or a PyraMax Bank, FSB line of credit check. You may not designate on your stock order form direct withdrawal from a retirement account at PyraMax Bank, FSB. See “—Using Individual Retirement Account Funds.” Additionally, you may not designate on your stock order form a direct withdrawal from PyraMax Bank, FSB deposit accounts with check-writing privileges. Instead, a check should be provided. If you request a direct withdrawal from an account with check-writing privileges, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and will immediately withdraw the amount from the specified account(s). If permitted by the Federal Reserve Board, in the event we resolicit persons who subscribed for the maximum purchase amount, as described above in “—Additional Limitations on Common Stock Purchases,” such purchasers who wish to increase their purchases will not be able to use personal checks to pay for the additional shares, but instead must pay for the additional shares using immediately available funds. Wire transfers will not otherwise be accepted, except as described below.

Once we receive your executed stock order form, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by [extension date]. If the subscription and community offerings are extended past [extension date], all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to the notice of extension, we will promptly return your funds, with interest at [interest rate]% per annum, or cancel your deposit account withdrawal authorization. We may resolicit purchasers for a specified period of time.

Regulations prohibit PyraMax Bank, FSB from lending funds or extending credit to any persons to purchase shares of common stock in the offering.

We have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the community offering at any time before 48 hours before the completion of the conversion. This payment may be made by wire transfer.

If our employee stock ownership plan purchases shares in the offering, it will not be required to pay for such shares until completion of the offering, provided that there is a loan commitment from an unrelated financial institution or New 1895 Bancorp to lend to the employee stock ownership plan the necessary amount to fund the purchase. In addition, if our 401(k) plan purchases shares in the offering, it will not be required to pay for such shares until completion of the offering.

Using Individual Retirement Account Funds. If you are interested in using funds in your IRA at PyraMax Bank, FSB or other retirement account to purchase shares of common stock in the offering, you must do so through an account offered by a custodian that can hold common stock. By regulation, PyraMax Bank, FSB’s IRAs are not capable of holding common stock. Therefore, if you wish to use funds that are currently in an IRA held at PyraMax Bank, FSB, you may not designate on the order form that you wish funds to be withdrawn from the account for the purchase of common stock. The funds you wish to use for the purchase of common stock will instead have to be transferred to an independent trustee or custodian, such as a brokerage firm, which offers the type of retirement accounts that can hold common stock. The purchase must be made through that account. If you do not have such an account, you will need to establish one before placing a stock order. A one-time and/or annual administrative fee may be payable to the independent trustee or custodian. You may select the custodian of your choice. You may, but are under no obligation to, select KBW or one of its affiliated broker dealers, Stifel, Nicolaus & Company, Incorporated (“SN”) or Century Securities Associates (“CSA”), as your IRA custodian. If you do purchase shares of New 1895 Bancorp common stock using funds from a KBW, SN or CSA IRA account, you acknowledge that KBW, SN or CSA, as applicable, did not recommend or give you advice regarding such purchase. Other than the standard account fees and compensation associated with all IRA accounts, KBW, SN and CSA do not receive additional fees or compensation as a result of the purchase of New 1895 Bancorp common stock through a KBW, SN or CSA IRA or retirement account in addition to the fees that KBW receives for the offering. There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers. Individuals interested in using funds in an individual retirement account or any other retirement account, whether held at PyraMax Bank, FSB or elsewhere, to purchase shares of common stock should contact our Stock Information Center for guidance as soon as possible, preferably at least two weeks before the [expiration date] offering deadline. Processing these transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held. We cannot guarantee that you will be able to use such funds.

Delivery of Shares of Common Stock. All shares of common stock sold will be issued in book entry form. Stock certificates will not be issued. A book entry statement reflecting ownership of shares of common stock issued in the subscription and community offerings will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order forms as soon as practicable following consummation of the conversion and offering. We expect trading in the stock to begin on the day of completion of the conversion and offering or the next business day. Until a statement reflecting your ownership of shares of common stock is available and delivered to you, you may not be able to sell the shares of common stock that you purchased, even though the shares of common stock will have begun trading. Your ability to sell the shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Other Restrictions. Notwithstanding any other provision of the plan of conversion, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of the Financial Industry Regulatory Authority, particularly those regarding free riding and withholding. We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any purchase order if an opinion is not timely furnished. In addition, we are not required to offer shares of common stock to any person who resides in a foreign country, or in a state of the United States with respect to which any of the following apply:

(i)	a small number of persons otherwise eligible to subscribe for shares under the plan of conversion reside in such state;

(ii)

the offer or sale of shares of common stock to such persons would require us or our employees to register, under the securities laws of such state, as a broker or dealer or to register or otherwise qualify our securities for sale in such state; or

(iii)	such registration or qualification would be impracticable for reasons of cost or otherwise.

Restrictions on Transfer of Subscription Rights and Shares

Applicable banking regulations prohibit any person with subscription rights, including the Eligible Account Holders, Supplemental Eligible Account Holders, and Other Members, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account. When registering your stock purchase on the stock order form, you cannot add the name(s) of others for joint or beneficial stock registration who do not have subscription rights or who qualify only in a lower subscription offering priority than you. Doing so may jeopardize your subscription rights. You may only add those who were eligible to purchase shares of common stock in the subscription offering at your date of eligibility. In addition, the stock order form requires that you list all deposit accounts you held at your date of eligibility, giving all names on each account and the account number at the applicable eligibility date. Failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise before completion of the offering

We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Stock Information Center

Our banking office personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the conversion or offering, call our Stock Information Center at [stock center number]. The Stock Information Center is open Monday through Friday between 9:00 a.m. and 3:00 p.m., Central Time, and will be closed on bank holidays.

Liquidation Rights

Liquidation Before the Conversion. In the unlikely event that 1895 Bancorp of Wisconsin, MHC is liquidated before the conversion, all claims of creditors of 1895 Bancorp of Wisconsin, MHC would be paid first. Thereafter, if there were any assets of 1895 Bancorp of Wisconsin, MHC remaining, these assets would first be distributed to depositors of PyraMax Bank, FSB pro rata based on the value of their accounts at PyraMax Bank, FSB.

Liquidation Following the Conversion. The plan of conversion provides for the establishment, upon the completion of the conversion, of a liquidation account by New 1895 Bancorp for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to (i) 1895 Bancorp of Wisconsin, MHC’s ownership interest in Old 1895 Bancorp’s total stockholders’ equity as of the date of the latest statement of financial condition contained in this prospectus plus (ii) the value of the net assets of 1895 Bancorp of Wisconsin, MHC as of the date of the latest statement of financial condition of 1895 Bancorp of Wisconsin, MHC before the consummation of the conversion (excluding its ownership of Old 1895 Bancorp). The plan of conversion also provides for the establishment of a parallel liquidation account in PyraMax Bank, FSB to support the New 1895 Bancorp liquidation account if New 1895 Bancorp does not have sufficient assets to fund its obligations under the New 1895 Bancorp liquidation account.

In the unlikely event that PyraMax Bank, FSB were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first. However, except with respect to the liquidation account to be established in New 1895 Bancorp, a depositor’s claim would be solely for the principal amount of his or her deposit accounts plus accrued interest. Depositors generally would not have an interest in the value of the assets of PyraMax Bank, FSB or New 1895 Bancorp above that amount.

The liquidation account established by New 1895 Bancorp is intended to provide qualifying depositors of PyraMax Bank, FSB with a liquidation interest (exchanged for the liquidation interests such persons had in 1895 Bancorp of Wisconsin, MHC) after the conversion in the event of a complete liquidation of New 1895 Bancorp and PyraMax Bank, FSB or a liquidation solely of PyraMax Bank, FSB. Specifically, in the unlikely event that either (i) PyraMax Bank, FSB or (ii) New 1895 Bancorp and PyraMax Bank, FSB were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by a distribution to depositors as of the close of business on December 31, 2019 and [supplemental eligibility record date] of their interests in the liquidation account maintained by New 1895 Bancorp. Also, in a complete liquidation of both entities, or of PyraMax Bank, FSB only, when New 1895 Bancorp has insufficient assets (other than the stock of PyraMax Bank, FSB) to fund the liquidation account distribution owed to Eligible Account Holders and Supplemental Eligible Account Holders, and PyraMax Bank, FSB has positive net worth, then PyraMax Bank, FSB shall immediately make a distribution to fund New 1895 Bancorp’s remaining obligations under the liquidation account. In no event will any Eligible Account Holder or Supplemental Eligible Account Holder be entitled to a distribution that exceeds such holder’s interest in the liquidation account maintained by New 1895 Bancorp as adjusted periodically pursuant to the plan of conversion and federal regulations. If New 1895 Bancorp is completely liquidated or sold apart from a sale or liquidation of PyraMax Bank, FSB, then the New 1895 Bancorp liquidation account will cease to exist and Eligible Account Holders and Supplemental Eligible Account Holders will receive an equivalent interest in the PyraMax Bank, FSB liquidation account, subject to the same rights and terms as the New 1895 Bancorp liquidation account.

Pursuant to the plan of conversion, after two years from the date of conversion and upon the written request of the Federal Reserve Board, New 1895 Bancorp will transfer, or, upon the prior written approval of the Federal Reserve Board, may transfer the liquidation account and the depositors’ interests in such account to PyraMax Bank, FSB and the liquidation account shall thereupon be subsumed into the liquidation account of PyraMax Bank, FSB.

Under the rules and regulations of the Federal Reserve Board, a post-conversion merger, consolidation, or similar combination or transaction with another depository institution or depository institution holding company in which New 1895 Bancorp or PyraMax Bank, FSB is not the surviving institution, would not be considered a liquidation. In such a transaction, the liquidation account would be assumed by the surviving institution or company.

Each eligible account holder and supplemental eligible account holder will have an initial pro-rata interest in the liquidation account as set forth in the plan of conversion and the applicable rules and policies of the Federal Reserve Board based on the deposits held by such eligible account holder or supplemental eligible account holder on the applicable eligibility or supplemental eligibility record date. However, the interest in the liquidation account of each eligible account holder and supplemental eligible account holder will be subject to reduction as set forth in the plan of conversion and the applicable rules and policies of the Federal Reserve Board if the amount of their deposits on any December 31 annual closing date is less than the amount of their deposits on the eligibility or supplemental eligibility record date, as applicable. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositors. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be available for distribution to stockholders.

Material Income Tax Consequences

Completion of the conversion is subject to the prior receipt of an opinion of counsel or tax advisor with respect to the federal and state income tax consequences of the conversion to 1895 Bancorp of Wisconsin, MHC, Old 1895 Bancorp, PyraMax Bank, FSB, New 1895 Bancorp, Eligible Account Holders, Supplemental Eligible Account Holders, and Other Members. Unlike private letter rulings, an opinion of counsel or a tax advisor is not binding on the Internal Revenue Service or any state taxing authority, and those authorities may disagree with the opinion. In the event of a disagreement, there can be no assurance that New 1895 Bancorp or PyraMax Bank, FSB would prevail in a judicial proceeding.

1895 Bancorp of Wisconsin, MHC, Old 1895 Bancorp, PyraMax Bank, FSB and New 1895 Bancorp have received an opinion of counsel, Luse Gorman, PC, regarding all of the material federal income tax consequences of the conversion, which include the following:

1.	The merger of 1895 Bancorp of Wisconsin, MHC with and into Old 1895 Bancorp will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code.

2.

The constructive exchange of Eligible Account Holders’ and Supplemental Eligible Account Holders’ liquidation interests in 1895 Bancorp of Wisconsin, MHC for liquidation interests in Old 1895 Bancorp will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

3.

None of 1895 Bancorp of Wisconsin, MHC, Old 1895 Bancorp, Eligible Account Holders nor Supplemental Eligible Account Holders will recognize any gain or loss on the transfer of the assets of 1895 Bancorp of Wisconsin, MHC to Old 1895 Bancorp and the assumption by 1895 Bancorp of 1895 Bancorp of Wisconsin, MHC’s liabilities, if any, in constructive exchange for liquidation interests in Old 1895 Bancorp.

4.

The basis of the assets of 1895 Bancorp of Wisconsin, MHC and the holding period of the assets to be received by Old 1895 Bancorp will be the same as the basis and holding period of such assets in 1895 Bancorp of Wisconsin, MHC immediately before the exchange.

5.

The merger of Old 1895 Bancorp with and into New 1895 Bancorp will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code and, therefore, will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code. Neither Old 1895 Bancorp nor New 1895 Bancorp will recognize gain or loss as a result of such merger.

6.

The basis of the assets of Old 1895 Bancorp and the holding period of such assets to be received by New 1895 Bancorp will be the same as the basis and holding period of such assets in Old 1895 Bancorp immediately before the exchange.

7.

Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon the constructive exchange of their liquidation interests in Old 1895 Bancorp for interests in the liquidation account in New 1895 Bancorp.

8.

The exchange by the Eligible Account Holders and Supplemental Eligible Account Holders of the liquidation interests that they constructively received in Old 1895 Bancorp for interests in the liquidation account established in New 1895 Bancorp will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

9.

Each stockholder’s aggregate basis in shares of New 1895 Bancorp common stock (including fractional share interests) received in the exchange will be the same as the aggregate basis of Old 1895 Bancorp common stock surrendered in the exchange.

10.

Each stockholder’s holding period in its New 1895 Bancorp common stock received in the exchange will include the period during which the Old 1895 Bancorp common stock surrendered was held, provided that the Old 1895 Bancorp common stock surrendered is a capital asset in the hands of the stockholder on the date of the exchange.

11.

Except with respect to cash received in lieu of fractional shares, current stockholders of Old 1895 Bancorp will not recognize any gain or loss upon their exchange of Old 1895 Bancorp common stock for New 1895 Bancorp common stock.

12.

Cash received by any current stockholder of Old 1895 Bancorp in lieu of a fractional share interest in shares of New 1895 Bancorp common stock will be treated as having been received as a distribution in full payment in exchange for a fractional share interest of New 1895 Bancorp common stock, which the stockholder would otherwise be entitled to receive. Accordingly, a stockholder will recognize gain or loss equal to the difference between the cash received and the basis of the fractional share. If the common stock is held by the stockholder as a capital asset, the gain or loss will be capital gain or loss.

13.

It is more likely than not that the fair market value of the nontransferable subscription rights to purchase New 1895 Bancorp common stock is zero. Accordingly, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Members upon distribution to them of nontransferable subscription rights to purchase shares of New 1895 Bancorp common stock. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights.

14.

It is more likely than not that at the effective date of the conversion the fair market value of the benefit provided by the liquidation account of PyraMax Bank, FSB supporting the payment of the New 1895 Bancorp liquidation account in the event either PyraMax Bank, FSB (or New 1895 Bancorp and PyraMax Bank, FSB) were to liquidate after the conversion (including a liquidation of PyraMax Bank, FSB or PyraMax Bank, FSB and New 1895 Bancorp following a purchase and assumption transaction with a credit union) when New 1895 Bancorp lacks sufficient net assets to pay the liquidation account distribution due is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the constructive distribution to them of such rights in the PyraMax Bank, FSB liquidation account as of the effective date of the conversion.

15.

It is more likely than not that the basis of the shares of New 1895 Bancorp common stock purchased in the offering by the exercise of nontransferable subscription rights will be the purchase price. The holding period of the New 1895 Bancorp common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date the right to acquire such stock was exercised.

16.	No gain or loss will be recognized by New 1895 Bancorp on the receipt of money in exchange for New 1895 Bancorp common stock sold in the offering.

We believe that the tax opinions summarized above address the material federal income tax consequences that are generally applicable to 1895 Bancorp of Wisconsin, MHC, Old 1895 Bancorp, PyraMax Bank, FSB, New 1895 Bancorp, persons receiving subscription rights, and stockholders of Old 1895 Bancorp. With respect to items 13 and 15 above, Luse Gorman, PC noted that the subscription rights will be granted at no cost to the recipients, are legally nontransferable and of short duration, and will provide the recipient with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. Luse Gorman, PC further noted that Faust Financial, LLC has issued a letter that the subscription rights have no ascertainable fair market value. Luse Gorman, PC also noted that the Internal Revenue Service has not in the past concluded that subscription rights have value. Based on the foregoing, Luse Gorman, PC believes that it is more likely than not that the nontransferable subscription rights to purchase shares of common stock have no value. However, the issue of whether or not the nontransferable subscription rights have value is based on all the facts and circumstances. If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise the subscription rights in an amount equal to the ascertainable value, and we could recognize gain on the distribution of such rights. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisors as to the tax consequences if subscription rights are deemed to have an ascertainable value.

The opinion as to item 14 above is based on the position that: (i) no holder of an interest in a liquidation account has ever received any payment attributable to liquidation of a solvent bank and/or holding company (other than as set forth below); (ii) the interests in the liquidation accounts are not transferable; (iii) the amounts due under the liquidation account with respect to each Eligible Account Holder and Supplemental Eligible Account Holder will be reduced as their deposits in PyraMax Bank, FSB are reduced; (iv) holders of an interest in a liquidation account have received payments of their interests in very few instances (out of hundreds of transactions involving mergers, acquisitions and the purchase of assets and assumption of liabilities of holding companies and subsidiary banks) and these instances involved the purchase and assumption of a bank’s assets by a credit union; and (v) the PyraMax Bank, FSB liquidation account payment obligation arises only if New 1895 Bancorp lacks sufficient assets to fund the liquidation account or if PyraMax Bank, FSB (or PyraMax Bank, FSB and New 1895 Bancorp) enters into a transaction to transfer PyraMax Bank, FSB’s assets and liabilities to a credit union.

In addition, we have received a letter from Faust Financial, LLC stating its belief that the benefit provided by the PyraMax Bank, FSB liquidation account supporting the payment of the liquidation account if (i) New 1895 Bancorp lacks sufficient net assets or (ii) PyraMax Bank, FSB (or PyraMax Bank, FSB and New 1895 Bancorp) enters into a transaction to transfer PyraMax Bank, FSB’s assets and liabilities to a credit union, does not have any economic value at the time of the conversion. Based on the foregoing, Luse Gorman, PC believes it is more likely than not that such rights in the PyraMax Bank, FSB liquidation account have no value. If such rights are subsequently found to have an economic value as of the effective time of the conversion, income may be recognized by each Eligible Account Holder or Supplemental Eligible Account Holder in the amount of such fair market value as of the date of the conversion.

The opinion of Luse Gorman, PC, unlike a letter ruling issued by the Internal Revenue Service, is not binding on the Internal Revenue Service and the conclusions expressed therein may be challenged at a future date. The Internal Revenue Service has issued favorable rulings for transactions substantially similar to the proposed conversion and offering, but those rulings may not be cited as precedent by any taxpayer other than the taxpayer to whom a ruling is addressed. We do not plan to apply for a letter ruling concerning the transactions described herein.

We have also received an opinion from Wipfli LLP that the Wisconsin income tax consequences are consistent with the federal income tax consequences.

The federal and state tax opinions have been filed with the Securities and Exchange Commission as exhibits to New 1895 Bancorp’s registration statement.

Certain Restrictions on Purchase or Transfer of Our Shares after Conversion

All shares of common stock purchased in the offering by a director or certain officers of PyraMax Bank, FSB, Old 1895 Bancorp, New 1895 Bancorp or 1895 Bancorp of Wisconsin, MHC generally may not be sold for a period of one year following the closing of the conversion, except if the individual dies. Restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to the restricted stock will be similarly restricted. The directors and executive officers of New 1895 Bancorp also will be restricted by the insider trading rules under the Securities Exchange Act of 1934, as amended.

Purchases of shares of our common stock by any of our directors, certain officers and their associates, during the three-year period following the closing of the conversion, may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Federal Reserve Board. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to purchases of our common stock by any of our tax-qualified employee stock benefit plans or non-tax-qualified employee stock benefit plans, including any stock option or restricted stock plans.

COMPARISON OF STOCKHOLDERS’ RIGHTS FOR STOCKHOLDERS OF

OLD 1895 BANCORP

General. As a result of the conversion, stockholders of Old 1895 Bancorp will become stockholders of New 1895 Bancorp. The differing rights of stockholders of Old 1895 Bancorp and stockholders of New 1895 Bancorp result from differences between federal and Maryland law and regulations, and differences between Old 1895 Bancorp’s federal stock charter and bylaws and New 1895 Bancorp’s Maryland articles of incorporation and bylaws.

This discussion is not intended to be a complete statement of the differences affecting the rights of stockholders, but rather summarizes the material differences and similarities affecting the rights of stockholders. See “Where You Can Find Additional Information” for procedures for obtaining a copy of New 1895 Bancorp’s articles of incorporation and bylaws.

Authorized Capital Stock. The authorized capital stock of Old 1895 Bancorp consists of 90,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share.

The authorized capital stock of New 1895 Bancorp consists of 90,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.

Under Maryland General Corporation Law and New 1895 Bancorp’s articles of incorporation, the board of directors may increase or decrease the number of authorized shares without stockholder approval. Stockholder approval is required to increase or decrease the number of authorized shares of Old 1895 Bancorp.

Old 1895 Bancorp’s charter and New 1895 Bancorp’s articles of incorporation both authorize the board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, dividend rights, conversion and redemption rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, our board of directors has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management to attempt to block a hostile tender offer, merger or other transaction by which a third party seeks control. We currently have no plans for the issuance of additional shares for such purposes.

Issuance of Capital Stock. Pursuant to applicable laws and regulations, 1895 Bancorp of Wisconsin, MHC is required to own not less than a majority of the outstanding shares of Old 1895 Bancorp common stock. 1895 Bancorp of Wisconsin, MHC will no longer exist following completion of the conversion.

New 1895 Bancorp’s articles of incorporation do not contain restrictions on the issuance of shares of capital stock to directors, officers or controlling persons, whereas Old 1895 Bancorp’s charter restricts such issuances to general public offerings, or to directors for qualifying shares, unless the share issuance or the plan under which they would generally be issued has been approved by stockholders. However, stock-based compensation plans, such as stock option plans and restricted stock plans, would have to be submitted for approval by New 1895 Bancorp stockholders due to requirements of the Nasdaq Stock Market and to qualify stock options for favorable federal income tax treatment.

Voting Rights. Neither Old 1895 Bancorp’s charter or bylaws nor New 1895 Bancorp’s articles of incorporation or bylaws provide for cumulative voting for the election of directors. For additional information regarding voting rights, see “—Limitations on Voting Rights of Greater-than-10% Stockholders” below.

Payment of Dividends. Old 1895 Bancorp’s ability to pay dividends depends, to a large extent, upon PyraMax Bank, FSB’s ability to pay dividends to Old 1895 Bancorp, which is restricted by federal regulations and by federal income tax considerations related to savings banks. Additionally, current regulations of the Federal Reserve Board substantially restrict the ability of 1895 Bancorp of Wisconsin, MHC, to waive dividends declared by Old 1895 Bancorp. Accordingly, because any dividends declared and paid by Old 1895 Bancorp must be paid to 1895 Bancorp of Wisconsin, MHC along with all other stockholders, the amount of dividends available for all other stockholders is less than if 1895 Bancorp of Wisconsin, MHC were to waive the receipt of dividends.

The same restrictions will apply to PyraMax Bank, FSB’s ability to pay of dividends to New 1895 Bancorp. In addition, with respect to dividends to stockholders, Maryland law generally limits dividends if the corporation would not be able to pay its debts in the usual course of business after giving effect to the dividend or if the corporation’s total assets would be less than the corporation’s total liabilities plus the amount that would be owed upon dissolution to stockholders whose preferential rights upon dissolution are superior to those receiving the dividend. New 1895 Bancorp also will not be permitted to pay dividends on its common stock if its stockholders’ equity would be reduced below the amount of the liquidation account established by New 1895 Bancorp in connection with the conversion.

Board of Directors. Old 1895 Bancorp’s bylaws and New 1895 Bancorp’s articles of incorporation require the board of directors to be divided into three classes and that the members of each class shall be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually.

Under Old 1895 Bancorp’s bylaws, any vacancies on the board of directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors. Persons elected by the board of directors of Old 1895 Bancorp to fill vacancies may only serve until the next election of directors by stockholders. Under New 1895 Bancorp’s bylaws, any vacancy occurring on the board of directors, including any vacancy created by reason of an increase in the number of directors, may be filled only by the affirmative vote of two-thirds of the remaining directors, and any director so chosen shall hold office for the remainder of the term to which the director has been elected and until his or her successor is elected and qualified.

Limitations on Liability. The charter and bylaws of Old 1895 Bancorp do not limit the personal liability of directors or officers.

New 1895 Bancorp’s articles of incorporation provide that directors and officers will not be personally liable for monetary damages to New 1895 Bancorp for certain actions as directors or officers, except for (i) receipt of an improper personal benefit, (ii) actions or omissions that are determined to have materially involved active and deliberate dishonesty, or (iii) to the extent otherwise provided by Maryland law. These provisions might, in certain instances, discourage or deter stockholders or management from bringing a lawsuit against directors or officers for a breach of their duties even though such an action, if successful, might benefit New 1895 Bancorp.

Indemnification of Directors, Officers, Employees and Agents. As generally allowed under current Federal Reserve Board regulations and Old 1895 Bancorp’s bylaws, Old 1895 Bancorp will indemnify its current and former directors, officers and employees for any amount for which that person becomes liable under a judgment in, and any reasonable costs incurred in connection with, any litigation involving such person’s activities as a director, officer or employee if such person obtains a final judgment on the merits in his or her favor. In addition, indemnification is permitted in the case of a settlement, a final judgment against such person, or final judgment other than on the merits, if a majority of disinterested directors determines that such person was acting in good faith within the scope of his or her employment as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of Old 1895 Bancorp or its stockholders. Old 1895 Bancorp also is permitted to pay ongoing expenses incurred by a director, officer or employee if a majority of disinterested directors concludes that such person may become entitled to indemnification.

The articles of incorporation of New 1895 Bancorp provide that it shall indemnify (i) its current and former directors and officers to the fullest extent required or permitted by Maryland law, including the advancement of expenses, and (ii) other employees or agents to such extent as shall be authorized by the board of directors and Maryland law, all subject to any applicable federal law and regulation. Maryland law allows New 1895 Bancorp to indemnify any person for expenses, liabilities, settlements, judgments and fines in suits in which such person has been made a party by reason of the fact that he or she is or was a director, officer or employee of New 1895 Bancorp. No such indemnification may be given if the acts or omissions of the person are adjudged to be in bad faith and material to the matter giving rise to the proceeding, if such person is liable to the corporation for an unlawful distribution, or if such person personally received a benefit to which he or she was not entitled. The right to indemnification includes the right to be paid the expenses incurred in advance of final disposition of a proceeding.

Special Meetings of Stockholders. Old 1895 Bancorp’s bylaws provide that special meetings of stockholders may be called by the chairman, the president, a majority of the members of the board of directors or the holders of not less than 10% of the outstanding capital stock entitled to vote at the meeting.

New 1895 Bancorp’s bylaws provide that special meetings of stockholders may be called by the president, the chief executive officer, the chairperson or by a majority vote of the total authorized directors, and shall be called upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Stockholder Nominations and Proposals. Old 1895 Bancorp’s bylaws provide that stockholders may submit nominations for election of directors at an annual meeting of stockholders and may propose any new business to be taken up at such a meeting by filing the proposal in writing with Old 1895 Bancorp at least five days before the date of any such meeting.

New 1895 Bancorp’s bylaws provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to New 1895 Bancorp not less than 90 days nor more than 100 days before the anniversary date of the prior year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced to a date that is more than 30 days before the anniversary of the preceding year’s annual meeting, a stockholder’s written notice shall be timely only if delivered or mailed to and received by the Secretary of New 1895 Bancorp at the principal executive office of the corporation no earlier than the day on which public disclosure of the date of such annual meeting is first made and no later than the tenth day following the day on which public disclosure of the date of such annual meeting is first made.

Management believes that it is in the best interests of New 1895 Bancorp and its stockholders to provide sufficient time to enable management to disclose to stockholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations, should management determine that doing so is in the best interests of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted. In certain instances, such provisions could make it more difficult to oppose management’s nominees or proposals, even if stockholders believe such nominees or proposals are not in stockholders’ best interests.

Stockholder Action Without a Meeting. Under Old 1895 Bancorp’s bylaws and under Maryland law with respect to New 1895 Bancorp, action may be taken by stockholders without a meeting if all stockholders entitled to vote on the action consent to taking such action without a meeting.

Stockholder’s Right to Examine Books and Records. A federal regulation, which is applicable to Old 1895 Bancorp, provides that stockholders may inspect and copy specified books and records after proper written notice for a proper purpose. Maryland law provides that a stockholder may inspect a company’s bylaws, stockholder minutes, annual statement of affairs and any voting trust agreements.

Limitations on Voting Rights of Greater-than-10% Stockholders. New 1895 Bancorp’s articles of incorporation provide that no record owner of any of New 1895 Bancorp’s outstanding common stock that is beneficially owned, directly or indirectly, by a person who beneficially owns more than 10% of the outstanding shares of common stock will be permitted to vote any shares in excess of such 10% limit. Old 1895 Bancorp’s charter contained a similar provision, but with respect to shares held by persons other than 1895 Bancorp of Wisconsin, MHC; this provision would have expired in 2024, following the fifth anniversary of PyraMax Bank, FSB’s initial mutual holding company reorganization.

In addition, federal regulations provide that for a period of three years following the date of the completion of the conversion and offering, no person, acting singly or together with associates in a group of persons acting in concert, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a class of New 1895 Bancorp’s equity securities without the prior written approval of the Federal Reserve Board. Where any person acquires beneficial ownership of more than 10% of a class of New 1895 Bancorp’s equity securities without the prior written approval of the Federal Reserve Board, the securities beneficially owned by such person in excess of 10% may not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.

Director Qualifications. New 1895 Bancorp’s bylaws provide that certain individuals are not eligible for election or appointment as a director, including an individual who (i) in the past ten years, has been subject to a cease and desist, consent or other formal order, other than a civil money penalty, from a financial or securities regulatory agency; (ii) has been convicted of a crime involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one year under state or federal law; or (iii) is currently charged in any information, indictment, or other complaint with the commission of or participation in such a crime. The bylaws also include a residency requirement, and prohibit service on the board of directors where an individual: is, at the same time, associated with a bank, savings institution, credit union, mortgage banking company, consumer loan company or similar organization that engages in financial services related business activities or solicits customers in the same market area as New 1895 Bancorp or any of its subsidiaries; does not agree in writing to comply with all of New 1895 Bancorp’s policies applicable to directors including but not limited to its confidentiality policy and confirm in writing his or her qualifications under the bylaws; is a party to any agreement or arrangement with a party other than New 1895 Bancorp or a subsidiary that (1) provides him or her with material benefits which are tied to or contingent on New 1895 Bancorp entering into a merger, sale of control or similar transaction in which it is not the surviving institution, (2) materially limits his or her voting discretion as a member of the board of directors, or (3) materially impairs his or her ability to discharge his or her fiduciary duties with respect to the fundamental strategic direction of New 1895 Bancorp; or has lost more than one election for service as a director of the New 1895 Bancorp.

Business Combinations with Interested Stockholders. Under Maryland law, “business combinations” between New 1895 Bancorp and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as: (i) any person who beneficially owns 10% or more of the voting power of New 1895 Bancorp’s voting stock after the date on which New 1895 Bancorp had 100 or more beneficial owners of its stock; or (ii) an affiliate or associate of New 1895 Bancorp at any time after the date on which New 1895 Bancorp had 100 or more beneficial owners of its stock who, within the two-year period before the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of New 1895 Bancorp. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between New 1895 Bancorp and an interested stockholder generally must be recommended by the board of directors of New 1895 Bancorp and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of New 1895 Bancorp, and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of New 1895

Bancorp other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if New 1895 Bancorp’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

Current federal regulations do not provide a vote standard for business combinations involving federal mid-tier stock holding companies, like Old 1895 Bancorp.

Mergers, Consolidations and Sales of Assets. As a result of an election made in New 1895 Bancorp’s articles of incorporation, a merger or consolidation of New 1895 Bancorp requires approval of a majority of all votes entitled to be cast by stockholders. However, no approval by stockholders is required for a merger if:

•	the plan of merger does not make an amendment to the articles of incorporation that would be required to be approved by the stockholders;

•

each stockholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and rights, immediately after; and

•

the number of shares of any class or series of stock outstanding immediately after the effective time of the merger will not increase by more than 20% over the total number of voting shares outstanding immediately before the merger.

In addition, under certain circumstances the approval of the stockholders will not be required to authorize a merger with or into a 90%-owned subsidiary of New 1895 Bancorp.

Under Maryland law, a sale of all or substantially all of New 1895 Bancorp’s assets other than in the ordinary course of business, or a voluntary dissolution of New 1895 Bancorp, requires the approval of its board of directors and the affirmative vote of two-thirds of the votes of stockholders entitled to be cast on the matter.

Current federal regulations do not provide a vote standard for mergers, consolidations or sales of assets by federal mid-tier stock holding companies, like Old 1895 Bancorp.

Evaluation of Offers. The articles of incorporation of New 1895 Bancorp provide that its board of directors, when evaluating a transaction that would or may involve a change in control of New 1895 Bancorp (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of New 1895 Bancorp and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to:

•	the economic effect, both immediate and long-term, upon New 1895 Bancorp’s stockholders, including stockholders, if any, who do not participate in the transaction;

•

the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, New 1895 Bancorp and its subsidiaries and on the communities in which New 1895 Bancorp and its subsidiaries operate or are located;

•	whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of New 1895 Bancorp;

•	whether a more favorable price could be obtained for New 1895 Bancorp’s stock or other securities in the future;

•

the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of New 1895 Bancorp and its subsidiaries;

•	the future value of the stock or any other securities of New 1895 Bancorp or the other entity to be involved in the proposed transaction;

•	any antitrust or other legal and regulatory issues that are raised by the proposal;

•

the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and

•

the ability of New 1895 Bancorp to fulfill its objectives as a financial institution holding company and the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations.

If the board of directors determines that any proposed transaction should be rejected, it may take any lawful action to defeat such transaction.

Old 1895 Bancorp’s charter and bylaws do not contain a similar provision.

Dissenters’ Rights of Appraisal. Under Maryland law, stockholders of New 1895 Bancorp will not have dissenters’ appraisal rights in connection with a plan of merger or consolidation to which New 1895 Bancorp is a party as long as the common stock of New 1895 Bancorp trades on a national securities exchange.

Current federal regulations do not provide for dissenters’ appraisal rights for stockholders of federal mid-tier stock holding companies, like Old 1895 Bancorp.

Forum Selection for Certain Stockholder Lawsuits. The articles of incorporation of New 1895 Bancorp provide that, unless New 1895 Bancorp consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of New 1895 Bancorp, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of New 1895 Bancorp to New 1895 Bancorp or New 1895 Bancorp’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Maryland General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine will be conducted in a state or federal court located within the State of Maryland, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This exclusive forum provision does not apply to claims arising under the federal securities laws. Under the articles of incorporation, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of New 1895 Bancorp shall be deemed to have notice of and consented to the exclusive forum provision of the articles of incorporation. This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum it finds favorable for disputes with New 1895 Bancorp and its directors, officers, and other employees or may cause a stockholder to incur additional expense by having to bring a claim in a judicial forum that is distant from where the stockholder resides, or both.

Old 1895 Bancorp’s charter and bylaws do not contain a similar provision.

Amendment of Governing Instruments. No amendment of Old 1895 Bancorp’s charter may be made unless it is first proposed by the board of directors, then approved or pre-approved by the Federal Reserve Board, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. Amendments to Old 1895 Bancorp’s bylaws require either preliminary approval by or post-adoption notice to the Federal Reserve Board as well as approval of the amendment by a majority vote of the authorized board of directors, or by a majority of the votes cast by the stockholders of Old 1895 Bancorp at any legal meeting.

New 1895 Bancorp’s articles of incorporation may be amended, upon the submission of an amendment by the board of directors to a vote of the stockholders, by the affirmative vote of at least two-thirds of the outstanding shares of common stock, or by the affirmative vote of a majority of the outstanding shares of common stock if at least two-thirds of the members of the whole board of directors approves such amendment; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend the following provisions:

(i)	the limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock;

(ii)	the division of the board of directors into three staggered classes;

(iii)	the ability of the board of directors to fill vacancies on the board;

(iv)	the requirement that directors may only be removed for cause and by the affirmative vote of at least two-thirds of the votes eligible to be cast by stockholders;

(v)	the ability of the board of directors to amend and repeal the bylaws;

(vi)	the ability of the board of directors to evaluate a variety of factors in evaluating offers to purchase or otherwise acquire New 1895 Bancorp;

(vii)	the authority of the board of directors to provide for the issuance of preferred stock;

(viii)	the validity and effectiveness of any action lawfully authorized by the affirmative vote of the holders of a majority of the total number of outstanding shares of common stock;

(ix)	the number of stockholders constituting a quorum or required for stockholder consent;

(x)	the indemnification of current and former directors and officers, as well as employees and other agents, by New 1895 Bancorp;

(xi)	the limitation of liability of officers and directors to New 1895 Bancorp for money damages;

(xii)	the inability of stockholders to cumulate their votes in the election of directors;

(xiii)	the advance notice requirements for stockholder proposals and nominations;

(xiv)	the requirement that the forum for certain actions or disputes will be a state or federal court located within the State of Maryland; and

(xv)

the provision of the articles of incorporation requiring approval of at least 80% of the outstanding voting stock to amend the provisions of the articles of incorporation provided in (i) through (xiv) of this list.

New 1895 Bancorp’s articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of New 1895 Bancorp’s directors or by the stockholders by the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders. Any amendment of this super-majority requirement for amendment of the bylaws would also require the approval of 80% of the outstanding voting stock.

RESTRICTIONS ON ACQUISITION OF NEW 1895 BANCORP

Although the board of directors of New 1895 Bancorp is unaware of any effort that might be made to obtain control of New 1895 Bancorp after the conversion, the board of directors believes that it is appropriate to include certain provisions as part of New 1895 Bancorp’s articles of incorporation to protect the interests of New 1895 Bancorp and its stockholders from takeovers which the board of directors might conclude are not in the best interests of New 1895 Bancorp or its stockholders.

The following discussion is a general summary of the material provisions of Maryland law, New 1895 Bancorp’s articles of incorporation and bylaws, PyraMax Bank, FSB’s charter and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect. The following description is necessarily general and is not intended to be a complete description of the document or regulatory provision in question. New 1895 Bancorp’s articles of incorporation and bylaws are included as part of 1895 Bancorp of Wisconsin, MHC’s application for conversion filed with the Federal Reserve Board and New 1895 Bancorp’s registration statement filed with the Securities and Exchange Commission. See “Where You Can Find Additional Information.”

Maryland Law and Articles of Incorporation and Bylaws of New 1895 Bancorp

Maryland law, as well as New 1895 Bancorp’s articles of incorporation and bylaws, contain a number of provisions relating to corporate governance and rights of stockholders that may discourage future takeover attempts. As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the board of directors or management of New 1895 Bancorp more difficult.

Directors. The board of directors will be divided into three classes. The members of each class will be elected for a term of three years and only one class of directors will be elected annually. Thus, it would take at least two annual elections to replace a majority of the board of directors. The bylaws establish qualifications for board members, including restrictions on affiliations with competitors of PyraMax Bank, FSB, restrictions based upon prior legal or regulatory violations and a residency requirement. Further, the bylaws impose notice and information requirements in connection with the nomination by stockholders of candidates for election to the board of directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders. Such notice and information requirements are applicable to all stockholder business proposals and nominations, and are in addition to any requirements under the federal securities laws.

Restrictions on Calling Special Meetings. The articles of incorporation and bylaws provide that special meetings of stockholders can be called by the president, the chairperson, by a majority of the whole board of directors or upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Prohibition of Cumulative Voting. The articles of incorporation prohibit cumulative voting for the election of directors.

Limitation of Voting Rights. The articles of incorporation provide that no record owner of any of New 1895 Bancorp’s outstanding common stock that is beneficially owned, directly or indirectly, by a person who beneficially owns more than 10% of the outstanding shares of common stock will be permitted to vote any shares in excess of such 10% limit. This provision has been included in the articles of incorporation in reliance on Section 2-507(a) of the Maryland General Corporation Law, which entitles stockholders to one vote for each share of stock unless the articles of incorporation provide for a greater or lesser number of votes per share or limit or deny voting rights.

Restrictions on Removing Directors from Office. The articles of incorporation provide that directors may be removed only for cause, and only by the affirmative vote of the holders of at least two-thirds of the voting power of all of New 1895 Bancorp’s then-outstanding common stock entitled to vote (after giving effect to the limitation on voting rights discussed above in “—Limitation of Voting Rights”).

Authorized but Unissued Shares. After the conversion, New 1895 Bancorp will have authorized but unissued shares of common and preferred stock. See “Description of Capital Stock of New 1895 Bancorp.” The articles of incorporation authorize 10,000,000 shares of serial preferred stock. New 1895 Bancorp is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each such series. In the event of a proposed merger, tender offer or other attempt to gain control of New 1895 Bancorp that the board of directors does not approve, it may be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of New 1895 Bancorp. The board of directors has no present plan or understanding to issue any preferred stock.

Amendments to Articles of Incorporation and Bylaws. Amendments to the articles of incorporation must be approved by the board of directors and by the affirmative vote of at least two-thirds of the outstanding shares of common stock, or by the affirmative vote of a majority of the outstanding shares of common stock if at least two-thirds of the members of the whole board of directors approves such amendment; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend certain provisions. A list of these provisions is provided under “Comparison of Stockholders’ Rights For Stockholders of Old 1895 Bancorp—Amendment of Governing Instruments.”

The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of New 1895 Bancorp’s directors or by the affirmative vote of at least 80% of the total votes eligible to be cast by stockholders at a duly constituted meeting of stockholders. Any amendment of this super-majority requirement for amendment of the bylaws would also require the approval of 80% of the total votes eligible to be cast.

The provisions requiring the affirmative vote of 80% of the total votes eligible to be cast for certain stockholder actions have been included in the articles of incorporation of New 1895 Bancorp in reliance on Section 2-104(b)(4) of the Maryland General Corporation Law, which permits the articles of incorporation to require a greater proportion of votes than the proportion that would otherwise be required for stockholder action under the Maryland General Corporation Law.

Business Combinations with Interested Stockholders. Maryland law restricts mergers, consolidations, sales of assets and other business combinations between New 1895 Bancorp and an “interested stockholder.” See “Comparison of Stockholders’ Rights for Stockholders of Old 1895 Bancorp—Mergers, Consolidations and Sales of Assets.”

Evaluation of Offers. The articles of incorporation of New 1895 Bancorp provide that its board of directors, when evaluating a transaction that would or may involve a change in control of New 1895 Bancorp (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of New 1895 Bancorp and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to, certain enumerated factors. For a list of these enumerated factors, see “Comparison of Stockholders’ Rights for Stockholders of Old 1895 Bancorp—Evaluation of Offers.”

Purpose and Anti-Takeover Effects of New 1895 Bancorp’s Articles of Incorporation and Bylaws. Our board of directors believes that the provisions described above are prudent and will reduce our vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by our board of directors. These provisions also will assist us in the orderly deployment of the offering proceeds into productive assets during the initial period after the conversion. We believe these provisions are in the best interests of New 1895 Bancorp and its stockholders. Our board of directors believes that it will be in the best position to determine the true value of New 1895 Bancorp and to negotiate more effectively for what may be in the best interests of all our stockholders. Accordingly, our board of directors believes that it is in the best interests of New 1895 Bancorp and all of our stockholders to encourage potential acquirers to negotiate directly with the board of directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of our board of directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of New 1895 Bancorp and that is in the best interests of all our stockholders.

Takeover attempts that have not been negotiated with and approved by our board of directors present the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by our board of directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value for our stockholders, with due consideration given to matters such as the management and business of the acquiring corporation.

Although a tender offer or other takeover attempt may be made at a price substantially above the current market price, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining stockholders.

Despite our belief as to the benefits to stockholders of these provisions of New 1895 Bancorp’s articles of incorporation and bylaws, these provisions also may have the effect of discouraging a future takeover attempt that would not be approved by our board of directors, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also make it more difficult to remove our board of directors and management. Our board of directors, however, has concluded that the potential benefits outweigh the possible disadvantages.

Federal Conversion Regulations

Federal Reserve Board regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquire stock or subscription rights in a converting institution or its holding company from another person before completion of its conversion. Further, without the prior written approval of the Federal Reserve Board, no person may make an offer or announcement of an offer to purchase shares or actually acquire shares of a converted institution or its holding company for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, the person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company. The Federal Reserve Board has defined “person” to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to a bank or its holding company, or to an underwriter or member of a selling group acting on the converting institution’s or its holding company’s behalf for resale to the general public, are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution or its holding company or who controls more than 10% of the outstanding shares or voting rights of a converted institution or its holding company.

Change in Control Law and Regulations

Under the Change in Bank Control Act, a federal law, no person may acquire control of an insured savings bank or its parent holding company unless the Federal Reserve Board has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition. The Federal Reserve Board takes into consideration certain factors, including the financial and managerial resources of the acquirer and the competitive effects of the acquisition. In addition, federal regulations provide that no company may acquire control of a savings bank without the prior approval of the Federal Reserve Board. Any company that acquires such control becomes a “savings and loan holding company” subject to registration, examination and regulation by the Federal Reserve Board.

Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the company’s directors, or a determination by the Federal Reserve Board that the acquirer has the power to direct, or directly or indirectly exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of any class of a savings and loan holding company’s voting stock constitutes a rebuttable determination of control under the regulations under certain circumstances including where, as will be the case with New 1895 Bancorp, the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934. Federal Reserve Board regulations provide that parties seeking to rebut control will be provided an opportunity to do so in writing.

The Federal Reserve Board adopted a final rule, effective September 30, 2020, that revised its framework for determining whether a company has a “controlling influence” over a bank or savings and loan holding company for purposes of the Bank and Savings and Loan Holding Company Acts.

DESCRIPTION OF CAPITAL STOCK OF NEW 1895 BANCORP

General

New 1895 Bancorp is authorized to issue 90,000,000 shares of common stock, par value of $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. New 1895 Bancorp currently expects to issue in the offering and exchange up to 6,397,982 shares of common stock, at the maximum of the offering range. New 1895 Bancorp will not issue shares of preferred stock in the conversion. Each share of common stock will have the same relative rights as, and will be identical in all respects to, each other share of common stock. Upon payment of the subscription price for the common stock, in accordance with the plan of conversion, all of the shares of common stock will be duly authorized, fully paid and non-assessable.

The shares of common stock will represent non-withdrawable capital, will not be an account of an insurable type, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

Common Stock

Dividends. New 1895 Bancorp may pay dividends on its common stock if, after giving effect to such dividends, it would be able to pay its debts in the usual course of business and its total assets would exceed the sum of its total liabilities plus the amount needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the dividends. However, even if New 1895 Bancorp’s assets are less than the amount necessary to satisfy the requirement set forth above, New 1895 Bancorp may pay dividends from: its net earnings for the fiscal year in which the distribution is made; its net earnings for the preceding fiscal year; or the sum of its net earnings for the preceding eight fiscal quarters. The payment of dividends by New 1895 Bancorp is also subject to limitations that are imposed by applicable regulation, including restrictions on payments of dividends that would reduce New 1895 Bancorp’s assets below the then-adjusted balance of its liquidation account. The holders of common stock of New 1895 Bancorp will be entitled to receive and share equally in dividends as may be declared by our board of directors out of funds legally available therefor. If New 1895 Bancorp issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. Upon completion of the offering and exchange, the holders of common stock of New 1895 Bancorp will have exclusive voting rights in New 1895 Bancorp. They will elect New 1895 Bancorp’s board of directors and act on other matters as are required to be presented to them under Maryland law or as are otherwise presented to them by the board of directors. Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Any person who beneficially owns more than 10% of the then-outstanding shares of New 1895 Bancorp’s common stock, however, will not be entitled or permitted to vote any shares of common stock held in excess of the 10% limit. If New 1895 Bancorp issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require the approval of 80% of our outstanding common stock.

As a federally chartered stock savings bank, corporate powers and control of PyraMax Bank, FSB are vested in its board of directors, who elect the officers of PyraMax Bank, FSB and who fill any vacancies on the board of directors. Voting rights of PyraMax Bank, FSB are vested exclusively in the owners of the shares of capital stock of PyraMax Bank, FSB, which will be New 1895 Bancorp, and voted at the direction of New 1895 Bancorp’s board of directors. Consequently, the holders of the common stock of New 1895 Bancorp will not have direct control of PyraMax Bank, FSB.

Liquidation. In the unlikely event of any liquidation, dissolution or winding up of PyraMax Bank, FSB, New 1895 Bancorp, as the holder of 100% of PyraMax Bank, FSB’s capital stock, would be entitled to receive all assets of PyraMax Bank, FSB available for distribution, after payment or provision for payment of all debts and liabilities of PyraMax Bank, FSB, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders. In the unlikely event of liquidation, dissolution or winding up of New 1895 Bancorp, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities (including payments with respect to its liquidation account), all of the assets of New 1895 Bancorp available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Preemptive Rights. Holders of the common stock of New 1895 Bancorp will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.

Preferred Stock

None of New 1895 Bancorp’s authorized shares of preferred stock will be issued as part of the offering or the conversion. Preferred stock may be issued with preferences and designations as our board of directors may from time to time determine. Our board of directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

Forum Selection for Certain Stockholder Lawsuits

The articles of incorporation of New 1895 Bancorp provide that, unless New 1895 Bancorp consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of New 1895 Bancorp, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of New 1895 Bancorp to New 1895 Bancorp or New 1895 Bancorp’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Maryland General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine will be conducted in a state or federal court located within the State of Maryland, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This exclusive forum provision does not apply to claims arising under the federal securities laws. Under the articles of incorporation, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of New 1895 Bancorp shall be deemed to have notice of and consented to the exclusive forum provision of the articles of incorporation. This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum it finds favorable for disputes with New 1895 Bancorp and its directors, officers, and other employees or may cause a stockholder to incur additional expense by having to bring a claim in a judicial forum that is distant from where the stockholder resides, or both.

TRANSFER AGENT

The transfer agent and registrar for New 1895 Bancorp’s common stock is Continental Stock Transfer & Trust Company, New York, New York.

EXPERTS

The consolidated financial statements of Old 1895 Bancorp as of December 31, 2020 and 2019 and for the years then ended have been included in this prospectus and in the registration statement in reliance upon the report of Wipfli LLP, an independent registered public accounting firm, appearing elsewhere in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

Faust Financial, LLC has consented to the publication in this prospectus of the summary of its report setting forth its opinion as to the estimated pro forma market value of the shares of common stock of New 1895 Bancorp upon completion of the conversion and offering and of its letters with respect to subscription rights and the liquidation accounts.

LEGAL MATTERS

Luse Gorman, PC, Washington, D.C., counsel to New 1895 Bancorp, 1895 Bancorp of Wisconsin, MHC, Old 1895 Bancorp and PyraMax Bank, FSB, has issued to New 1895 Bancorp its opinions regarding the legality of the common stock and the federal income tax consequences of the conversion. Wipfli LLP, Milwaukee, Wisconsin, has provided an opinion to us regarding the Wisconsin income tax consequences of the conversion. Certain legal matters will be passed upon for KBW and, in the event of a syndicated community offering, for any other co-managers, by Nutter McClennen & Fish LLP, Boston, Massachusetts.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

New 1895 Bancorp has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement. Such information, including the appraisal report, which is an exhibit to the registration statement, can be examined without charge through the Securities and Exchange Commission’s web site (www.sec.gov), which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including New 1895 Bancorp. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.

1895 Bancorp of Wisconsin, MHC has filed an application for conversion with the Federal Reserve Board, and New 1895 Bancorp has filed a savings and loan holding company application with the Federal Reserve Board. To obtain a copy of the applications filed with the Federal Reserve Board, you may contact Colette Fried, Applications Manager of the Federal Reserve Bank of Chicago, at (312) 322-6846. The plan of conversion is available for inspection, upon request, at each of PyraMax Bank, FSB’s offices.

In connection with the offering, New 1895 Bancorp will register its common stock under Section 12 of the Securities Exchange Act of 1934 and, upon such registration, New 1895 Bancorp and the holders of its common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on common stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934. Under the plan of conversion, New 1895 Bancorp has undertaken that it will not terminate such registration for a period of at least three years following the completion of the offering.

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of 1895 Bancorp of Wisconsin, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of 1895 Bancorp of Wisconsin, Inc. (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations, comprehensive income (loss), changes in equity, and cash flows, for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Wipfli LLP

Milwaukee, Wisconsin

We have served as the Company’s auditor since 2011.

March 5, 2021

1895 BANCORP OF WISCONSIN, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	December 31,
	2020	2019
Assets
Cash and due from banks	$87,977	$11,507
Fed funds sold	4,549	200

Cash and cash equivalents	92,526	11,707

Marketable equity securities, stated at fair value	2,992	2,553
Available for sale securities, stated at fair value	58,703	71,375
Loans held for sale	2,484	685
Loans, net	329,073	310,674
Premises and equipment, net	6,275	6,681
Mortgage servicing rights, net	1,806	2,172
Federal Home Loan Bank (FHLB) stock, at cost	3,032	913
Accrued interest receivable	912	963
Cash value of life insurance	13,485	13,085
Other assets	5,469	7,201

TOTAL ASSETS	$516,757	$428,009

Liabilities and Stockholders’ Equity
Deposits	$379,848	$344,596
Advance payments by borrowers for taxes and insurance	2,737	1,681
FHLB advances	68,398	17,623
Accrued interest payable	183	385
Other liabilities	5,583	5,059

Total liabilities	456,749	369,344

Common stock (par value $0.01 per share) Authorized - 90,000,000 shares at December 31, 2020 and December 31, 2019 Issued - 4,961,626 at December 31, 2020 and 4,876,677 December 31, 2019 (includes 84,949 and 0 unvested shares, respectively) Outstanding - 4,834,401 at December 31, 2020 and 4,876,677 at December 31, 2019 (includes 84,949 and 0 unvested shares, respectively)	49	49

Additional Paid in Capital	20,134	19,981
Unallocated common stock of Employee Stock Ownership Plan (ESOP), 161,486 and 168,507 shares as of December 31, 2020 and December 31, 2019, respectively	(1,615)	(1,685)

Less treasury stock at cost, 127,225 and 0 shares, at December 31, 2020 and December 31, 2019, respectively	(1,228)	—
Retained earnings	41,530	40,213
Accumulated other comprehensive income, net of income taxes	1,138	107

Total stockholders’ equity	60,008	58,665

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$516,757	$428,009

See accompanying notes to the consolidated financial statements.

1895 BANCORP OF WISCONSIN, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share per share data)

	Years ended December 31,
	2020	2019
Interest and dividend income:
Loans, including fees	$13,959	$15,305
Securities, taxable	1,349	1,588
Other	85	342

Total interest and dividend income	15,393	17,235

Interest expense:
Interest-bearing deposits	2,320	4,642
Borrowed funds	721	291

Total interest expense	3,041	4,933

Net interest income	12,352	12,302
Provision (credit) for loan losses	500	(1,032)

Net interest income after provision for loan losses	11,852	13,334

Noninterest income:
Service charges and other fees	814	856
Loan servicing	546	948
Net gain on sale of loans	3,499	715
Net gain on sale of securities	1,023	—
Increase in cash value of insurance	400	399
Death benefit gain	—	158
Other	598	68

Total noninterest income	6,880	3,144

Noninterest expense:
Salaries and employee benefits	9,674	9,571
Advertising and promotions	110	199
Data processing	761	795
Occupancy and equipment	1,361	1,726
FDIC assessment	112	84
OREO expense, net of gains on sale of foreclosed assets	(6)	(84)
Other	3,667	3,747

Total noninterest expense	15,679	16,038

Income before income taxes	3,053	440

Income tax expense (benefit)	1,736	(9)

Net income	$1,317	$449

Earnings per share:
Basic	$0.28	$0.10
Diluted	$0.28	$0.10
Average common shares outstanding:
Basic	4,642,171	4,703,782
Diluted	4,685,208	4,703,782

See accompanying notes to the consolidated financial statements.

1895 BANCORP OF WISCONSIN, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands)

	Years ended December 31,
	2020	2019
Net income	$1,317	$449
Other comprehensive income:
Unrealized holding gains arising during the period	2,435	2,315
Reclassification adjustment for gains realized in net income	(1,023)	—

Other comprehensive income, before tax effect	1,412	2,315
Tax effect of other comprehensive income items	381	625

Other comprehensive income, net of tax	1,031	1,690

Comprehensive income	$2,348	$2,139

See accompanying notes to the consolidated financial statements.

1895 BANCORP OF WISCONSIN, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(In thousands)

	Common Stock	Additional Paid In Capital	Treasury Stock	Unallocated Common Stock ESOP	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity
Balance, December 31, 2018	$—	$—	$—	$—	$39,764	$(1,583)	$38,181
Net income	—	—	—	—	449	—	449
Other comprehensive income	—	—	—	—	—	1,690	1,690
Net proceeds of offering	49	19,980	—	—	—	—	20,029
Purchase of ESOP Shares	—	—	—	(1,755)	—	—	(1,755)
ESOP shares committed to be released (7,021 shares)	—	1	—	70	—	—	71

Balance, December 31, 2019	$49	$19,981	$—	$(1,685)	$40,213	$107	$58,665
Net income	—	—	—	—	1,317	—	1,317
Other comprehensive income	—	—	—	—	—	1,031	1,031
Common stock reclassified to treasury stock	—	—	(175)	—	—	—	(175)
Repurchase of common stock	—	—	(1,053)	—	—	—	(1,053)
ESOP shares committed to be released (7,021 shares)	—	(3)	—	70	—	—	67
Stock compensation expense	—	156	—	—	—	—	156

Balance, December 31, 2020	$49	$20,134	$(1,228)	$(1,615)	$41,530	$1,138	$60,008

See accompanying notes to the consolidated financial statements.

1895 BANCORP OF WISCONSIN, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Years ended December 31,
	2020	2019
Cash flows from operating activities
Net income	$1,317	$449
Adjustments to reconcile net income to net cash from operating activities:
Provision (credit) for loan losses	500	(1,032)
Depreciation	661	695
Net amortization of investment securities	232	264
Net loss (gain) on disposal of premises and equipment	33	(96)
Net change in marketable equity securities	(614)	(124)
Stock compensation expense	156	—
Impairment of mortgage servicing rights	369	—
Write-down on premises and equipment	—	90
Deferred income taxes	1,650	20
Net gain on sale of foreclosed assets	—	(103)
Net gain on sale of available for sale securities	(1,023)	—
Originations of mortgage loans held for sale	(195,425)	(112,070)
Proceeds from sales of mortgage loans held for sale	197,125	112,872
Net gain on sale of mortgage loans held for sale	(3,499)	(716)
ESOP compensation	67	71
Net change in cash value of life insurance	(400)	(399)
Gain on death benefit	—	(158)
Changes in operating assets and liabilities:
Mortgage servicing rights	(3)	(69)
Accrued interest receivable and other assets	(248)	1339
Accrued interest payable and other liabilities	322	(87)

Net cash provided by operating activities	1,220	946

Cash flows from investing activities
Proceeds from sales of available for sale securities	19,515	—
Maturities, prepayments and calls of available for sale securities	55,217	10,308
Purchase of available for sale securities	(59,857)	(13,901)
Net (increase) decrease in loans	(18,899)	60,054
Net proceeds from sales of premises and equipment	—	801
Capital expenditures for premises and equipment	(288)	(668)
Proceeds from life insurance policies	—	872
Net (increase) decrease in FHLB stock	(2,119)	348
Proceeds from sales of foreclosed assets	—	237

Net cash (used in) provided by investing activities	(6,431)	58,051

Cash flows from financing activities
Net increase (decrease) in deposits	35,252	(61,541)
Net increase in advance payments by borrowers for taxes and insurance	1,056	441
Proceeds from stock offering	—	20,029
Purchase of ESOP shares	—	(1,755)
Proceeds from the issuance of FHLB advances	52,000	10,000
Principal payments on FHLB advances	(1,225)	(22,387)

	Years ended December 31,
	2020	2019
Purchase of common stock for treasury	(1,053)	—

Net cash provided by (used in) financing activities	86,030	(55,213)

Net increase in cash and cash equivalents	80,819	3,784
Cash and cash equivalents at beginning of year	11,707	7,923

Cash and cash equivalents at end of year	$92,526	$11,707

Supplemental cash flow information:
Cash paid during the year for interest	$3,242	$4,920
Cash paid (received) during the year for income taxes	$(5)	$(209)

Noncash activities:
Loans transferred to loans held for sale	$124	$29,360
Loans transferred to foreclosed assets	—	134
Bank premises transferred to other assets held for sale	—	660
1895 Bancorp of Wisconsin, Inc. common stock held by PyraMax Bank reclassified to treasury stock	175	—

See accompanying notes to the consolidated financial statements.

1895 BANCORP OF WISCONSIN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

(In thousands)

NOTE 1 — Summary of Significant Accounting Policies

Organization

1895 Bancorp of Wisconsin, Inc. (the “Company”) was formed in January 2019 to serve as the mid-tier stock holding company for PyraMax Bank, FSB (the “Bank”) upon the reorganization of the Bank into the two-tier mutual holding company structure. The reorganization was completed on January 8, 2019. Prior to January 8, 2019, the Company had no assets or liabilities and had not conducted any business activities other than organizational activities. Accordingly, the audited consolidated financial statements and other financial information contained in these consolidated financial statements relate solely to the Bank for periods prior to January 8, 2019.

On January 8, 2019, PyraMax Bank, FSB (the “Bank”) converted to a stock savings bank and is now organized in the mutual holding company structure. The Bank issued all of its outstanding stock to the Company, which sold 2,145,738 shares of common stock to the public at $10.00 per share, including 175,528 shares purchased by the Bank’s employee stock ownership plan (“ESOP”). In connection with the reorganization, the Company also issued 48,767 shares of common stock to 1895 Bancorp of Wisconsin Community Foundation, Inc. and 2,682,172 shares of common stock to 1895 Bancorp of Wisconsin, MHC, the federally-chartered mutual holding company.

The cost of the reorganization and the issuing of the common stock totaling $1,816 were deferred and deducted from the sales proceeds of the offering.

The Bank operates as a full-service financial institution, providing a full range of financial services, including the granting of commercial, residential, and consumer loans and acceptance of deposits from individual customers and small businesses in the metropolitan Milwaukee, Wisconsin, area. The Bank is subject to competition from other financial and nonfinancial institutions providing financial products. In addition, the Bank is subject to the regulations of certain regulatory agencies and undergoes periodic examination by those regulatory agencies.

The Bank has one subsidiary, PyraMax Insurance Services LLC, which offers a comprehensive set of insurance and risk products for personal and business needs.

Impact of COVID-19

On March 11, 2020, the World Health Organization declared the outbreak of a novel coronavirus (“COVID-19”) as a global pandemic, which continues to spread throughout the United States and around the world. The declaration of a global pandemic indicates that almost all public commerce and related business activities must be, to varying degrees, curtailed with the goal of decreasing the rate of new infections. The outbreak of COVID-19 could continue to adversely impact a broad range of industries in which the Company’s customers operate and impair their ability to fulfill their financial obligations to the Company. On March 3, 2020, the Federal Open Market Committee reduced the target federal funds rate by 50 basis points to 1.00%. This rate was further reduced to a target range of 0% to 0.25% on March 16, 2020. These reductions in interest rates and other effects of the COVID-19 outbreak may continue to adversely affect the Company’s financial condition and results of operations. As a result of the spread of the COVID-19 coronavirus, economic uncertainties have arisen which may negatively impact our business, financial condition, results of operations and cash flows.

Jumpstart Our Business Startups Act

The Jumpstart Our Business Startups Act (the JOBS Act), which was signed into law on April 5, 2012, has made numerous changes to the federal securities laws to facilitate access to capital markets. Under the JOBS Act,

1895 BANCORP OF WISCONSIN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

(In thousands)

NOTE 1 — Summary of Significant Accounting Policies – (continued)

a company with total annual gross revenues of less than $1.0 billion during its most recently completed fiscal year qualifies as an “emerging growth company.” The Company qualifies as an “emerging growth company” and believes that it will continue to qualify as an “emerging growth company” until five years from the completion of the stock offering.

As an “emerging growth company,” the Company has elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Accordingly, the financial statements may not be comparable to the financial statements of companies that comply with such new or revised accounting standards.

Use of Estimates

In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, mortgage servicing rights, the fair values of financial instruments, and the valuation of deferred income tax assets.

Revenue Recognition

Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (Topic 606), establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied.

The Company completed its overall assessment of revenue streams and related contracts affected by the Topic 606 guidance. The majority of the Company’s revenue-generating transactions are not subject to Topic 606, including all interest and dividend income generated from financial instruments. Certain noninterest income items, including loan servicing income, gain on sales of loans, gain on sales of securities, and other noninterest income have been evaluated to not fall within the scope of Topic 606. Elements of noninterest income that is within the scope Topic 606 are as follows:

Fee income on deposit accounts – Revenue from fees charged on deposit accounts is earned through deposit-related services; as well as account maintenance and management, overdraft, non-sufficient funds and other deposit-related fees. Revenue is recognized either over time, corresponding with the deposit accounts’ monthly cycle, or at a point in time when transactional based fees and services occur. The review of service charges assessed on deposit accounts included the amount of variable consideration that is a part of the monthly charges. It was found that the waiver of service charges due to insufficient funds and dormant account fees is immaterial and would not require a change in the accounting treatment for these fees under the new revenue standards. Recognition of revenue under Topic 606 did not materially change the timing or magnitude of revenue recognition

1895 BANCORP OF WISCONSIN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

(In thousands)

NOTE 1 — Summary of Significant Accounting Policies – (continued)

Sale of foreclosed assets – Revenue from the sale of foreclosed assets is recognized at a point in time when control of the promised asset transfers to the buyer. The Company uses the following indicators to determine when control of a promised asset has been transferred: the seller has a present right to payment for the asset; the buyer has legal title of the asset; the seller has transferred physical possession of the asset; the buyer has the significant risks and rewards of ownership of the asset; or the buyer has accepted the asset. Recognition of revenue under Topic 606 did not materially change the timing or magnitude of revenue recognition

Merchant card arrangement fees – Customers use a Bank-issued debit or credit card to purchase goods and services, and the Company earns interchange fees on these transactions, typically a percentage of the sale amount of the transaction. The Company records the amount due when it receives the settlement from the payment network. Payments from the payment network are received and recorded into income on a daily basis. There are no contingent debit or credit card interchange fees recorded by the Company that could be subject to a clawback in future periods. Recognition of revenue under Topic 606 did not materially change the timing or magnitude of revenue recognition

Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash on hand, interest-bearing and non-interest-bearing accounts in other financial institutions, and federal funds sold, all of which have original maturities of three months or less.

Marketable Equity Securities

The Company holds marketable equity securities, which have a readily determinable fair value, and consist of mutual fund investments and common equity. These securities are recorded at fair value with unrealized gains and losses, due to change in fair value, reflected in other noninterest income. Gains and losses on the sale of marketable equity securities are recorded on the trade date and determined using the specific-identification method. The portion of unrealized gains and losses for the period related to marketable equity securities still held as of December 31, 2020 and 2019 was $561 and $142, respectively.

Available for Sale Securities

Securities classified as available for sale are those securities that the Company intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Company’s assets and liabilities, liquidity needs, regulatory capital requirements, and other similar factors. Securities classified as available for sale are carried at fair value. Unrealized gains or losses are reported as increases or decreases in other comprehensive income, net of the related deferred tax effect. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings. Gains and losses on the sale of securities are recorded on the trade date and determined using the specific-identification method. Interest and dividends on available securities are recognized as income when earned. Amortization of premiums and accretion of discounts are recognized in interest income using the interest method over the estimated lives of the securities.

Declines in fair value of securities that are deemed to be other than temporary, if applicable, are reflected in earnings as realized losses. In estimating other-than-temporary impairment losses, management considers the

1895 BANCORP OF WISCONSIN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

(In thousands)

NOTE 1 — Summary of Significant Accounting Policies – (continued)

length of time and the extent to which fair value has been less than cost, the financial condition and near-term prospects of the issuer, and the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient enough to allow for any anticipated recovery in fair value.

Loans Held for Sale

Loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated fair value in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income. Gains or losses on sales of mortgage loans are recognized based on the difference between the selling price and the carrying value of the related mortgage loan sold.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff generally are reported at their outstanding unpaid principal balances adjusted for deferred loan fees and costs, charge-offs, and an allowance for loan losses. Interest on loans is accrued and credited to income based on the unpaid principal balance. Loan-origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method.

The accrual of interest on loans is discontinued when, in the opinion of management, there is an indication that the borrower may be unable to make payments as they become due. When loans are placed on non-accrual status or charged off, all unpaid accrued interest is reversed against interest income. The interest on these loans is subsequently accounted for on the cash-basis or cost-recovery method until qualifying for return to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses

The allowance for loan losses is maintained at the level considered adequate by management to provide for losses that are probable as of the balance sheet date. The allowance for loan losses is established through a provision for loan losses charged to expense as losses are estimated to have occurred. Loan losses are charged against the allowance when management believes that the collectability of the principal is unlikely. Subsequent recoveries, if any, are credited to the allowance. In determining the adequacy of the allowance balance, the Company makes evaluations of the loan portfolio and related off-balance sheet commitments, considers current economic conditions and historical loss experience, and reviews specific problem loans and other factors.

When establishing the allowance for loan losses, management categorizes loans into risk categories generally based on the nature of the collateral and the basis of repayment. These risk categories and their relevant risk characteristics are as follows:

Commercial real estate: These loans are dependent on the industries tied to these loans. Commercial real estate loans are secured primarily by office and industrial buildings, warehouses, small retail shopping facilities, and various special-purpose properties, including hotels and restaurants. Financial information is obtained from borrowers and/or the individual project to evaluate cash flow sufficiency to service debt and is periodically updated during the life of the loan. Loan performance may be adversely affected by factors impacting the general economy or conditions specific to the real estate market, such as geographic location and/or property type,

1895 BANCORP OF WISCONSIN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

(In thousands)

NOTE 1 — Summary of Significant Accounting Policies – (continued)

Land development: These loans are secured by vacant land and/or property that are in the process of improvement, including (a) land development preparatory to erecting vertical improvements or (b) the on-site construction of industrial, commercial, residential, or farm buildings. Repayment of these loans can be dependent on the sale of the property to third parties or the successful completion of the improvements by the builder for the end user. In the event a loan is made on property that is not yet improved for the planned development, there is the risk that necessary approvals will not be granted or will be delayed. Construction loans also run the risk that improvements will not be completed on time or in accordance with specifications and projected costs.

Commercial Other: This loan category is comprised of commercial and industrial loans. Commercial and industrial loans are extended primarily to small and middle market customers. Such credits typically comprise working capital loans, asset acquisition loans, and loans for other business purposes. Loans to closely held businesses are generally guaranteed in full by the owners of the business. Commercial and industrial loans are made based primarily on the historical and projected cash flow of the borrower and secondarily on the underlying collateral provided by the borrower. The cash flows of the borrowers, however, may not behave as forecasted and collateral securing loans may fluctuate in value due to economic or individual performance factors. Minimum standards and underwriting guidelines have been established for commercial and industrial loans.

Residential real estate: These loans are generally to individuals and are underwritten by evaluating the credit history of the borrower, the ability of the borrower to meet the debt service requirements of the loan and total debt obligations, the underlying collateral, and the loan to collateral value. Underwriting standards for residential real estate owner-occupied loans are heavily influenced by statutory requirements, which include, but are not limited to, loan-to-value and affordability ratios, risk-based pricing strategies, and documentation requirements.

Consumer: These loans may take the form of installment loans, demand loans, or single payment loans, and are extended to individuals for household, family, and other personal expenditures. These loans generally include direct consumer automobile loans and credit card loans. Also included in this category are junior liens on 1-4 family residential properties. These loans are generally smaller in size and are underwritten by evaluating the credit history of the borrower, the ability of the borrower to meet the debt service requirements of the loan and total debt obligations.

Management regularly evaluates the allowance for loan losses using the Company’s past loan loss experience, known and inherent risks in the loan portfolio, composition of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, current economic conditions, and other relevant factors. This evaluation is inherently subjective since it requires material estimates that may be susceptible to significant change.

A loan is impaired when, based on current information, it is probable that the Company will not collect all amounts due in accordance with the contractual terms of the loan agreement. Management determines whether a loan is impaired on a case-by-case basis, taking into consideration the payment status, collateral value, length and reason of any payment delays, the borrower’s prior payment record, and any other relevant factors. Large groups of smaller-balance homogeneous loans, such as residential mortgage and consumer loans, are collectively evaluated in the allowance for loan losses analysis and are not subject to impairment analysis unless such loans have been subject to a restructuring agreement. Specific allowances for impaired loans are based on discounted

1895 BANCORP OF WISCONSIN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

(In thousands)

NOTE 1 — Summary of Significant Accounting Policies – (continued)

cash flows of expected future payments using the loan’s initial effective interest rate or the fair value of the collateral if the loan is collateral dependent.

In addition, various regulatory agencies periodically review the allowance for loan losses. These agencies may require the Company to make additions to the allowance for loan losses based on their judgments of collectability based on information available to them at the time of their examination.

Troubled Debt Restructurings

Loans are accounted for as troubled debt restructurings when a borrower is experiencing financial difficulties that lead to a restructuring of the loan, and the Company grants a “concession” to the borrower that they would not otherwise consider. These concessions include a modification of terms such as a reduction of the stated interest rate or loan balance, a reduction of accrued interest, an extension of the maturity date at an interest rate lower than a current market rate for a new loan with similar risk, or some combination thereof to facilitate repayment. Troubled debt restructurings are considered impaired loans.

Premises and Equipment

Depreciable assets are stated at cost less accumulated depreciation. Provisions for depreciation are computed on straight-line method over the estimated useful lives of the assets.

Mortgage Servicing Rights

The Company sells residential mortgage loans in the secondary market and, on a selective basis, retains the right to service the loans sold. Upon sale, a mortgage servicing rights asset is capitalized, which represents the then current fair value of future net cash flows expected to be realized for performing servicing activities. Mortgage servicing rights, when purchased, are initially recorded at fair value. Mortgage servicing rights are amortized over the period of estimated net servicing income, and assessed for impairment at each reporting date. Mortgage servicing rights are carried at the lower of the initial capitalized amount, net of accumulated amortization, or estimated fair value, and are included in other assets, net in the consolidated balance sheets. To the extent that the Company sells mortgage servicing rights, a gain is recognized for the amount of which sale proceeds exceed the remaining unamortized cost of the servicing rights that were sold. Recognized gains on sale of mortgage servicing rights are included in other noninterest income in the consolidated statements of operations.

The fair value of mortgage servicing rights is estimated using a valuation model that calculates the present value of estimated future net servicing income. The valuation model incorporates assumptions that market participants would use in estimating future net servicing income, such as costs to service, a discount rate, the custodial earnings rate, ancillary income, default rates and losses, and prepayment speeds. The fair value of mortgage servicing rights may change because of changes in the discount rates, prepayment expectations, default rates, and other factors. Mortgage servicing rights are amortized into income in proportion to and over the period of the estimated future net servicing income of the underlying loans.

Mortgage servicing rights are evaluated for impairment at each reporting date and whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The evaluation

1895 BANCORP OF WISCONSIN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

(In thousands)

NOTE 1 — Summary of Significant Accounting Policies – (continued)

includes stratifying the mortgage servicing rights by predominant characteristics such as interest rates and terms and estimating fair value of each stratum. Impairment is recognized through a valuation allowance for an individual stratum to the extent that fair value is less than the carrying amount for the stratum.

Federal Home Loan Bank Stock

The Company’s investment in Federal Home Loan Bank (“FHLB”) stock is carried at cost. The Company is required to hold the stock as a member of the FHLB, and transfer of the stock is substantially restricted. The stock is pledged as collateral for outstanding FHLB advances. The stock is evaluated for impairment on an annual basis.

Foreclosed Assets

Assets acquired through or in lieu of loan foreclosure are held for sale and are initially recorded at fair value at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management, and the assets are carried at the lower of carrying amount or fair value less costs to sell. Revenue and expenses from operations and changes in the valuation allowance are included in net foreclosed asset expense. There were no foreclosed assets as of December 31, 2020 and 2019, respectively. There were approximately $56 and $240 of residential real estate loans in process of foreclosure at December 31, 2020 and 2019, respectively.

Cash value of life insurance

The Company purchased bank owned life insurance on the lives of certain employees. The Company is the beneficiary of the life insurance policies. The cash surrender value of life insurance is reported at the amount that would be received in cash if the policies were surrendered. Increases in the cash value of the policies and proceeds of death benefits received are recorded in noninterest income. The increase in cash value of life insurance is not subject to income taxes, as long as the Company has the intent and ability to hold the policies until the death benefits are received.

Income Taxes

Amounts provided for income tax expense are based on income reported for financial statement purposes and do not necessarily represent amounts currently payable under tax laws. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and income tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Deferred tax assets are reduced by a valuation allowance when it is more likely than not that some portion of the deferred tax asset will not be realized. We exercise significant judgment in evaluating the amount and timing of recognition of the resulting tax liabilities and assets. These judgments require us to make projections of future taxable income. The judgments and estimates we make in determining our deferred tax assets, which are inherently subjective, are reviewed on a regular basis as regulatory and business factors change. Any reduction in estimated future taxable income may require us to increase the valuation allowance against our deferred tax assets.

As changes in tax laws or rates are enacted, deferred income tax assets and liabilities are adjusted through the provision for income taxes. The differences relate principally to the allowances for loan losses, deferred

1895 BANCORP OF WISCONSIN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

(In thousands)

NOTE 1 — Summary of Significant Accounting Policies – (continued)

compensation, and mortgage servicing rights. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The tax effects from an uncertain tax position can be recognized in the consolidated financial statements only if the position is more likely than not to be sustained on audit, based on the technical merits of the position. The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. Based on its evaluation, the Company has concluded that there are no significant uncertain tax positions requiring recognition in its consolidated financial statements.

The Company’s policy is to recognize interest and penalties related to income tax issues as components of income tax expense. During the periods shown, the Company did not recognize any interest or penalties related to income tax expense in its statements of operations.

Employee Benefit Plans

The Company has employee benefit plans for qualified employees. The Company’s policy is to fund contributions as accrued.

Off-Balance Sheet Financial Instruments

In the ordinary course of business, the Company has entered into off-balance-sheet financial instruments including commitments to extend credit, unfunded commitments under lines of credit, and standby letters of credit. Such financial instruments are recorded in the consolidated financial statements when they become payable.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Rate Lock Commitments

The Company enters into commitments to originate loans, whereby the interest rate on the loan is determined prior to funding (rate lock commitments). Rate lock commitments on mortgage loans that are intended to be sold are considered to be derivatives. Accordingly, such commitments, along with any related fees received from potential borrowers, are recorded at fair value in other assets or liabilities, with changes in fair value recorded in the net gain or loss on sale of mortgage loans. Fair value is based on fees currently charged to enter into similar agreements and for fixed-rate commitments also considers the difference between current levels of interest rates and the committed rates.

1895 BANCORP OF WISCONSIN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

(In thousands)

NOTE 1 — Summary of Significant Accounting Policies – (continued)

Advertising

Advertising costs are expensed as incurred.

Other Comprehensive Income (Loss)

Other comprehensive income (loss) is shown on the statements of comprehensive income (loss). The Company’s accumulated other comprehensive income is composed of the unrealized gain on securities available for sale, net of tax and is shown on the statements of changes in equity. Reclassification adjustments out of other comprehensive income for gains realized on sales of securities available for sale comprise the entire balance of “net gain on sale of securities” on the statements of operations. As part of this reclassification, income tax expense of approximately $276 and $0 was recognized for the years ended December 31, 2020 and 2019, respectively, in “provision (credit) for income taxes” on the statements of operations.

Reclassifications

Certain reclassifications have been made to the 2019 consolidated financial statements to conform to the 2020 classifications.

Recent Accounting Pronouncements

The following Accounting Standards Updates (ASU) have been issued by the FASB and may impact the Company’s consolidated financial statements in future reporting periods.

ASU 2016-13, Financial Instruments – Credit Losses: Measurement of Credit Losses on Financial Instruments (Topic 326). ASU 2016-13 requires organizations to measure all expected credit losses for financial instruments held at the reporting date based on historical experience, current conditions and reasonable and supportable forecasts. The guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2021. Early adoption will be permitted for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. On November 15, 2019, the FASB issued ASU 2019-10, Financial Instruments – Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates, amending the effective date for this standard. ASU 2016-13 will be effective for fiscal years beginning after December 15, 2022, and interim periods within those fiscal years. Management has elected to defer adoption to the new effective date and is currently evaluating the impact of adopting ASU 2016-13 on the Company’s consolidated financial statements.

ASU 2016-02, Leases (Topic 842). This ASU affects any entity that enters into a lease, and is intended to increase the transparency and comparability of financial reporting. The ASU requires, among other changes, a lessee to recognize on its balance sheet a lease asset and a lease liability for those leases previously classified as operating leases. The lease asset will represent the right to use the underlying asset for the lease term, and the lease liability will represent the discounted value of the required lease payments to the lessor. The ASU will also require entities to disclose key information about leasing arrangements. ASU 2016-02 is effective for interim and annual reporting periods beginning after December 15, 2019. Early adoption is permitted. On November 15, 2019, the FASB issued ASU 2019-10, Financial Instruments – Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates, amending the effective date for this standard. On June 3, 2020, the FASB issued ASU 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases

1895 BANCORP OF WISCONSIN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

(In thousands)

NOTE 1 — Summary of Significant Accounting Policies – (continued)

(Topic 842): Effective Dates for Certain Entities, updating the effective date for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Management has elected to defer adoption to the new effective date and is currently evaluating the impact of adopting ASU 2016-02 on the Company’s consolidated financial statements.

ASU 2020-04, Facilitation of the Effects of Reference Rate Reform on Financial Reporting. This ASU provides temporary optional expedients and exceptions to GAAP guidance on contract modifications and hedge accounting to ease the financial reporting burdens of the expected market transition from LIBOR and other interbank offered rates to alternative rates, such as SOFR. For instance, entities can elect not to apply certain modification accounting requirements to contracts affected by reference rate reform, if certain criteria are met. An entity that makes this election would not have to remeasure the contracts at the modification date or reassess a previous accounting determination. Entities can also elect various optional expedients that would allow them to continue applying hedge accounting for hedging relationships affected by reference rate reform, if certain criteria are met. ASU 2020-04 is effective March 12, 2020, through December 31, 2022. The Company is in the process of determining which optional expedients to elect, if any, as well as the timing and application of those elections. At this time, the Company does not expect any elections to have a significant impact on its financial statements.

NOTE 2 — Cash and Due from Banks

Under Regulation D, savings institutions are generally required to maintain reserve balances in cash or on deposit with the Federal Reserve Bank, based upon a percentage of deposits. Effective March 26, 2020, the Federal Reserve Board reduced reserve requirement ratios to zero percent, eliminating the requirement to maintain reserve balances in cash or on deposit with the Federal Reserve Bank. This reduction in reserve requirement ratios does not have a defined timeframe and may be revised by the Federal Reserve Board in the future. The total required reserve balance was $0 as of both December 31, 2020 and 2019.

In the normal course of business, the Company maintains cash and due from bank balances with correspondent banks. Balances in these accounts may exceed the Federal Deposit Insurance Corporation’s insured limit of $250. Management believes these financial institutions have strong credit ratings and that the credit risk related to these deposits is minimal.

NOTE 3 — Available for Sale Securities

Amortized costs and fair values of available for sale securities are summarized as follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
December 31, 2020	Cost	Gains	Losses	Fair Value
Obligations of states and political subdivisions	$11,570	$244	$(11)	$11,803
Government-sponsored mortgage-backed securities	36,886	1,165	(12)	38,039
Asset-backed securities	7,231	57	(7)	7,281
Certificates of deposit	1,458	122	—	1,580

Total available for sale securities	$57,145	$1,588	$(30)	$58,703

1895 BANCORP OF WISCONSIN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

(In thousands)

NOTE 3 — Available for Sale Securities – (continued)

		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
December 31, 2019	Cost	Gains	Losses	Fair Value
Obligations of states and political subdivisions	$9,779	$67	$(20)	$9,826
Government-sponsored mortgage-backed securities	56,975	416	(357)	57,034
Corporate collateralized mortgage obligations	284	5	—	289
Asset-backed securities	2,484	—	(19)	2,465
Certificates of deposit	1,707	54	—	1,761

Total available for sale securities	$71,229	$542	$(396)	$71,375

Fair values of securities are estimated based on financial models or prices paid for similar securities. It is possible interest rates could change considerably, resulting in a material change in estimated fair value.

The Company’s mortgage-backed securities and collateralized mortgage obligations issued by government sponsored enterprises are guaranteed by one of the following government enterprises: Fannie Mae, Freddie Mac or Ginnie Mae. Available for sale securities with a carrying value of $2.0 million and $3.0 million were pledged as collateral to secure customer deposit accounts at December 31, 2020 and December 31, 2019, respectively.

The following table presents the portion of the Company’s portfolio which has gross unrealized losses, reflecting the length of time that individual securities have been in a continuous unrealized loss position:

	Less than 12 months		12 months or more		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
December 31, 2020	Value	Loss	Value	Loss	Value	Loss
Obligations of states and political subdivisions	$4,235	$(11)	$—	$—	$4,235	$(11)
Government-sponsored mortgage-backed securities	4,984	(12)	—	—	4,984	(12)
Asset-backed securities	—	—	638	(7)	638	(7)

Total	$9,219	$(23)	$638	$(7)	$9,857	$(30)

	Less than 12 months		12 months or more		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
December 31, 2019	Value	Loss	Value	Loss	Value	Loss
Obligations of states and political subdivisions	$2,052	$(14)	$667	$(6)	$2,719	$(20)
Government-sponsored mortgage-backed securities	15,830	(106)	16,747	(251)	32,577	(357)
Asset-backed securities	2,394	(18)	71	(1)	2,465	(19)

Total	$20,276	$(138)	$17,485	$(258)	$37,761	$(396)

1895 BANCORP OF WISCONSIN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

(In thousands)

NOTE 3 — Available for Sale Securities – (continued)

At December 31, 2020, the Company had 5 debt securities with unrealized losses with aggregate depreciation of 0.3% from the Company’s amortized cost basis. At December 31, 2019, the Company had 30 debt securities with unrealized losses with aggregate depreciation of 1.0% from the Company’s amortized cost basis. These unrealized losses relate principally to the changes in interest rates and are not caused by changes in the financial condition of the issuer, the quality of any underlying assets, or applicable credit enhancements. In analyzing whether unrealized losses on debt securities are other than temporary, management considers whether the securities are issued by a government body or agency, whether a rating agency has downgraded the securities, industry analysts’ reports, the financial condition and performance of the issuer, and the quality of any underlying assets or credit enhancements. Since management has the ability to hold debt securities for the foreseeable future, no declines are deemed to be other than temporary.

The amortized cost and fair value of available for sale securities by contractual maturity are shown below. Expected maturities will differ from contractual maturities in mortgage-backed securities since the anticipated maturities are not readily determinable. Therefore, these securities are not included in the maturity categories in the following maturity summary listed below:

	December 31, 2020
	Amortized	Fair
	Cost	Value
Due in one year or less	$1,239	$1,255
Due after one through 5 years	5,217	5,419
Due after 5 through 10 years	1,326	1,435
Due after 10 years	5,246	5,274

Subtotal	13,028	13,383
Mortgage-related securities	36,886	38,039
Asset-backed securities	7,231	7,281

Total	$57,145	$58,703

The following is a summary of the proceeds from sales of securities available for sale, as well as gross gains and losses, for each of the periods listed below:

	Years ended December 31,
	2020	2019
Proceeds from sales of available for sale securities	$19,515	$—
Gross gains	1,023	—
Gross losses	—	—

1895 BANCORP OF WISCONSIN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

(In thousands)

NOTE 4 — Loans

Major classifications of loans are as follows:

	As of December 31,
	2020	2019
Commercial:
Real estate	$189,291	$178,882
Land development	1,492	1,623
Other	46,184	34,072
Residential real estate:
First mortgage	68,968	65,450
Construction	2,954	2,041
Consumer:
Home equity and lines of credit	22,348	29,691
Other	361	611

Subtotal	331,598	312,370
Net deferred loan costs	178	304
Allowance for loan losses	(2,703)	(2,000)

Net loans	$329,073	$310,674

Deposit accounts in an overdrawn position and reclassified as loans totaled $141 and $114 at December 31, 2020 and 2019, respectively.

The Coronavirus Aid, Relief and Economic Security (“CARES”) Act authorized the Small Business Administration (“SBA”) to temporarily guarantee loans under a new loan program called the Paycheck Protection Program (“PPP”). As a qualified SBA lender, we were automatically authorized to originate PPP loans. The Company actively participated in assisting our customers with applications for resources through the program until its closing on August 8, 2020. PPP loans originated by the Company have: (a) an interest rate of 1.0%, (b) two-year and five-year loan terms to maturity; and (c) principal and interest payments deferred for ten months after the end date of the borrowers forgiveness period. The SBA will guarantee 100% of the PPP loans made to eligible borrowers. The entire principal amount of the borrower’s PPP loan, including any accrued interest, is eligible to be reduced by the loan forgiveness amount under the PPP. As of December 31, 2020, we have funded 246 PPP loans with outstanding balances totaling $17.2 million, included within the commercial loan balances above.

The Company provides several types of loans to its customers, including commercial, residential, construction and consumer loans. Significant loan concentrations are considered to exist when there are amounts loaned to one borrower, or to multiple borrowers engaged in similar activities, that would cause them to be similarly impacted by economic or other conditions. While credit risks tend to be geographically concentrated in the Company’s metropolitan Milwaukee market area, and while a significant portion of the Company’s loan portfolio is secured by commercial and residential real estate, there are no significant concentrations whose primary sources of repayment are reliant upon an individual or group of related borrowers.

During the normal course of business, the Company may transfer a portion of a loan as a participation loan to another financial institution in order to manage portfolio risk. In order to be eligible for sales treatment, all

1895 BANCORP OF WISCONSIN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

(In thousands)

NOTE 4 — Loans – (continued)

cash flows from the loan must be divided proportionately, and rights of each loan holder must have the same priority, the loan holders must have no recourse to the transferor other than standard representations and warranties, and no loan holder can have the right to pledge or exchange the entire loan. As December 31, 2020 and December 31, 2019, respectively, the Company had transferred $29.6 million and $26.2 million in participation loans which were eligible for sales treatment to other financial institutions, all of which were being serviced by the Company.

A summary of the activity in the allowance for loan losses by portfolio segment is as follows:

December 31, 2020	Commercial	Residential	Consumer	Total
Beginning balance	$1,235	$573	$192	$2,000
Provision for loan losses	360	100	40	500
Loans charged off	—	(60)	(8)	(68)
Recoveries of loans previously charged off	14	132	125	271

Total ending allowance balance	$1,609	$745	$349	$2,703

December 31, 2019	Commercial	Residential	Consumer	Total
Beginning balance	$1,448	$1,250	$564	$3,262
Provision (credit) for loan losses	(222)	(599)	(211)	(1,032)
Loans charged off	(214)	(83)	(269)	(566)
Recoveries of loans previously charged off	223	5	108	336

Total ending allowance balance	$1,235	$573	$192	$2,000

Information about how loans were evaluated for impairment and the related allowance for loan losses follows:

December 31, 2020	Commercial	Residential	Consumer	Total
Loans:
Individually evaluated for impairment	$10,573	$411	$21	$11,005
Collectively evaluated for impairment	226,394	71,511	22,688	320,593

Total loans	$236,967	$71,922	$22,709	$331,598

Allowance for loan losses:
Individually evaluated for impairment	$—	$—	$—	$—
Collectively evaluated for impairment	1,609	745	349	2,703

Total allowance for loan losses	$1,609	$745	$349	$2,703

1895 BANCORP OF WISCONSIN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

(In thousands)

NOTE 4 — Loans – (continued)

December 31, 2019	Commercial	Residential	Consumer	Total
Loans:
Individually evaluated for impairment	$6,931	$1,078	$32	$8,041
Collectively evaluated for impairment	207,646	66,413	30,270	304,329

Total loans	$214,577	$67,491	$30,302	$312,370

Allowance for loan losses:
Individually evaluated for impairment	$—	$62	$5	$67
Collectively evaluated for impairment	1,235	511	187	1,933

Total allowance for loan losses	$1,235	$573	$192	$2,000

Information regarding impaired loans follows:

	Recorded Investment	Principal Balance	Related Allowance	Average Investment	Interest Recognized
December 31, 2020
Loans with no related allowance for loan losses:
Commercial:
Real estate	$6,277	$6,277	NA	$6,268	$332
Land development	1,492	1,492	NA	503	40
Other	2,804	2,804	NA	2,301	138
Residential real estate and consumer:
First mortgage	411	495	NA	568	261
Home equity and lines of credit	21	51	NA	24	3

Total loans with no related allowance for loan losses	11,005	11,119	NA	9,664	774

Loans with related allowance for loan losses:
Residential real estate and consumer:
First mortgage	—	—	—	36	—
Home equity and lines of credit	—	—	—	4	—

Total loans with related allowance for loan losses	—	—	—	40	—

Grand totals	$11,005	$11,119	$—	$9,704	$774

December 31, 2019
Loans with no related allowance for loan losses:
Commercial:
Real estate	$5,840	$5,840	NA	$1,824	$87
Land development	—	—	NA	126	—
Other	1,091	1,091	NA	488	23
Residential real estate and consumer:
First mortgage	1,016	1,350	NA	1,056	18
Home equity and lines of credit	27	56	NA	29	—

Total loans with no related allowance for loan losses	7,974	8,337	NA	3,523	128

1895 BANCORP OF WISCONSIN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

(In thousands)

NOTE 4 — Loans – (continued)

	Recorded Investment	Principal Balance	Related Allowance	Average Investment	Interest Recognized
Loans with related allowance for loan losses:
Residential real estate and consumer:
First mortgage	62	62	62	43	—
Home equity and lines of credit	5	6	5	16	—

Total loans with related allowance for loan losses	67	68	67	59	—

Grand totals	$8,041	$8,405	$67	$3,582	$128

Management regularly monitors impaired loan relationships. In the event facts and circumstances change, additional reserves may be necessary.

There were no additional funds committed to impaired loans as of December 31, 2020 and 2019, respectively.

The Company regularly evaluates various attributes of loans to determine the appropriateness of the allowance for loan losses. The credit quality indicators monitored differ depending on the class of loan.

“Pass” ratings are assigned to loans with adequate collateral and debt service ability such that collectability of the contractual loan payments is highly probable.

“Watch / Special mention” ratings are assigned to loans where management has some concern that the collateral or debt service ability may not be adequate, though the collectability of the contractual loan payments is still probable.

“Substandard” ratings are assigned to loans that do not have adequate collateral and/or debt service ability such that collectability of the contractual loan payments is no longer probable.

“Doubtful” ratings are assigned to loans that do not have adequate collateral and/or debt service ability, and collectability of the contractual loan payments is unlikely.

Information regarding the credit quality indicators most closely monitored for commercial loans by class follows:

December 31, 2020	Pass	Watch and Special Mention	Substandard	Total
Real estate	$163,961	$19,272	$6,058	$189,291
Land development	—	—	1,492	1,492
Other	37,675	5,705	2,804	46,184

Total	$201,636	$24,977	$10,354	$236,967

December 31, 2019	Pass	Watch and Special Mention	Substandard	Total
Real estate	$168,834	$4,418	$5,630	$178,882
Land development	—	1,623	—	1,623
Other	27,522	5,517	1,033	34,072

Total	$196,356	$11,558	$6,663	$214,577

There were no loans rated as doubtful at December 31, 2020 and December 31, 2019.

1895 BANCORP OF WISCONSIN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

(In thousands)

NOTE 4 — Loans – (continued)

Residential real estate and consumer loans are generally evaluated based on whether or not the loan is performing according to the contractual terms of the loan.

Information regarding the credit quality indicators most closely monitored for residential real estate and consumer loans by class follows:

December 31, 2020	Performing	Non Performing	Total
Residential real estate:
First mortgages	$67,817	$1,151	$68,968
Construction	2,954	—	2,954
Consumer:
Home equity and lines of credit	22,212	136	22,348
Other	361	—	361

Total	$93,344	$1,287	$94,631

December 31, 2019	Performing	Non Performing	Total
Residential real estate:
First mortgages	$63,760	$1,690	$65,450
Construction	2,041	—	2,041
Consumer:
Home equity and lines of credit	29,548	143	29,691
Other	611	—	611

Total	$95,960	$1,833	$97,793

Loan aging and non-accrual information follows:

December 31, 2020	Current Loans	Loans Past Due 30-89 Days	Loans Past Due 90+ Days	Total Loans	Non-accrual Loans
Commercial:
Real estate	$189,050	$241	$—	$189,291	$—
Land development	1,492	—	—	1,492	—
Other	46,151	33	—	46,184	—
Residential real estate:
First mortgage	68,147	684	137	68,968	1,151
Construction	2,954	—	—	2,954	—
Consumer:
Home equity and lines of credit	22,204	121	23	22,348	136
Other	361	—	—	361	—

Total	$330,359	$1,079	$160	$331,598	$1,287

		Total non-accrual loans to total loans				0.39%
		Total non-accrual loans to total assets				0.25%

1895 BANCORP OF WISCONSIN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

(In thousands)

NOTE 4 — Loans – (continued)

December 31, 2019	Current Loans	Loans Past Due 30-89 Days	Loans Past Due 90+ Days	Total Loans	Non-accrual Loans
Commercial:
Real estate	$178,702	$—	$180	$178,882	$180
Land development	1,623	—	—	1,623	—
Other	33,924	148	—	34,072	—
Residential real estate:
First mortgage	63,854	1,059	537	65,450	1,690
Construction	2,041	—	—	2,041	—
Consumer:
Home equity and lines of credit	29,678	13	—	29,691	143
Other	611	—	—	611	—

Total	$310,433	$1,220	$717	$312,370	$2,013

		Total non-accrual loans to total loans				0.64%
		Total non-accrual loans to total assets				0.47%

There are no loans 90 or more days past due and accruing interest as of December 31, 2020 or 2019.

Non-performing loans are as follows:

	Years ended December 31,
	2020	2019
Non-accrual loans, other than troubled debt restructurings	$1,068	$1,416
Non-accrual loans, troubled debt restructurings	219	597

Total non-performing loans (NPLs)	$1,287	$2,013

Restructured loans, accruing	$432	$446

There were no loans modified as troubled debt restructurings during years ended December 31, 2020 and December 31, 2019.

The provisions of the March 2020 CARES Act included an election to not apply the guidance on accounting for troubled debt restructurings to loan modifications, such as extensions or deferrals, related to COVID-19 made between March 1, 2020 and the earlier of (i) December 31, 2020 or (ii) 60 days after the end of the COVID-19 national emergency. The relief can only be applied to modifications for loans that were not more than 30 days past due as of December 31, 2019. The Company elected to adopt these provisions of the CARES Act. As of December 31, 2020, the Company had deferrals of $308 in interest, escrow and principal payments on $14.1 million in outstanding loans.

The Company considers a troubled debt restructuring in default if it becomes past due more than 90 days. No troubled debt restructurings defaulted within twelve months of their modification date during the years ended December 31, 2020 and 2019.

1895 BANCORP OF WISCONSIN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

(In thousands)

NOTE 5 — Foreclosed Assets

There were no foreclosed assets held as of December 31, 2020 and December 31, 2019.

A summary of the Company’s foreclosed asset activity is presented below.

	Years ended December 31,
	2020	2019
Foreclosed assets, beginning of period	$—	$—
Loans receivable transferred	—	134
Gain on sales	—	103
Proceeds from sales	—	(237)
Write downs	—	—
Other	—	—

Foreclosed assets, end of period	$—	$—

NOTE 6 — Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation and are summarized as follows:

	As of December 31,
	2020	2019
Land	$863	$863
Buildings	7,845	7,829
Leasehold improvements	209	633
Furniture and equipment	5,929	6,343

Totals	14,846	15,668
Less: Accumulated depreciation	8,571	8,987

Premises and equipment, net	$6,275	$6,681

Depreciation of premises and equipment totaled $661 and $695 for the years ended December 31, 2020 and 2019, respectively.

There was no impairment of premises and equipment during the year ended December 31, 2020. The Company had impairment on premises and equipment of $90 during the year ended December 31, 2019. The impairment loss was taken on a building held for sale, which was transferred to other assets on the balance sheet at December 31, 2019.

The Company leases premises from nonrelated entities. Rent expense under these non-cancelable leases totaled $93 and $223 for the years ended December 31, 2020 and 2019, respectively.

As of December 31, 2020, the Company has $20 in future minimum rental commitments under non-cancelable leases, before considering available renewal options, to be paid during the first quarter of 2021.

NOTE 7 — Mortgage Servicing Rights

Loans serviced for others are not included in the balance sheets. The unpaid principal balance of mortgage loans serviced for others totaled $345.1 million at December 31, 2020, and $336.7 million at December 31, 2019.

1895 BANCORP OF WISCONSIN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

(In thousands)

NOTE 7 — Mortgage Servicing Rights – (continued)

The following is a summary of changes in the balance of mortgage servicing rights for the periods indicated below:

	As of December 31,
	2020	2019
Beginning balance	$2,172	$2,103
Additions	770	527
Amortization	(767)	(458)
Adjustments to valuation allowance	(369)	—

Ending balances	$1,806	$2,172

Fair value at beginning of period	$2,404	$3,371

Fair value at end of period	$1,806	$2,404

The valuation allowance as of December 31, 2020 was $369. There was no valuation allowance as of December 31, 2019. The Company did not sell any mortgage servicing rights during the years ended December 31, 2020 and 2019.

The estimated fair value of mortgage servicing rights was determined using a valuation model that calculates the present value of expected future servicing and ancillary income, net of expected servicing costs. The model incorporates various assumptions such as discount rates, prepayment speeds, and ancillary income and servicing costs. As of December 31, 2020, the model used discount rates ranging from 10% to 13.5% and prepayment speeds ranging from 18% to 46%, respectively, both of which were based on market data from independent organizations. As of December 31, 2019, the model used discount rates of 10% to 14% and prepayment speeds ranging from 7% to 45%.

The following table shows the estimated future amortization of mortgage servicing rights for the next five years. The projections of amortization expense are based on existing asset balances as of as of December 31, 2020. The actual amortization expense the Company recognizes in any given period may be significantly different depending on changes in interest rates, market conditions, and regulatory requirements.

For the period ending December 31, 2021	382
2022	357
2023	334
2024	311
2025	285
Thereafter	137

Total	$1,806

1895 BANCORP OF WISCONSIN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

(In thousands)

NOTE 8 — Deposits

The composition of deposits is as follows:

	As of December 31,
	2020	2019
Non-interest bearing checking	$98,970	$62,768
Interest bearing checking	30,630	25,432
Money market	103,724	65,999
Statement savings accounts	58,895	47,981
Certificates of deposit	87,629	142,416

Total	$379,848	$344,596

Certificates of deposit that met or exceeded the FDIC insurance limit of $250 totaled $8.7 million and $16.5 million at December 31, 2020 and 2019, respectively.

Interest expense on deposits is summarized as follows:

	Years ended December 31,
	2020	2019
Interest bearing checking	$46	$59
Money market	448	715
Statement savings accounts	58	66
Certificates of deposit	1,768	3,802

Total	$2,320	$4,642

The scheduled maturities of certificates of deposit are as follows:

2021	81,521
2022	3,938
2023	630
2024	860
2025	680

Total	$87,629

1895 BANCORP OF WISCONSIN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

(In thousands)

NOTE 9 — FHLB Advances and Other Borrowings

A summary of FHLB advances follows:

	As of December 31,
	2020		2019
	Rate	Amount	Rate	Amount
	(dollars in thousands)
Fixed rate, COVID-19 Relief Advance, maturing May 2021	0.00%	$4,000	N/A	$—
Fixed rate, fixed term advance, maturing July 2021	1.41%	7,000	1.41%	7,000
Fixed rate, fixed term advance, maturing February 2022	1.62%	6,500	N/A	—
Fixed rate, fixed term advance, maturing February 2023	1.62%	6,500	N/A	—
Putable advance, maturing October 2029 first option date Nov 2020	1.03%	10,000	1.03%	10,000
Putable advance, maturing February 2030 first option date Feb 2023	0.98%	5,000	N/A	—
Putable advance, maturing March 2030 first option date March 2025	0.89%	10,000	N/A	—
Advance structured note, payments due monthly, maturing February 2030	7.47%	584	7.47%	623
Advance structured note, payments due monthly, maturing April 2030	1.05%	9,365	N/A	—
Advance structured note, payments due monthly, maturing May 2030	1.19%	9,449	N/A	—

Total		$68,398		$17,623

A summary of the scheduled maturities of FHLB advances follows:

	December 31, 2020
	Weighted Average Rate	Amount
2021	0.95%	12,956
2022	1.54%	8,481
2023	1.54%	8,506
2024	1.28%	2,032
2025	1.30%	2,059
Thereafter	1.07%	34,364

Total		$68,398

Actual maturities may differ from the scheduled principal maturities due to call options on the various advances.

The Company maintains a master contract agreement with the FHLB, which provides for borrowing up to the lesser of 22.22 times the FHLB stock owned, a determined percentage of the book value of the Company’s qualifying real estate loans, or a determined percentage of the Company’s assets. The FHLB provides both fixed and floating rate advances. Floating rates are tied to short-term market rates of interest such as London InterBank Offered Rate (LIBOR), federal funds, or Treasury bill rates. FHLB advances are subject to a prepayment penalty if they are repaid prior to maturity. The Company had pledged approximately $149.1 million at December 31, 2020, and $125.5 million at December 31, 2019, of qualifying real estate mortgage loans. FHLB advances were also secured by $3.0 million at December 31, 2020 and $913 at December 31, 2019 of FHLB stock owned by the Company. At December 31, 2020 and 2019, the Company’s available and unused portion of this borrowing agreement totaled $79.6 million and $107.0 million, respectively. Additional borrowing would require additional purchase of FHLB stock.

1895 BANCORP OF WISCONSIN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

(In thousands)

NOTE 9 — FHLB Advances and Other Borrowings (continued)

Additionally, at December 31, 2020 we had a $10.0 million federal funds rate line of credit with the BMO Harris Bank, none of which was drawn at December 31, 2020. The Company also had a $7.0 million line of credit at the Federal Reserve based on pledged commercial real estate loans of approximately $11.7 million at December 31, 2020. The Company had not drawn on the Federal Reserve line as of December 31, 2020.

NOTE 10 — Employee Benefit Plan

The Company sponsors a 401(k)-profit sharing plan covering substantially all employees certain age and minimum service requirements. The Company may then match a discretionary percentage of each eligible participant’s contribution. The expense charge to operations for the Company’s matching contributions were $414 and $356 for the years ended December 31, 2020 and 2019, respectively.

NOTE 11 — Income Taxes

The provision for income taxes included in the accompanying consolidated financial statements consists of the following components:

	Years ended December 31,
	2020	2019
Current tax expense (benefit):
Federal	$86	$(26)
State	—	(3)

Total current tax expense (benefit)	86	(29)

Deferred tax expense:
Federal	589	19
State	127	1
Valuation allowance	934

Total deferred tax expense	1,650	20

Provision (credit) for income taxes	$1,736	$(9)

A summary of the sources of differences between income taxes at the federal statutory rate and the provision (credit) for income taxes follows:

	Years ended December 31,
	2020		2019
	Amount	% of Pretax Income	Amount	% of Pretax Income
Reconciliation of statutory to effective rates:
Federal income taxes at statutory rate	$641	21.00%	$92	21.00%
Adjustments for:
State income taxes, net of federal income tax benefit	—	0.00%	—	0.00%
Increase in cash value of life insurance	(84)	-2.75%	(117)	-26.70%
Change in valuation allowance	934	30.60%	—	0.00%
Other, net	245	8.03%	16	3.65%

Total income tax expense (benefit)	$1,736	56.88%	$(9)	-2.05%

1895 BANCORP OF WISCONSIN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

(In thousands)

NOTE 11 — Income Taxes – (continued)

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

The net deferred tax asset in the accompanying balance sheet includes the following amounts of deferred tax assets and liabilities:

	As of December 31,
	2020	2019
Deferred tax assets:
Allowance for loan losses	$735	$542
Deferred compensation	859	692
Accrued employee benefits	122	136
Carryforwards	3,492	4,743
Premises and equipment	6	11
ESOP release of shares	17	—
Other	57	14

Total deferred tax assets	$5,288	$6,138

Deferred tax liabilities:
Loan fees	$48	$82
Unrealized gain on available for sale securities	420	39
Mortgage servicing rights	491	589
FHLB stock dividends	26	28

Total deferred tax liabilities	$985	$738

Net deferred tax asset/liability	4,303	5,400
Valuation allowance	(934)	—

Net deferred tax asset	$3,369	$5,400

Income tax expense (benefit) was $1.7 million for the year ended December 31, 2020 and ($9) for the year ended December 31, 2019. Included in income tax expense for the year ended December 31, 2020 was a $934 increase in our deferred tax valuation allowance. As of December 31, 2020, the deferred tax asset valuation allowance was $934, reducing our net deferred tax assets to $3.4 million at that date. We did not have a deferred tax asset valuation allowance at December 31, 2019.

Deferred tax assets are deferred tax consequences attributable to deductible temporary differences and carryforwards. After the deferred tax asset has been measured using the applicable enacted tax rate and provisions of the enacted tax law, it is then necessary to assess the need for a valuation allowance. A valuation allowance is needed when, based on the weight of the available positive and negative evidence, it is more likely than not that some portion of the deferred asset will not be realized. As required by generally accepted accounting principles, available evidence is weighted heavily on cumulative losses, with less weight placed on future projected profitability. Realization of the deferred tax asset is dependent on whether there will be sufficient future taxable income, including available tax strategies of the appropriate character in the period during which deductible temporary differences reverse or within the carryforward periods available under tax law.

1895 BANCORP OF WISCONSIN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

(In thousands)

NOTE 11 — Income Taxes – (continued)

The Company has federal loss carryforwards of approximately $9.9 million as of December 31, 2020. Of this amount, $1.8 million represents a tax loss carryforward from the 2019 tax year has an indefinite carryforward period due to the Tax Cuts and Jobs Act of 2017. The remaining $8.1 million of losses begin to expire in 2029. The Company also has $0.4 million of charitable contribution carryforwards that may be applied against future taxable income and begin to expire in 2022.

Under the Tax Cuts and Jobs Act, for federal losses originating in tax years after January 1, 2018, the Company is allowed an indefinite carryforward period limited to 80% of each subsequent year’s net income. The CARES Act temporarily repealed this 80% limitation for the calendar year ended December 31, 2020.

The Company has state net operating loss carryforwards totaling approximately $20.2 million that may be applied against future state taxable income and begin to expire in 2023 as of December 31, 2020. The Company also has $0.4 million of charitable contribution carryforwards that may be applied against future taxable income and begin to expire in 2022.

With few exceptions, the Company is no longer subject to federal or state examinations by taxing authorities for years before 2017 for Federal and 2016 for State.

NOTE 12 — Commitments and Contingencies

In the normal course of business, the Company may be involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on the Company’s consolidated financial statements. No legal proceedings existed at December 31, 2020.

The Company is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These instruments include commitments to extend credit and commitments to sell loans. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheets.

The Company’s exposure to credit loss is represented by the contractual, or notional, amount of these commitments. The Company follows the same credit policies in making commitments as it does for on-balance- sheet instruments. Since some of the commitments are expected to expire without being drawn upon, and some of the commitments may not be drawn upon to the total extent of the commitment, the notional amount of these commitments does not necessarily represent future cash requirements of the Company.

The contract amounts of credit-related financial instruments at December 31, 2020 and 2019 are summarized below:

December 31, 2020	Fixed Rate	Variable Rate	Total
Commitments to extend credit	$12,084	$41,778	$53,862
Standby letters of credit, variable	23	2,150	2,173
Credit enhancement under the FHLB of Chicago Mortgage Partnership Finance Program	1,087	—	1,087
Commitments to sell loans	53,847	—	53,847
Overdraft protection program commitments	4,104	—	4,104

1895 BANCORP OF WISCONSIN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

(In thousands)

NOTE 12 — Commitments and Contingencies – (continued)

December 31, 2019	Fixed Rate	Variable Rate	Total
Commitments to extend credit	$21,745	$36,108	$57,853
Standby letters of credit, variable	—	—	—
Credit enhancement under the FHLB of Chicago Mortgage Partnership Finance Program	841	—	841
Commitments to sell loans	10,917	—	10,917
Overdraft protection program commitments	4,129	—	4,129

Commitments to extend credit are agreements to lend to a customer at fixed or variable rates, as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The amount of collateral obtained upon extension of credit is based on management’s credit evaluation of the customer. Collateral held varies but may include accounts receivable; inventory; property, plant and equipment; real estate; and stocks and bonds. Commitments to sell loans represent commitments obtained by the Company from a secondary market agency to purchase mortgages from the Company at specified interest rates and within specified periods of time.

Standby letters of credit are conditional lending commitments issued by the Company to guarantee the performance of a customer to a third party. Generally, all standby letters of credit have expiration dates within one year. The credit risk involved in issuing standby letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company generally holds collateral supporting these commitments. Standby letters of credit are not reflected in the financial statements, since recording the fair value of these guarantees would not have a significant impact on the financial statements.

The Company participates in the FHLB Mortgage Partnership Finance Program (the “Program”). In addition to entering into forward commitments to sell mortgage loans to a secondary market agency, the Company enters into firm commitments to deliver loans to the FHLB through the Program. Under the Program, loans are funded by the FHLB, and the Company receives an agency fee reported as a component of gain on sale of loans. The Company had $1.9 million of commitments to deliver loans through the Program as of December 31, 2020. Once delivered to the Program, the Company provides a contractually agreed-upon credit enhancement and performs servicing of the loans. Under the credit enhancement, the Company is liable for losses on loans delivered to the Program after application of any mortgage insurance and a contractually agreed-upon credit enhancement provided by the Program subject to an agreed-upon maximum. The Company receives a fee for this credit enhancement. The Company records a liability for expected losses in excess of anticipated credit enhancement fees. As of December 31, 2020, and 2019, the Company had no liability outstanding.

Unfunded commitments under overdraft protection agreements are commitments for possible future extensions of credit to existing customers. These lines of credit may or may not require collateral and may or may not contain a specific maturity date.

NOTE 13 — Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of cash and cash equivalents, investments, and loans. The Company’s cash and cash equivalents are held in demand accounts with various institutions. The Company’s investments are held in a variety of interest-bearing investments including obligations from states and political subdivisions, government sponsored agencies and certificates of deposit. Such certificates of deposits are generally in excess of insured limits. The Company has not experienced any

1895 BANCORP OF WISCONSIN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

(In thousands)

NOTE 13 — Concentration of Credit Risk – (continued)

historical losses on its investments of cash and cash equivalents. Practically all of the Company’s loans and commitments have been granted to customers in the Company’s market area. Although the Company has a diversified loan portfolio, the ability of their debtors to honor their contracts is dependent on the economic conditions of the counties surrounding the Company. The concentration of credit by type of loan is set forth in Note 4.

NOTE 14 — Employee Stock Ownership Plan

The Company established a tax qualified Employee Stock Ownership Plan (“ESOP”) for the benefit of its employees in conjunction with the Reorganization, effective January 1, 2019. Eligible employees become 20% vested in their accounts after 1 year of service, 40% vested after 2 years of service, 60% vested after 3 years of service, 80% vested after 4 years of service, and 100% vested after 5 or more years of service, or earlier, upon death, disability or attainment of normal retirement age.

The ESOP purchased 175,528 shares of the Company’s common stock, which was funded by a loan from the Company. Unreleased ESOP shares collateralize the loan payable, and the cost of the shares is recorded as contra-equity account in the stockholders’ equity of the Company. Shares are to be released as debt payments are made by the ESOP to the loan. The ESOP’s sources of repayment of the loan can included dividends, if any, on the unallocated stock held by the ESOP, and discretionary contributions from the Company to the ESOP and earnings thereon.

Compensation expense for the ESOP is recorded at an amount equal to the shares allocated by the ESOP multiplied by the average fair market value of the shares during the period. The Company recognizes compensation expense ratably over the year based upon the Company’s estimate of the number of shares expected to be allocated by the ESOP. Unearned compensation applicable to the ESOP is reflected as a reduction of stockholders’ equity in the consolidated balance sheet. The difference between the average fair market value and the cost of the shares allocated by the ESOP is recorded as an adjustment to stockholders’ equity. The Company recognized $67 and $71 in compensation expense for the years ended December 31, 2020 and December 31, 2019, respectively.

The following table provides the allocated and unallocated shares of common stock associated with the ESOP as of December 31, 2020 and 2019.

	2020	2019
Beginning ESOP shares	168,507	175,528
Shares committed to be released	(7,021)	(7,021)

Total unallocated shares	161,486	168,507

Fair value of unallocated shares (based on $9.96 and $10.78 share price as of December 31, 2020 and 2019, respectively)	$1,608	$1,817

1895 BANCORP OF WISCONSIN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

(In thousands)

NOTE 15 — Related-Party Transactions

A summary of loans to directors, executive officers, and their affiliates follows:

	Years ended December 31,
	2020	2019
Beginning balance	$1,172	$1,289
New loans	512	378
Repayments	(650)	(495)

Ending balance	$1,034	$1,172

Deposits from directors, executive officers, and their affiliates totaled $940 and $1.7 million at December 31, 2020 and 2019, respectively.

The Company utilizes the services of law firms in which certain of the Company’s directors are partners. Fees paid to the firms were $30 and $43 during the years ended December 31, 2020 and 2019, respectively.

NOTE 16 — Fair Value

ASC Topic 820, Fair Value Measurements and Disclosures defines fair values, establishes a framework for measuring fair value and expands disclosures about fair value measurements. This accounting standard applies to reported balances that are required or permitted to be measured at fair value under existing accounting pronouncements. The standard also emphasizes that fair value (i.e., the price that would be received in an orderly transaction that is not a forced liquidation or distressed sale at the measurement date), among other things, is based on exit price versus entry price, should include assumptions about risk such as nonperformance risk in liability fair values, and is a market-based measurement, not an entity-specific measurement. When considering the assumptions that market participants would use in pricing an asset or liability, this accounting standard establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).

The fair value hierarchy prioritizes inputs used to measure fair value into three broad levels.

Level 1 inputs – In general, fair values determined by Level 1 inputs use quoted market prices in active markets for identical assets or liabilities that we have the ability to access.

Level 2 inputs – Fair values determined by Level 2 inputs use inputs other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets where there are few transactions and inputs other than quoted prices that are observable for the asset or liability, such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3 inputs – Level 3 inputs are unobservable inputs for the asset or liability and include situations where there is little, if any, market activity for the asset or liability.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement

1895 BANCORP OF WISCONSIN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

(In thousands)

NOTE 16 — Fair Value – (continued)

falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

Some assets and liabilities, such as securities available for sale, are measured at fair value on a recurring basis under accounting principles generally accepted in the United States. Other assets and liabilities, such as impaired loans, may be measured at fair value on a nonrecurring basis.

Following is a description of the Company’s valuation methodology and significant inputs used for each asset and liability measured at fair value on a recurring or nonrecurring basis, as well as the classification of the asset or liability within the fair value hierarchy.

Securities – Marketable equity securities and securities available-for-sale may be classified as Level 1 or Level 2 measurements within the fair value hierarchy. Level 1 securities include equity securities traded on a national exchange. The fair value measurements of Level 1 securities are based on the quoted market price of those securities. Level 2 securities include U.S. government and agency securities, obligations of states and political subdivisions, corporate debt securities and mortgage-related securities. The fair value measurements of Level 2 securities are obtained from independent pricing services and are based on recent sales of similar securities and other observable market data.

Impaired loans – Loans are not measured at fair value on a recurring basis. However, loans determined to be impaired may be measured at fair value on a nonrecurring basis. The fair value measurements of collateral-dependent impaired loans are based on the fair values of the underlying collateral. Independent appraisals are obtained to determine the fair values of underlying collateral, and generally utilize one or more valuation methodologies, typically includes comparable sales and income approaches. Management routinely evaluates the fair value measurements of independent appraisers and adjusts those valuations based on differences noted between actual selling prices of collateral and the most recently appraised value. Such adjustments are usually significant, which results in a Level 3 classification. All other impaired loan measurements are based on the present value of expected future cash flows discounted at the applicable effective interest rate and are not considered fair value measurements.

Rate lock commitments—Rate lock commitments on mortgage loans that are intended to be sold are considered to be derivatives. Accordingly, such commitments, along with any related fees received from potential borrowers, are recorded at fair value in other assets or liabilities, with changes in fair value recorded in the net gain or loss on sale of mortgage loans. Fair value is based on fees currently charged to enter into similar agreements and for fixed-rate commitments also considers the difference between current levels of interest rates and the committed rates. While there are Level 2 and 3 inputs used in the valuation models, the Company has determined that one or more of the inputs significant in the valuation of both of the mortgage banking derivatives fall within Level 3 of the fair value hierarchy. The change in fair value is recorded through an adjustment to the statement of operations, within mortgage banking income.

Mortgage servicing rights – The Company utilizes an independent valuation from a third party which uses a discounted cash flow model to estimate the fair value of mortgage servicing rights. The model utilizes prepayment assumptions to project cash flows related to the mortgage servicing rights based upon the current interest rate environment, which is then discounted to estimate an expected fair value of the mortgage servicing rights. The model considers characteristics specific to the underlying mortgage portfolio, such as: contractually

1895 BANCORP OF WISCONSIN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

(In thousands)

NOTE 16 — Fair Value – (continued)

specified servicing fees, prepayment assumptions, delinquency rates, late charges and costs to service. Given the significance of the unobservable inputs utilized in the estimation process, mortgage servicing rights are classified as Level 3 within the fair value hierarchy. The Company records the mortgage servicing rights at the lower of amortized cost or fair value.

Assets measured at fair value on a recurring basis are summarized below, along with the level of the fair value hierarchy of the inputs utilized to determine such fair value:

	Recurring Fair Value Measurements Using
December 31, 2020	Level 1	Level 2	Level 3	Total
Marketable equity securities	$2,992	$—	$—	$2,992
Available for sale securities:
Obligations of states and political subdivisions	—	11,803	—	11,803
Government-sponsored mortgage-backed securities	—	38,039	—	38,039
Asset-backed securities	—	7,281	—	7,281
Certificates of deposit		1,580	—	1,580

Total	$2,992	$58,703	$—	$61,695

	Recurring Fair Value Measurements Using
December 31, 2019	Level 1	Level 2	Level 3	Total
Marketable equity securities	$2,553	$—	$—	$2,553
Available for sale securities:
Obligations of states and political subdivisions	—	9,826	—	9,826
Government-sponsored mortgage-backed securities	—	57,034	—	57,034
Corporate collateralized mortgage obligations	—	289	—	289
Asset-backed securities	—	2,465	—	2,465
Certificates of deposit	—	1,761	—	1,761

Total	$2,553	$71,375	$—	$73,928

Impaired loans are measured at fair value on a non-recurring basis. There were no loans that were considered impaired with a specific valuation allowance as of December 31, 2020. Loans with a carrying amount of $67 were considered impaired and were written down to their estimated fair value of $0 as of December 31, 2019. As a result, the Company recognized a specific valuation allowance against these impaired loans totaling $67 as of December 31, 2019.

Mortgage servicing rights are measured at fair value on a non-recurring basis. At December 31, 2020, mortgage servicing rights with a carrying value of $2.2 million were considered impaired and written down to their estimated fair value of $1.8 million. As a result, the Company recognized a specific valuation allowance against mortgage servicing rights of $369. There was no impairment on mortgage servicing rights as of December 31, 2019.

1895 BANCORP OF WISCONSIN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

(In thousands)

NOTE 16 — Fair Value – (continued)

For Level 3 assets measured at fair value on a nonrecurring basis, the significant unobservable inputs used in the fair value measurements were as follows:

	Fair Value at December 31, 2020			Significant Unobservable Input Value
		Valuation Technique	Significant Unobservable Input(s)	Minimum Value	Maximum Value
Impaired loans	$—	Market and/or income approach	Management discount to appraised values	10.0%	20.0%
Rate lock commitments	354	Pricing model	Pull through rate	75.0%	100.0%
Mortgage servicing rights	1,806	Pricing models	Prepayment rate	18.0%	46.2%
			Discount rate	10.0%	13.5%
			Cost to service	$84.00	$85.00

The Company estimates fair value of all financial instruments regardless of whether such instruments are measured at fair value. The following methods and assumptions were used by the Company to estimate fair value of financial instruments not previously discussed.

Cash and cash equivalents — Fair value approximates the carrying value.

Loans held for sale — Fair value is based on commitments on hand from investors or prevailing market prices.

Loans — Fair value of variable rate loans that reprice frequently is based on carrying values. Fair value of other loans is estimated by discounting future cash flows using current rates at which similar loans would be made to borrowers with similar credit ratings. Fair value of impaired and other non-performing loans is estimated using discounted expected future cash flows or the fair value of the underlying collateral, if applicable.

FHLB stock — Fair value is the redeemable (carrying) value based on the redemption provisions of the Federal Home Loan Bank.

Accrued interest receivable and payable — Fair value approximates the carrying value.

Cash value of life insurance — Fair value is based on reported values of the assets.

Deposits and advance payments by borrowers for taxes and insurance — Fair value of deposits with no stated maturity, such as demand deposits, savings, and money market accounts, including advance payments by borrowers for taxes and insurance, by definition, is the amount payable on demand on the reporting date. Fair value of fixed rate time deposits is estimated using discounted cash flows applying interest rates currently being offered on similar time deposits.

FHLB Advances — Fair value of fixed rate, fixed term borrowings is estimated by discounting future cash flows using the current rates at which similar borrowings would be made. Fair value of borrowings with variable rates or maturing within 90 days approximates the carrying value of those borrowings.

1895 BANCORP OF WISCONSIN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

(In thousands)

NOTE 16 — Fair Value – (continued)

The carrying value and estimated fair value of financial instruments follow:

	December 31, 2020
	Carrying Value	Level 1	Level 2	Level 3
Financial assets:
Cash and cash equivalents	$92,526	$92,526	$—	$—
Available for sale securities	58,703	—	58,703	—
Loans held for sale	2,484	—	2,484	—
Loans	329,073	—	—	332,882
Rate lock commitments	354	—	—	354
Accrued interest receivable	912	912	—	—
Cash value of life insurance	13,485	—	—	13,485
FHLB stock	3,032	—	—	3,032
Marketable securities	2,992	2,992	—	—
Financial liabilities:
Deposits	379,848	292,219	—	87,884
Advance payments by borrowers for taxes and insurance	2,737	2,737	—	—
FHLB advances	63,398	—	—	70,561
Accrued interest payable	183	183	—	—

	December 31, 2019
	Carrying Value	Level 1	Level 2	Level 3
Financial assets:
Cash and cash equivalents	$11,707	$11,707	$—	$—
Available for sale securities	71,375	—	71,375	—
Loans held for sale	685	—	685	—
Loans	310,674	—	—	310,993
Accrued interest receivable	963	963	—	—
Cash value of life insurance	13,085	—	—	13,085
FHLB stock	913	—	—	913
Marketable securities	2,553	2,553	—	—
Financial liabilities:
Deposits	344,596	202,180	—	142,708
Advance payments by borrowers for taxes and insurance	1,681	1,681	—	—
FHLB advances	17,623	—	—	17,976
Accrued interest payable	385	385	—	—

Limitations — The fair value of a financial instrument is the current amount that would be exchanged between market participants, other than in a forced liquidation. Fair value is best determined based on quoted market prices. However, in many instances, there are no quoted market prices for the Company’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may

1895 BANCORP OF WISCONSIN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

(In thousands)

NOTE 16 — Fair Value – (continued)

not be realized in an immediate settlement of the instrument. Consequently, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Company.

Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company’s entire holdings of a particular instrument. Because no market exists for a significant portion of the Company’s financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters that could affect the estimates. Fair value estimates are based on existing on- and off-balance-sheet financial instruments without attempting to estimate the value of anticipated future business. Deposits with no stated maturities are defined as having a fair value equivalent to the amount payable on demand. This prohibits adjusting fair value derived from retaining those deposits for an expected future period of time. This component, commonly referred to as a deposit base intangible, is neither considered in the above amounts, nor is it recorded as an intangible asset on the balance sheets. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

NOTE 17 — Equity and Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of Common Equity Tier 1, Tier 1, and Total capital to risk-weighted assets and of Tier 1 capital to average assets. It is management’s opinion, as of December 31, 2020, that the Bank met all applicable capital adequacy requirements.

As of December 31, 2020, the Bank is categorized as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum regulatory capital ratios as set forth in the table. There are no conditions or events since December 31, 2020 that management believes have changed the category.

1895 BANCORP OF WISCONSIN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

(In thousands)

NOTE 17 — Equity and Regulatory Matters – (continued)

The Bank’s actual capital amounts and ratios are presented in the following tables:

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2020
PyraMax Bank
Leverage (Tier 1)	$49,534	9.8%	$20,195	4.0%	$25,243	5.0%

Risk-based:
Common Tier 1	49,534	15.1%	14,725	4.5%	21,269	6.5%
Tier 1	49,534	15.1%	19,633	6.0%	26,177	8.0%
Total	52,237	16.0%	26,177	8.0%	32,722	10.0%

December 31, 2019
PyraMax Bank
Leverage (Tier 1)	$46,316	10.7%	$17,392	4.0%	$21,740	5.0%

Risk-based:
Common Tier 1	46,316	13.5%	15,391	4.5%	22,232	6.5%
Tier 1	46,316	13.5%	20,522	6.0%	27,362	8.0%
Total	48,316	14.1%	27,362	8.0%	34,203	10.0%

NOTE 18 — Deferred Compensation

The Company has obligations to certain retired and active employees and directors under deferred compensation plans. A liability is recorded for the value of the deferred compensation obligations amounting to $3.2 million and $2.6 million at December 31, 2020 and 2019, respectively. The Company holds marketable equity securities consisting of mutual fund investments and common stock deferred under the plans, which are held in a Rabbi Trust. The Company may sell these securities on a periodic basis in order to pay retirement benefits to plan retirees. There are no gain or losses realized from the sales of marketable equity securities. Benefits paid total $56 and $111 for the years ended December 31, 2020 and 2019, respectively.

The Company has entered into various salary continuation agreements with key officers. The agreements provide for the payment of specified amounts upon each employee’s retirement or death. The liability outstanding under the agreements was $299 and $362 at December 31, 2020 and 2019, respectively. The amount charged to operations was $31 and $37 for the years ended December 31, 2020 and 2019, respectively.

The Company is the beneficiary of insurance policies on the lives of certain key employees. These policies had a cash value of $13.5 million and $13.1 at December 31, 2020 and 2019, respectively, an increase in value of $400. During the year ended December 31, 2020, the Company received no proceeds from life insurance, and recorded no gain on life insurance benefit received. During the year ended December 31, 2019, the Company received proceeds from life insurance of $872, and recorded a gain on life insurance benefit received in the amount of $158.

1895 BANCORP OF WISCONSIN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

(In thousands)

NOTE 19 — Earnings Per Share (EPS)

Basic earnings per share is computed by dividing net income by the weighted average number of common shares outstanding, adjusted for weighted average unallocated ESOP shares, during the applicable period. Diluted earnings per share is computed using the weighted average number of shares determined for the basic earnings per common share computation plus the dilutive effect of stock compensation using the treasury stock method. Antidilutive options are disregarded in earnings per share calculations.

Earnings per common share for the year ended December 31 is presented in the following table.

	Years ended December 31,
	2020	2019
	(dollars in thousands, except per share amounts)
Net income	$1,317	$449

Weighted average shares outstanding for basic EPS
Weighted average shares outstanding	4,807,158	4,876,677
Less: Weighted average unallocated ESOP shares	164,987	172,895

Weighted average shares outstanding for basic EPS	4,642,171	4,703,782
Additional dilutive shares	43,037	—

Weighted average shares outstanding for dilutive EPS	4,685,208	4,703,782

Basic income per share	$0.28	$0.10

Diluted income per share	$0.28	$0.10

NOTE 20 — Stock Based Compensation

Stock-Based Compensation Plan

On March 27, 2020, the Company’s stockholders approved the 1895 Bancorp of Wisconsin, Inc. 2020 Equity Incentive Plan (the “2020 Equity Incentive Plan”). A total of 238,467 stock options and 95,387 restricted shares were approved for award. The stock options granted to employees and non-employee directors under this plan vest in five installments with the first installment vesting on the first anniversary of the date of grant. The exercise price for all stock options granted is equal to the quoted NASDAQ market close price on the date that the awards were granted and expire ten years after the grant date, if not exercised. The restricted stock awards granted to employees and non-employee directors under this plan vest in five installments with the first installment vesting on the first anniversary of the date of grant.

Accounting for Stock-Based Compensation Plan

The fair value of stock options granted is estimated on the grant date using a Black-Scholes pricing model. The fair value of restricted shares is equal to the quoted NASDAQ market closing price on the date of grant. The fair value of stock grants is recognized as compensation expense on a straight-line basis over the vesting period of the grants. Compensation expense is included in salaries and employee benefits in the consolidated statements of income.

1895 BANCORP OF WISCONSIN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

(In thousands)

NOTE 20 — Stock Based Compensation – (continued)

Assumptions are used in estimating the fair value of stock options granted. The weighted average expected life of the stock options represent the period of time that the options are expected to be outstanding and is based on the historical results from the previous awards. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant. The expected volatility is based on the actual volatility of 1895 Bancorp of Wisconsin, Inc. stock for the weighted average life time period prior to issuance date. The following assumptions were used in estimating the fair value of options granted in the year ended December 31, 2020:

2020
Dividend yield	0.00%
Risk-free interest rate	0.45%
Expected volatility	24.00%
Weighted average expected life	6.5
Weighted average per share value of options	$1.98

Based on the assumptions above, the estimated weighted average grant-date fair value of options granted was $431 during the year ended December 31, 2020.

A summary of the Company’s stock option activity for the period ended December 31, 2020 is presented below.

Stock Options	Shares	Weighted Average Exercise Price	Weighted Average Remaining in Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding December 31, 2019	—	$—	—	—
Granted	218,115	7.89	9.30	451,154
Exercised	—	—	—	—
Forfeited	—	—	—	—

Outstanding December 31, 2020	218,115	7.89	9.30	451,154

Options exercisable at December 31, 2020	—	$—	—	—

The Company amortizes the expense related to stock options as compensation expense over the vesting period. The Company recognized $61 in stock option expense during the twelve month period ended December 31, 2020.

At December 31, 2020, the Company had $370 in estimated unrecognized compensation costs related to outstanding stock options that is expected to be recognized over a weighted average period of 4.3 years.

Restricted Stock	Shares	Weighted Average Grant Date Fair Value
Nonvested at December 31, 2019	—	$—
Granted	84,949	7.87
Vested	—	—
Forfeited	—	—

Nonvested at December 31, 2020	84,949	$7.87

1895 BANCORP OF WISCONSIN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

(In thousands)

NOTE 20 — Stock Based Compensation – (continued)

The Company amortizes the expense related to restricted stock awards as compensation expense over the vesting period. The Company recognized $95 in restricted stock expense during the twelve month period ended December 31, 2020. At December 31, 2020, the Company had $574 of unrecognized compensation expense related to restricted stock shares that is expected to be recognized over a weighted average period of 4.3 years.

NOTE 21 — Subsequent Event

On March 2, 2021, the Boards of Directors of 1895 Bancorp of Wisconsin, MHC, 1895 Bancorp of Wisconsin, Inc. and the PyraMax Bank, FSB adopted a Plan of Conversion and Reorganization (the “Plan”). Pursuant to the Plan, 1895 Bancorp of Wisconsin, MHC will convert from the mutual holding company form of organization to the fully public form. 1895 Bancorp of Wisconsin, MHC will be merged into 1895 Bancorp of Wisconsin, Inc., and 1895 Bancorp of Wisconsin, MHC will no longer exist. 1895 Bancorp of Wisconsin, Inc. will then merge into a new Maryland corporation, also named 1895 Bancorp of Wisconsin, Inc. As part of the conversion, 1895 Bancorp of Wisconsin, MHC’s ownership interest in 1895 Bancorp of Wisconsin, Inc. will be offered for sale in a public offering. The existing publicly held shares of 1895 Bancorp of Wisconsin, Inc., which represent the remaining ownership interest in 1895 Bancorp of Wisconsin, Inc., will be exchanged for new shares of common stock of the new Maryland corporation.

The Plan provides for the establishment, upon the completion of the conversion, of special “liquidation accounts” for the benefit of certain depositors of the Bank in an amount equal to 1895 Bancorp of Wisconsin, MHC’s ownership interest in the equity of 1895 Bancorp of Wisconsin, Inc. as of the date of the latest balance sheet contained in the prospectus plus the value of the net assets of 1895 Bancorp of Wisconsin, MHC as of the date of the latest statement of financial condition of 1895 Bancorp of Wisconsin, MHC prior to the consummation of the conversion (excluding its ownership of 1895 Bancorp of Wisconsin, Inc.). The liquidation accounts will be reduced annually to the extent that eligible account holders have reduced their qualifying deposits. Direct costs of the conversion and public offering will be deferred and reduce the proceeds from the shares sold in the public offering.

The current Coronavirus pandemic has continued to have an economic impact on the United States and the international community. While the Company has not experienced a material adverse impact as of the date of these financial statements, the future impact, if any, cannot be determined.

Management has reviewed the Company’s operations for potential disclosure or financial statement impacts related to events occurring after December 31, 2020, but prior to the release of these consolidated financial statements. Based on the results of this review, no other subsequent event disclosures or financial statement impacts to these consolidated financial statements are required.

No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by 1895 Bancorp of Wisconsin, Inc. or PyraMax Bank, FSB. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances imply that there has been no change in the affairs of 1895 Bancorp of Wisconsin, Inc. or PyraMax Bank, FSB since any of the dates as of which information is furnished herein or since the date hereof.

Up to 3,542,000 Shares

1895 Bancorp of Wisconsin, Inc.

(Proposed Holding Company for PyraMax Bank, FSB)

COMMON STOCK

par value $0.01 per share

PROSPECTUS

[Prospectus date]

These securities are not deposits or accounts and are not federally insured or guaranteed.

Until                     , 2021, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Dear Fellow Stockholder:

1895 Bancorp of Wisconsin, Inc. (sometimes referred to as “Old 1895 Bancorp”) is soliciting stockholder votes regarding the mutual-to-stock conversion of 1895 Bancorp of Wisconsin, MHC. Pursuant to a Plan of Conversion and Reorganization, our organization will convert from a partially public company to a fully public company by selling a minimum of 2,618,000 shares of common stock of a newly formed company, also named 1895 Bancorp of Wisconsin, Inc. (“New 1895 Bancorp”), which will become the holding company for PyraMax Bank, FSB.

The Proxy Vote

We must receive the approval of our stockholders before we can proceed with the transactions contemplated by the Plan of Conversion and Reorganization. Enclosed is a proxy statement/prospectus describing the proposals being presented at our special meeting of stockholders. Please vote the enclosed proxy card today. Our Board of Directors urges you to vote “FOR” approval of the Plan of Conversion and Reorganization and “FOR” approval of the other matters to be presented at the special meeting.

The Exchange

Upon the completion of the conversion, your shares of 1895 Bancorp of Wisconsin, Inc. common stock will be exchanged for shares of New 1895 Bancorp common stock. The number of new shares that you receive will be based on an exchange ratio that is described in the proxy statement/prospectus. Shortly after the completion of the conversion, our exchange agent will send a transmittal form to each stockholder of 1895 Bancorp of Wisconsin, Inc. who holds stock certificates. The transmittal form will explain the procedure to follow to exchange your shares. Do not deliver your certificate(s) before you receive the transmittal form. Shares of 1895 Bancorp of Wisconsin, Inc. that are held in “street name” (e.g., in a brokerage account) and shares that are held in “book entry form” (i.e., electronically with the transfer agent) will be converted automatically at the completion of the conversion—no action or documentation will be required of you.

The Stock Offering

We are offering for sale shares of common stock of New 1895 Bancorp at a price of $10.00 per share. The shares are first being offered in a subscription offering to eligible depositors of PyraMax Bank, FSB. 1895 Bancorp of Wisconsin, Inc.’s public stockholders do not have priority rights to purchase shares in the subscription offering unless they are also eligible depositors of PyraMax Bank, FSB. However, if we do not sell sufficient shares in the subscription offering to complete the offering, shares would be available for sale in a community offering to 1895 Bancorp of Wisconsin, Inc.’s public stockholders and others not eligible to subscribe for shares in the subscription offering. If you are interested in subscribing for shares of our common stock, contact our Stock Information Center at [stock center number] to receive a stock order form and a prospectus. The stock offering period is expected to expire on [expiration date].

If you have any questions, please refer to the Questions & Answers section in this document.

Thank you for your support as a stockholder of 1895 Bancorp of Wisconsin, Inc.

Sincerely,

Richard Hurd

Chief Executive Officer

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, nor any state securities regulator has approved or disapproved of these securities or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

PROSPECTUS OF 1895 BANCORP OF WISCONSIN, INC. (A MARYLAND CORPORATION)

AND

PROXY STATEMENT OF 1895 BANCORP OF WISCONSIN, INC. (A FEDERAL

CORPORATION)

1895 Bancorp of Wisconsin, Inc., which we refer to as “Old 1895 Bancorp” in this document, is converting from the mutual holding company structure to a fully public stock holding company structure. Currently, PyraMax Bank, FSB is a wholly owned subsidiary of Old 1895 Bancorp, a federal corporation, and 1895 Bancorp of Wisconsin, MHC owns 55.3% of Old 1895 Bancorp’s common stock. The remaining 44.7% of Old 1895 Bancorp’s common stock is owned by public stockholders. As a result of the conversion, a newly formed Maryland corporation also named 1895 Bancorp of Wisconsin, Inc., which we refer to in this document as “New 1895 Bancorp,” will replace Old 1895 Bancorp as the holding company of PyraMax Bank, FSB. Each share of Old 1895 Bancorp common stock owned by the public will be exchanged for between 0.9729 and 1.3163 shares of common stock of New 1895 Bancorp, so that immediately after the conversion Old 1895 Bancorp’s public stockholders will own the same percentage of New 1895 Bancorp common stock as they owned of Old 1895 Bancorp’s common stock immediately before the conversion, excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares, and reflecting certain assets held by 1895 Bancorp of Wisconsin, MHC. The actual number of shares that you will receive will depend on the percentage of Old 1895 Bancorp common stock held by the public at the completion of the conversion, certain assets held by 1895 Bancorp of Wisconsin, MHC, the final independent appraisal of New 1895 Bancorp and the number of shares of New 1895 Bancorp common stock sold in the offering described in the following paragraph. It will not depend on the market price of Old 1895 Bancorp common stock. See “Proposal 1—Approval of the Plan of Conversion and Reorganization—Share Exchange Ratio for Current Stockholders” for a discussion of the exchange ratio. Based on the $___________ per share closing price of Old 1895 Bancorp common stock as of the last trading day before the date of this proxy statement/prospectus, unless at least ______________ shares of New 1895 Bancorp common stock are sold in the offering (which is between the ___________ and the ___________ of the offering range), the initial value of the New 1895 Bancorp common stock you receive in the share exchange would be less than the market value of the Old 1895 Bancorp common stock you currently own. See “Risk Factors—Risks Related to the Offering and the Exchange—The market value of New 1895 Bancorp common stock received in the share exchange may be less than the market value of Old 1895 Bancorp common stock exchanged.”

Concurrently with the exchange offer, we are offering for sale up to 3,542,000 shares of common stock of New 1895 Bancorp, representing the ownership interest of 1895 Bancorp of Wisconsin, MHC in Old 1895 Bancorp as well as certain assets held by 1895 Bancorp of Wisconsin, MHC. We are offering the shares of common stock to eligible depositors of PyraMax Bank, FSB, to PyraMax Bank, FSB’s tax qualified benefit plans and, if necessary, to the public, including Old 1895 Bancorp stockholders, at a price of $10.00 per share. The conversion of 1895 Bancorp of Wisconsin, MHC and the offering and exchange of common stock by New 1895 Bancorp are referred to herein as the “conversion and offering.” Once the conversion and offering are completed, PyraMax Bank, FSB will be a wholly owned subsidiary of New 1895 Bancorp, and 100% of the common stock of New 1895 Bancorp will be owned by public stockholders. As a result of the conversion and offering, Old 1895 Bancorp and 1895 Bancorp of Wisconsin, MHC will cease to exist.

Old 1895 Bancorp’s common stock is currently traded on the Nasdaq Capital Market under the trading symbol “BCOW,” and we expect the shares of New 1895 Bancorp common stock will trade on the Nasdaq Capital Market under the symbol “BCOW.”

The conversion and offering cannot be completed unless the stockholders of Old 1895 Bancorp approve the Plan of Conversion and Reorganization of 1895 Bancorp of Wisconsin, MHC, which may be referred to herein as the “plan of conversion.” Old 1895 Bancorp is holding a special meeting of stockholders at [meeting location] on [meeting date], at [meeting time], Central time, to consider and vote upon the plan of conversion.

In order to approve the plan of conversion, we must obtain the affirmative vote of (i) two-thirds of the total number of votes entitled to be cast at the special meeting by Old 1895 Bancorp stockholders, including votes representing shares held by 1895 Bancorp of Wisconsin, MHC, and (ii) a majority of the total number of votes entitled to be cast at the special meeting by Old 1895 Bancorp stockholders other than 1895 Bancorp of Wisconsin, MHC. Old 1895 Bancorp’s board of directors unanimously recommends that stockholders vote “FOR” approval of the plan of conversion.

This document serves as the proxy statement for the special meeting of stockholders of Old 1895 Bancorp and the prospectus for the shares of New 1895 Bancorp common stock to be issued in exchange for shares of Old 1895 Bancorp common stock. We urge you to read this entire document carefully. You can also obtain information about us from documents that we have filed with the Securities and Exchange Commission and the Board of Governors of the Federal Reserve System. This document does not serve as the prospectus relating to the offering by New 1895 Bancorp of its shares of common stock in the offering, which is being made pursuant to a separate prospectus. Stockholders of Old 1895 Bancorp are not required to participate in the stock offering.

This proxy statement/prospectus contains information that you should consider in evaluating the plan of conversion. In particular, you should carefully read the section captioned “Risk Factors” beginning on page 10 for a discussion of certain risk factors relating to the conversion and offering.

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency nor any state securities regulator has approved or disapproved of these securities or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

For answers to your questions, read this proxy statement/prospectus, including the Questions and Answers section, beginning on page 1. Questions about voting on the plan of conversion may be directed to [proxy solicitor], Monday through Friday from 9:00 a.m. to 5:00 p.m., Eastern time. Banks and brokers can call [broker number], and all others can call [stockholder number] (toll-free).

The date of this proxy statement/prospectus is [document date], and it is first being mailed to stockholders of Old 1895 Bancorp on or about __________, 2021.

1895 BANCORP OF WISCONSIN, INC.

7001 West Edgerton Avenue

Greenfield, Wisconsin 53220

(414) 421-8200

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

On [meeting date] at [meeting time], Central time, 1895 Bancorp of Wisconsin, Inc. will hold a special meeting of stockholders at [meeting location].

At the meeting, stockholders will consider and act on the following:

1.

The approval of a plan of conversion and reorganization, whereby 1895 Bancorp of Wisconsin, MHC and Old 1895 Bancorp will convert and reorganize from the mutual holding company structure to the stock holding company structure, as more fully described in the attached proxy statement/prospectus;

2.

The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the plan of conversion;

Stockholders will also act on the following three informational proposals:

3.	Approval of a provision in New 1895 Bancorp’s articles of incorporation requiring a super-majority vote of stockholders to approve certain amendments to New 1895 Bancorp’s articles of incorporation;

4.	Approval of a provision in New 1895 Bancorp’s articles of incorporation requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to New 1895 Bancorp’s bylaws;

5.	Approval of a provision in New 1895 Bancorp’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of New 1895 Bancorp’s outstanding voting stock; and

Such other business that may properly come before the meeting.

NOTE: The board of directors is not aware of any other business to come before the meeting.

The provisions of New 1895 Bancorp’s articles of incorporation that are summarized as informational proposals 3 through 5 were approved as part of the process in which our board of directors approved the plan of conversion and reorganization (the “plan of conversion”). These proposals are informational in nature only because the Board of Governors of the Federal Reserve System’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals.

The board of directors has fixed the close of business on [record date], as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof.

Upon written request addressed to the Corporate Secretary of 1895 Bancorp of Wisconsin, Inc. at the above address, stockholders may obtain an additional copy of this proxy statement/prospectus and/or a copy of the plan of conversion. In order to assure timely receipt of these materials, 1895 Bancorp of Wisconsin, Inc. must receive the written request by [request date].

Complete, sign and date the enclosed proxy card, which is solicited by the board of directors, and mail it in the enclosed envelope today. Alternatively, you may vote by mobile or Internet as described on the proxy card. Your proxy will not be used if you attend the meeting and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

Monica Baker
Corporate Secretary

Greenfield, Wisconsin

[document date]

QUESTIONS AND ANSWERS

FOR STOCKHOLDERS OF 1895 BANCORP OF WISCONSIN, INC.

REGARDING THE PLAN OF CONVERSION AND REORGANIZATION

You should read this document for more information about the conversion. We have filed an application with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) with respect to the conversion and offering and with respect to New 1895 Bancorp becoming the holding company for PyraMax Bank, FSB. We have also filed an application with the Office of the Comptroller of the Currency with respect to amendments to PyraMax Bank, FSB’s Charter. The approvals of the Federal Reserve Board and the Office of the Comptroller of the Currency are required before we can consummate the conversion and offering. Any approval by the Federal Reserve Board or the Office of the Comptroller of the Currency does not constitute a recommendation or endorsement of the plan of conversion. Consummation of the conversion is also subject to approval of the plan of conversion by Old 1895 Bancorp’s stockholders, and to the satisfaction of certain other conditions.

Q.	WHAT ARE STOCKHOLDERS BEING ASKED TO APPROVE?

A.

Old 1895 Bancorp stockholders as of the close of business on [record date] are being asked to vote on the plan of conversion pursuant to which 1895 Bancorp of Wisconsin, MHC will convert from the mutual to the stock form of organization. As part of the conversion, a newly formed Maryland corporation, New 1895 Bancorp, is offering its common stock to eligible depositors of PyraMax Bank, FSB, to PyraMax Bank, FSB’s tax qualified benefit plans and to the public. The shares offered represent 1895 Bancorp of Wisconsin, MHC’s current ownership interest in Old 1895 Bancorp, adjusted for certain assets held by 1895 Bancorp of Wisconsin, MHC. Your vote is very important. Without sufficient votes “FOR” approval of the plan of conversion, we cannot implement the plan of conversion and complete the stock offering.

In addition, Old 1895 Bancorp stockholders are being asked to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the plan of conversion.

Stockholders also are asked to vote on the following informational proposals with respect to the articles of incorporation of New 1895 Bancorp:

•	Approval of a provision requiring a super-majority vote to approve certain amendments to New 1895 Bancorp’s articles of incorporation;

•	Approval of a provision requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to New 1895 Bancorp’s bylaws; and

•	Approval of a provision to limit the voting rights of shares beneficially owned in excess of 10% of New 1895 Bancorp’s outstanding voting stock.

The provisions of New 1895 Bancorp’s articles of incorporation that are included as informational proposals were approved as part of the process in which our board of directors approved the plan of conversion. These proposals are informational in nature only, because the Federal Reserve Board’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of New 1895 Bancorp’s articles of incorporation that are summarized above as informational proposals may have the effect of deterring, or rendering more difficult, attempts by third parties to obtain control of New 1895 Bancorp if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

1

Q.	WHAT ARE THE REASONS FOR THE CONVERSION AND RELATED OFFERING?

A.	The primary reasons for the conversion and offering are to:

•	enhance our regulatory capital position to support growth;

•	transition our organization to a stock holding company structure, which gives us greater flexibility to access the capital markets compared to our existing mutual holding company structure;

•	improve the liquidity of our shares of common stock;

•	facilitate our stock holding company’s ability to pay dividends to our public stockholders; and

•	facilitate future mergers and acquisitions.

As a fully converted stock holding company, we will have greater flexibility in structuring mergers and acquisitions, including the form of consideration that we can use to pay for an acquisition. Our current mutual holding company structure limits our ability to offer shares of our common stock as consideration in a merger or acquisition since 1895 Bancorp of Wisconsin, MHC is required to own a majority of Old 1895 Bancorp’s outstanding shares of common stock. Potential sellers often want stock for at least part of the purchase price. Our new stock holding company structure will enable us to offer stock or cash consideration, or a combination of stock and cash, and therefore will enhance our ability to compete with other bidders when acquisition opportunities arise. We currently have no arrangements or understandings regarding any specific acquisition. See “Proposal 1—Approval of the Plan of Conversion and Reorganization—Reasons for the Conversion” for a more complete discussion of our reasons for conducting the conversion and offering.

Q.	WHAT WILL STOCKHOLDERS RECEIVE FOR THEIR EXISTING OLD 1895 BANCORP SHARES?

A.

As more fully described in “Proposal 1—Approval of the Plan of Conversion and Reorganization—Share Exchange Ratio for Current Stockholders,” depending on the number of shares sold in the offering, each share of common stock that you own at the time of the completion of the conversion will be exchanged for between 0.9729 shares at the minimum and 1.3163 shares at the maximum of the offering range of New 1895 Bancorp common stock (cash will be paid in lieu of any fractional shares). For example, if you own 100 shares of Old 1895 Bancorp common stock, and the exchange ratio is 1.3163 (at the maximum of the offering range), after the conversion you will receive 131 shares of New 1895 Bancorp common stock and $6.30 in cash, the value of the fractional share based on the $10.00 per share purchase price of stock in the offering.

If you own shares of Old 1895 Bancorp common stock in a brokerage account in “street name” or electronically with our transfer agent in “book entry” form, your shares will be automatically exchanged within your account, and you do not need to take any action to exchange your shares of common stock or receive cash in lieu of fractional shares. If you own shares in the form of Old 1895 Bancorp stock certificates, after the completion of the conversion and offering, our exchange agent will mail to you a transmittal form with instructions to surrender your stock certificates. A statement reflecting your ownership of shares of common stock of New 1895 Bancorp and a check representing cash in lieu of fractional shares will be mailed to you within five business days after the exchange agent receives a properly executed transmittal form and your existing Old 1895 Bancorp stock certificate(s). All shares of New 1895 Bancorp common stock will be issued in book-entry form, meaning that New 1895 Bancorp will not issue stock certificates. Do not submit your stock certificate(s) until you receive a transmittal form.

2

Q.	WHY WILL THE SHARES THAT I RECEIVE BE BASED ON A PRICE OF $10.00 PER SHARE RATHER THAN THE TRADING PRICE OF THE COMMON STOCK BEFORE COMPLETION OF THE CONVERSION?

A.

The shares will be based on a price of $10.00 per share because that is the price at which New 1895 Bancorp will sell shares in its offering. The amount of common stock New 1895 Bancorp will issue at $10.00 per share in the offering and the exchange is based on an independent appraisal of the estimated market value of New 1895 Bancorp by Faust Financial, LLC. Faust Financial, LLC, an appraisal firm experienced in the appraisal of financial institutions, has estimated that, as of February 8, 2021, this market value was $55.6 million. Based on Federal Reserve Board regulations, the market value forms the midpoint of a range with a minimum of $47.3 million and a maximum of $64.0 million. Based on this valuation and the valuation range, the number of shares of common stock of New 1895 Bancorp that existing public stockholders of Old 1895 Bancorp will receive in exchange for their shares of Old 1895 Bancorp common stock is expected to range from 2,110,944 to 2,855,982, with a midpoint of 2,483,463 (a value of approximately $21.1 million to $28.6 million, with a midpoint of $24.8 million, based on a price of $10.00 per share). The number of shares received by the existing public stockholders of Old 1895 Bancorp is intended to maintain their existing ownership in our organization (excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares, and as adjusted to reflect certain assets held by 1895 Bancorp of Wisconsin, MHC). The independent appraisal is based in part on Old 1895 Bancorp’s financial condition and results of operations, the pro forma impact of the additional capital raised by the sale of shares of common stock in the offering, and an analysis of a comparable group of ten publicly traded savings banks and savings and loan holding companies that Faust Financial, LLC considered comparable to Old 1895 Bancorp.

Q.	DOES THE EXCHANGE RATIO DEPEND ON THE TRADING PRICE OF OLD 1895 BANCORP COMMON STOCK?

A.

No. The exchange ratio will not be based on the market price of Old 1895 Bancorp common stock. Instead, the exchange ratio will be based on the appraised value of New 1895 Bancorp. The purpose of the exchange ratio is to maintain the ownership percentage of public stockholders of Old 1895 Bancorp (excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares, and as adjusted to reflect certain assets held by 1895 Bancorp of Wisconsin, MHC). Therefore, changes in the price of Old 1895 Bancorp common stock between now and the completion of the conversion and offering will not affect the calculation of the exchange ratio.

Q.	SHOULD I SUBMIT MY STOCK CERTIFICATE(S) NOW?

A.

No. If you hold stock certificate(s), instructions for exchanging the certificates will be sent to you by our exchange agent after the completion of the conversion and offering. If your shares are held in “street name” (e.g., in a brokerage account) or electronically with our transfer agent in “book entry” form, in either case rather than in certificate form, the share exchange will be reflected automatically in your account upon completion of the conversion.

Q.	HOW DO I VOTE?

A.

Mark, sign and date each proxy card enclosed, and return the card(s) to us in the enclosed proxy reply envelope. Alternatively, you may vote by Internet or mobile by following the instructions on the proxy card. For information on submitting your proxy, please refer to instructions on the enclosed proxy card. YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE TODAY.

3

Q.	IF MY SHARES ARE HELD IN STREET NAME, WILL MY BROKER, BANK OR OTHER NOMINEE AUTOMATICALLY VOTE ON THE PLAN ON MY BEHALF?

A.

No. Your broker, bank or other nominee will not be able to vote your shares without instructions from you. You should instruct your broker, bank or other nominee to vote your shares, using the directions that they provide to you.

Q.	WHY SHOULD I VOTE? WHAT HAPPENS IF I DON’T VOTE?

A.

Your vote is very important. We believe the conversion and offering are in the best interests of our stockholders. Not voting all the proxy card(s) you receive will have the same effect as voting “against” the approval of the plan of conversion. Without sufficient favorable votes “FOR” approval of the plan of conversion, we cannot complete the conversion and offering.

Q.	WHAT IF I DO NOT GIVE VOTING INSTRUCTIONS TO MY BROKER, BANK OR OTHER NOMINEE?

A.	Your vote is important. If you do not instruct your broker, bank or other nominee to vote your shares, the unvoted proxy will have the same effect as a vote “against” the plan of conversion.

Q.	MAY I PLACE AN ORDER TO PURCHASE SHARES IN THE COMMUNITY OFFERING, IN ADDITION TO THE SHARES THAT I WILL RECEIVE IN THE EXCHANGE?

A.

Yes. If you would like to receive a prospectus and stock order form, you must call our Stock Information Center at [stock center number], Monday through Friday between 9:00 a.m. and 3:00 p.m., Central time. The Stock Information Center is closed on bank holidays.

Eligible depositors of PyraMax Bank, FSB and PyraMax Bank, FSB’s tax-qualified employee benefit plans (including the employee stock ownership plan and 401(k) plan) have priority subscription rights allowing them to purchase common stock in a subscription offering. Shares not purchased in the subscription offering may be available for sale to the public in a community offering, as described in this document. If orders for New 1895 Bancorp common stock in a community offering exceed the number of shares available for sale, shares will be allocated (to the extent shares remain available) as follows: first, to cover orders of natural persons (including trusts of natural persons) residing in the Wisconsin Counties of Milwaukee, Waukesha and Ozaukee; and thereafter, to cover orders of the general public.

Stockholders of Old 1895 Bancorp are subject to an ownership limitation. Shares of common stock purchased in the offering by a stockholder and his or her associates or individuals acting in concert with the stockholder, plus any shares a stockholder and these individuals receive in the exchange for existing shares of Old 1895 Bancorp common stock, may not exceed 9.9% of the total shares of common stock of New 1895 Bancorp to be issued and outstanding after the completion of the conversion.

Properly completed and signed stock order forms, with full payment, must be received (not postmarked) no later than 1:00 p.m., Central time, on [expiration date].

Q.	WILL THE CONVERSION HAVE ANY EFFECT ON DEPOSIT AND LOAN ACCOUNTS AT PYRAMAX BANK, FSB?

A.

No. The account number, amount, interest rate and withdrawal rights of deposit accounts will remain unchanged. Deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the legal limit. Loans and rights of borrowers will not be affected. Depositors will no longer have voting rights in 1895 Bancorp of Wisconsin, MHC as to matters currently requiring such vote. 1895 Bancorp of Wisconsin, MHC will cease to exist after the conversion and offering. Only stockholders of New 1895 Bancorp will have voting rights after the conversion and offering.

4

OTHER QUESTIONS?

For answers to other questions, please read this proxy statement/prospectus. Questions about voting on the plan of conversion may be directed to [proxy solicitor], Monday through Friday from 9:00 a.m. to 5:00 p.m., Eastern time. Banks and brokers can call [broker number], and all others can call [stockholder number] (toll-free). Questions about the stock offering may be directed to our Stock Information Center at [stock center number], Monday through Friday between 9:00 a.m. and 3:00 p.m., Central time. The Stock Information Center is closed on bank holidays.

5

SUMMARY

This summary highlights material information from this proxy statement/prospectus and may not contain all the information that is important to you. To understand the conversion and other proposals fully, you should read this entire document carefully, including the sections entitled “Risk Factors,” “Proposal 1 — Approval of The Plan of Conversion and Reorganization,” “Proposal 2 — Adjournment of the Special Meeting,” “Proposals 3 through 5 — Informational Proposals Relating to the Articles of Incorporation of New 1895 Bancorp” and the consolidated financial statements and the notes to the consolidated financial statements.

The Special Meeting

Date, Time and Place. Old 1895 Bancorp will hold its special meeting of stockholders at [meeting location] on [meeting date], at [meeting time], Central time.

The Proposals. Stockholders will be voting on the following proposals at the special meeting:

1.

The approval of a plan of conversion and reorganization whereby: (a) 1895 Bancorp of Wisconsin, MHC and Old 1895 Bancorp will convert and reorganize from the mutual holding company structure to the stock holding company structure; (b) New 1895 Bancorp, a Maryland corporation, will become the new stock holding company of PyraMax Bank, FSB; (c) the outstanding shares of Old 1895 Bancorp, other than those held by 1895 Bancorp of Wisconsin, MHC, will be converted into shares of common stock of New 1895 Bancorp; and (d) New 1895 Bancorp will offer shares of its common stock for sale in a subscription offering, a community offering and, if necessary, a syndicated offering;

2.

The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the plan of conversion;

Stockholders will also vote on the following informational proposals:

3.	Approval of a provision in New 1895 Bancorp’s articles of incorporation requiring a super-majority vote of stockholders to approve certain amendments to New 1895 Bancorp’s articles of incorporation;

4.	Approval of a provision in New 1895 Bancorp’s articles of incorporation requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to New 1895 Bancorp’s bylaws;

5.	Approval of a provision in New 1895 Bancorp’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of New 1895 Bancorp’s outstanding voting stock; and

Such other business that may properly come before the meeting.

Vote Required for Approval of Proposals by the Stockholders of Old 1895 Bancorp

Proposal 1: Approval of the Plan of Conversion. To approve the plan of conversion, we must obtain the affirmative vote of (i) two-thirds of the total number of votes entitled to be cast at the special meeting by Old 1895 Bancorp stockholders, including votes representing shares held by 1895 Bancorp of Wisconsin, MHC, and (ii) a majority of the total number of votes entitled to be cast at the special meeting by Old 1895 Bancorp stockholders other than 1895 Bancorp of Wisconsin, MHC.

Proposal 1 must also be approved by the members of 1895 Bancorp of Wisconsin, MHC (i.e., depositors of PyraMax Bank, FSB) at a special meeting called for that purpose. Depositors will receive separate proxy materials from 1895 Bancorp of Wisconsin, MHC regarding the conversion.

6

Proposal 2: Approval of the adjournment of the special meeting. We must obtain the affirmative vote of at least a majority of the votes cast by Old 1895 Bancorp stockholders at the special meeting to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the proposal to approve the plan of conversion.

Informational Proposals 3 through 5. The provisions of New 1895 Bancorp’s articles of incorporation that are summarized as informational proposals were approved as part of the process in which the board of directors of Old 1895 Bancorp approved the plan of conversion. These proposals are informational in nature only, because the Federal Reserve Board’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of New 1895 Bancorp’s articles of incorporation that are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of New 1895 Bancorp, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Other Matters. We must obtain the affirmative vote of the majority of the votes cast by holders of outstanding shares of common stock of Old 1895 Bancorp. At this time, we know of no other matters that may be presented at the special meeting.

Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must advise the corporate secretary of Old 1895 Bancorp in writing before your common stock has been voted at the special meeting, deliver a signed, later-dated proxy or attend the special meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.

Vote by 1895 Bancorp of Wisconsin, MHC

Management anticipates that 1895 Bancorp of Wisconsin, MHC, our majority stockholder, will vote all of its shares of common stock in favor of all the matters set forth above. If 1895 Bancorp of Wisconsin, MHC votes all of its shares in favor of each proposal, the approval of the adjournment of the special meeting, if necessary, and the informational proposals would be assured.

As of [record date], the directors and executive officers of Old 1895 Bancorp beneficially owned ____________ shares (excluding exercisable options), or approximately __________% of the outstanding shares of Old 1895 Bancorp common stock, and 1895 Bancorp of Wisconsin, MHC owned 2,682,172 shares, or approximately 55.3% of the outstanding shares of Old 1895 Bancorp common stock.

Vote Recommendations

Your board of directors unanimously recommends that you vote “FOR” approval of the plan of conversion, “FOR” approval of the adjournment of the special meeting, if necessary, and “FOR” approval of the Informational Proposals 3 through 5.

Our Business

[same as prospectus]

7

Plan of Conversion and Reorganization

The boards of directors of Old 1895 Bancorp, 1895 Bancorp of Wisconsin, MHC, PyraMax Bank, FSB and New 1895 Bancorp have adopted a plan of conversion pursuant to which PyraMax Bank, FSB will reorganize from a mutual holding company structure to a stock holding company structure. Public stockholders of Old 1895 Bancorp will receive shares in New 1895 Bancorp in exchange for their shares of Old 1895 Bancorp common stock based on an exchange ratio. See “—The Exchange of Existing Shares of Old 1895 Bancorp Common Stock.” This conversion to a stock holding company structure also includes the offering by New 1895 Bancorp of shares of its common stock to eligible depositors of PyraMax Bank, FSB and to the public, including Old 1895 Bancorp stockholders, in a subscription offering and, if necessary, in a community offering and/or in a separate offering through a syndicate of broker-dealers, referred to in this proxy statement/prospectus as the syndicated offering. Following the conversion and offering, 1895 Bancorp of Wisconsin, MHC and Old 1895 Bancorp will no longer exist, and New 1895 Bancorp will be the parent company of PyraMax Bank, FSB.

The conversion and offering cannot be completed unless the stockholders of Old 1895 Bancorp approve the plan of conversion. Old 1895 Bancorp’s stockholders will vote on the plan of conversion at Old 1895 Bancorp’s special meeting. This document is the proxy statement used by Old 1895 Bancorp’s board of directors to solicit proxies for the special meeting. It is also the prospectus of New 1895 Bancorp regarding the shares of New 1895 Bancorp common stock to be issued to Old 1895 Bancorp’s stockholders in the share exchange. This document does not serve as the prospectus relating to the offering by New 1895 Bancorp of its shares of common stock in the subscription offering and any community offering or syndicated community offering, which will be made pursuant to a separate prospectus.

Our Organizational Structure

[same as prospectus]

Business Strategy

[same as prospectus]

Reasons for the Conversion

[same as prospectus]

See “Proposal 1 — Approval of the Plan of Conversion and Reorganization” for a more complete discussion of our reasons for conducting the conversion and offering.

Conditions to Completion of the Conversion

[same as prospectus]

The Exchange of Existing Shares of Old 1895 Bancorp Common Stock

[same as prospectus]

How We Determined the Offering Range, the Exchange Ratio and the $10.00 Per Share Stock Price

[same as prospectus]

For a more complete discussion of the amount of common stock we are offering for sale and the independent appraisal, see “Proposal 1 — Approval of the Plan of Conversion and Reorganization—Stock Pricing and Number of Shares to be Issued.”

How We Intend to Use the Proceeds From the Offering

[same as prospectus]

8

Our Dividend Policy

[same as prospectus]

Purchases and Ownership by Officers and Directors

[same as prospectus]

Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion

[same as prospectus]

Market for Common Stock

[same as prospectus]

Tax Consequences

[same as prospectus]

Changes in Stockholders’ Rights for Existing Stockholders of Old 1895 Bancorp

As a result of the conversion, existing stockholders of Old 1895 Bancorp will become stockholders of New 1895 Bancorp. Some rights of stockholders of New 1895 Bancorp will be reduced compared to the rights stockholders currently have in Old 1895 Bancorp. The reduction in stockholder rights results from differences between the federal and Maryland chartering documents and bylaws, and from distinctions between federal and Maryland law. Many of the differences in stockholder rights under the articles of incorporation and bylaws of New 1895 Bancorp are not mandated by Maryland law but have been chosen by management as being in the best interests of New 1895 Bancorp and all of its stockholders. The differences in stockholder rights in the articles of incorporation and bylaws of New 1895 Bancorp include the following provisions chosen by the board: (i) greater lead time required for stockholders to submit proposals for new business or to nominate directors; (ii) approval by at least 80% of the outstanding shares required to amend the bylaws and certain provisions of the articles of incorporation; (iii) a limit on voting rights of shares beneficially owned in excess of 10% of New 1895 Bancorp’s outstanding voting stock; (iv) director qualifications; and (v) a greater percentage of outstanding shares that is required for stockholders to call a special meeting. See “Comparison of Stockholders’ Rights For Existing Stockholders of Old 1895 Bancorp” for a discussion of these differences.

Dissenters’ Rights

Stockholders of Old 1895 Bancorp do not have dissenters’ rights in connection with the conversion and offering.

Important Risks in Owning New 1895 Bancorp’s Common Stock

Before you vote on the conversion, you should read the “Risk Factors” section beginning on page 10 of this proxy statement/prospectus.

9

RISK FACTORS

You should consider carefully the following risk factors when deciding how to vote on the conversion.

[business risks are same as prospectus]

Risks Related to the Offering and the Exchange

The market value of New 1895 Bancorp common stock received in the share exchange may be less than the market value of Old 1895 Bancorp common stock exchanged.

The number of shares of New 1895 Bancorp common stock you receive will be based on an exchange ratio that will be determined as of the date of completion of the conversion and offering. The exchange ratio will be based on the percentage of Old 1895 Bancorp common stock held by the public before the completion of the conversion and offering, the final independent appraisal of New 1895 Bancorp common stock prepared by Faust Financial, LLC and the number of shares of common stock sold in the offering. The exchange ratio will ensure that public stockholders of Old 1895 Bancorp common stock will own the same percentage of New 1895 Bancorp common stock after the conversion and offering as they owned of Old 1895 Bancorp common stock immediately before completion of the conversion and offering (excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares, and adjusted to reflect certain assets held by 1895 Bancorp of Wisconsin, MHC). The exchange ratio will not depend on the market price of Old 1895 Bancorp common stock.

The exchange ratio ranges from 0.9729 shares at the minimum and 1.3163 shares at the maximum of the offering range of New 1895 Bancorp common stock per share of Old 1895 Bancorp common stock. Shares of New 1895 Bancorp common stock issued in the share exchange will have an initial value of $10.00 per share. Depending on the exchange ratio and the market value of Old 1895 Bancorp common stock at the time of the exchange, the initial market value of the New 1895 Bancorp common stock that you receive in the share exchange could be less than the market value of the Old 1895 Bancorp common stock that you currently own. Based on the most recent closing price of Old 1895 Bancorp common stock before the date of this proxy statement/prospectus, which was $__________, unless at least ______________ shares of New 1895 Bancorp common stock are sold in the offering (which is between the __________ and the ____________ of the offering range), the initial value of the New 1895 Bancorp common stock you receive in the share exchange would be less than the market value of the Old 1895 Bancorp common stock you currently own.

There may be a decrease in stockholders’ rights for existing stockholders of Old 1895 Bancorp.

As a result of the conversion, existing stockholders of Old 1895 Bancorp will become stockholders of New 1895 Bancorp. Some rights of stockholders of New 1895 Bancorp will be reduced compared to the rights stockholders currently have in Old 1895 Bancorp. The reduction in stockholder rights results from distinctions between the federal and Maryland chartering documents and bylaws, and from differences between federal and Maryland law. Many of the differences in stockholder rights under the articles of incorporation and bylaws of New 1895 Bancorp are not mandated by Maryland law but have been chosen by management as being in the best interests of New 1895 Bancorp and all of its stockholders. The differences in stockholder rights in the articles of incorporation and bylaws of New 1895 Bancorp include the following provisions: (i) greater lead time required for stockholders to submit proposals for new business or to nominate directors; (ii) approval by at least 80% of the outstanding shares is required to amend the bylaws and certain provisions of the articles of incorporation; (iii) a limit on voting rights of shares beneficially owned in excess of 10% of New 1895 Bancorp’s outstanding voting stock; (iv) director qualifications; and (v) a greater percentage of outstanding shares that is required for stockholders to call a special meeting. See “Comparison of Stockholders’ Rights For Existing Stockholders of Old 1895 Bancorp” for a discussion of these differences.

[remaining risk factors are same as prospectus]

10

INFORMATION ABOUT THE SPECIAL MEETING

General

This proxy statement/prospectus is being furnished to you in connection with the solicitation by the board of directors of Old 1895 Bancorp of proxies to be voted at the special meeting of stockholders to be held at [meeting location] on [meeting date], at [meeting time], Central time, and any adjournment or postponement thereof.

The primary purpose of the special meeting is to consider and vote upon the Plan of Conversion and Reorganization of 1895 Bancorp of Wisconsin, MHC (the “plan of conversion”).

In addition, stockholders will vote on a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the plan of conversion. Stockholders also will vote on informational proposals with respect to the articles of incorporation of New 1895 Bancorp.

Voting for or against approval of the plan of conversion includes a vote for or against the conversion of 1895 Bancorp of Wisconsin, MHC to a stock holding company as contemplated by the plan of conversion. Voting in favor of the plan of conversion will not obligate you to purchase any shares of common stock in the offering and will not affect the balance, interest rate or federal deposit insurance of any deposits at PyraMax Bank, FSB.

Who Can Vote at the Meeting

You are entitled to vote your Old 1895 Bancorp common stock if our records show that you held your shares as of the close of business on [record date]. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker or nominee how to vote.

As of the close of business on [record date], there were 4,851,901shares of Old 1895 Bancorp common stock outstanding. Each share of common stock has one vote.

Attending the Meeting

If you are a stockholder as of the close of business on [record date], you may attend the meeting. However, if you hold your shares in street name (i.e. through a bank or broker), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Old 1895 Bancorp common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Quorum; Vote Required

The special meeting will be held only if there is a quorum. A quorum exists if a majority of the outstanding shares of common stock entitled to vote, represented in person or by proxy, is present at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Proposal 1: Approval of the Plan of Conversion and Reorganization. To approve the plan of conversion, we must obtain the affirmative vote of (i) two-thirds of the votes entitled to be cast at the special meeting, including votes representing shares held by 1895 Bancorp of Wisconsin, MHC, and (ii) a majority of the votes entitled to be cast at the special meeting, other than shares held by 1895 Bancorp of Wisconsin, MHC.

11

Proposal 2: Approval of the adjournment of the special meeting. We must obtain the affirmative vote of at least a majority of the votes cast by Old 1895 Bancorp stockholders entitled to vote at the special meeting to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the proposal to approve the plan of conversion.

Informational Proposals 3 through 5: Approval of certain provisions in New 1895 Bancorp’s articles of incorporation. The provisions of New 1895 Bancorp’s articles of incorporation that are summarized as informational proposals were approved as part of the process in which the board of directors of Old 1895 Bancorp approved the plan of conversion. These proposals are informational in nature only, because the Federal Reserve Board’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of New 1895 Bancorp’s articles of incorporation that are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of New 1895 Bancorp, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Other Matters. We must obtain the affirmative vote of the majority of the votes cast by holders of outstanding shares of common stock of Old 1895 Bancorp. At this time, we know of no other matters that may be presented at the special meeting.

Shares Held by 1895 Bancorp of Wisconsin, MHC and Our Officers and Directors

As of [record date], 1895 Bancorp of Wisconsin, MHC beneficially owned 2,682,172 shares of Old 1895 Bancorp common stock, or approximately 55.3% of our outstanding shares. We expect that 1895 Bancorp of Wisconsin, MHC will vote all of its shares in favor of each the proposals presented.

As of [record date], our officers and directors beneficially owned ___________ shares of Old 1895 Bancorp common stock (excluding exercisable options), or approximately _____________% of our outstanding shares and ___________% of the outstanding shares held by stockholders other than 1895 Bancorp of Wisconsin, MHC.

Voting by Proxy

Our board of directors is sending you this proxy statement/prospectus to request that you allow your shares of Old 1895 Bancorp common stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of Old 1895 Bancorp common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by our board of directors. Our board of directors recommends that you vote “FOR” approval of the plan of conversion, “FOR” approval of the adjournment of the special meeting, if necessary, and “FOR” approval of each of Informational Proposals 3 through 5.

If any matters not described in this proxy statement/prospectus are properly presented at the special meeting, the board of directors will use their judgment to determine how to vote your shares. We do not know of any other matters to be presented at the special meeting.

If your Old 1895 Bancorp common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via mobile device or the Internet. Refer to the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement/prospectus.

12

Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must advise the corporate secretary of Old 1895 Bancorp in writing before your common stock has been voted at the special meeting, deliver a signed, later-dated proxy or attend the special meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.

Solicitation of Proxies

This proxy statement/prospectus and the accompanying proxy card are being furnished to you in connection with the solicitation of proxies for the special meeting by the board of directors. Old 1895 Bancorp will pay the costs of soliciting proxies from its stockholders. To the extent necessary to permit approval of the plan of conversion and the other proposals being considered, [proxy solicitor], our proxy solicitor, and directors, officers or employees of Old 1895 Bancorp and PyraMax Bank, FSB may solicit proxies by mail, telephone and other forms of communication. We will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection with such solicitation. For its services as information agent and stockholder proxy solicitor, we will pay [proxy solicitor] $_____________ plus out-of-pocket expenses and charges for telephone calls made and received in connection with the solicitation.

We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Participants in the Employee Stock Ownership Plan and 401(k) Plan

If you participate in PyraMax Bank, FSB Employee Stock Ownership Plan or if you hold Old 1895 Bancorp common stock through the PyraMax Bank, FSB 401(k) Savings Plan (the “401(k) Plan”), you will receive a vote authorization form that reflects all shares you may direct the trustees to vote on your behalf under the plans. Under the terms of the Employee Stock Ownership Plan, the Employee Stock Ownership Plan trustee votes all shares held by the Employee Stock Ownership Plan, but each Employee Stock Ownership Plan participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The Employee Stock Ownership Plan trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Old 1895 Bancorp common stock held by the Employee Stock Ownership Plan and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. The deadline for returning your vote authorization form to the plan’s trustee is ___________________, 2021.

If you are a participant in the 401(k) Plan who has a portion of your account balance in the 1895 Bancorp of Wisconsin, Inc. Stock Fund, you will receive a vote authorization form that allows you to direct the 401(k) Plan trustee to vote the Old 1895 Bancorp shares attributable to your account. If a participant does not direct the 401(k) Plan trustee as to how to vote his or her shares in the 401(k) Plan, the 401(k) Plan trustee will be instructed by PyraMax Bank, FSB to vote such interest in the same proportion as it has received voting instructions from other 401(k) Plan participants, subject to the trustee’s fiduciary duties. The deadline for returning your vote authorization form is __________, 2021.

The board of directors unanimously recommends that you sign, date and mark the enclosed proxy “FOR” approval of each of the above described proposals, including the adoption of the plan of conversion, and return it in the enclosed envelope today. Voting the proxy card will not prevent you from voting in person at the special meeting. For information on submitting your proxy, refer to the instructions on the enclosed proxy card.

Your prompt vote is very important. Failure to vote will have the same effect as voting against the plan of conversion.

13

PROPOSAL 1 — APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION

The boards of directors of Old 1895 Bancorp and 1895 Bancorp of Wisconsin, MHC have approved the Plan of Conversion and Reorganization of 1895 Bancorp of Wisconsin, MHC, referred to herein as the “plan of conversion.” The plan of conversion must also be approved by the members of 1895 Bancorp of Wisconsin, MHC and the stockholders of Old 1895 Bancorp, and is subject to the satisfaction of certain other conditions. Special meetings of members and stockholders have been called for this purpose. The approval of the Federal Reserve Board is required before we can consummate the conversion and stock offering. We have also filed an application with the Office of the Comptroller of the Currency with respect to the amendments to PyraMax Bank, FSB’s Charter, and the approval of the Office of the Comptroller of the Currency is required before we can consummate the conversion and issue shares of common stock. Any approval by the Federal Reserve Board or the Office of the Comptroller of the Currency does not constitute a recommendation or endorsement of the plan of reorganization.

General

[same as prospectus]

The board of directors unanimously recommends that you vote “FOR” approval of the Plan of Conversion and Reorganization of 1895 Bancorp of Wisconsin, MHC

[Remaining sections same as prospectus under “The Conversion and Offering,” with the following added:]

Exchange of Existing Stockholders’ Stock Certificates

The conversion of existing outstanding shares of Old 1895 Bancorp common stock into the right to receive shares of New 1895 Bancorp common stock will occur automatically at the completion of the conversion. As soon as practicable after the completion of the conversion, our exchange agent will send a transmittal form to each public stockholder of Old 1895 Bancorp who holds physical stock certificates. The transmittal form will contain instructions on how to surrender certificates evidencing Old 1895 Bancorp common stock in exchange for shares of New 1895 Bancorp common stock in book entry form, to be held electronically on the books of our transfer agent. New 1895 Bancorp will not issue stock certificates. We expect that a statement reflecting your ownership of shares of common stock of New 1895 Bancorp common stock will be distributed within five business days after the exchange agent receives properly executed transmittal forms, Old 1895 Bancorp stock certificates and other required documents. Shares held by public stockholders in street name (such as in a brokerage account) or electronically with our transfer agent in “book entry” form will be exchanged automatically upon the completion of the conversion; no transmittal forms will be mailed relating to these shares.

No fractional shares of New 1895 Bancorp common stock will be issued to any public stockholder of Old 1895 Bancorp when the conversion is completed. For each fractional share that would otherwise be issued to a stockholder who holds a stock certificate, we will pay by check an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $10.00 offering purchase price per share. Payment for fractional shares will be made as soon as practicable after the receipt by the exchange agent of the transmittal forms and the surrendered Old 1895 Bancorp stock certificates. If your shares of common stock are held in street name, you will automatically receive cash in lieu of fractional shares in your account.

Do not forward your stock certificates until you have received transmittal forms, which will include forwarding instructions. After the conversion, stockholders will not receive shares of New 1895 Bancorp common stock and will not be paid dividends on the shares of New 1895 Bancorp common stock until existing certificates representing shares of Old 1895 Bancorp common stock are surrendered for exchange in compliance with the terms of the transmittal form. When stockholders surrender their certificates, any unpaid dividends will be paid without interest. For all other purposes, however, each certificate that represents shares of Old 1895 Bancorp common stock outstanding at the effective date of the conversion will be considered to evidence ownership of shares of New 1895 Bancorp common stock into which those shares have been converted by virtue of the conversion.

14

If a certificate for Old 1895 Bancorp common stock has been lost, stolen or destroyed, our exchange agent will issue a new stock certificate upon receipt of appropriate evidence as to the loss, theft or destruction of the certificate, appropriate evidence as to the ownership of the certificate by the claimant, and appropriate and customary indemnification, which is normally effected by the purchase of a bond from a surety company at the stockholder’s expense.

All shares of New 1895 Bancorp common stock that we issue in exchange for existing shares of Old 1895 Bancorp common stock will be considered to have been issued in full satisfaction of all rights pertaining to such shares of common stock, subject, however, to our obligation to pay any dividends or make any other distributions with a record date before the effective date of the conversion that may have been declared by us on or before the effective date, and which remain unpaid at the effective date.

Restrictions on Transfer of Subscription Rights and Shares

Applicable banking regulations prohibit any person with subscription rights, including the Eligible Account Holders, Supplemental Eligible Account Holders, and Other Members, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account. When registering your stock purchase on the stock order form, you cannot add the name(s) of others for joint stock registration unless they are also named on the qualifying deposit or loan account, and you cannot delete names of others except in the case of certain orders placed through an IRA, Keogh, 401(k) or similar plan, and except in the event of the death of a named eligible depositor. Taking either of these actions may jeopardize your subscription rights. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise before completion of the offering.

We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Stock Information Center

Our banking office personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the conversion or offering, please call our Stock Information Center. The telephone number is [stock center number]. The Stock Information Center is open Monday through Friday between 9:00 a.m. and 3:00 p.m., Central time. The Stock Information Center will be closed on bank holidays.

Liquidation Rights

[same as prospectus]

Material Income Tax Consequences

[same as prospectus]

Certain Restrictions on Purchase or Transfer of Our Shares after Conversion

[same as prospectus]

15

PROPOSAL 2 — ADJOURNMENT OF THE SPECIAL MEETING

If there are not sufficient votes to constitute a quorum or to approve the plan of conversion at the time of the special meeting, the proposals may not be approved unless the special meeting is adjourned to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received by Old 1895 Bancorp at the time of the special meeting to be voted for an adjournment, if necessary, Old 1895 Bancorp has submitted the question of adjournment to its stockholders as a separate matter for their consideration. The board of directors of Old 1895 Bancorp recommends that stockholders vote “FOR” approval of the adjournment proposal. If it is necessary to adjourn the special meeting, no notice of the adjourned special meeting is required to be given to stockholders (unless the adjournment is for more than 30 days or if a new record date is fixed), other than an announcement at the special meeting of the hour, date and place to which the special meeting is adjourned.

The board of directors unanimously recommends that you vote “FOR” approval of the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the plan of conversion.

PROPOSALS 3 THROUGH 5 — INFORMATIONAL PROPOSALS RELATING TO THE ARTICLES OF

INCORPORATION OF NEW 1895 BANCORP

By their approval of the plan of conversion as set forth in Proposal 1, the board of directors of Old 1895 Bancorp has approved each of the informational proposals numbered 3 through 5, each of which relate to provisions included in the articles of incorporation of New 1895 Bancorp Each of these informational proposals is discussed in more detail below.

As a result of the conversion, the public stockholders of Old 1895 Bancorp, whose rights are presently governed by the charter and bylaws of Old 1895 Bancorp, will become stockholders of New 1895 Bancorp, whose rights will be governed by the articles of incorporation and bylaws of New 1895 Bancorp. The following informational proposals address the material differences between the governing documents of the two companies. This discussion is qualified in its entirety by reference to the charter and bylaws of Old 1895 Bancorp and the articles of incorporation and bylaws of New 1895 Bancorp. See “Where You Can Find Additional Information” for procedures for obtaining a copy of those documents.

The provisions of New 1895 Bancorp’s articles of incorporation that are summarized as informational proposals 3 through 5 were approved as part of the process in which the board of directors of Old 1895 Bancorp approved the plan of conversion. These proposals are informational in nature only, because the Federal Reserve Board’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. Old 1895 Bancorp’s stockholders are not being asked to approve these informational proposals at the special meeting. While we are asking you to vote with respect to each of the informational proposals set forth below, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of New 1895 Bancorp’s articles of incorporation and bylaws that are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of New 1895 Bancorp, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Informational Proposal 3—Approval of a Provision in New 1895 Bancorp’s Articles of Incorporation Requiring a Super-Majority Vote to Amend Certain Provisions of the Articles of Incorporation of New 1895 Bancorp. No amendment of the charter of Old 1895 Bancorp may be made unless it is first proposed by the board of directors, then preliminarily approved by the Federal Reserve Board, and thereafter approved by the majority of the total shares eligible to be cast at a legal meeting. The articles of incorporation of New 1895 Bancorp generally may be amended by the affirmative vote of at least two-thirds of the outstanding shares of common stock, or by the holders of a majority of the shares entitled to vote if at least two-thirds of the members of the whole board of directors approves such amendment; provided, however, that any amendment of Section C, D, E or F of Article 5 (Preferred Stock, Restrictions on Voting Rights of the Corporation’s Equity Securities, Majority Vote and Quorum),

16

Article 7 (Directors), Article 8 (Bylaws), Article 9 (Evaluation of Certain Offers), Article 10 (Indemnification, etc. of Directors and Officers), Article 11 (Limitation of Liability), Article 12 (Selection of Forum) and Article 13 (Amendment of the Articles of Incorporation) must be approved by the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote, except that the board of directors may amend the articles of incorporation without any action by the stockholders to increase or decrease the aggregate number of shares of capital stock.

These limitations on amendments to specified provisions of New 1895 Bancorp’s articles of incorporation are intended to ensure that the referenced provisions are not limited or changed upon a simple majority vote. While this limits the ability of stockholders to amend those provisions, 1895 Bancorp of Wisconsin, MHC, as a 55.3% stockholder, currently can effectively block any stockholder proposed change to the charter.

The requirement of a super-majority stockholder vote to amend specified provisions of New 1895 Bancorp’s articles of incorporation could have the effect of discouraging a tender offer or other takeover attempt where the ability to make fundamental changes through amendments to the articles of incorporation is an important element of the takeover strategy of the potential acquirer. The board of directors believes that the provisions limiting certain amendments to the articles of incorporation will put the board of directors in a stronger position to negotiate with third parties with respect to transactions potentially affecting the corporate structure of New 1895 Bancorp and the fundamental rights of its stockholders, and to preserve the ability of all stockholders to have an effective voice in the outcome of such matters.

The board of directors recommends that you vote “FOR” approval of a provision in New 1895 Bancorp’s articles of incorporation requiring a super-majority vote to approve certain amendments to New 1895 Bancorp’s articles of incorporation.

Informational Proposal 4—Approval of a Provision in New 1895 Bancorp’s Articles of Incorporation Requiring a Super-Majority Vote of Stockholders to Approve Stockholder Proposed Amendments to New 1895 Bancorp’s Bylaws. An amendment to Old 1895 Bancorp’s bylaws proposed by stockholders must be approved by the majority of the total shares cast at a legal meeting, subject to applicable approval by the Federal Reserve Board. The articles of incorporation of New 1895 Bancorp provide that stockholders may only amend the bylaws by the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote.

The requirement of a super-majority stockholder vote to amend the bylaws of New 1895 Bancorp is intended to ensure that the bylaws are not limited or changed upon a simple majority vote of stockholders. While this limits the ability of stockholders to amend the bylaws, 1895 Bancorp of Wisconsin, MHC, as a 55.3% stockholder, currently can effectively block any stockholder proposed change to the bylaws. Also, the board of directors of both Old 1895 Bancorp and New 1895 Bancorp may by a majority vote amend either company’s bylaws, subject to the receipt of any applicable regulatory approval in the case of Old 1895 Bancorp.

This super-majority vote requirement in New 1895 Bancorp’s articles of incorporation could have the effect of discouraging a tender offer or other takeover attempt where the ability to make fundamental changes through amendments to the bylaws is an important element of the takeover strategy of the potential acquirer. The board of directors believes that the provision limiting amendments to the bylaws will put the board of directors in a stronger position to negotiate with third parties with respect to transactions potentially affecting the corporate structure of New 1895 Bancorp and the fundamental rights of its stockholders, and to preserve the ability of all stockholders to have an effective voice in the outcome of such matters.

The board of directors unanimously recommends that you vote “FOR” approval of the provision in New 1895 Bancorp’s articles of incorporation requiring a super-majority vote of stockholders to approve stockholder proposed amendments to New 1895 Bancorp’s bylaws.

Informational Proposal 5—Approval of a Provision in New 1895 Bancorp’s Articles of Incorporation to Limit the Voting Rights of Shares Beneficially Owned in Excess of 10% of New 1895 Bancorp’s Outstanding Voting Stock. The articles of incorporation of New 1895 Bancorp provide that in no event shall any

17

person, who directly or indirectly beneficially owns in excess of 10% of the then-outstanding shares of common stock as of the record date for the determination of stockholders entitled or permitted to vote on any matter, be entitled or permitted to vote in respect of the shares held in excess of the 10% limit. Beneficial ownership is determined pursuant to the federal securities laws and includes, but is not limited to, shares as to which any person and his or her affiliates (i) have the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options and (ii) have or share investment or voting power (but shall not be deemed the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, and that are not otherwise beneficially, or deemed by New 1895 Bancorp to be beneficially, owned by such person and his or her affiliates).

The foregoing restriction does not apply to any employee benefit plans of New 1895 Bancorp or any subsidiary or a trustee of a plan.

The provision in New 1895 Bancorp’s articles of incorporation limiting the voting rights of beneficial owners of more than 10% of New 1895 Bancorp’s outstanding voting stock is intended to limit the ability of any person to acquire a significant number of shares of New 1895 Bancorp common stock and thereby gain sufficient voting control so as to cause New 1895 Bancorp to effect a transaction that may not be in the best interests of New 1895 Bancorp and its stockholders generally. This provision will not prevent a stockholder from seeking to acquire a controlling interest in New 1895 Bancorp, but it will prevent a stockholder from voting more than 10% of the outstanding shares of common stock unless that stockholder has first persuaded the board of directors of the merits of the course of action proposed by the stockholder. The board of directors of New 1895 Bancorp believes that fundamental transactions generally should be first considered and approved by the board of directors as it generally believes that it is in the best position to make an initial assessment of the merits of any such transactions and that its ability to make the initial assessment could be impeded if a single stockholder could acquire a sufficiently large voting interest so as to control a stockholder vote on any given proposal. This provision in New 1895 Bancorp’s articles of incorporation makes an acquisition, merger or other similar corporate transaction less likely to occur, even if such transaction is supported by most stockholders, because it can prevent a holder of shares in excess of the 10% limit from voting the excess shares in favor of the transaction. Thus, it may be deemed to have an anti-takeover effect.

The charter of Old 1895 Bancorp currently contains a comparable provision, which provides that, until 2024, following the fifth anniversary of the initial mutual holding company reorganization of PyraMax Bank, FSB, no person, other than 1895 Bancorp of Wisconsin, MHC, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of equity security of Old 1895 Bancorp held by persons other than 1895 Bancorp of Wisconsin, MHC, and that any shares acquired in excess of this limit will not be entitled to be voted and will not be counted as voting stock in connection with any matters submitted to the stockholders for a vote.

The board of directors recommends that you vote “FOR” the approval of a provision in New 1895 Bancorp’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of New 1895 Bancorp’s outstanding voting stock.

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SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

[same as prospectus]

FORWARD-LOOKING STATEMENTS

[same as prospectus]

HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

[same as prospectus]

OUR DIVIDEND POLICY

[same as prospectus]

MARKET FOR THE COMMON STOCK

[same as prospectus]

HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

[same as prospectus]

CAPITALIZATION

[same as prospectus]

PRO FORMA DATA

[same as prospectus]

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

[same as prospectus]

BUSINESS OF NEW 1895 BANCORP AND OLD 1895 BANCORP

[same as prospectus]

BUSINESS OF PYRAMAX BANK, FSB

[same as prospectus]

SUPERVISION AND REGULATION

[same as prospectus]

TAXATION

[same as prospectus]

19

MANAGEMENT

[same as prospectus]

BENEFICIAL OWNERSHIP OF COMMON STOCK

[same as prospectus]

SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

[same as prospectus]

COMPARISON OF STOCKHOLDERS’ RIGHTS FOR EXISTING

STOCKHOLDERS OF OLD 1895 BANCORP

[same as prospectus]

RESTRICTIONS ON ACQUISITION OF NEW 1895 BANCORP

[same as prospectus]

DESCRIPTION OF CAPITAL STOCK OF NEW 1895 BANCORP

[same as prospectus]

TRANSFER AGENT

[same as prospectus]

EXPERTS

[same as prospectus]

LEGAL MATTERS

[same as prospectus]

WHERE YOU CAN FIND ADDITIONAL INFORMATION

[same as prospectus]

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for our 2022 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting needed to be received at our executive office, located at 7001 West Edgerton Avenue, Greenfield, Wisconsin 53220, no later than December 10, 2021. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

Provisions of Old 1895 Bancorp’s Bylaws. Under Old 1895 Bancorp’s Bylaws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at a meeting of stockholders. These procedures provide, generally, that stockholders desiring to make nominations for directors, or to bring a proper subject of business before the meeting, must do so by a written notice timely received (generally not less than five days in advance of such meeting, subject to certain exceptions) by the Secretary of Old 1895 Bancorp.

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Provisions of New 1895 Bancorp’s Bylaws. New 1895 Bancorp’s Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the board of directors, New 1895 Bancorp’s Secretary must receive written notice not earlier than the 100th day nor later than the 90th day before the anniversary date of the prior year’s annual meeting; provided, however, that in the event the date of the annual meeting is advanced more than 30 days before the anniversary of the preceding year’s annual meeting, then, to be timely, notice by the stockholder must be so received not later than the tenth day following the day on which public announcement of the date of such meeting is first made.

The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on New 1895 Bancorp’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of New 1895 Bancorp which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

The notice with respect to director nominations must include: (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) all information relating to such person that would indicate such person’s qualification to serve on the board of directors of New 1895 Bancorp; (ii) an affidavit that such person would not be disqualified under the director qualification provisions of Article II, Section 12 of New 1895 Bancorp’s Bylaws; (iii) such information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, or any successor rule or regulation; and (iv) a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected; and (b) as to the stockholder giving the notice: (i) the name and address of such stockholder as they appear on New 1895 Bancorp’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series and number of shares of capital stock of New 1895 Bancorp which are owned beneficially or of record by such stockholder and such beneficial owner; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation.

The 2022 annual meeting of stockholders is expected to be held on May 13, 2022. If the conversion is completed, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us no earlier than February 3, 2022 and no later than February 13, 2022. If notice is received before February 3, 2022 or after February 13, 2022, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting. If the conversion is not completed, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us by May 8, 2022. If notice is received after May 8, 2022, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.

21

Nothing in this proxy statement/prospectus shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SPECIAL MEETING

The Notice of Special Meeting of Stockholders, Proxy Statement/Prospectus, and Proxy Card are available at _____________________________________.

OTHER MATTERS

As of the date of this document, the board of directors is not aware of any business to come before the special meeting other than the matters described above in the proxy statement/prospectus. However, if any matters should properly come before the special meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Monica Baker
Corporate Secretary

Greenfield, Wisconsin

[document date]

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PART II:	INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

Estimated
Amount
Registrant’s Legal Fees and Expenses	$450,000
Registrant’s Accounting Fees and Expenses	140,000
Marketing Agent Fees and Expenses (1)	455,000
Records Management Fees and Expenses	25,000
Data Conversion Fees and Expenses	45,000
Appraisal Fees and Expenses	55,000
Printing, Postage, Mailing and EDGAR Fees	160,000
Filing Fees (NASDAQ, FINRA, SEC)	17,000
Transfer Agent Fees and Expenses	20,000
Business Plan Fees and Expenses	60,000
Stock Certificate Fees and Expenses	10,000
Other	10,000

Total	$1,447,000

(1)	Estimated at the adjusted maximum of the offering range, assuming 100% of the shares are sold in the subscription offering.

Item 14.	Indemnification of Directors and Officers

Articles 10 and 11 of the Articles of Incorporation of 1895 Bancorp of Wisconsin, Inc. (the “Corporation”) set forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such. References to the MGCL refer to Maryland General Corporation Law:

ARTICLE 10. Indemnification, etc. of Directors and Officers.

A. Indemnification. The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the MGCL now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B of this Article 10 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. Procedure. If a claim under Section A of this Article 10 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 10 or otherwise shall be on the Corporation.

C. Non-Exclusivity. The rights to indemnification and to the advancement of expenses conferred in this Article 10 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, these Articles, the Corporation’s Bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.

D. Insurance. The Corporation may maintain insurance, at its expense, to insure itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the MGCL.

E. Miscellaneous. The Corporation shall not be liable for any payment under this Article 10 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 10 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

F. Limitations Imposed by Federal Law. Notwithstanding any other provision set forth in this Article 10, in no event shall any payments made by the Corporation pursuant to this Article 10 exceed the amount permissible under applicable federal law, including, without limitation, Section 18(k) of the Federal Deposit Insurance Act and the regulations promulgated thereunder.

Any repeal or modification of this Article 10 shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 10 is in force.

ARTICLE 11. Limitation of Liability. An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (A) to the extent that it is proved that the Person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (B) to the extent that a judgment or other final adjudication adverse to the Person is entered in a proceeding based on a finding in the proceeding that the Person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (C) to the extent otherwise provided by the MGCL. If the MGCL is amended to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the MGCL, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

Item 15.	Recent Sales of Unregistered Securities

Not Applicable.

Item 16.	Exhibits and Financial Statement Schedules

The exhibits and financial statement schedules filed as part of this registration statement are:

(a) List of Exhibits

1.1	Engagement Letter between 1895 Bancorp of Wisconsin, MHC, 1895 Bancorp of Wisconsin, Inc. and PyraMax Bank, FSB and Keefe Bruyette & Woods, Inc., a Stifel Company

1.2	Form of Agency Agreement between PyraMax Bank, FSB, 1895 Bancorp of Wisconsin, MHC, 1895 Bancorp of Wisconsin, Inc. and Keefe Bruyette & Woods, Inc., a Stifel Company*

2	Plan of Conversion and Reorganization of 1895 Bancorp of Wisconsin, MHC

3.1	Articles of Incorporation of 1895 Bancorp of Wisconsin, Inc.

3.2	Bylaws of 1895 Bancorp of Wisconsin, Inc.

4	Form of Common Stock Certificate of 1895 Bancorp of Wisconsin, Inc.

5	Opinion of Luse Gorman, PC regarding legality of securities being registered

8.1	Federal Income Tax Opinion of Luse Gorman, PC

8.2	State Income Tax Opinion of Wipfli LLP

10.1	Employment Agreement between PyraMax Bank, FSB and Richard Hurd

10.2	Employment Agreement, dated as of January 19, 2021, by and between PyraMax Bank, FSB and David Ball

10.3	Employment Agreement between PyraMax Bank, FSB and Monica Baker

10.4	Employment Agreement between PyraMax Bank, FSB and Thomas K. Peterson

10.5	Non-Qualified Deferred Compensation Plan

21	Subsidiaries of 1895 Bancorp of Wisconsin, Inc.

23.1	Consent of Luse Gorman, PC (contained in Opinions included as Exhibits 5 and 8.1)

23.2	Consent of Faust Financial, LLC

23.3	Consent of Wipfli LLP

24	Power of Attorney (set forth on signature page)

99.1	Engagement letter with Faust Financial, LLC to serve as appraiser

99.2	Letter of Faust Financial, LLC with respect to value of Subscription Rights

99.3	Appraisal Report of Faust Financial, LLC

99.4	Marketing Materials*

99.5	Stock Order and Certification Form*

99.6	Letter of Faust Financial, LLC with respect to Liquidation Rights

99.7	Form of 1895 Bancorp of Wisconsin, Inc. Stockholder Proxy Card

*	To be filed by amendment.

(b)	Financial Statement Schedules

No financial statement schedules are filed because the required information is inapplicable or is included in the consolidated financial statements and related notes.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Greenfield, State of Wisconsin on March 11, 2021.

1895 BANCORP OF WISCONSIN, INC.

By:	/s/ Richard B. Hurd
Richard B. Hurd
Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of 1895 Bancorp of Wisconsin, Inc. (the “Corporation”) hereby severally constitute and appoint Richard B. Hurd as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said individual may deem necessary or advisable to enable the Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of the Corporation’s common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said individual shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Richard B. Hurd Richard B. Hurd	Chief Executive Officer and Director (Principal Executive Officer)	March 11, 2021

/s/ David R. Ball David R. Ball	President, Chief Operating Officer and Director	March 11, 2021

/s/ Richard J. Krier Richard J. Krier	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 11, 2021

/s/ Darrell Francis Darrell Francis	Chairman of the Board	March 11, 2021

/s/ Monica Baker Monica Baker	Senior Vice President and Director	March 11, 2021

/s/ Joseph Murphy Joseph Murphy	Director	March 11, 2021

/s/ James Spiegelberg James Spiegelberg	Director	March 11, 2021

/s/ John Talsky John Talsky	Director	March 11, 2021

/s/ Gary Zenobi Gary Zenobi	Director	March 11, 2021